UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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EQM Midstream Partners, LP

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

On February 26, 2020, Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN” or the “Company”), EQM Midstream Partners, LP, a Delaware limited partnership (“EQM” or the “Partnership”), EQGP Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of ETRN and the general partner of EQM (the “General Partner”), EQM LP Corporation, a Delaware corporation and a wholly owned subsidiary of ETRN (“EQM LP”), and LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EQM LP (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), pursuant to which ETRN will acquire all of the outstanding common units representing limited partner interests in EQM (each, an “EQM common unit”) that ETRN and its subsidiaries do not already own. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EQM (the “Merger”), with EQM surviving as a wholly owned subsidiary of ETRN.

The board of directors of ETRN (the “ETRN Board”), by unanimous vote, (i) determined that the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Transactions”), the issuance of shares of ETRN common stock, no par value (“ETRN common stock”), as the Merger Consideration (as defined herein) (the “ETRN common stock issuance”) and the authorization and issuance of shares of a new series of preferred stock, no par value (the “ETRN Preferred Shares”), of ETRN, convertible into shares of ETRN common stock, pursuant to the terms of the Merger Agreement and the Preferred Restructuring Agreement (as defined herein) (the “ETRN preferred issuance” and, together with the ETRN common stock issuance, the “ETRN stock issuance”), are in the best interests of ETRN and the holders of the outstanding shares of ETRN common stock (the “ETRN shareholders”), and (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the Transactions, and the ETRN stock issuance. The conflicts committee of the board of directors of the General Partner (the “EQM Conflicts Committee”), by unanimous vote, (i) determined that the Merger Agreement and the Transactions are in the best interests of EQM, its subsidiaries and each holder of outstanding EQM common units, other than ETRN and its affiliates (each, an “Unaffiliated Partnership Unitholder”), and (ii) approved the Merger Agreement and the Transactions (the foregoing constituting “Special Approval” as defined in EQM’s Fourth Amended and Restated Agreement of Limited Partnership dated as of April 10, 2019, as amended). The board of directors of the General Partner (the “EQM Board”) (acting, in part, upon the recommendation of the EQM Conflicts Committee), by unanimous vote, (i) determined that the terms of the Merger Agreement and the Transactions are in the best interests of EQM, its subsidiaries and the EQM common unitholders, and (ii) approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the Transactions.

If the Merger is completed, each outstanding EQM common unit not owned by ETRN or its subsidiaries will be converted into the right to receive, subject to adjustment as described in the Merger Agreement and any applicable withholding tax, 2.44 (the “Exchange Ratio”) shares of ETRN common stock (such consideration, the “Merger Consideration”). Based on the closing price of ETRN common stock on February 26, 2020, the last trading day before the public announcement of the Merger, the aggregate value of the Merger Consideration was approximately $1.8 billion, including the Merger Consideration to be received by holders of EQM phantom units that will become fully vested and will be automatically converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration. No fractional shares of ETRN common stock will be issued in the Merger; instead, all fractions of ETRN common stock to which an EQM common unitholder otherwise would have been entitled will be aggregated and the resulting fraction will be rounded up to the nearest whole share of ETRN common stock. Existing ETRN shareholders will continue to own their existing ETRN common stock. Upon the closing of the Merger, former EQM common unitholders and current ETRN shareholders will own approximately 47% and 53%, respectively, of the ETRN common stock (excluding the ETRN Preferred Shares to be issued in connection with the Merger, which will have the right to vote on an as-converted basis with the ETRN shareholders).

In connection with the proposed Merger, ETRN will hold a special meeting of its shareholders (the “ETRN special meeting”) and EQM will hold a special meeting of its limited partners (the “EQM special meeting”). At the ETRN special meeting, the ETRN shareholders will be asked to (i) vote on a proposal to approve the ETRN stock issuance (the “ETRN stock issuance proposal”) and (ii) approve the adjournment of the ETRN special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the ETRN special meeting to approve the ETRN stock issuance proposal (the “ETRN adjournment proposal”). Approval of the ETRN stock issuance proposal requires the affirmative vote of a majority of the total votes cast on such proposal, which under New York Stock Exchange (the “NYSE”) rules includes votes for, votes against and abstentions, with abstentions having the same effect as a vote against the ETRN stock issuance proposal. The approval of the ETRN adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal, which under Pennsylvania law includes votes for and against, but not abstentions.

At the EQM special meeting, the EQM limited partners will be asked to vote on the proposal to approve the Merger Agreement and the Merger (the “EQM merger proposal”). Approval of the EQM merger proposal requires the affirmative vote of holders of a majority of the outstanding EQM common units, outstanding Class B units representing limited partner interests in EQM (the “EQM Class B units”), and outstanding Series A perpetual convertible preferred units representing limited partner interests in EQM (the “Series A Preferred Units”), with such Series A Preferred Units to be treated as EQM common units on an as-converted basis, voting together as a single class at the EQM special meeting. Pursuant to the Merger Agreement, ETRN has agreed to vote or cause to be voted all partnership interests in EQM beneficially owned by ETRN or its subsidiaries in favor of the EQM merger proposal (unless the Merger Agreement has otherwise been earlier terminated). As of the record date for the EQM special meeting, ETRN and its subsidiaries beneficially owned 124,245,455 EQM limited partner interests (as defined herein) which represent, in the aggregate, approximately 53.5% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). The affirmative vote by ETRN and its subsidiaries with respect to the EQM limited partner interests they own will be sufficient to approve the EQM merger proposal. Additionally, pursuant to the Preferred Restructuring Agreement, each Investor (as defined herein) has agreed, subject to certain limited exceptions, to vote, or cause to be voted, all Series A Preferred Units beneficially owned by such Investor in favor of the EQM merger proposal. As of the record date for the EQM special meeting, the holders of the Series A Preferred Units owned (beneficially or of record) approximately 10.6% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). Collectively, ETRN and its subsidiaries and the Investors have agreed to vote or cause to be voted approximately 64.1% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis) in favor of the EQM merger proposal.

We cannot complete the Merger unless the ETRN shareholders approve the ETRN stock issuance proposal and the EQM limited partners approve the EQM merger proposal. Accordingly, your vote is very important regardless of the number of shares of ETRN common stock or EQM limited partner interests you own. Voting instructions are set forth inside this joint proxy statement/prospectus.

The ETRN Board recommends that the ETRN shareholders vote FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal. ETRN shareholders should be aware that some of ETRN’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as ETRN shareholders. See “The Merger—Interests of Certain Persons in the Merger.”

The EQM Conflicts Committee and the EQM Board each recommend that the EQM limited partners vote FOR the EQM merger proposal. EQM limited partners should be aware that some of the General Partner’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as EQM limited partners. See “The Merger—Interests of Certain Persons in the Merger.”

This joint proxy statement/prospectus provides you with detailed information about the proposed Merger and related matters. You are encouraged to read the entire document carefully. In particular, please read “Risk Factors” beginning on page 23 of this joint proxy statement/prospectus for a discussion of risks relevant to the Merger and ETRN’s business following the Merger.

Shares of ETRN common stock are listed on the NYSE under the symbol “ETRN,” and EQM common units are listed on the NYSE under the symbol “EQM.” The last reported sale price of ETRN common stock on the NYSE on April 28, 2020 was $8.64 per share. The last reported sale price of EQM common units on the NYSE on April 28, 2020 was $20.76 per unit.

Thomas F. Karam Chairman and Chief Executive Officer of Equitrans Midstream Corporation and Chairman and Chief Executive Officer of EQGP Services, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or has determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated May 1, 2020 and is being first mailed to ETRN shareholders and EQM limited partners on or about May 1, 2020.

Canonsburg, Pennsylvania

May 1, 2020

2200 Energy Drive

Canonsburg, Pennsylvania 15317

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Equitrans Midstream Corporation:

A special meeting (the “ETRN special meeting”) of shareholders (the “ETRN shareholders”) of Equitrans Midstream Corporation (“ETRN”) will be held solely via live webcast at www.virtualshareholdermeeting.com/ETRN2020SM (the “ETRN Meeting Website”) on Monday, June 15, 2020 at 9:00 a.m. Eastern Time, for the following purposes:

•

to consider and vote upon a proposal to approve (i) the issuance of shares of common stock, no par value, of ETRN (the “ETRN common stock”), in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 26, 2020 (as may be amended from time to time, the “Merger Agreement”), by and among ETRN, EQM LP Corporation, a Delaware corporation and a wholly owned subsidiary of ETRN (“EQM LP”), LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EQM LP (“Merger Sub”), EQM Midstream Partners, LP, a Delaware limited partnership (“EQM”), and EQGP Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of ETRN and the general partner of EQM, and (ii) the issuance of shares of preferred stock, no par value, of ETRN (the “ETRN Preferred Shares”), which will be convertible into shares of ETRN common stock, in connection with the Merger and the other transactions contemplated by the Merger Agreement and pursuant to the terms of the Preferred Restructuring Agreement (as defined herein) (collectively, the “ETRN stock issuance proposal”); and

•

to consider and vote on a proposal to approve the adjournment of the ETRN special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the above ETRN stock issuance proposal (the “ETRN adjournment proposal”).

Due to the ongoing public health considerations associated with the coronavirus outbreak (“COVID-19”), the ETRN special meeting will be held solely via live webcast on the ETRN Meeting Website and you will not be able to be physically present at the ETRN special meeting. You will be able to virtually participate, electronically vote your shares of ETRN common stock and submit questions online during the ETRN special meeting by logging on to the website listed above using the 16-digit control number included in your proxy card or vote instruction form and following the directions on the ETRN Meeting Website. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the ETRN special meeting through the ETRN Meeting Website, please call the technical support number provided.

Approval of the ETRN stock issuance proposal requires the affirmative vote of a majority of the total votes cast on such proposal, which under New York Stock Exchange (“NYSE”) rules includes votes for, votes against and abstentions. Abstentions (if any) will have the same effect as votes against the ETRN stock issuance proposal under NYSE rules. The approval of the ETRN adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal, which under Pennsylvania law includes votes for and against, but not abstentions. Abstentions (if any) will have no effect on whether the ETRN adjournment proposal is approved. Assuming there is a quorum, failures to vote (if any) will have no effect on the ETRN stock issuance proposal or the ETRN adjournment proposal. ETRN shareholders who participate in the virtual ETRN special meeting via live webcast on the ETRN Meeting Website will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

ETRN does not expect any broker non-votes at the ETRN special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the ETRN stock issuance proposal and ETRN adjournment proposal are each considered non-routine. As a result, no such nominee will be permitted to vote shares of ETRN common stock at the ETRN special meeting without receiving instructions from the beneficial owner of such share of ETRN common stock.

We cannot complete the Merger unless the ETRN shareholders approve the ETRN stock issuance proposal. Accordingly, your vote is very important regardless of the number of shares of ETRN common stock you own.

ETRN’s board of directors (the “ETRN Board”) has unanimously determined that the Merger, the Merger Agreement and the transactions contemplated thereby, including the ETRN stock issuance, are in the best interests of ETRN and the ETRN shareholders. The ETRN Board has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, including the ETRN stock issuance, and recommends that the ETRN shareholders vote FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal. For more information regarding the recommendations of the ETRN Board, see “The Merger—Recommendation of the ETRN Board and its Reasons for the Merger.”

ETRN shareholders should be aware that some of ETRN’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as ETRN shareholders. See “The Merger—Interests of Certain Persons in the Merger.”

Only ETRN shareholders of record at the close of business on April 29, 2020, the record date for the ETRN special meeting, are entitled to notice of and to vote at the ETRN special meeting. References to the ETRN special meeting in this joint proxy statement/prospectus are to the ETRN special meeting as may be adjourned or postponed from time to time.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE VIRTUAL ETRN SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY IN ONE OF THE FOLLOWING WAYS:

•	If you hold your ETRN common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when voting your ETRN common stock.

•	If you hold your ETRN common stock in your own name, you may submit your proxy by:

•	calling the toll-free telephone number listed on your proxy card and following the recorded instructions;

•	going to the Internet website listed on your proxy card and following the instructions provided;

•	completing, signing and mailing your proxy card in the postage-paid envelope; or

•	participating in the virtual ETRN special meeting via the ETRN Meeting Website and voting electronically during the virtual ETRN special meeting.

•

If you hold your ETRN common stock through the Equitrans Midstream Corporation Employee Savings Plan (the “Employee Savings Plan”), you will receive a proxy card. You must use this proxy card to instruct the trustee of the Employee Savings Plan on how to vote your shares held in the plan. You also may instruct the trustee to vote your shares by:

•	calling the toll-free telephone number listed on your proxy card and following the recorded instructions;

•	going to the Internet website listed on your proxy card and following the instructions provided; or

•	completing, signing and mailing your proxy card in the postage-paid envelope.

•

If you hold restricted shares through the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (“ETRN LTIP”), you will receive a proxy card. You must use this proxy card to instruct the ETRN LTIP administrator on how to vote your restricted shares held in the plan. You also may instruct the administrator to vote your shares by:

•	calling the toll-free telephone number listed on your proxy card and following the recorded instructions;

•	going to the Internet website listed on your proxy card and following the instructions provided; or

•	completing, signing and mailing your proxy card in the postage-paid envelope.

The enclosed joint proxy statement/prospectus provides a detailed description of the Merger and the Merger Agreement, as well as a description of the ETRN stock issuance. You are urged to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the Merger or this joint proxy statement/prospectus, would like additional copies or need help voting your ETRN common stock, please contact ETRN’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Telephone Toll Free: (866) 751-6313

Telephone Call Collect: (212) 269-5550

Email: etrn@dfking.com

By order of the Board of Directors of

Equitrans Midstream Corporation

Tobin M. Nelson
Corporate Secretary of Equitrans Midstream Corporation

Canonsburg, Pennsylvania

May 1, 2020

2200 Energy Drive

Canonsburg, Pennsylvania 15317

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

To the Limited Partners of EQM Midstream Partners, LP:

A special meeting (the “EQM special meeting”) of the limited partners of EQM Midstream Partners, LP (“EQM”) will be held solely via live webcast at www.virtualshareholdermeeting.com/EQM2020 (the “EQM Meeting Website”) on Monday, June 15, 2020 at 9:30 a.m. Eastern Time, for the following purpose:

•

to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 26, 2020 (as may be amended from time to time, the “Merger Agreement”), by and among Equitrans Midstream Corporation (“ETRN”), EQM LP Corporation, a Delaware corporation and a wholly owned subsidiary of ETRN (“EQM LP”), LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EQM LP (“Merger Sub”), EQM, and EQGP Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of ETRN and the general partner of EQM (the “General Partner”), pursuant to which Merger Sub, a wholly owned subsidiary of ETRN, will merge with and into EQM (the “Merger”) with EQM surviving as a wholly owned subsidiary of ETRN (the “EQM merger proposal”).

Due to the ongoing public health considerations associated with the coronavirus outbreak 2019 (“COVID-19”), the EQM special meeting will be held solely via live webcast on the EQM Meeting Website and you will not be able to be physically present at the EQM special meeting. You will be able to virtually participate, electronically vote your EQM limited partner interests and submit questions online during the EQM special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card or vote instruction form and following the directions on the EQM Meeting Website. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the EQM special meeting through the EQM Meeting Website, please call the technical support number provided.

Approval of the EQM merger proposal requires the affirmative vote of the holders of a majority of the outstanding common units representing limited partner interests in EQM (“EQM common units”), outstanding Class B units representing limited partner interests in EQM (“EQM Class B units”), and outstanding Series A perpetual convertible preferred units representing limited partner interests in EQM (the “Series A Preferred Units” and, collectively with the EQM common units and the EQM Class B units, the “EQM limited partner interests” and holders of such EQM limited partner interests, the “EQM limited partners”), with such Series A Preferred Units to be treated as EQM common units on an as-converted basis, voting together as a single class. Pursuant to the Merger Agreement, ETRN has agreed to vote or cause to be voted all partnership interests in EQM beneficially owned by ETRN or its subsidiaries in favor of the EQM merger proposal (unless the Merger Agreement has otherwise been earlier terminated). As of the record date for the EQM special meeting, ETRN and its subsidiaries beneficially owned 124,245,455 EQM limited partner interests which represented, in the aggregate, approximately 53.5% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). The affirmative vote by ETRN and its subsidiaries with respect to the EQM limited partner interests they own will be sufficient to approve the EQM merger proposal. EQM limited partners who participate in the virtual EQM special meeting via live webcast on the EQM Meeting Website will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Additionally, pursuant to the Preferred Restructuring Agreement, dated as of February 26, 2020, by and among ETRN, EQM and the investors party thereto (each, an “Investor”), each Investor has agreed, subject to certain limited exceptions, to vote, or cause to be voted, all Series A Preferred Units owned (beneficially or of record) by such Investor in favor of the EQM merger proposal. As of the record date for the EQM special meeting, the Series A Preferred Units owned (beneficially or of record) by the Investors represented approximately 10.6% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). Collectively, ETRN and its subsidiaries and the Investors have agreed to vote or cause to be voted approximately 64.1% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis) in favor of the EQM merger proposal.

Abstentions (if any) and failures to vote (if any) will have the same effect as votes against the EQM merger proposal. EQM does not expect any broker non-votes at the EQM special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the EQM merger proposal is considered non-routine. As a result, no such nominee will be permitted to vote EQM limited partner interests at the EQM special meeting without receiving instructions from the beneficial owner of such EQM limited partner interests.

We cannot complete the Merger unless the holders of a majority of the outstanding EQM limited partner interests approve the EQM merger proposal. Accordingly, your vote is very important regardless of the amount of EQM limited partner interests you own.

The conflicts committee, which consists of two members of the board of directors of the General Partner (the “EQM Board”) who meet the requirements for membership on the conflicts committee of the EQM Board set forth in EQM’s partnership agreement and are independent under the listing standards of the New York Stock Exchange and who are not executive officers or members of the board of directors of ETRN (the “EQM Conflicts Committee”), has determined that the Merger is in the best interests of EQM and its subsidiaries and the EQM common unitholders other than ETRN and its affiliates (the “Unaffiliated Partnership Unitholders”), and has unanimously approved the Merger Agreement and the Merger. The EQM Board has determined that the Merger is in the best interests of EQM and its subsidiaries and the EQM common unitholders and has unanimously approved the Merger Agreement and the Merger. The EQM Conflicts Committee and the EQM Board each recommend that the EQM limited partners vote FOR the EQM merger proposal. For more information regarding the recommendation of the EQM Conflicts Committee and the EQM Board, see “The Merger—Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger.”

EQM limited partners should be aware that some of the General Partner’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as EQM limited partners. See “The Merger—Interests of Certain Persons in the Merger.”

Only EQM limited partners of record at the close of business on April 29, 2020, the record date for the EQM special meeting, are entitled to notice of and to vote at the EQM special meeting. A list of limited partners entitled to vote at the EQM special meeting will be available for inspection at EQM’s offices in Canonsburg, Pennsylvania for any purpose relevant to the EQM special meeting during normal business hours for a period of ten days before the EQM special meeting and during the EQM special meeting. References to the EQM special meeting in this joint proxy statement/prospectus are to the EQM special meeting as may be adjourned or postponed from time to time by the General Partner in accordance with the EQM Partnership Agreement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE VIRTUAL EQM SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY IN ONE OF THE FOLLOWING WAYS:

•

If you hold your EQM limited partner interests in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when voting your EQM limited partner interests.

•	If you hold your EQM limited partner interests in your own name, you may submit your proxy by:

•	calling the toll-free telephone number listed on your proxy card and following the recorded instructions;

•	going to the Internet website listed on your proxy card and following the instructions provided;

•	completing, signing and mailing your proxy card in the postage-paid envelope; or

•	participating in the virtual EQM special meeting via the EQM Meeting Website and voting electronically during the virtual EQM special meeting.

The enclosed joint proxy statement/prospectus provides a detailed description of the Merger and the Merger Agreement. You are urged to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the Merger or this joint proxy statement/prospectus, would like additional copies or need help voting your EQM limited partner interests, please contact EQM’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Telephone Toll Free: (866) 745-0271

Telephone Call Collect: (212) 269-5550

Email: eqm@dfking.com

By order of the Board of Directors of

EQGP Services, LLC

Nathaniel D. DeRose
Corporate Secretary of EQGP Services, LLC

IMPORTANT NOTE ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus also constitutes a proxy statement of ETRN under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the solicitation of proxies for the ETRN special meeting to, among other things, approve the ETRN stock issuance proposal, and a prospectus of ETRN under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), for the shares of ETRN common stock that will be issued to Unaffiliated Partnership Unitholders in the Merger pursuant to the Merger Agreement.

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”), constitutes a proxy statement of EQM under Section 14(a) of the Exchange Act with respect to the solicitation of proxies for the EQM special meeting to, among other things, approve the EQM merger proposal.

As permitted under the rules of the SEC, this joint proxy statement/prospectus incorporates by reference important business and financial information about ETRN and EQM from other documents filed with the SEC that are not included in or delivered with this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 162. You can obtain any of the documents incorporated by reference into this document from ETRN or EQM, as the case may be, or from the SEC’s website at www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from ETRN or EQM at the following addresses and telephone numbers:

Equitrans Midstream Corporation

EQM Midstream Partners, LP

Attention: Corporate Secretary

2200 Energy Drive

Canonsburg, Pennsylvania 15317

Telephone: (724) 271-7600

Please note that copies of the documents provided to you will not include exhibits unless the exhibits are specifically incorporated by reference into the documents or this joint proxy statement/prospectus.

You may obtain certain of these documents at ETRN’s website (www.equitransmidstream.com) and EQM’s website (www.eqm-midstreampartners.com). Information contained on ETRN’s and EQM’s websites is expressly not incorporated by reference into this joint proxy statement/prospectus.

In order to receive timely delivery of requested documents in advance of the meetings, you must request them no later than five business days before the date of the meetings. This means your request should be received no later than June 8, 2020. If you request any documents, ETRN or EQM will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

ETRN and EQM have not authorized anyone to give any information or make any representation about the Merger, ETRN, EQM or any of their respective affiliates that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone else distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies are unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. All information in this document concerning ETRN has been furnished by ETRN. All information in this document concerning EQM has been furnished by the general partner of EQM.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETINGS

Important Information and Risks. The following are brief answers to some questions that you may have regarding the proposed Merger (defined below), the special meeting of Equitrans Midstream Corporation, a Pennsylvania corporation (“Equitrans Midstream Corporation,” “ETRN” or the “Company”), shareholders (the “ETRN special meeting”) and the special meeting of the EQM Midstream Partners, LP, a Delaware limited partnership (“EQM” or the “Partnership”), limited partners (the “EQM special meeting”). You should read and consider carefully the remainder of this joint proxy statement/prospectus, including the Risk Factors beginning on page 23 and the attached Annexes, because the information in this section does not provide all of the information that might be important to you. Additional important information and descriptions of risk factors are also contained in the documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 162.

Q: What is the proposed transaction and why am I receiving these materials?

A: On February 26, 2020, ETRN, EQM, EQGP Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of ETRN and the general partner of EQM (the “General Partner”), EQM LP Corporation, a Delaware corporation and a wholly owned subsidiary of ETRN (“EQM LP”), and LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EQM LP (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into EQM (the “Merger”), with EQM surviving as a wholly owned subsidiary of ETRN. The Merger Agreement is described in this joint proxy statement/prospectus and attached as Annex A. You are receiving this document because the Merger cannot be completed without certain approvals of the ETRN shareholders and the EQM limited partners.

Q: Why are ETRN and EQM proposing the Merger?

A: ETRN believes that the Merger will benefit the ETRN shareholders and EQM believes that the Merger will benefit the EQM limited partners. See “The Merger—Recommendation of the ETRN Board and Its Reasons for the Merger” and “The Merger—Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger.”

Q: What will EQM limited partners receive in the Merger?

A: If the Merger is completed, subject to any applicable withholding tax, (i) each outstanding EQM common unit representing limited partner interests in EQM (each, an “EQM common unit”) not owned by ETRN or its subsidiaries will be converted into the right to receive (assuming no adjustment contemplated by the Merger Agreement) 2.44 shares of ETRN common stock, no par value (“ETRN common stock”) (such consideration, the “Merger Consideration,” and such ratio, the “Exchange Ratio”), (ii) (x) $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A perpetual convertible preferred units representing limited partner interests in EQM (each, a “Series A Preferred Unit”) will be redeemed by EQM for cash at 101% of the Series A Preferred Unit Purchase Price (as defined herein) plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (y) after giving effect to such redemption, each of the remaining portion of the issued and outstanding Series A Preferred Units will be exchanged for 2.44 shares of a newly authorized and created series of preferred stock, without par value, of ETRN, convertible into ETRN common stock (the “ETRN Preferred Shares”), and (iii) each outstanding phantom unit relating to an EQM common unit issued pursuant to the Amended and Restated EQGP Services, LLC 2012 Long-Term Incentive Plan, dated as of February 22, 2019 (the “EQM LTIP”), and any other award issued pursuant to the EQM LTIP, whether vested or unvested, will be converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). If the Exchange Ratio would result in an EQM limited partner or holder of outstanding phantom units of EQM being entitled to receive a fraction of a share of ETRN common stock, all fractional shares to which such holder would otherwise have been entitled shall be aggregated and the resulting fraction will be rounded up to the nearest whole share of ETRN common stock.

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Q: What will ETRN shareholders receive in the Merger?

A: ETRN shareholders will simply retain the ETRN common stock they currently own. They will not receive any additional ETRN common stock in the Merger.

Q: Where will my shares or units trade after the Merger?

A: ETRN common stock will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “ETRN.” EQM common units will no longer be publicly traded after the completion of the Merger.

Q: What happens to my future distributions or dividends?

A: If the date of the closing of the Merger is prior to the record date set by the board of directors of ETRN (“ETRN Board”) in connection with declared dividends to be paid by ETRN to its shareholders, former EQM common unitholders will be entitled to receive such declared dividends on the ETRN common stock they receive in the Merger. If the date of the closing of the Merger is after the record date set by the ETRN Board in connection with declared dividends to be paid by ETRN to its shareholders, a former EQM common unitholder will not receive dividends for that quarter on the ETRN common stock it receives in the Merger but will receive distributions for that quarter declared by EQM (if any) prior to the closing of the Merger, if such former EQM common unitholder was a record holder of such EQM common units on the record date with respect to such distribution. EQM common unitholders that are not also ETRN shareholders will not receive both distributions from EQM and dividends from ETRN for the same quarter. See “Market Prices, Dividend and Distribution Information.”

Current ETRN shareholders will continue to receive dividends on their ETRN common stock at the discretion of the ETRN Board. See “Comparison of Rights of ETRN Shareholders and EQM Common Unitholders.”

Q: When and where will the meetings be held?

A: ETRN shareholders: Due to the ongoing public health considerations associated with the coronavirus outbreak (“COVID-19”), the ETRN special meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/ETRN2020SM (the “ETRN Meeting Website”), on June 15, 2020 at 9:00 a.m. Eastern Time and you will not be able to be physically present at the ETRN special meeting. You will be able to virtually participate, electronically vote your shares of ETRN common stock and submit questions online during the ETRN special meeting.

To participate in the virtual ETRN special meeting, you will need the 16-digit control number included on your proxy card or on the vote instruction form (“VIF”) that accompanied your proxy materials. The ETRN special meeting webcast will begin promptly at 9:00 a.m. Eastern Time on June 15, 2020, and ETRN shareholders will be able to log in beginning at 8:45 a.m. Eastern Time on June 15, 2020. We encourage ETRN shareholders to access the ETRN special meeting prior to the start time.

The virtual ETRN special meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the ETRN special meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the ETRN special meeting to log on to the live webcast 15 minutes prior to the start time of the meeting and ensure that they can hear streaming audio.

A: EQM limited partners: Due to the ongoing public health considerations associated with COVID-19, the EQM special meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/EQM2020 (the “EQM Meeting Website”), on June 15, 2020 at 9:30 a.m. Eastern Time and you will not be able to be physically present at the EQM special meeting. You will be able to virtually participate, electronically vote your EQM limited partner interests and submit questions online during the EQM special meeting.

To participate in the virtual EQM special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. The EQM special meeting webcast will begin promptly at 9:30 a.m. Eastern Time on June 15, 2020, and EQM limited partners will be able to log in beginning at 9:15 a.m. Eastern Time on June 15, 2020. We encourage EQM limited partners to access the EQM special meeting prior to the start time.

The virtual EQM special meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the EQM special meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the EQM special meeting to log on to the live webcast 15 minutes prior to the start time of the meeting and ensure that they can hear streaming audio.

Q: How do I ask questions at the meetings?

A: ETRN shareholders: During the live question and answer portion of the ETRN special meeting, ETRN shareholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual ETRN special meeting platform on the ETRN Meeting Website, typing your question into the “Ask a Question” field, and clicking “Submit.” Only questions pertinent to ETRN special meeting matters will be answered during the ETRN special meeting, subject to time constraints.

A: EQM limited partners: During the live question and answer portion of the EQM special meeting, EQM limited partners may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual EQM special meeting platform on the EQM Meeting Website, typing your question into the “Ask a Question” field, and clicking “Submit.” Only questions pertinent to EQM special meeting matters will be answered during the EQM special meeting, subject to time constraints.

Q: What if during the check-in time or during the meetings I have technical difficulties or trouble accessing the virtual meeting website?

A: ETRN shareholders: We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual ETRN special meeting. If you encounter any difficulties accessing the virtual ETRN special meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual ETRN Special Meeting log in page.

A: EQM limited partners: We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual EQM special meeting. If you encounter any difficulties accessing the virtual EQM special meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual EQM Special Meeting log in page.

Q: Who is entitled to vote at the meetings?

A: ETRN shareholders: The record date for the ETRN special meeting is April 29, 2020. Only ETRN shareholders of record as of the close of business on the record date for the ETRN special meeting are entitled to notice of, and to vote at, the ETRN special meeting.

EQM limited partners: The record date for the EQM special meeting is April 29, 2020. Only EQM limited partners of record as of the close of business on the record date for the EQM special meeting are entitled to notice of, and to vote at, the EQM special meeting.

Q: What constitutes a quorum at the meetings?

A: ETRN shareholders: The holders of a majority of the outstanding shares of ETRN common stock entitled to vote, represented at the virtual ETRN special meeting or by proxy (by submitting a properly executed proxy card or properly submitting your proxy by telephone or Internet), on the record date for the ETRN special meeting will constitute a quorum and will permit ETRN to conduct the proposed business at the ETRN special meeting. Proxies received but marked as abstentions (if any) will be counted as shares of ETRN common stock that are present and entitled to vote for purposes of determining the presence of a quorum. ETRN shareholders who participate in the virtual ETRN special meeting via live webcast on the ETRN Meeting Website will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

EQM limited partners: The holders of a majority of the outstanding limited partner interests in EQM (the “EQM limited partner interests”) (after taking into account the outstanding Class B units representing limited partner interests in EQM (the “EQM Class B units”) and the Series A Preferred Units on an as-converted basis) represented at the virtual EQM special meeting or by proxy (by submitting a properly executed proxy card or properly submitting a proxy by telephone or Internet) will constitute a quorum and will permit EQM to conduct the proposed business at the EQM special meeting. Proxies received but marked as abstentions (if any) will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. EQM limited partners who participate in the virtual EQM special meeting via live webcast on the EQM Meeting Website will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Q: What is the vote required to approve each proposal?

A: ETRN shareholders: Approval of the ETRN stock issuance proposal requires the affirmative vote of a majority of the total votes cast on such proposal, which under NYSE rules includes votes for, votes against and abstentions. Approval of the ETRN adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal, which under Pennsylvania law includes votes for and against, but not abstentions.

Abstentions (if any) will have the same effect as votes against the ETRN stock issuance proposal. Abstentions (if any) will have no effect on whether the ETRN adjournment proposal is approved. Assuming there is a quorum, failures to vote (if any) will have no effect on the ETRN stock issuance proposal and the ETRN adjournment proposal.

ETRN does not expect any broker non-votes at the ETRN special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the ETRN stock issuance proposal and ETRN adjournment proposal are each considered non-routine. As a result, no such nominee will be permitted to vote shares of ETRN common stock at the ETRN special meeting without receiving instructions from the beneficial owner of such share of ETRN common stock.

The directors and executive officers of ETRN beneficially owned, in the aggregate, approximately 0.59% of the outstanding shares of ETRN common stock as of April 27, 2020. ETRN believes that the directors and executive officers of ETRN will vote in favor of the ETRN stock issuance proposal and the ETRN adjournment proposal.

EQM limited partners: Approval of the EQM merger proposal requires the affirmative vote of holders of a majority of the outstanding EQM common units, outstanding EQM Class B units, and outstanding Series A Preferred Units, with such Series A Preferred Units to be treated as EQM common units on an as-converted basis, voting together as a single class.

Abstentions (if any) and failures to vote (if any) will have the same effect as votes against the EQM merger proposal. EQM does not expect any broker non-votes at the EQM special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the EQM merger proposal is considered non-routine. As a result, no such nominee will be permitted to vote EQM limited partner interests at the EQM special meeting without receiving instructions from the beneficial owner of such EQM limited partner interests.

Pursuant to the Merger Agreement, ETRN has agreed to vote or cause to be voted all partnership interests in EQM beneficially owned by ETRN or its subsidiaries in favor of the EQM merger proposal (unless the Merger Agreement has otherwise been earlier terminated). As of the record date for the EQM special meeting, ETRN and its subsidiaries beneficially owned 124,245,455 EQM limited partner interests which represent, in the aggregate, approximately 53.5% of the outstanding EQM limited partner interests (including EQM Class B units and Series A Preferred Units on an as-converted basis). The affirmative vote by ETRN and its subsidiaries with respect to the EQM limited partner interests they own will be sufficient to approve the EQM merger proposal.

On February 26, 2020, in connection with the Merger Agreement, the holders of all of the issued and outstanding Series A Preferred Units as of February 26, 2020 (each, an “Investor” and, collectively, the “Investors”) entered into a Preferred Restructuring Agreement with ETRN and EQM (the “Preferred Restructuring Agreement”), pursuant to which each Investor has agreed, subject to certain limited exceptions, to vote, or cause to be voted, all Series A Preferred Units owned (beneficially or of record) by such Investor in favor of the EQM merger proposal. As of the record date for the EQM special meeting, the Series A Preferred Units owned (beneficially or of record) by the Investors represented approximately 10.6% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis).

Q: How do I vote my ETRN common stock or EQM limited partner interests if I hold them in my own name?

A: ETRN shareholders: After you have read this joint proxy statement/prospectus carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope or by submitting your proxy by telephone or the Internet as soon as possible in accordance with the instructions provided under “The ETRN Special Meeting—Voting Procedures—Voting by ETRN shareholders.” You may also vote electronically during the virtual ETRN special meeting on the ETRN Meeting Website.

EQM limited partners: After you have read this joint proxy statement/prospectus carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope or by submitting your proxy by telephone or the Internet as soon as possible in accordance with the instructions provided under “The EQM Special Meeting—Voting Procedures—Voting by EQM Limited Partners.” You may also vote electronically during the virtual EQM special meeting on the EQM Meeting Website.

Q: If my ETRN common stock or EQM limited partner interests are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote them for me?

A: ETRN shareholders: If your ETRN common stock is held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your ETRN common stock with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote ETRN common stock held in street name by returning a proxy card directly to ETRN. You may vote electronically during the virtual ETRN special meeting using your 16-digit control number provided by your bank or broker. Your broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares of ETRN common stock on the proposals scheduled to be voted on at the ETRN special meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of ETRN common stock. ETRN does not expect any broker non-votes at the

ETRN special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the ETRN stock issuance proposal and ETRN adjournment proposal are each considered non-routine. As a result, no such nominee will be permitted to vote shares of ETRN common stock at the ETRN special meeting without receiving instructions from the beneficial owner of such share of ETRN common stock.

EQM limited partners: If your EQM limited partner interests are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your EQM limited partner interests with instructions on how to vote your EQM limited partner interests. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote EQM limited partner interests held in street name by returning a proxy card directly to EQM. You may vote electronically during the virtual EQM special meeting using your 16-digit control number provided by your bank or broker. Your broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your EQM limited partner interests on the EQM merger proposal scheduled to be voted on at the EQM special meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such limited partner interests. EQM does not expect any broker non-votes at the EQM special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the EQM merger proposal is considered non-routine. As a result, no such nominee will be permitted to vote your EQM limited partner interests at the EQM special meeting without receiving instructions from you.

Q: If my ETRN common stock is held through the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (the “ETRN LTIP”) or the ETRN Employee Savings Plan (the “Employee Savings Plan”), will the plan administrator or trustee vote it for me?

A: ETRN LTIP: If your ETRN common stock is held through the ETRN LTIP and you return a proxy card with no instructions, the plan administrator or its designee will vote your shares as recommended by the ETRN Board. If you do not return a proxy card, your shares will not be voted.

Employee Savings Plan: If your ETRN common stock is held through the Employee Savings Plan and you do not return a proxy card or if you return a proxy card with no instructions, the trustee will vote your shares in proportion to the way other plan participants vote their shares.

Q: When do you expect the Merger to be completed?

A: We currently expect the Merger to close in the second quarter of 2020. A number of conditions must be satisfied before ETRN and EQM can complete the Merger, including the approval of the ETRN stock issuance proposal by the ETRN shareholders and the approval of the EQM merger proposal by the EQM limited partners. Although ETRN and EQM cannot be sure when all of the conditions to the Merger will be satisfied, ETRN and EQM expect to complete the Merger as soon as practicable following the ETRN special meeting and the EQM special meeting (assuming the ETRN stock issuance proposal and the EQM merger proposal are approved by the ETRN shareholders and EQM limited partners, respectively), subject to, among other things, the registration statement of which this joint proxy statement/prospectus forms a part having been declared effective under the Securities Act of 1933, as amended (the “Securities Act”). See “The Merger Agreement—Conditions to Completion of the Merger” and “Risk Factors—Risks Related to the Merger.” The Merger is subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect each party’s future business and financial results and the trading prices of ETRN common stock and EQM common units.

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Q: How does the ETRN Board recommend that the ETRN shareholders vote?

A: The ETRN Board recommends that ETRN shareholders vote FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal.

On February 26, 2020, the ETRN Board, by unanimous vote, (i) determined that the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, are in the best interests of ETRN and the ETRN shareholders, and (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the Merger and the ETRN stock issuance. The ETRN Board recommends that the ETRN shareholders vote FOR the ETRN stock issuance proposal.

ETRN shareholders should be aware that some of ETRN’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as ETRN shareholders. See “The Merger—Interests of Certain Persons in the Merger.”

Q: How do the EQM Conflicts Committee and the EQM Board recommend that the EQM limited partners vote?

A: The conflicts committee of the board of directors of the General Partner (the “EQM Conflicts Committee”) and the board of directors of the General Partner (the “EQM Board”) each recommend that the EQM limited partners vote FOR the EQM merger proposal.

On February 26, 2020, the EQM Conflicts Committee, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of EQM, its subsidiaries and each holder of outstanding EQM common units, other than ETRN and its affiliates (each, an “Unaffiliated Partnership Unitholder”), and (ii) approved the Merger Agreement and the transactions contemplated thereby (the foregoing constituting “Special Approval” as defined in EQM’s Fourth Amended and Restated Agreement of Limited Partnership dated as of April 10, 2019, as amended (the “EQM Partnership Agreement”)). The EQM Board (acting, in part, upon the recommendation of the EQM Conflicts Committee), by unanimous vote, (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of EQM, its subsidiaries and the EQM common unitholders, and (ii) approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby. The EQM Conflicts Committee and the EQM Board each unanimously recommend that the EQM limited partners vote FOR the EQM merger proposal.

For more information regarding the recommendation of the EQM Conflicts Committee and the EQM Board in making such determination under the EQM Partnership Agreement, see “The Merger—Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger.”

EQM limited partners should be aware that some of the General Partner’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as EQM limited partners. See “The Merger—Interests of Certain Persons in the Merger.”

Q: What are the U.S. federal income tax consequences to an EQM common unitholder as a result of the Merger?

A: The receipt of ETRN common stock in exchange for EQM common units pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders (as defined in “United States Federal Income Tax Consequences”). A U.S. Holder will generally recognize capital gain or loss on the receipt of ETRN common stock in exchange for EQM common units. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by EQM and its subsidiaries. Passive losses that were not deductible by a U.S. Holder in prior taxable periods because they exceeded a U.S. Holder’s share of EQM’s income may become available to offset a portion of the gain recognized by such U.S. Holder. A U.S. Holder’s tax basis in the shares of ETRN common stock received in the Merger will equal the fair market value of such shares. See “United States Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Merger.

Q: What are the U.S. federal income tax consequences for an EQM common unitholder of the ownership of ETRN common stock after the Merger is completed?

A: ETRN is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by ETRN to a shareholder who is a U.S. Holder will generally be included in such U.S. Holder’s income as ordinary dividend income to the extent of ETRN’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. Distributions of cash in excess of ETRN’s current and accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. Holder’s adjusted tax basis in such U.S. Holder’s ETRN common stock and, to the extent the distribution exceeds such shareholder’s adjusted tax basis, as capital gain from the sale or exchange of such ETRN common stock. See “United States Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of owning and disposing of ETRN common stock received in the Merger.

Q: Are ETRN shareholders or EQM limited partners entitled to appraisal rights?

A: No. Neither ETRN shareholders nor EQM limited partners are entitled to appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under ETRN’s organizational documents, the EQM Partnership Agreement or the Merger Agreement.

Q: What if I do not specify an instruction and I hold my share legally?

A: If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the ETRN common stock (other than ETRN common stock held through the Employee Savings Plan) represented by your proxy will be voted as recommended by the ETRN Board with respect to that proposal or the EQM limited partner interests represented by your proxy will be voted as recommended by the EQM Board with respect to that proposal. See “—Q: If my ETRN common stock is held through the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (the “ETRN LTIP”) or the ETRN Employee Savings Plan (the “Employee Savings Plan”), will the plan administrator or trustee vote it for me?”

For purposes of each of the ETRN special meeting and the EQM special meeting, an abstention occurs when an ETRN shareholder or EQM limited partner, as applicable, participates in the applicable virtual meeting and does not vote or returns a proxy with an “abstain” instruction.

ETRN

ETRN Stock Issuance Proposal: Pursuant to the rules of the NYSE, an abstention will have the same effect as a vote cast “AGAINST” the ETRN stock issuance proposal. If an ETRN shareholder does not participate in the virtual ETRN special meeting and does not submit a proxy, it will have no effect on whether the ETRN stock issuance proposal is approved (assuming a quorum is present).

ETRN Adjournment Proposal: Pursuant to Pennsylvania law, an abstention will not be considered a vote cast; therefore, an abstention will have no effect on the ETRN adjournment proposal. If an ETRN shareholder does not participate in the virtual ETRN special meeting and does not submit a proxy, it will have no effect on whether the ETRN adjournment proposal is approved.

EQM

EQM Merger Proposal: An abstention will have the same effect as a vote cast “AGAINST” the EQM merger proposal. If an EQM limited partner does not participate in the virtual EQM special meeting and does not submit a proxy, it will have the same effect as a vote cast “AGAINST” the EQM merger proposal (assuming a quorum is present).

Q: If I am planning to participate in a virtual meeting, should I still vote by proxy?

A: Yes. Whether or not you plan to participate in the virtual ETRN special meeting or the virtual EQM special meeting, as applicable, you should vote by proxy. Your ETRN common stock or EQM limited partner interests will be voted only if you vote by proxy or vote electronically during the virtual ETRN special meeting or the virtual EQM special meeting, as applicable.

Q: Who may attend the virtual ETRN special meeting and the virtual EQM special meeting?

A: The ETRN special meeting and the EQM special meeting will each be held solely via live webcast due to the ongoing public health considerations associated with COVID-19 and you will not be able to attend the ETRN special meeting or the EQM special meeting in-person.

The ETRN special meeting will be held virtually on June 15, 2020 at 9:00 a.m. Eastern Time via live webcast on the ETRN Meeting Website. To participate in the virtual ETRN special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. ETRN shareholders will be able to log in beginning at 8:45 a.m. Eastern Time on June 15, 2020. We encourage ETRN shareholders to access the ETRN special meeting prior to the start time.

The EQM special meeting will be held virtually on June 15, 2020 at 9:30 a.m. Eastern Time via live webcast on the EQM Meeting Website. To participate in the virtual EQM special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. EQM limited partners will be able to log in beginning at 9:15 a.m. Eastern Time on June 15, 2020. We encourage EQM limited partners to access the EQM special meeting prior to the start time.

Q: Can I change my vote after I have submitted my proxy?

A: Yes. If you own your ETRN common stock or EQM limited partner interests in your own name, you may revoke your proxy at any time prior to its exercise by:

•

giving written notice of revocation that is received by ETRN’s Corporate Secretary or the General Partner’s Corporate Secretary, as applicable, at or before the ETRN special meeting or the EQM special meeting, as applicable;

•	participating in and voting electronically during the virtual ETRN special meeting or the virtual EQM special meeting, as applicable; or

•

properly completing and executing a later dated proxy and delivering it to ETRN’s Corporate Secretary or the General Partner’s Corporate Secretary, as applicable, at or before the ETRN special meeting or the EQM special meeting, as applicable, or properly completing and submitting a later dated proxy by Internet or telephone.

Q: What should I do if I receive more than one set of voting materials for the ETRN special meeting or the EQM special meeting?

A: If you receive more than one proxy card as an ETRN shareholder of record, you have shares registered differently in more than one account. If you receive more than one proxy card as an EQM limited partner, you have limited partner interests registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting ETRN’s and EQM’s transfer agent, American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, New York 11219, at its toll-free number (1-800-937-5449), by email at help@astfinancial.com, or on its website www.astfinancial.com. If you receive more than one proxy card, it is important that you return each proxy card with voting instructions for your votes to be counted. If you receive more than one voting instruction card, please contact the broker, bank or other holder of record holding your shares to determine whether you can consolidate your accounts.

Q: Whom do I call if I have further questions about voting, the meetings or the Merger?

A: ETRN shareholders and EQM limited partners who have questions about the Merger, including the procedures for voting their shares or interests, or who desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

ETRN shareholders	EQM limited partners
Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (866) 751-6313 Email: etrn@dfking.com	Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (866) 745-0271 Email: eqm@dfking.com
or	or

Equitrans Midstream Corporation 2200 Energy Drive Canonsburg, Pennsylvania 15317 Telephone: (724) 271-7600 Attention: Corporate Secretary	EQM Midstream Partners, LP 2200 Energy Drive Canonsburg, Pennsylvania 15317 Telephone: (724) 271-7600 Attention: Corporate Secretary

SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus and does not contain all the information that may be important to you. ETRN and EQM urge you to read carefully this joint proxy statement/prospectus in its entirety, including the Annexes. Additionally, important information, which ETRN and EQM also urge you to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

The Parties

Equitrans Midstream Corporation

ETRN is a corporation incorporated under the laws of the Commonwealth of Pennsylvania. ETRN common stock is listed on the NYSE under the trading symbol “ETRN.” ETRN, through its control of EQM, is one of the largest natural gas gatherers in the U.S. and holds a significant transmission footprint in the Appalachian Basin. ETRN has no operations independent of EQM, and its only cash-generating assets are its interests in EQM.

ETRN’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 271-7600.

EQM Midstream Partners, LP and EQGP Services, LLC

EQM is a publicly traded limited partnership organized under the laws of the State of Delaware. EQM common units are listed on the NYSE under the trading symbol “EQM.” EQM is one of the largest natural gas gatherers in the U.S. and holds a significant transmission footprint in the Appalachian Basin. EQM’s operations are focused primarily in southwestern Pennsylvania, northern West Virginia and southeastern Ohio, which are strategic locations in the natural gas shale plays known as the Marcellus and Utica Shales. EQM provides a majority of its natural gas gathering, transmission and storage services under long-term, firm contracts or contracts with minimum volume commitments (“MVCs”).

EQGP Services, LLC is the general partner of EQM. Its board of directors and executive officers manage EQM. The General Partner is indirectly wholly owned by ETRN.

EQM’s and the General Partner’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and their telephone number is (724) 271-7600.

EQM LP Corporation

EQM LP is a Delaware corporation and a wholly owned subsidiary of ETRN that was incorporated on February 24, 2020, for the purpose of effecting the Merger. EQM LP has not conducted any activities other than those incidental to its incorporation and the matters contemplated by the Merger Agreement.

EQM LP’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 271-7600.

LS Merger Sub, LLC

Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of EQM LP formed on February 24, 2020, for the purpose of effecting the Merger. Upon completion of the Merger, Merger Sub will merge with and into EQM, with EQM continuing and surviving as a wholly owned subsidiary of ETRN. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

Merger Sub’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 271-7600.

Relationship Between the Parties

As of January 31, 2020, ETRN owned, directly or indirectly, 117,245,455 EQM common units and 7,000,000 EQM Class B units (collectively representing, after taking into account the Series A Preferred Units on an as-converted basis, an approximate 53.5% limited partner interest in EQM).

ETRN also owns the entire non-economic general partner interest in EQM through its indirect ownership of the General Partner. Certain of the executive officers and directors of the General Partner are also executive officers or directors of ETRN. See “The Merger—Interests of Certain Persons in the Merger—Common Directors and Executive Officers.”

In addition, in January and February 2019, ETRN and EQM completed the EQGP Simplification (as defined herein) and the IDR Simplification (as defined herein). For more information on the EQGP Simplification and the IDR Simplification, see “The Merger—Background of the Merger.”

The Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub, a wholly owned subsidiary of EQM LP, will merge with and into EQM, with EQM continuing as the surviving entity and an indirect wholly owned subsidiary of ETRN.

The Merger Consideration

At the Effective Time, subject to any applicable withholding tax, (i) each outstanding EQM common unit not owned by ETRN or its subsidiaries will be converted into the right to receive (assuming no adjustment contemplated by the Merger Agreement) 2.44 shares of ETRN common stock, (ii) (x) $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units will be redeemed by EQM for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (y) after giving effect to such redemption, each remaining issued and outstanding Series A Preferred Unit will be exchanged for 2.44 ETRN Preferred Shares (as described in the section entitled “The Preferred Restructuring Agreement” and on the terms set forth in the Preferred Restructuring Agreement attached as Annex B to this joint proxy statement/prospectus), and (iii) each EQM common unit and EQM Class B unit owned by ETRN or its subsidiaries will not be cancelled, will not be converted into the Merger Consideration, and will remain outstanding as a limited partner interest in the surviving entity. The General Partner Interest (as defined in the Merger Agreement) will also remain outstanding, unaffected by the Merger.

ETRN will not issue any fractional shares of ETRN common stock in the Merger. Instead of receiving any fractions of a share of ETRN common stock, all fractions of shares of ETRN common stock to which a holder of EQM common units would otherwise have been entitled shall be aggregated and the resulting fraction will be rounded up to the nearest whole share of ETRN common stock.

Treatment of Phantom Units

Each outstanding phantom unit relating to an EQM common unit issued pursuant to the EQM LTIP, and any other award issued pursuant to the EQM LTIP, whether vested or unvested, will be converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights), less applicable withholding tax.

ETRN Special Meeting

Where and When: Due to the ongoing public health considerations associated with COVID-19, the ETRN special meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/ETRN2020SM, on June 15, 2020 at 9:00 a.m. Eastern Time and you will not be able to be physically present at the ETRN special meeting. You will be able to virtually participate, electronically vote your shares of ETRN common stock and submit questions online during the ETRN special meeting.

To participate in the virtual ETRN special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. The ETRN special meeting webcast will begin promptly at 9:00 a.m. Eastern Time on June 15, 2020, and ETRN shareholders will be able to log in beginning at 8:45 a.m. Eastern Time on June 15, 2020. We encourage ETRN shareholders to access the ETRN special meeting prior to the start time.

The virtual ETRN special meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the ETRN special meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the ETRN special meeting to log on to the live webcast 15 minutes prior to the start time of the meeting and ensure that they can hear streaming audio.

What you are being asked to vote on: At the ETRN special meeting, ETRN shareholders will vote on the ETRN stock issuance proposal and the ETRN adjournment proposal. ETRN shareholders may also be asked to consider other matters as may properly come before the ETRN special meeting. At this time, ETRN knows of no other matters that will be presented for the consideration of the ETRN shareholders at the ETRN special meeting.

Who may vote: You may vote at the ETRN special meeting if you owned ETRN common stock at the close of business on the record date for the ETRN special meeting of April 29, 2020. On that date, there were 230,133,830 shares of ETRN common stock outstanding. You may cast one vote for each outstanding share of ETRN common stock that you owned on the record date for the ETRN special meeting.

What vote is needed: Approval of the ETRN stock issuance proposal requires the affirmative vote of a majority of the total votes cast on such proposal, which under NYSE rules includes votes for, votes against and abstentions, with abstentions having the same effect as a vote against the ETRN stock issuance proposal. Approval of the ETRN adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal, which under Pennsylvania law includes votes for and against, but not abstentions.

The directors and executive officers of ETRN beneficially owned, in the aggregate, approximately 0.59% of the outstanding ETRN common stock as of April 27, 2020. ETRN believes that the directors and executive officers of ETRN will vote in favor of the ETRN stock issuance proposal and the ETRN adjournment proposal.

EQM Special Meeting

Where and When: Due to the ongoing public health considerations associated with COVID-19, the EQM special meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/EQM2020, on June 15, 2020 at 9:30 a.m. Eastern Time and you will not be able to be physically present at the EQM special meeting. You will be able to virtually participate, electronically vote your EQM limited partner interests and submit questions online during the EQM special meeting.

To participate in the virtual EQM special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. The EQM special meeting webcast will begin promptly at 9:30 a.m. Eastern Time on June 15, 2020, and EQM limited partners will be able to log in beginning at 9:15 a.m. Eastern Time on June 15, 2020. We encourage EQM limited partners to access the EQM special meeting prior to the start time.

The virtual EQM special meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the EQM special meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the EQM special meeting to log on to the live webcast 15 minutes prior to the start time of the meeting and ensure that they can hear streaming audio.

What you are being asked to vote on: At the EQM special meeting, EQM limited partners will vote on the EQM merger proposal. EQM limited partners also may be asked to consider other matters as may properly come before the EQM special meeting. At this time, EQM knows of no other matters that will be presented for the consideration of the EQM limited partners at the EQM special meeting.

Who may vote: You may vote at the EQM special meeting if you owned EQM limited partner interests at the close of business on the record date for the EQM special meeting of April 29, 2020. On that date, there were 200,457,630 EQM common units, 7,000,000 EQM Class B units and 24,605,291 Series A Preferred Units outstanding. You may cast one vote for each outstanding EQM limited partner interest, including any EQM Class B units and any Series A Preferred Units on an as-converted basis, that you owned on the record date for the EQM special meeting.

What vote is needed: Approval of the EQM merger proposal requires the affirmative vote of holders of a majority of the outstanding EQM common units, outstanding EQM Class B units, and outstanding Series A Preferred Units, with such Series A Preferred Units to be treated as EQM common units on an as-converted basis, voting together as a single class.

Pursuant to the Merger Agreement, ETRN has agreed to vote or cause to be voted all partnership interests in EQM beneficially owned by ETRN or its subsidiaries in favor of the EQM merger proposal (unless the Merger Agreement has otherwise been earlier terminated). As of the record date for the EQM special meeting, ETRN and its subsidiaries beneficially owned 124,245,455 EQM limited partner interests which represent, in the aggregate, approximately 53.5% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). The affirmative vote by ETRN and its subsidiaries with respect to the EQM limited partner interests they own will be sufficient to approve the EQM merger proposal. Additionally, pursuant to the Preferred Restructuring Agreement, each Investor has agreed, subject to certain limited exceptions, to vote, or cause to be voted, all Series A Preferred Units beneficially owned by such Investor in favor of the EQM merger proposal. As of the record date for the EQM special meeting, the holders of the Series A Preferred Units owned (beneficially or of record) approximately 10.6% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). Collectively, ETRN and its subsidiaries and the Investors have agreed to vote or cause to be voted approximately 64.1% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis) in favor of the EQM merger proposal.

The directors and executive officers of the General Partner beneficially owned, in the aggregate, approximately 0.02% of the outstanding EQM limited partner interests as of the record date for the EQM special meeting, after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis. ETRN and EQM believe that the directors and executive officers of the General Partner will vote in favor of the EQM merger proposal.

Postponements and Adjournments: Pursuant to the EQM Partnership Agreement, the General Partner may postpone the EQM special meeting one or more times for any reason by giving notice to each EQM limited partner entitled to vote at the EQM special meeting so postponed of the place, date and hour at which such postponed meeting would be held not fewer than two days before the date of the EQM special meeting. In addition, the EQM special meeting may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the EQM special meeting with respect to the EQM merger proposal or the failure of the EQM merger proposal to receive sufficient votes for approval. No vote of EQM limited partners is required for any adjournment.

Recommendation of the ETRN Board and Its Reasons for the Merger

At a special telephonic meeting held on February 26, 2020, the ETRN Board, by unanimous vote, (i) determined that the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, are in the best interests of ETRN and the ETRN shareholders, (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, and (iii) resolved to submit the approval of the ETRN stock issuance to a vote of the ETRN shareholders and recommend that the ETRN shareholders approve the ETRN stock issuance. See “The Merger—Recommendation of the ETRN Board and its Reasons for the Merger.”

ETRN shareholders should be aware that some of ETRN’s directors and executive officers may have interests in the transactions that are different from, or in addition to, the interests they may have as ETRN shareholders. See “The Merger—Interests of Certain Persons in the Merger.”

The ETRN Board recommends that the ETRN shareholders vote FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal.

Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger

At a telephonic meeting of the EQM Conflicts Committee held on February 26, 2020, the EQM Conflicts Committee, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM and its subsidiaries and the Unaffiliated Partnership Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval constituting “Special Approval” (as defined in the EQM Partnership Agreement), (iii) recommended that the EQM Board approve the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) resolved, and recommended that the EQM Board resolve, to recommend approval of the Merger Agreement and the Merger by the EQM limited partners at a special meeting of the EQM limited partners.

Later on February 26, 2020, at a telephonic meeting of the EQM Board, the EQM Board (acting, in part, upon the recommendation of the EQM Conflicts Committee), by unanimous vote, (i) determined that the forms, terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM and its subsidiaries and the EQM common unitholders, (ii) authorized the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorized the submittal of a proposal to approve the adoption of the Merger Agreement and the Merger to a vote of the EQM limited partners at a special meeting of the EQM limited partners, and (iv) resolved to recommend approval of the adoption of the Merger Agreement and the Merger by the EQM limited partners at a special meeting of the EQM limited partners. For more information regarding the recommendation of the EQM Conflicts Committee and the EQM Board, see “The Merger—Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger.”

EQM limited partners should be aware that some of the General Partner’s directors and executive officers may have interests in the transactions that are different from, or in addition to, the interests they may have as EQM limited partners. See “The Merger—Interests of Certain Persons in the Merger.”

The EQM Conflicts Committee and the EQM Board each recommend that the EQM limited partners vote FOR the EQM merger proposal.

Opinion of the Financial Advisor to ETRN

ETRN retained Guggenheim Securities, LLC (“Guggenheim Securities”) as its financial advisor in connection with the Merger. Guggenheim Securities rendered an opinion to the ETRN Board to the effect that, as of February 26, 2020 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Exchange Ratio was fair, from a financial point of view, to ETRN. The full text of Guggenheim Securities’ written opinion, which is attached as Annex C to this joint proxy statement/prospectus and incorporated herein by reference, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets, commodities markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.

Guggenheim Securities’ opinion was provided to the ETRN Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio. Guggenheim Securities’ opinion and any materials provided in connection therewith did not constitute a recommendation to the ETRN Board with respect to the Merger or the transactions contemplated by the two share purchase agreements (the “Share Purchase Agreements”) entered into by ETRN and EQT Corporation (“EQT”), the Preferred Restructuring Agreement and that certain Gas Gathering and Compression Agreement, dated as of February 26, 2020, by and among EQM, EQT and/or certain of their respective subsidiaries (the “EQT Global GGA”) and any reduction of ETRN dividends or EQM distributions (collectively, the “Related Transactions”), nor does Guggenheim Securities’ opinion or the summary of its underlying financial analyses elsewhere in this joint proxy statement/prospectus constitute advice or a recommendation to any holder of ETRN common stock or EQM common units, Series A Preferred Units or EQM Class B units as to how to vote or act in connection with the Merger, the Related Transactions or otherwise. Guggenheim Securities’ opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to ETRN and does not address any other term, aspect or implication of the Merger (including, without limitation, the form or structure of the Merger), the Merger Agreement or any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or the Related Transactions.

For a description of the opinion that the ETRN Board received from Guggenheim Securities, see “The Merger—Opinion of the Financial Advisor to ETRN beginning on page 59.

Opinion of the Financial Advisor to the EQM Conflicts Committee

The EQM Conflicts Committee retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with evaluating the proposed Merger. At the request of the EQM Conflicts Committee, at a telephonic meeting of the EQM Conflicts Committee held on February 26, 2020, Evercore rendered its oral opinion to the EQM Conflicts Committee (subsequently confirmed in writing on the same date) that, as of February 26, 2020, based upon and subject to assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken by Evercore in rendering its opinion as set forth therein, the Exchange Ratio was fair, from a financial point of view, to EQM and the holders of EQM common units other than ETRN, the General Partner and their respective affiliates, with such holders referred to in this joint proxy statement/prospectus as the “EQM Public Common Unitholders.”

The opinion speaks only as of the date it was delivered and not as of the time the Merger will be completed or any other date. The opinion does not reflect changes that may occur or may have occurred after February 26, 2020, which could alter the facts and circumstances on which Evercore’s opinion was based. It is understood that subsequent developments or information of which Evercore is, or was, not aware may affect Evercore’s opinion, but Evercore does not have any obligation to update, revise or reaffirm its opinion.

The full text of the written opinion of Evercore, dated as of February 26, 2020, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken in rendering its opinion, is attached hereto as Annex D. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was directed to the EQM Conflicts Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, as of February 26, 2020, to EQM and the EQM Public Common Unitholders of the Exchange Ratio. Evercore’s opinion did not address any other term, aspect or implications of the Merger. Neither Evercore’s opinion, the summary of such opinion nor the related analyses set forth in this joint proxy statement/prospectus are intended to be, and they do not constitute, a recommendation to the EQM Conflicts Committee or to any other person in respect of the Merger or any other matter, including as to how any holder of EQM common units should act or vote in respect of the Merger. The summary of Evercore’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion.

For further information, see the section of this joint proxy statement/prospectus entitled “The Merger–Financial Advisor to the EQM Conflicts Committee” and the full text of the written opinion of Evercore attached as Annex D hereto.

Interests of Certain Persons in the Merger

EQM limited partners should be aware that some of the executive officers and directors of the General Partner have interests in the transaction that may differ from, or may be in addition to, the interests of EQM limited partners generally. These interests include:

•	certain of the executive officers and directors of the General Partner are also executive officers and directors of ETRN;

•	the directors and officers of the General Partner are entitled to continued indemnification and insurance coverage under the Merger Agreement;

•

certain of the directors and executive officers of the General Partner beneficially own EQM limited partner interests and/or phantom units and will receive the applicable Merger Consideration upon completion of the Merger; and

•	certain of the executive officers and certain of the directors of the General Partner beneficially own ETRN common stock and/or ETRN equity awards.

ETRN shareholders should be aware that some of the executive officers and directors of ETRN have interests in the transaction that may differ from, or may be in addition to, the interests of ETRN shareholders generally. These interests include:

•	certain of the executive officers and directors of ETRN are also executive officers and directors of the General Partner;

•	directors and executive officers of ETRN prior to the Merger are expected to continue as directors and executive officers of ETRN after the Merger; and

•

certain of the executive officers and certain of the directors of ETRN beneficially own EQM limited partner interests and/or phantom units, and these directors and executive officers will receive the applicable Merger Consideration upon completion of the Merger.

Conditions to Completion of the Merger

ETRN and EQM may not complete the Merger unless each of the following conditions is satisfied or, to the extent permissible, waived:

•	EQM has obtained EQM limited partner approval;

•	ETRN has obtained the ETRN shareholder approval;

•

no restraint is in effect enjoining, restraining, preventing or prohibiting the completion of the transactions contemplated by the Merger Agreement or making the completion of the transactions contemplated by the Merger Agreement illegal;

•

the registration statement of which this joint proxy statement/prospectus forms a part must have been declared effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC;

•	the ETRN common stock deliverable to the EQM common unitholders as contemplated by the Merger Agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

•

a tax opinion must have been delivered to ETRN, in form and substance approved by EQT, satisfying the requirements of an unqualified tax opinion (as defined in the Tax Matters Agreement by and between ETRN and EQT, dated as of November 12, 2018 (the “Tax Matters Agreement”)), with respect to the transactions contemplated by the Merger Agreement (the “TMA Closing Opinion”); and

•

the closing of the restructuring of the Series A Preferred Units, in connection with which (i) $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units will be redeemed by EQM for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (ii) after giving effect to such redemption, each remaining issued and outstanding Series A Preferred Unit will be exchanged for 2.44 ETRN Preferred Shares (collectively, the “Preferred Restructuring”), must have occurred or must occur concurrently.

The obligations of ETRN, EQM LP and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties in the Merger Agreement of EQM and the General Partner being true and correct as of February 26, 2020 and as of the closing date of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date), subject to certain standards, including materiality and material adverse effect qualifications, as described in “The Merger Agreement—Conditions to Completion of the Merger”;

•	EQM and the General Partner having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement; and

•

the receipt by ETRN of an officer’s certificate signed on behalf of EQM and the General Partner by an executive officer of the General Partner certifying that the preceding conditions have been satisfied.

The obligation of EQM to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties in the Merger Agreement of ETRN being true and correct as of February 26, 2020 and as of the closing date of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date), subject to certain standards, including materiality and material adverse effect qualifications, as described in “The Merger Agreement—Conditions to Completion of the Merger”;

•	ETRN, EQM LP and Merger Sub having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement; and

•	the receipt by EQM of an officer’s certificate signed on behalf of ETRN by an executive officer of ETRN certifying that the preceding conditions have been satisfied.

EQM Conflicts Committee and EQM Board Recommendation and EQM Adverse Recommendation Change

The Merger Agreement generally provides that, subject to the exceptions described below, neither the EQM Conflicts Committee nor the EQM Board will make an EQM adverse recommendation change (as described under “The Merger Agreement—EQM Conflicts Committee and EQM Board Recommendation and EQM Adverse Recommendation Change”).

The EQM Conflicts Committee may, however, make an EQM adverse recommendation change in response to an alternative proposal or an EQM changed circumstance if the EQM Conflicts Committee, after consultation with its financial advisor and outside legal counsel, determines in good faith that the failure to take such action would constitute a breach of, or otherwise be inconsistent with, its duties under applicable law, as modified by the EQM Partnership Agreement, and the EQM Conflicts Committee complies with certain provisions of the Merger Agreement as described under “The Merger Agreement—EQM Conflicts Committee and EQM Board Recommendation and EQM Adverse Recommendation Change.”

EQM Limited Partner Approval

EQM has agreed to hold a special meeting of the EQM limited partners as promptly as practicable after the date that the registration statement of which this joint proxy statement/prospectus forms a part is declared effective under the Securities Act for purposes of obtaining the EQM limited partner approval. See “The Merger—The EQM Special Meeting.” Unless the Merger Agreement is validly terminated in accordance with its terms, this obligation is not affected by the withdrawal or modification by the EQM Board or the EQM Conflicts Committee of its recommendation or any other action by the EQM Board or the EQM Conflicts Committee, as the case may be, with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement.

The Merger Agreement also requires EQM, through the EQM Board and the EQM Conflicts Committee, to recommend to the EQM limited partners approval of the Merger Agreement (subject to the ability of the EQM Conflicts Committee to change such recommendation as described herein) and to use reasonable best efforts to obtain from the EQM limited partners the EQM limited partner approval.

ETRN Shareholder Approval

ETRN has agreed to hold a special meeting of the ETRN shareholders as promptly as practicable after the date that the registration statement of which this joint proxy statement/prospectus forms a part is declared effective under the Securities Act for the purpose of obtaining the ETRN shareholder approval. See “The Merger—The ETRN Special Meeting.” Unless the Merger Agreement is validly terminated in accordance with its terms, this obligation is not affected by the withdrawal or modification by the ETRN Board of its recommendation or any other action by the ETRN Board with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement.

The Merger Agreement also requires ETRN, through the ETRN Board, to recommend that the ETRN shareholders approve the ETRN stock issuance and use reasonable best efforts to solicit and obtain from the ETRN shareholders the ETRN shareholder approval.

No Solicitation by EQM of Alternative Proposals

The Merger Agreement contains provisions prohibiting EQM from seeking an alternative proposal. Under these “no solicitation” covenants, EQM has agreed that it will not, and will cause its subsidiaries and use reasonable best efforts to cause its and its subsidiaries’ respective representatives not to, directly or indirectly, except as permitted by the Merger Agreement or otherwise consented to by ETRN:

•	solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce the submission of an alternative proposal;

•	grant any waiver or release of any standstill or similar agreement with respect to any partnership interests of EQM;

•	enter into any acquisition agreement with respect to any alternative proposal; or

•	make an EQM adverse recommendation change.

EQM has agreed that it will, and the General Partner will use its reasonable best efforts to cause its and EQM’s and its subsidiaries’ respective representatives to, cease and cause to be terminated any discussions or negotiations with any persons conducted prior to the execution of the Merger Agreement with respect to an alternative proposal and immediately prohibit any access by any person to confidential information relating to a possible alternative proposal.

After the date of the Merger Agreement and before EQM obtains the EQM limited partner approval, if (i) EQM has received an unsolicited written alternative proposal that the EQM Conflicts Committee believes is bona fide, (ii) the EQM Conflicts Committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such alternative proposal constitutes or could reasonably be expected to lead to or result in a superior proposal and failure to take such action would constitute a breach of, or otherwise be inconsistent with, its duties under applicable laws, as modified by the EQM Partnership Agreement, and (iii) such alternative proposal did not result from a breach of the “no solicitation” covenants in the Merger Agreement, then EQM may (x) furnish information, including confidential information, with respect to EQM and its subsidiaries to the person making such alternative proposal and (y) participate in discussions or negotiations regarding such alternative proposal; provided, however, that (A) EQM will not, and will use its reasonable best efforts to cause its respective representatives not to, disclose any non-public information to such person unless EQM has, or first enters into, a confidentiality agreement with such person of the nature generally used in similar circumstances, as determined by EQM in its reasonable business judgment, and (B) EQM will provide to ETRN non-public information with respect to EQM and its subsidiaries that was not previously provided or made available to ETRN prior to or substantially concurrently with providing or making available such non-public information to such other person.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the closing of the Merger:

•	by the mutual written consent of ETRN and EQM duly authorized by the ETRN Board and the EQM Conflicts Committee, respectively.

•	by either of ETRN or EQM:

•

if the closing of the Merger does not occur on or before August 26, 2020; provided, that this termination right will not be available to (a) ETRN or EQM if the inability to satisfy any condition under the Merger Agreement necessary for closing of the Merger was due to the failure of, in the case of ETRN, ETRN, EQM LP or Merger Sub, or, in the case of EQM, EQM or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such entity prior to the closing of the Merger and (b) ETRN or EQM if, in the case of ETRN, EQM or the General Partner, or, in the case of EQM, ETRN, EQM LP or Merger Sub, has filed and is pursuing an action seeking specific performance as permitted pursuant to the terms of the Merger Agreement;

•

if any restraint by a government authority is in effect and has become final and nonappealable; provided, however, that this termination right is not available to ETRN or EQM if such restraint was due to the failure of, in the case of ETRN, ETRN, EQM LP or Merger Sub, or, in the case of EQM, EQM or the General Partner, to perform any of its obligations under the Merger Agreement;

•	if the EQM special meeting has occurred and the EQM limited partner approval has not been obtained;

•	if the ETRN special meeting has occurred and the ETRN shareholder approval has not been obtained; or

•

if the EQM Conflicts Committee makes an EQM adverse recommendation change as a result of an EQM changed circumstance (and not as a result of a superior proposal) prior to receipt of the EQM limited partner approval;

•	by ETRN:

•

if EQM or the General Partner has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the organization and standing of EQM, the General Partner and their respective subsidiaries, EQM’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby, or the absence of certain changes or events become untrue, in a way that the related condition to closing would not be satisfied, and such breach is either incurable or not cured within 30 days (unless ETRN, EQM LP or Merger Sub is also in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•

if prior to receipt of the EQM limited partner approval, EQM is in willful breach of the “no-solicitation” covenant in the Merger Agreement (unless ETRN, EQM LP or Merger Sub is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement).

•	by EQM:

•

if ETRN has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the organization and standing of ETRN and its subsidiaries, the authority of ETRN, EQM LP and Merger Sub to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement or the absence of certain changes or events become untrue, in a way that the related condition to closing would not be satisfied, and such breach is either incurable or not cured within 30 days (unless EQM or the General Partner is also in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•	prior to receipt of the EQM limited partner approval, in order to enter into (concurrently with such termination) any agreement, understanding or arrangement relating to a superior proposal.

Effect of Termination; Termination Fees

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to either party. However, termination will not relieve any party of any liability for failure to consummate the Merger and other transactions contemplated by the Merger Agreement when required under the agreement or for intentional fraud or any “willful breach” (as defined in the Merger Agreement).

The Merger Agreement contains various amounts payable under the circumstances described below:

•

if the Merger Agreement is validly terminated by (i) ETRN or EQM as a result of the EQM Conflicts Committee making a change in recommendation prior to receipt of the EQM limited partner approval, (ii) ETRN as a result of a willful breach by EQM of the “no-solicitation” covenant in the Merger Agreement prior to receipt of the EQM limited partner approval, (iii) ETRN or EQM if the EQM special meeting has occurred and the EQM limited partner approval has not been obtained in a case where the EQM Conflicts Committee has made a change in recommendation, (iv) EQM if the closing of the Merger has not occurred on or before August 26, 2020 and, at the time of such termination, (A) the EQM limited partner approval has not been obtained and (B) ETRN would have been permitted to terminate the Merger Agreement as a result of the EQM Conflicts Committee making a change in recommendation or (v) EQM in order to enter into (concurrently with such termination) any agreement, understanding or arrangement relating to a superior proposal, then EQM will pay to ETRN a termination fee equal to $36.5 million (the “EQM Termination Fee”) within two business days after the date of termination;

•

if the Merger Agreement is validly terminated by (i) ETRN or EQM if the EQM special meeting has occurred and the EQM limited partner approval has not been obtained or (ii) ETRN due to a material uncured breach by EQM or the General Partner of any of its covenants or agreements, or representations or warranties with respect to the organization and standing of EQM, the General Partner and their respective subsidiaries, EQM’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby or the absence of certain changes or events, then EQM will promptly pay ETRN’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by ETRN and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $10.0 million; and

•

if the Merger Agreement is validly terminated by (i) ETRN or EQM if the ETRN special meeting has occurred and the ETRN shareholder approval has not been obtained or (ii) EQM due to a material uncured breach by ETRN, EQM LP or Merger Sub of any of its covenants or agreements, or representations or warranties with respect to the organization and standing of ETRN and its subsidiaries, the authority of ETRN, EQM LP and Merger Sub to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement or the absence of certain changes or events, then ETRN will promptly pay EQM’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by EQM and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $10.0 million, subject to certain limited restrictions.

EQM Conflicts Committee

Prior to the earlier of the Effective Time and the termination of the Merger Agreement, ETRN will not, and will not permit any of its subsidiaries to, take any action intended to cause the General Partner (or the sole member of the General Partner) to, without the consent of a majority of the members of the then-existing EQM Conflicts Committee, eliminate the EQM Conflicts Committee, revoke or diminish the authority of the EQM Conflicts Committee or remove or cause the removal of any director of the EQM Board that is a member of the EQM Conflicts Committee either as a director or as a member of such committee.

United States Federal Income Tax Consequences of the Merger

The receipt of ETRN common stock in exchange for EQM common units pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders (as defined in “United States Federal Income Tax Consequences”). A U.S. Holder who receives ETRN common stock in exchange for EQM common units pursuant to the Merger Agreement will recognize gain or loss in an amount equal to the difference between:

•	the sum of (i) the fair market value of the ETRN common stock received and (ii) such U.S. Holder’s share of EQM’s nonrecourse liabilities immediately prior to the Merger; and

•	such U.S. Holder’s adjusted tax basis in the EQM common units exchanged therefor (which tax basis includes such U.S. Holder’s share of EQM’s nonrecourse liabilities immediately prior to the Merger).

Gain or loss recognized by a U.S. Holder will generally be taxable as capital gain or loss. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by EQM and its subsidiaries. Passive losses that were not deductible by a U.S. Holder in prior taxable periods because they exceeded a U.S. Holder’s share of EQM’s income may become available to offset a portion of the gain recognized by such U.S. Holder.

The U.S. federal income tax consequences of the Merger to an EQM limited partner will depend on such limited partner’s own personal tax situation. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the particular tax consequences of the Merger to you.

See “United States Federal Income Tax Consequences” for a more complete discussion of U.S. federal income tax consequences of the Merger.

No Appraisal Rights

Neither ETRN shareholders nor EQM limited partners are entitled to appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under ETRN’s organizational documents, the EQM Partnership Agreement or the Merger Agreement.

Regulatory Approvals and Clearances Required for the Merger

There is no filing requirement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the Merger, and therefore no waiting period under the HSR Act applies. Further, no approvals or consents are required under any other antitrust law. Therefore, there are no regulatory approvals or clearances required to consummate the Merger. See “The Merger—Regulatory Approvals and Clearances Required for the Merger.”

Listing of ETRN Common Stock to be Issued in the Merger; Delisting and Deregistration of EQM Common Units

ETRN expects to obtain approval to list on the NYSE the ETRN common stock to be issued as Merger Consideration pursuant to the Merger Agreement, which approval is a condition to the Merger, and the shares of ETRN common stock to be reserved for issuance upon the conversion of any ETRN Preferred Shares. Upon completion of the Merger, EQM common units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Accounting Treatment of the Merger

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary (“ASC 810”). Because ETRN controls EQM both before and after the Merger, the changes in ETRN’s ownership interest in EQM resulting from the Merger will be accounted for as an equity transaction, and no gain or loss will be recognized in ETRN’s statement of consolidated comprehensive income. In addition, the tax effects of the Merger are reported as adjustments to deferred income taxes and additional paid-in capital, consistent with ASC 740, Income Taxes (“ASC 740”). Since the ETRN historical financial information includes the accounts of EQM, the historical financial information of EQM has not been shown separately.

Timing of the Merger

The Merger is expected to close in the second quarter of 2020, subject to the receipt of ETRN shareholder and EQM limited partner approvals and the satisfaction or waiver of the other closing conditions. For a discussion of the timing of the Merger, see “The Merger Agreement—The Merger; Effective Time; Closing” beginning on page 94.

Comparison of the Rights of ETRN Shareholders and EQM Common Unitholders

A Delaware limited partnership is inherently different from a Pennsylvania corporation. Ownership interests in a limited partnership are therefore fundamentally different from ownership interests in a corporation. EQM common unitholders will own ETRN common stock following the completion of the Merger, and their rights associated with the ETRN common stock will be governed by ETRN’s organizational documents and the Pennsylvania Business Corporation Law (the “PBCL”), which differ in a number of respects from the EQM Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

Summary of Risk Factors

You should consider carefully all the risk factors together with all of the other information included in this joint proxy statement/prospectus before deciding how to vote. The risks related to the Merger and the related transactions, ETRN’s business, ETRN common stock and ETRN’s organizational structure are described under “Risk Factors” beginning on page 23. Some of these risks include, but are not limited to, those described below:

•

The number of shares of ETRN common stock that the holders of EQM common units may receive in the Merger is based on a fixed exchange ratio and will not be adjusted in the event of any change in the price of either shares of ETRN common stock or EQM common units.

•

The Merger is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, if at all. Failure to complete the Merger could have a material and adverse effect on ETRN and EQM and, even if completed, the Merger may not achieve some or all of the anticipated benefits.

•	Financial projections relating to the combined company after the Merger may not be achieved.

•	ETRN and EQM are and in the future may be targets of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the completion of the Merger.

•

ETRN and EQM will incur substantial transaction-related costs in connection with the Merger, including fees paid to legal, financial and accounting advisors, filing fees and printing costs. If the Merger does not occur, ETRN and EQM will not benefit from these expenses.

•	The Merger will not be accretive to ETRN’s operating earnings and will cause dilution to ETRN’s earnings per share, which may negatively affect the market price of ETRN common stock.

•

Upon the closing of the Merger, former EQM common unitholders will own approximately 50% of the total voting power of ETRN common stock (which includes the ETRN Preferred Shares to be issued in connection with the Merger, which will have the right to vote on an as-converted basis with the ETRN shareholders). As a result, ETRN’s current shareholders will experience significant dilution as a result of the Merger.

•

ETRN may further reduce the amount of the cash dividend that it pays on ETRN common stock or may not pay any cash dividends at all to its shareholders. ETRN’s ability to declare and pay cash dividends to its shareholders, if any, in the future will depend on various factors, many of which are beyond ETRN’s control.

•

As part of the Merger and the related Preferred Restructuring, EQM has agreed to redeem $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts and, after giving effect to such redemption, ETRN has agreed to issue 2.44 ETRN Preferred Shares in exchange for each remaining Series A Preferred Unit.

•	The shares of ETRN common stock to be received by EQM common unitholders as a result of the Merger have different rights than EQM common units.

•	Directors and executive officers of the General Partner have certain interests that are different from those of EQM common unitholders generally.

•	Directors and executive officers of ETRN have certain interests that are different from those of ETRN shareholders generally.

•

The EQM Partnership Agreement limits the duties of the General Partner to EQM limited partners and restricts the remedies available to unitholders for actions taken by the General Partner that might otherwise constitute breaches of its duties.

•

The unaudited pro forma financial statements included in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined entity’s financial condition or results of operations following the Merger.

•

The outbreak of COVID-19 (or any future pandemic), and related declines in economic output and associated demand for natural gas, could harm the business, results of operations and financial condition of each of ETRN and EQM.

•

The Merger will be a taxable transaction to EQM common unitholders and the resulting tax liability of an EQM common unitholder will depend on the unitholder’s particular situation. The tax liability of an EQM common unitholder as a result of the Merger could be more than expected.

•

The U.S. federal income tax treatment of owning and disposing of ETRN common stock received in the Merger will be different than the U.S. federal income tax treatment of owning and disposing of EQM common units.

Litigation Relating to the Merger

Since the initial public announcement of the Merger by ETRN and EQM on February 27, 2020, EQM, the members of the EQM Board, ETRN, EQM LP, Merger Sub and the General Partner have been named as defendants in lawsuits brought by and on behalf of purported EQM limited partners challenging the proposed transaction. These lawsuits seek, among other things, to enjoin the consummation of the Merger. ETRN and EQM believe that the claims asserted in these lawsuits are without merit and plan to vigorously defend against them. See “The Merger—Litigation Relating to the Merger.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ETRN

The following selected historical consolidated financial data as of December 31, 2019 and 2018 and for each of the years ended December 31, 2019, 2018 and 2017 are derived from ETRN’s audited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. Historical consolidated financial data as of December 31, 2017, 2016 and 2015 and for the years ended December 31, 2016 and 2015 are derived from ETRN’s consolidated financial statements not incorporated by reference into this joint proxy statement/prospectus.

For each of the periods prior to November 12, 2018, the selected historical consolidated financial data include the assets, liabilities and results of operations of EQT’s natural gas gathering, transmission and storage and water services that were transferred to ETRN upon the closing of the distribution on November 12, 2018 of 80.1% of the then outstanding shares of ETRN common stock to EQT shareholders and represent the predecessor for accounting purposes of ETRN.

The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto set forth in ETRN’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. It should not be assumed that the results of operations for any past period indicate results for any future period. For more information, see “Where You Can Find More Information” beginning on page 162.

	Years Ended December 31,
	2019(a)	2018	2017(a)(b)	2016(b)	2015(b)(c)
	(Thousands, except per share amounts)
Statements of Consolidated Comprehensive Income

Operating revenues	$1,630,242	$1,495,098	$895,558	$732,272	$632,936
Operating income	76,000	643,084	543,050	465,006	449,900
Net (loss) income attributable to Equitrans Midstream Corporation	(203,743)	218,398	(27,156)	65,153	174,296
(Loss) earnings per share of common stock attributable to Equitrans Midstream Corporation
Basic	$(0.80)	$0.86	$(0.11)	$0.26	$0.69
Diluted	(0.80)	0.86	(0.11)	0.26	0.68

Cash dividends declared per share of common stock	$1.80	$0.41	$—	$—	$—

(a)

For the years ended December 31, 2019 and December 31, 2017, because ETRN generated a net loss, ETRN’s computation of loss per share excluded potentially dilutive securities; as such, basic and diluted average ETRN common stock outstanding were the same for the years ended December 31, 2019 and December 31, 2017.

(b)

For periods prior to November 12, 2018 (the “Separation Date”), earnings per share was calculated based on the shares of ETRN common stock distributed to EQT shareholders of record as of the close of business on November 1, 2018 in connection with the separation of EQT’s midstream business from EQT’s upstream business on the Separation Date (the “Separation”) and is considered pro forma in nature. Prior to the Separation Date, ETRN did not have any issued or outstanding ETRN common stock (other than shares owned by EQT).

(c)	Unaudited.

	December 31,
	2019	2018	2017	2016	2015(a)
Consolidated Balance Sheets
Total assets	$12,041,709	$10,523,835	$8,328,796	$4,392,155	$3,486,515
Long-term debt, including credit facilities(b)	6,324,483	4,660,244	1,453,352	985,732	493,401

(a)	Unaudited.
(b)	Includes outstanding borrowings under the credit facilities of EQM and Eureka Midstream, LLC (“Eureka Midstream”).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF EQM

The following selected historical consolidated financial data as of December 31, 2019 and 2018 and for each of the years ended December 31, 2019, 2018 and 2017 are derived from EQM’s audited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. Historical consolidated financial data as of December 31, 2017, 2016 and 2015 and for each of the years ended December 31, 2016 and 2015 are derived from EQM’s consolidated financial statements not incorporated by reference into this joint proxy statement/prospectus.

EQM’s consolidated financial statements have been retrospectively recast for the years ended December 31, 2018, 2017, 2016 and 2015, as applicable, to include the historical results of the acquisition by EQM of Rice Midstream Partners LP, effective July 23, 2018 (the “EQM-RMP Merger”), the acquisitions by EQM of EQM Olympus Midstream LLC, Strike Force Midstream Holdings LLC and EQM West Virginia Midstream LLC, effective May 1, 2018 (the “Drop-Down Transaction”), the acquisitions by EQM in October 2016 of Allegheny Valley Connector, LLC, Rager Mountain Storage Company LLC and certain gathering assets located in southwestern Pennsylvania and northern West Virginia (the “October 2016 Acquisition”) and EQT’s March 2015 contribution of the Northern West Virginia gas gathering system to EQM (the “NWV Gathering Acquisition”) as these were businesses and the acquisitions were transactions between entities under common control. The selected financial data covering the periods prior to the aforementioned transactions may not necessarily be indicative of the actual results of operations had these entities been operated together during those periods.

The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto set forth in EQM’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. It should not be assumed that the results of operations for any past period indicate results for any future period. For more information, see “Where You Can Find More Information” beginning on page 162.

	As of and for the Years Ended December 31,
	2019	2018	2017	2016	2015
	(Thousands, except per unit amounts)
Statements of Consolidated Operations
Operating revenues	$1,630,242	$1,495,098	$895,558	$732,272	$632,936
Operating income	204,186	726,653	620,705	527,856	451,036
Net income attributable to EQM	183,373	668,002	609,626	537,954	455,126

Net income per limited partner unit(a)
Basic	$0.58	$2.43	$5.19	$5.21	$4.71
Diluted	0.56	2.43	5.19	5.21	4.70

Cash distributions declared per common unit	$4.63	$4.40	$3.83	$3.19	$2.635

Consolidated Balance Sheets
Total assets	$11,815,019	$9,456,121	$7,998,835	$3,075,840	$2,833,358
Long-term debt, including credit facilities(b)	5,761,999	4,081,639	1,453,352	985,732	493,401

(a)

Net income attributable to the EQM-RMP Merger, the Drop-Down Transaction, the October 2016 Acquisition and the NWV Gathering Acquisition for the periods prior to July 23, 2018, May 1, 2018, October 1, 2016 and March 17, 2015, respectively, was not allocated, as applicable, to the limited partners of EQM for purposes of calculating net income per limited partner unit as these pre-acquisition amounts were not available to the unitholders.

(b)	Includes outstanding borrowings under the credit facilities of EQM and Eureka Midstream.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected unaudited pro forma consolidated financial information for ETRN after giving effect to the transactions described in the notes to the unaudited pro forma consolidated financial statements included in this joint proxy statement/prospectus, including the Merger. The selected unaudited pro forma consolidated financial information is derived from the unaudited pro forma consolidated financial statements included in this joint proxy statement/prospectus and should be read in conjunction with the section entitled “Unaudited Pro Forma Consolidated Financial Statements” and related notes included in this joint proxy statement/prospectus beginning on page 164.

The following data should be read in conjunction with the consolidated financial statements and the related notes thereto set forth in the respective Annual Reports on Form 10-K for the year ended December 31, 2019 of ETRN and EQM, which are incorporated by reference into this joint proxy statement/prospectus. The following selected unaudited pro forma consolidated financial information are presented for illustrative purposes only and are not necessarily indicative of the results that might have occurred had the Merger taken place on December 31, 2019 for balance sheet purposes, and on January 1, 2019 for income statement purposes, and are not intended to be a projection of future results.

Year Ended December 31, 2019
(in thousands)
Pro forma statement of consolidated comprehensive income data
Total revenue	$1,295,573
Net loss attributable to noncontrolling interests	(21,291)
Net loss attributable to Equitrans Midstream Corporation common shareholders	(402,470)
Loss per share of common stock attributable to Equitrans Midstream Corporation—basic and diluted	(0.93)

As of December 31 2019
(in thousands)
Pro forma balance sheet data
Total assets	$11,974,346
Long-term debt	7,011,999
Total common shareholders’ equity	3,041,792

COMPARATIVE PER SHARE AND PER UNIT INFORMATION

The following table sets forth (i) historical per share information of ETRN, (ii) the unaudited pro forma per share information of ETRN after giving pro forma effect to the Merger and restate the transactions related thereto, including ETRN’s issuance of 2.44 shares of ETRN common stock for each outstanding EQM common unit not owned by ETRN or its subsidiaries at the Effective Time, and (iii) the historical and equivalent pro forma per share information for EQM.

This information should be read in conjunction with (i) the summary historical financial information included elsewhere in this joint proxy statement/prospectus, (ii) the historical consolidated financial statements of ETRN and EQM and related notes that are incorporated by reference in this joint proxy statement/prospectus and (iii) the “Unaudited Pro Forma Consolidated Financial Statements” and related notes included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma per share and unit information does not purport to represent what the actual results of operations of ETRN and EQM would have been had the Merger been completed in another period or to project ETRN’s and EQM’s results of operations that may be achieved if the Merger is completed.

Year Ended December 31, 2019
Historical—ETRN
Loss per share of common stock attributable to ETRN—basic and diluted	$(0.80)
Cash dividends declared per share of common stock	$1.80
Book value per share(a)	$2.64
Historical—EQM
Net income per limited partner common unit—basic	$0.58
Net income per limited partner common unit —diluted	$0.56
Distributions per unit declared in the period	$4.63
Book value per unit(a)	$20.06
Pro forma combined—ETRN
Loss per share of common stock attributable to Equitrans Midstream Corporation—basic and diluted(b)	$(0.93)
Dividends declared per common share(c)	$1.92
Book value per share(d)	$7.03
Equivalent pro forma combined—EQM(e)
Net loss per limited partner common unit—basic and diluted	$(2.27)
Distributions per unit declared in the period	$4.68
Book value per unit	$17.15

(a)	The historical book value per share or unit was calculated as follows (in thousands, except per share or unit amounts).

	As of December 31, 2019
	ETRN	EQM
	(in thousands, except per share or unit amounts)
Equity or capital, as applicable, before noncontrolling interests	$672,716	$4,020,601
Divided by: Number of shares or units outstanding as of end of period	254,745	200,458

Book value per share or unit outstanding	$2.64	$20.06

(b)	Amount is from the unaudited pro forma consolidated financial statements included under “Unaudited Pro Forma Consolidated Financial Statements.”
(c)	The pro forma combined ETRN dividends declared amount was calculated as follows (in thousands, except per share or unit amounts):

	Year Ended December 31, 2019
	ETRN	EQM	Total
	(in thousands, except per share or unit amounts)
Declared dividends or distributions, as applicable, in the period to the public (historical)	$448,567	$382,360	$830,927
Divided by: Pro forma combined number of shares outstanding(f)			432,595

Dividends per share declared in the period (pro forma)			$1.92

(d)	The pro forma combined ETRN, book value per share was calculated as follows (in thousands, except per share amounts):

As of December 31, 2019
(in thousands, except per share amounts)
Pro forma equity before noncontrolling interests	$3,041,792
Divided by: Pro forma combined number of shares outstanding(f)	432,595

Book value per share	$7.03

(e)	Equivalent pro forma amounts are calculated by multiplying pro forma combined ETRN amounts by the Exchange Ratio of 2.44 (which assumes no adjustment contemplated by the Merger Agreement).
(f)	Pro forma combined number of shares calculated as follows (in thousands, except the Exchange Ratio):

	As of December 31, 2019
	ETRN	EQM(g)	Total
	(in thousands, except the Exchange Ratio)
Number of public shares / units outstanding	229,445	83,258
Exchange Ratio		2.44

Number of public shares outstanding (pro forma)	229,445	203,150	432,595

(g)

Includes EQM phantom units that will become fully vested and automatically converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration in the Merger and approximately 6,150 EQM common units reflecting the 15,000 shares of ETRN common stock that may be issuable as a result of the provision of the Merger Agreement that rounds up to the nearest share in lieu of issuing fractional shares.

MARKET PRICES, DIVIDEND AND DISTRIBUTION INFORMATION

Shares of ETRN common stock are currently traded on the NYSE under the ticker symbol “ETRN” and EQM common units are currently traded on the NYSE under the ticker symbol “EQM.”

As of April 29, 2020, the record date for the ETRN special meeting, there were 230,133,830 shares of ETRN common stock outstanding held by 1,951 holders of record. ETRN is not required to declare dividends of its available cash to the ETRN shareholders. On February 27, 2020, ETRN announced its intention to reduce its quarterly dividend from $0.45 per share to $0.15 per share, a decrease of approximately 67% per share, in connection with the announcement of the Merger and new commercial arrangements with EQT, commencing with the first quarter 2020 dividend. The ETRN Board may further reduce current dividends on ETRN common stock or may decide not to declare any dividends in the future. Any payment of future dividends will be at the sole discretion of the ETRN Board and will depend upon many factors, including the financial condition, earnings, liquidity and capital requirements of ETRN’s operating subsidiaries, covenants associated with certain debt obligations, legal requirements, leverage, regulatory constraints and other factors deemed relevant by the ETRN Board.

As of April 29, 2020, the record date for the EQM special meeting, there were 200,457,630 EQM common units outstanding held by 60 holders of record.

The following table presents per share or unit closing prices for ETRN common stock and EQM common units, respectively, on February 26, 2020, the last trading day before the public announcement of the Merger, as reported on the NYSE. This table also presents the equivalent market value per EQM common unit on such dates. The equivalent market value for EQM common units has been determined by multiplying the closing price of ETRN common stock on those dates by the Exchange Ratio.

	ETRN Shares	EQM Common Units	Equivalent Market Value per EQM Common Unit
February 26, 2020	$8.68	$21.51	$21.18

Because the Exchange Ratio is fixed and because the market price of ETRN common stock will fluctuate prior to the completion of the Merger, EQM common unitholders cannot be sure of the market value of the ETRN common stock they will receive as Merger Consideration relative to the value of EQM common units that they exchange. See “Risk Factors” beginning on page 23.

RISK FACTORS

In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the approval of the applicable proposals described in this joint proxy statement/prospectus. In addition, you should read and carefully consider the risks associated with each of ETRN and EQM and their respective businesses. These risks can be found in ETRN’s and EQM’s respective Annual Reports on Form 10-K for the year ended December 31, 2019, each of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. For further information regarding the documents incorporated into this joint proxy statement/prospectus by reference, please see the section titled “Where You Can Find More Information” beginning on page 162. Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on ETRN’s, EQM’s or the combined organization’s businesses, financial condition, cash flows and results of operations and could result in a decline in the trading prices of ETRN common stock or EQM common units.

Risks Related to the Merger

The number of shares of ETRN common stock that the holders of EQM common units may receive in the Merger is based on a fixed exchange ratio and will not be adjusted in the event of any change in the price of either shares of ETRN common stock or EQM common units.

The market value of the Merger Consideration that EQM common unitholders will receive in the Merger will depend on the trading price of ETRN common stock at the closing of the Merger. Subject to any applicable withholding tax and/or adjustment as described in the Merger Agreement, the Exchange Ratio is fixed at 2.44 shares of ETRN common stock for each EQM common unit. This means that there is no mechanism contained in the Merger Agreement that would adjust the number of shares of ETRN common stock that EQM common unitholders will receive as the Merger Consideration based on any decreases or increases in the trading price of ETRN common stock. Stock price changes may result from a variety of factors (many of which are beyond ETRN’s or EQM’s control), including:

•	the recent worldwide COVID-19 pandemic or other health epidemics, and related regulatory actions and effects;

•	changes in ETRN’s and EQM’s business, operations and prospects or market assessments thereof, as well as those of EQM’s customers;

•	interest rates, general market, industry and economic conditions and other factors generally affecting the price of ETRN common stock;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses and industry in which ETRN and EQM operate;

•	changes in commodity prices, including effects of the COVID-19 pandemic and crude oil price wars;

•	defaults or terminations or suspensions under force majeure clauses by any customer under one or more of its agreements with EQM;

•	material developments or events with respect to EQT;

•	changes in ETRN’s or EQM’s existing credit ratings or those of their customers; and

•	delays or cost over-runs with respect to the development of the Mountain Valley Pipeline (“MVP”) project.

Because the Merger will be completed after the EQM special meeting, at the time of the EQM special meeting, EQM common unitholders will not know the exact market value of ETRN common stock that they will receive upon completion of the Merger. If the price of ETRN common stock at the closing of the Merger is less than the price of ETRN common stock on the date on which the Merger Agreement was signed, then the market value of the Merger Consideration received by EQM common unitholders will be less than contemplated at the time the Merger Agreement was signed.

The Merger is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, if at all. Failure to complete the Merger could have a material and adverse effect on ETRN and EQM and, even if completed, the Merger may not achieve some or all of the anticipated benefits.

Completion of the Merger is subject to a number of conditions set forth in the Merger Agreement, including: (i) approval of the Merger Agreement by a majority of the EQM common unitholders, EQM Class B unitholders and holders of Series A Preferred Units, with such Series A Preferred Units treated as common units on an as-converted basis, voting together as a single class; (ii) approval of the ETRN stock issuance by a majority of the total votes cast at the ETRN special meeting, which under NYSE rules includes votes for, votes against and abstentions; (iii) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) the effectiveness of a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part relating to the ETRN stock issuance pursuant to the Merger Agreement; (v) approval for listing on the NYSE of ETRN common stock issuable pursuant to the Merger Agreement; (vi) subject to specified materiality standards, the accuracy of certain representations and warranties of each party; (vii) the delivery of the TMA Closing Opinion to ETRN; (viii) compliance by the respective parties in all material respects with their respective covenants; and (ix) closing of the Preferred Restructuring. These and other conditions to the closing of the Merger may not be fulfilled in a timely manner or at all, and, accordingly, the Merger may be delayed or may not be completed. See “The Merger Agreement—Conditions to Completion of the Merger.”

If the Merger is not completed, ETRN’s or EQM’s ongoing businesses or the price of ETRN common stock or EQM common units may be adversely affected and, without realizing any of the benefits of having completed the Merger, ETRN and EQM will be subject to a number of risks, including the following:

•	ETRN and EQM will be required to pay their respective costs relating to the Merger, such as legal, accounting and financial advisory expenses, whether or not the Merger is completed;

•

time and resources committed by the respective management of ETRN and the General Partner to matters relating to the Merger could otherwise have been devoted to pursuing other beneficial opportunities; and

•	the market prices of ETRN common stock or EQM common units could decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

In addition, even if completed there can be no assurance that the Merger will deliver the benefits anticipated by ETRN or EQM.

Financial projections relating to the combined company after the Merger may not be achieved.

In connection with the Merger, ETRN prepared and considered, among other things, internal financial forecasts and analyses for ETRN and EQM. These financial projections include assumptions regarding future operating cash flows, expenditures, and income of ETRN and EQM. These financial projections were not prepared with a view to public disclosure, are subject to significant economic, competitive, industry, regulatory and other uncertainties and may not be achieved in full, at all, or within projected timeframes. The failure of ETRN’s or EQM’s businesses to achieve projected results, including projected cash flows and leverage, could have a material adverse effect on the price of shares of ETRN common stock, ETRN’s financial position, and ETRN’s ability to pay dividends following the Merger, if at all. Due to a variety of factors, including following the announcement of the Merger changes in market conditions and the effects of COVID-19, the financial projections prepared in connection with the Merger may not reflect ETRN management’s best expectations of ETRN’s and EQM’s future financial performance as of the closing of the Merger.

ETRN and EQM are and in the future may be targets of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the completion of the Merger.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements in an effort to enjoin the relevant merger or seek monetary relief. ETRN and EQM are currently defendants in lawsuits related to the Merger Agreement and the Merger and, even if the pending or any future lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. ETRN and EQM cannot predict the outcome of these lawsuits, or others, nor can either company predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the Merger could delay or prevent its consummation. In addition, the costs of defending the litigation, even if resolved in ETRN’s or EQM’s favor, could be substantial and such litigation could distract ETRN and EQM from pursuing the consummation of the Merger and other potentially beneficial business opportunities. See “The Merger—Litigation Relating to the Merger.”

ETRN and EQM will incur substantial transaction-related costs in connection with the Merger, including fees paid to legal, financial and accounting advisors, filing fees and printing costs. If the Merger does not occur, ETRN and EQM will not benefit from these expenses.

ETRN and EQM expect to incur a number of non-recurring transaction-related costs associated with completing the Merger. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. If the Merger does not occur, neither ETRN nor EQM will benefit from these expenses.

The Merger will not be accretive to ETRN’s operating earnings and will cause dilution to ETRN’s earnings per share, which may negatively affect the market price of ETRN common stock.

ETRN currently anticipates that the Merger will be initially dilutive to its forecasted earnings per share on a standalone basis. This expectation is based on preliminary estimates, which may materially change. ETRN may also have additional transaction-related costs, may fail to realize all of the benefits anticipated in the Merger or may be subject to other factors that affect preliminary estimates or its ability to realize operational efficiencies. Any of these factors could cause a decrease in ETRN’s earnings per share or decrease or delay the expected effect of the Merger and contribute to a decrease in the price of ETRN common stock.

Upon the closing of the Merger, former EQM common unitholders will own approximately 50% of the total voting power of ETRN common stock (which includes the ETRN Preferred Shares to be issued in connection with the Merger, which will have the right to vote on an as-converted basis with the ETRN shareholders). As a result, ETRN’s current shareholders will experience significant dilution as a result of the Merger.

If the Merger is successfully completed, ETRN expects that it will issue approximately 203.2 million shares of ETRN common stock at the Effective Time in connection with the Merger. In connection with the Merger, ETRN will also issue newly-created ETRN Preferred Shares that will be convertible into ETRN common stock and which will have the right to vote on an as-converted basis with the ETRN shareholders. In addition, in the future ETRN may issue common stock or other equity to raise cash for its projects, operations, acquisitions or other purposes and may also acquire interests in other companies by using a combination of cash and ETRN equity or just ETRN equity.

Any of these events may dilute the ownership interests of the current holders of ETRN common stock, reduce ETRN’s earnings per share and have an adverse effect on the price of ETRN common stock. The issuance of these new shares and the sale of additional shares from time to time could have the effect of depressing the market value for ETRN common stock. The increase in the number of shares of ETRN common stock outstanding, and any resulting dilution, may cause holders to sell shares of ETRN common stock or may create the perception that such sales may occur, either of which may adversely affect the market for, and the market value of, ETRN common stock.

ETRN may further reduce the amount of the cash dividend that it pays on ETRN common stock or may not pay any cash dividends at all to its shareholders. ETRN’s ability to declare and pay cash dividends to its shareholders, if any, in the future will depend on various factors, many of which are beyond ETRN’s control.

ETRN is not required to declare dividends of its available cash to its common shareholders. In addition, as described below, ETRN will be prohibited from paying any dividends to the ETRN shareholders until it pays dividends on the ETRN Preferred Shares. On April 27, 2020, ETRN announced a quarterly dividend of $0.15 per share for the first quarter 2020, a 67% decrease from ETRN’s fourth quarter 2019 quarterly dividend. The ETRN Board may further reduce the amount of the cash dividend that it pays on ETRN common stock or may decide not to declare any dividends in the future. Any payment of future dividends will be at the sole discretion of the ETRN Board and will depend upon many factors, including the financial condition, earnings, liquidity and capital requirements of ETRN’s operating subsidiaries, covenants associated with certain debt obligations, legal requirements, leverage, regulatory constraints and other factors deemed relevant by the ETRN Board.

As part of the Merger and the related Preferred Restructuring, EQM has agreed to redeem $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts and, after giving effect to such redemption, ETRN has agreed to issue 2.44 ETRN Preferred Shares in exchange for each remaining Series A Preferred Unit.

In April 2019, EQM sold an aggregate of 24,605,291 Series A Preferred Units to the Investors and certain of their affiliates in a private placement for a cash purchase price of $48.77 per Series A Preferred Unit (the “Series A Preferred Unit Purchase Price”).

Under the EQM Partnership Agreement, the Investors are entitled to make certain elections as to treatment of their Series A Preferred Units in respect of certain change of control events of EQM. In lieu of making an election, and in satisfaction of the Investors’ rights under the EQM Partnership Agreement upon a change of control of EQM, the holders of the Series A Preferred Units and ETRN have agreed that, at the Effective Time, (i) EQM will redeem $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (ii) after giving effect to such redemption, ETRN will create and issue 2.44 new ETRN Preferred Shares in exchange for each remaining Series A Preferred Unit.

At the time of issuance, the ETRN Preferred Shares will have the following rights and preferences:

•

The ETRN Preferred Shares are a new class of security that will rank pari passu with any other outstanding class or series of preferred stock of ETRN and senior to all shares of ETRN common stock with respect to dividend rights and rights upon liquidation.

•

The ETRN Preferred Shares will vote on an as-converted basis with ETRN common stock and will have certain other class voting rights with respect to any amendment to ETRN’s Certificate of Designations relating to the ETRN Preferred Shares, the form of which is attached as an exhibit to the Preferred Restructuring Agreement, a copy of which is attached as Annex B to this joint proxy statement/prospectus (the “Certificate of Designations”), or the Amended and Restated Articles of Incorporation of Equitrans Midstream Corporation (the “ETRN Articles”) that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the ETRN Preferred Shares.

•

The holders of the ETRN Preferred Shares will receive cumulative quarterly dividends at a rate per annum of 9.75% for each quarter ending on or before March 31, 2024, and thereafter the quarterly dividends at a rate per annum equal to the sum of (i) three-month LIBOR as of a LIBOR Determination Date (as defined in the Certificate of Designations) in respect of the applicable quarter and (ii) 8.15%; provided that the rate per annum in respect of periods after March 31, 2024 shall not be less than 10.50%.

•

ETRN will not be entitled to pay any dividends on any junior securities, including any shares of ETRN common stock, prior to paying the quarterly dividends payable to the ETRN Preferred Shares, including any previously accrued and unpaid dividends.

•

Each holder of the ETRN Preferred Shares may elect to convert all or any portion of the ETRN Preferred Shares owned by it into ETRN common stock initially on a one-for-one basis, subject to certain anti-dilution adjustments and an adjustment for any dividends that have accrued but not been paid when due and partial period dividends (referred to as the “conversion rate”), at any time (but not more often than once per fiscal quarter) after April 10, 2021 (or earlier liquidation, dissolution or winding up of ETRN), provided that any conversion involves an aggregate number of ETRN Preferred Shares of at least $20.0 million (calculated based on the closing price of the ETRN common stock on the trading day preceding notice of the conversion) or such lesser amount if such conversion relates to all of a holder’s remaining ETRN Preferred Shares or if such conversion is approved by the ETRN Board.

•

So long as the holders of ETRN Preferred Shares have not elected to convert all of their ETRN Preferred Shares into ETRN common stock, ETRN may elect to convert all of the ETRN Preferred Shares for ETRN common stock at any time after April 10, 2021 if (i) the ETRN common stock is listed for, or admitted to, trading on a national securities exchange, (ii) the closing price per share of ETRN common stock on the national securities exchange on which such shares are listed for, or admitted to, trading exceeds 140% of the price at which the ETRN Preferred Shares were issued (the “ETRN Preferred Shares Issue Price”) for the 20 consecutive trading days immediately preceding notice of the conversion, (iii) the average daily trading volume of the ETRN common stock on the national securities exchange on which the ETRN common stock is listed for, or admitted to, trading exceeds 1,000,000 shares of ETRN common stock (subject to certain adjustments) for the 20 consecutive trading days immediately preceding notice of the conversion, (iv) ETRN has an effective registration statement on file with the SEC covering resales of the ETRN common stock to be received by such holders upon any such conversion and (v) ETRN has paid all accrued quarterly dividends in cash to the holders.

•

Upon certain events involving a Change of Control (as defined in the Certificate of Designations) in which more than 90% of the consideration payable to ETRN, or to the holders of the ETRN common stock is payable in cash, the ETRN Preferred Shares will automatically convert into ETRN common stock at a conversion ratio equal to the greater of (i) the quotient of (a) the sum of (x) the ETRN Preferred Shares Issue Price plus (y) any accrued and unpaid dividends on such date, including any partial period dividends with respect to the ETRN Preferred Shares on such date, divided by (b) the ETRN Preferred Shares Issue Price and (ii) the quotient of (a) the sum of (x) (1) the ETRN Preferred Shares Issue Price multiplied by (2) 110% plus (y) any accrued and unpaid dividends on such date, including any partial period dividends, with respect to the ETRN Preferred Shares on such date, divided by (b) the volume weighted average price of the shares of ETRN common stock for the thirty-day period ending immediately prior to the execution of definitive documentation relating to the Change of Control.

•

In connection with other Change of Control events that do not satisfy the 90% cash consideration threshold described above, in addition to certain other conditions, each holder of ETRN Preferred Shares may elect to (a) convert all, but not less than all, of its ETRN Preferred Shares into ETRN common stock at the then applicable conversion rate, (b) if ETRN is not the surviving entity (or if ETRN is the surviving entity, but ETRN common stock will cease to be listed), require ETRN to use commercially reasonable efforts to cause the surviving entity in any such transaction to issue a substantially equivalent security that has rights, preferences and privileges substantially equivalent to the ETRN Preferred Shares (or if ETRN is unable to cause such substantially equivalent securities to be issued, to exercise the option described in clause (a) or (d) hereof or elect to convert such ETRN Preferred Shares at a conversion ratio reflecting a multiple of invested capital), (c) if ETRN is the surviving entity, continue to hold the ETRN Preferred Shares or (d) require ETRN to redeem the ETRN

Preferred Shares at a price per share equal to 101% of the ETRN Preferred Shares Issue Price, plus accrued and unpaid dividends, including any partial period dividends, on the applicable ETRN Preferred Shares on such date, which redemption price may be payable in cash, ETRN common stock or a combination thereof at the election of ETRN (and, if payable in ETRN common stock, such ETRN common stock will be issued at 95% of the volume weighted average price of ETRN common stock for the 20-day period ending on the fifth trading day immediately preceding the consummation of the Change of Control). Any holder of ETRN Preferred Shares that requires ETRN to redeem its ETRN Preferred Shares pursuant to clause (d) above will have the right to withdraw such election with respect to all, but not less than all, of its ETRN Preferred Shares at any time prior to the fifth trading day immediately preceding the consummation of the Change of Control and instead elect to be treated in accordance with any of clauses (a), (b) or (c) above.

•

At any time on or after January 1, 2024, ETRN will have the right, subject to applicable law, to redeem the ETRN Preferred Shares, in whole or in part, by paying cash for each ETRN Preferred Share to be redeemed in an amount equal to the greater of (a) the sum of (i)(1) the ETRN Preferred Shares Issue Price multiplied by (2) 110%, plus (ii) any accrued and unpaid dividends, including any partial period dividends, with respect to the ETRN Preferred Shares on such date and (b) the amount the holder of such ETRN Preferred Share would receive if such holder had converted such ETRN Preferred Share into shares of ETRN common stock at the then-applicable conversion ratio and ETRN liquidated immediately thereafter.

•

Pursuant to the terms of the Preferred Restructuring Agreement, in connection with the closing of the Preferred Restructuring, ETRN has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other things, ETRN will give the Investors certain rights to require ETRN to file and maintain one or more registration statements with respect to the resale of the ETRN Preferred Shares and the shares of ETRN common stock that are issuable upon conversion of the ETRN Preferred Shares, and which, upon request by certain Investors party to the Registration Rights Agreement, will require ETRN to initiate underwritten offerings for the ETRN Preferred Shares and the shares of ETRN common stock that are issuable upon conversion of the ETRN Preferred Shares and use its best efforts to cause the ETRN Preferred Shares to be listed on the securities exchange on which the shares of ETRN common stock are then listed.

The creation and issuance of the ETRN Preferred Shares present a number of risks to current and future holders of ETRN common stock, including a preference in favor of holders of ETRN Preferred Shares in the payment of dividends on ETRN common stock, the risk of dilution occurring as a result of the conversion of the ETRN Preferred Shares into ETRN common stock and the ability of the holders of the ETRN Preferred Shares to vote with the holders of ETRN common stock on most matters, as well as the risk that the holders of the ETRN Preferred Shares will have certain other class voting rights with respect to any amendment to ETRN’s organizational documents that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the ETRN Preferred Shares.

The shares of ETRN common stock to be received by EQM common unitholders as a result of the Merger have different rights than EQM common units.

Following completion of the Merger, EQM common unitholders will own ETRN common stock. There are important differences between the rights of EQM common unitholders and the rights of the holders of ETRN common stock. Ownership interests in a limited partnership are different than ownership interests in a corporation. Following the Merger, the rights as a shareholder of ETRN, a Pennsylvania corporation, will be governed by the organizational documents of ETRN and the PBCL, rather than the terms of the EQM Partnership Agreement and the Delaware LP Act applicable to the EQM common unitholders. See “Comparison of Rights of ETRN Shareholders and EQM Common Unitholders.”

Directors and executive officers of the General Partner have certain interests that are different from those of EQM common unitholders generally.

The directors and executive officers of the General Partner are parties to agreements or participants in other arrangements that give them interests in the Merger that may be different from, or in addition to, the interests of EQM common unitholders. In addition, certain of the directors and executive officers of the General Partner are also directors or executive officers of ETRN. EQM common unitholders should consider these interests in voting on the Merger. See “The Merger—Interests of Certain Persons in the Merger.”

Directors and executive officers of ETRN have certain interests that are different from those of ETRN shareholders generally.

The directors and executive officers of ETRN are parties to agreements or participants in other arrangements that give them interests in the Merger that may be different from, or in addition to, the interests of ETRN shareholders. In addition, certain of the directors and executive officers of ETRN are also directors or executive officers of the General Partner. ETRN shareholders should consider these interests in voting on the ETRN stock issuance. See “The Merger—Interests of Certain Persons in the Merger.”

The EQM Partnership Agreement limits the duties of the General Partner to EQM limited partners and restricts the remedies available to unitholders for actions taken by the General Partner that might otherwise constitute breaches of its duties.

The General Partner is a wholly owned subsidiary of ETRN; therefore, ETRN indirectly owns the non-economic general partner interest in EQM. In light of potential conflicts of interest between ETRN and the General Partner, on the one hand, and EQM and the EQM common unitholders, on the other hand, the EQM Board submitted the Merger and related matters to the EQM Conflicts Committee for, among other things, review, evaluation, negotiation and possible approval of a majority of its members, which is referred to as “Special Approval” in the EQM Partnership Agreement. Pursuant to the EQM Partnership Agreement:

•

any determination or course of action by the General Partner or the EQM Board will conclusively be presumed to be in “good faith” and shall not be subject to any other or different standards (including fiduciary standards) imposed by the EQM Partnership Agreement if the resolution or course of action is approved by Special Approval; and

•

the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such persons as to matters that the General Partner reasonably believes to be within such person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The EQM Conflicts Committee reviewed, negotiated and evaluated the Merger Agreement, the Merger and related matters on behalf of the Unaffiliated Partnership Unitholders and EQM. Among other things, the EQM Conflicts Committee unanimously determined in good faith that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM, its subsidiaries and the Unaffiliated Partnership Unitholders, and the EQM Conflicts Committee approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the EQM Board.

The duties of the General Partner, the EQM Board and the EQM Conflicts Committee to EQM common unitholders in connection with the Merger are substantially limited by the EQM Partnership Agreement.

The unaudited pro forma financial statements included in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined entity’s financial condition or results of operations following the Merger.

The unaudited pro forma financial statements contained in this joint proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the financial condition or results of operations of the combined entity following the Merger for several reasons. The actual financial condition and results of operations of the combined entity following the Merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the financial condition or results of operations of the combined entity following the Merger. Any potential decline in the financial condition or results of operations of the combined entity may cause significant variations in the price of ETRN common stock after completion of the Merger. See “Unaudited Pro Forma Consolidated Financial Statements.”

The outbreak of COVID-19 (or any future pandemic), and related declines in economic output and associated demand for natural gas, could harm the business, results of operations and financial condition of each of ETRN and EQM.

In December 2019, COVID-19 was reported in China, and, in January 2020, the World Health Organization declared it a Public Health Emergency of International Concern. COVID-19 has since spread to additional countries including the United States, causing significant business, employment and economic disruptions. Measures adopted by governments to help reduce the spread of the virus have adversely affected the economic and financial markets in the United States and many other countries, resulting in an economic downturn of unknown duration and severity.

Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 outbreak (or any other outbreak) on the domestic economy, the natural gas industry, or ETRN or EQM, however, ETRN’s and EQM’s business, results of operations and financial condition could be negatively affected in numerous ways, including, without limitation, that:

•

EQM’s customers may be adversely affected if the outbreak results in an economic downturn or recession and/or causes declines in the price of, demand for and production of natural gas or prevents such customers (particularly EQM’s largest customer) from conducting, or curtails their ability to conduct, field operations and continue natural gas production, which could reduce demand for EQM’s services, negatively affect throughput on EQM’s systems or heighten EQM’s exposure to risk of loss resulting from the nonpayment and/or nonperformance of its customers;

•

ETRN’s and EQM’s operations may be disrupted or become less efficient, including if extended and company-wide telecommuting presents increased technology and security risks, if a significant portion of their employees or contractors are unavailable due to illness, if their suppliers are similarly adversely affected or if EQM’s field operations, including in respect of projects in development, were to be suspended or temporarily shut down or restricted due to outbreak control measures;

•

legal and regulatory processes relating to EQM’s projects in development, including the MVP project, may be disrupted or slowed, such as if relevant governmental authorities suffer reduced workforce availability due to the virus; and

•

resultant disruption to, and instability in, financial and credit markets may adversely affect ETRN’s and EQM’s access to capital, leverage and liquidity levels and credit ratings, as well as EQM’s counterparties’ access to capital, business continuity, financial stability, leverage and liquidity levels and credit ratings (which could heighten counterparty credit risk to which EQM is exposed in the ordinary course of its business).

Additionally, the ETRN shareholder and EQM limited partner votes in respect of the Merger could be delayed, and the ability of the post-Merger consolidated company to realize benefits from the Merger may be adversely affected by the COVID-19 outbreak (including as a result of the occurrence of any of the above-described factors).

Although ETRN and EQM believe that they are following best practices under COVID-19 guidance and intend to continue to refine their practices as additional guidance is released, there is no guarantee that efforts by ETRN and EQM or any other entity or authority to mitigate potential adverse impacts of the COVID-19 outbreak, whether on a local, state or national level, will be effective.

Each of ETRN and EQM also may incur additional costs to further attempt to mitigate potential impacts caused by COVID-19 related disruptions, which could adversely affect their financial condition and results of operations. Further, the COVID-19 pandemic may have the effect of heightening many of the other risks set forth in Item 1A., “Risk Factors” in ETRN’s and EQM’s respective Annual Reports on Form 10-K for the year ended

December 31, 2019, as may be updated by risk factor disclosure in ETRN’s and EQM’s Quarterly Reports on Form 10-Q for subsequent periods. The extent of the impact of COVID-19 on ETRN and EQM will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19, duration of the outbreak and related economic effects and after effects (including on the natural gas industry), and actions taken to contain COVID-19 or its impact, among others.

Tax Risks Related to the Merger and the Ownership of ETRN Common Stock Received in the Merger

In addition to reading the following risk factors, you are urged to read “United States Federal Income Tax Consequences” for a more complete discussion of the expected U.S. federal income tax consequences of the Merger and of owning and disposing of ETRN common stock received in the Merger.

The Merger will be a taxable transaction to EQM common unitholders and the resulting tax liability of an EQM common unitholder will depend on the unitholder’s particular situation. The tax liability of an EQM common unitholder as a result of the Merger could be more than expected.

Unaffiliated Partnership Unitholders will receive ETRN common stock in exchange for their EQM common units. Although EQM common unitholders will receive no cash consideration, the Merger will be treated as a taxable sale by U.S. Holders (as defined in “United States Federal Income Tax Consequences”) of EQM common units for U.S. federal income tax purposes. As a result of the Merger, an EQM common unitholder that is a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between such unitholder’s amount realized and the unitholder’s adjusted tax basis in its EQM common units. The amount of gain or loss recognized by such a U.S. Holder in the Merger will vary depending on such U.S. Holder’s particular situation, including the value of the shares of ETRN common stock received and the adjusted tax basis of the EQM common units exchanged by such U.S. Holder in the Merger, and the amount of any suspended passive losses that may be available to a particular U.S. Holder to offset a portion of the gain recognized by it.

Because the value of any ETRN common stock received in the Merger will not be known until the effective time of the Merger, an EQM common unitholder that is a U.S. Holder will not be able to determine its amount realized, and therefore its taxable gain or loss, until such time. In addition, because prior distributions in excess of a U.S. Holder’s allocable share of EQM’s net taxable income decrease the U.S. Holder’s tax basis in its common units, the amount, if any, of the prior excess distributions with respect to such EQM common units will, in effect, become taxable income to a unitholder that is a U.S. Holder if the aggregate value of the consideration received in the Merger is greater than the U.S. Holder’s adjusted tax basis in its common units, even if the aggregate value of the consideration received in the Merger is less than the U.S. Holder’s original cost basis in its common units. Furthermore, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by EQM and its subsidiaries.

For a more complete discussion of U.S. federal income tax consequences of the Merger, see “United States Federal Income Tax Consequences.”

The U.S. federal income tax treatment of owning and disposing of ETRN common stock received in the Merger will be different than the U.S. federal income tax treatment of owning and disposing of EQM common units.

EQM is classified as a partnership for U.S. federal income tax purposes and, generally, is not subject to entity-level U.S. federal income taxes. Instead, each EQM common unitholder is required to take into account its respective share of EQM’s items of income, gain, loss and deduction in computing its federal income tax liability, even if no cash distributions are made by EQM to the unitholder. A pro rata distribution of cash by EQM to an EQM common unitholder who is a U.S. Holder is generally not taxable for U.S. federal income tax purposes unless the amount of cash distributed is in excess of the unitholder’s adjusted tax basis in its EQM common units.

In contrast, ETRN is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by ETRN to a shareholder who is a U.S. Holder will generally be included in such shareholder’s income as ordinary dividend income to the extent of ETRN’s current or accumulated “earnings and profits,” as determined under U.S. federal income tax principles. Cash distributions to an ETRN shareholder who is a U.S. Holder in excess of ETRN’s current and accumulated earnings and profits will be treated as a non-taxable return of capital, reducing the adjusted tax basis in the U.S. Holder’s ETRN common stock and, to the extent the cash distribution exceeds the U.S. Holder’s adjusted tax basis, as capital gain from the sale or exchange of such ETRN common stock. See “United States Federal Income Tax Consequences.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

DISCLOSURES INCLUDED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE EXCHANGE ACT AND SECTION 27A OF THE SECURITIES ACT. STATEMENTS THAT DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS ARE FORWARD-LOOKING AND USUALLY IDENTIFIED BY THE USE OF WORDS SUCH AS “ANTICIPATE,” “ESTIMATE,” “EXPECT,” “PROJECT,” “INTEND,” “PLAN,” “BELIEVE,” “SHOULD,” “GOAL,” “FORECAST,” “APPROXIMATE,” “GUIDANCE,” “COULD,” “WOULD,” “WILL,” “MAY,” “CONTINUE,” “MIGHT,” “POTENTIAL,” “SCHEDULED” AND OTHER WORDS OF SIMILAR MEANING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, FORWARD-LOOKING STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATE TO THE EXPECTATIONS OF PLANS, STRATEGIES, OBJECTIVES AND GROWTH AND ANTICIPATED FINANCIAL AND OPERATIONAL PERFORMANCE OF ETRN AND EQM, INCLUDING:

•	guidance regarding EQM’s gathering, transmission and storage and water service revenue and volume growth, including the anticipated effects associated with the EQT Global GGA;

•	projected revenue (including from firm reservation fees) and expenses, and the effect on projected revenue associated with the EQT Global GGA and the MVP project;

•	the weighted average contract life of gathering, transmission and storage contracts;

•	infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water expansion projects);

•	the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects;

•	the ultimate terms, partners and structure of Mountain Valley Pipeline, LLC (the “MVP joint venture”) and ownership interests therein;

•	expansion projects in EQM’s operating areas and in areas that would provide access to new markets;

•	EQM’s ability to provide produced water handling services and realize expansion opportunities and related capital avoidance;

•

ETRN’s and EQM’s ability to identify and complete acquisitions and other strategic transactions, including the Merger and joint ventures, effectively integrate transactions into ETRN’s and EQM’s operations and achieve synergies, system optionality and accretion associated with transactions, including through increased scale;

•

EQM’s ability to access commercial opportunities and new customers for its water services business, and the timing and final terms of any definitive water services agreement between EQT and EQM (a “Water Services Agreement”) entered into pursuant to the terms of that certain letter agreement, dated as of February 26, 2020 (the “Water Services Letter Agreement”), between EQM and EQT relating to water services;

•

any further credit rating impacts associated with the MVP project, customer credit ratings changes, including EQT’s, and defaults, acquisitions and financings and any further changes in EQM’s credit ratings;

•	the timing and amount of future issuances or repurchases of securities, including in connection with the Merger;

•	the effects of conversion of EQM securities into Merger Consideration or ETRN Preferred Shares, as applicable, in connection with the Merger;

•	the effects of seasonality;

•

expected cash flows and MVCs, including those associated with the EQT Global GGA and any Water Services Agreement between EQT and EQM, and the potential impacts thereon of the timing of the MVP project;

•	capital commitments;

•

projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures;

•	dividend and distribution amounts, timing and rates;

•	the effect and outcome of pending and future litigation and regulatory proceedings;

•	changes in commodity prices and the effect of commodity prices on EQM’s business;

•	liquidity and financing requirements, including sources and availability;

•	interest rates;

•	ETRN’s, EQM’s and EQM’s subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements;

•	expectations regarding production volumes in EQM’s areas of operations;

•	ETRN’s and EQM’s abilities to achieve the anticipated benefits associated with the execution of the EQT Global GGA, the Water Services Letter Agreement, the Merger Agreement and related agreements;

•

the impact on ETRN, EQM and their respective subsidiaries of the COVID-19 pandemic, including, among other things, effects on demand for natural gas and EQM’s services, commodity prices and access to capital;

•	the effects of government regulation; and

•	tax status and position.

The forward-looking statements included or incorporated by reference in this joint proxy statement/prospectus involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on their respective management’s current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s or EQM’s control. These factors could cause actual results to differ materially from those expressed in any of ETRN’s or EQM’s forward-looking statements and could also have material adverse effects on ETRN’s or EQM’s future results. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s businesses and forward-looking statements include, but are not limited to, those set forth under the section entitled “Risk Factors” in this joint proxy statement/prospectus and the following risks:

•	the ability to obtain the requisite approvals from the ETRN shareholders or the EQM limited partners relating to the ETRN stock issuance and the Merger, as applicable;

•	the risk that a condition to closing of the Merger may not be satisfied;

•	the timing for completion of the Merger;

•	the risk that cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected;

•	the possible diversion of management time on issues related to the Merger;

•	the impact and outcome of pending and future litigation, including litigation relating to the Merger; and

•	the risk factors listed in ETRN’s and EQM’s other filings made with the SEC that are incorporated by reference into this joint proxy statement/prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made and neither ETRN nor EQM intends to correct or update any forward-looking statement, unless required by securities law, whether as a result of new information, future events or otherwise.

Management of ETRN believes the assumptions underlying the consolidated financial statements incorporated by reference herein and in the section entitled “Unaudited Pro Forma Consolidated Financial Statements” and the financial information included in the sections entitled “Selected Historical Consolidated Financial Data of ETRN,” and “Selected Unaudited Pro Forma Consolidated Financial Information” are reasonable; however, as organizational structure and strategic focus dictate expenses incurred, the financial statements may not include all expenses that would have been incurred had ETRN existed as a standalone, publicly traded company for the entirety of the five years ended December 31, 2019. Similarly, the financial statements may not reflect the results of operations, financial position and cash flows had ETRN existed as a standalone, publicly traded company for the entirety of the periods presented.

THE PARTIES

Equitrans Midstream Corporation

ETRN is a corporation incorporated under the laws of the Commonwealth of Pennsylvania. ETRN common stock is listed on the NYSE under the trading symbol “ETRN.” ETRN, through its control of EQM, is one of the largest natural gas gatherers in the U.S. and holds a significant transmission footprint in the Appalachian Basin. ETRN has no operations independent of EQM, and its only cash-generating assets are its interests in EQM.

ETRN’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 271-7600.

EQM Midstream Partners, LP and EQGP Services, LLC

EQM is a publicly traded limited partnership organized under the laws of the State of Delaware. EQM common units are listed on the NYSE under the trading symbol “EQM.” EQM is one of the largest natural gas gatherers in the U.S. and holds a significant transmission footprint in the Appalachian Basin. EQM’s operations are focused primarily in southwestern Pennsylvania, northern West Virginia and southeastern Ohio, which are strategic locations in the natural gas shale plays known as the Marcellus and Utica Shales. EQM provides a majority of its natural gas gathering, transmission and storage services under long-term, firm contracts or contracts with MVCs.

EQGP Services, LLC is the general partner of EQM. Its board of directors and executive officers manage EQM. The General Partner is indirectly wholly owned by ETRN.

EQM’s and the General Partner’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and their telephone number is (724) 271-7600.

EQM LP Corporation

EQM LP is a Delaware corporation and a wholly owned subsidiary of ETRN that was incorporated on February 24, 2020, for the purpose of effecting the Merger. EQM LP has not conducted any activities other than those incidental to its incorporation and the matters contemplated by the Merger Agreement.

EQM LP’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 271-7600.

LS Merger Sub, LLC

Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of EQM LP formed on February 24, 2020, for the purpose of effecting the Merger. Upon completion of the Merger, Merger Sub will merge with and into EQM, with EQM continuing and surviving as a wholly owned subsidiary of ETRN. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

Merger Sub’s principal executive offices are located at 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 271-7600.

Relationship Between the Parties

As of January 31, 2020, ETRN owned, directly or indirectly, 117,245,455 EQM common units and 7,000,000 EQM Class B units (collectively representing, after taking into account the Series A Preferred Units on an as-converted basis, an approximate 53.5% limited partner interest in EQM).

ETRN also owns the entire non-economic general partner interest in EQM through its indirect ownership of the General Partner. Certain of the executive officers and directors of the General Partner are also executive officers or directors of ETRN. See “The Merger—Interests of Certain Persons in the Merger—Common Directors and Executive Officers.”

In addition, in January and February 2019, ETRN and EQM completed the EQGP Simplification and the IDR Simplification. For more information on the EQGP Simplification and the IDR Simplification, see “The Merger—Background of the Merger.”

THE MERGER

The following discussion of the Merger is qualified in its entirety by reference to the Agreement and Plan of Merger, dated as of February 26, 2020, by and among ETRN, EQM LP, Merger Sub, EQM and the General Partner. You are urged to read carefully the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein.

Overview

On February 26, 2020, ETRN, EQM LP, Merger Sub, EQM and the General Partner entered into the Merger Agreement, pursuant to which ETRN and its subsidiaries will acquire all of the outstanding EQM common units that ETRN and its subsidiaries do not already own. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EQM, with EQM surviving as an indirect wholly owned subsidiary of ETRN.

Background of the Merger

ETRN management, together with the ETRN Board, and management of the General Partner, together with the EQM Board, regularly review operational and strategic opportunities to increase value for ETRN’s and EQM’s respective investors. In connection with these reviews, the parties have, from time to time, evaluated potential transactions that would further their respective strategic objectives. Since the separation of ETRN from EQT, ETRN’s former parent company, in November 2018, ETRN and EQM have considered ways to reduce EQM’s cost of capital and simplify the governance structure of the combined enterprise to better position the combined enterprise to attract capital, as evidenced by the simplification transactions by and among EQM, ETRN, the General Partner, EQGP Holdings, LP (“EQGP”), EQM Midstream Services, LLC, EQM’s former general partner, and certain of their affiliates in January and February 2019, in which (i) a newly formed subsidiary of EQM merged with and into EQGP, with EQGP continuing as the surviving entity and a wholly owned subsidiary of EQM following such merger (the “EQGP Simplification”), and (ii) each of (a) the incentive distribution rights in EQM, (b) the economic portion of the general partner interest in EQM and (c) the issued and outstanding common units representing limited partner interests in EQGP were cancelled, and, as consideration for such cancellation, certain affiliates of ETRN received 80,000,000 newly-issued EQM common units and 7,000,000 newly-issued Class B units, the General Partner retained the non-economic general partner interest in EQM, 21,811,643 EQM common units held by EQGP were canceled and 21,811,643 EQM common units were issued pro rata to certain affiliates of ETRN (the “IDR Simplification”). In connection with the review of operational and strategic opportunities, ETRN and EQM also have considered the external environment for master limited partnerships (“MLPs”) generally and EQM specifically, including the general inaccessibility of equity capital markets, the increased desire of investors for traditional C-corp (as defined herein) governance, the passage of the Tax Cuts and Jobs Act of 2017, which lowered the U.S. federal corporate income tax rate from 35% to 21% and thereby reduced the tax benefits of the MLP pass-through structure, and perceived effects of such market dynamics on the trading prices for EQM common units and ETRN common stock. These market trends have contributed to a significant number of MLPs converting to corporations for income tax and state law purposes or pursuing other simplification transactions similar in nature to the IDR Simplification.

On August 18 and 19, 2019, at a special in-person meeting of the ETRN Board attended by representatives of Latham & Watkins LLP (“Latham”), ETRN’s legal counsel, ETRN management provided an overview to the ETRN Board of (i) recent and growing challenges to the natural gas industry, (ii) the poor equity price performance of publicly traded midstream and exploration and production (“E&P”) companies, particularly in the Appalachian Basin, (iii) factors affecting ETRN, EQM, the consolidated enterprise and the industry in which they operate and (iv) potential opportunities and challenges associated with ETRN’s and EQM’s near-term growth prospects. As part of the overview, ETRN management discussed with the ETRN Board, among other things, the commodity price environment, including the significant and continuing volatility in the prices of crude oil, natural gas, natural gas liquids and condensate, the inherent uncertainties and difficulties in predicting the impact thereof, the potential commercial, strategic and financial implications of commodity prices generally and with respect to the ETRN and EQM and the resulting adverse impact on the activity of exploration and production customers (including, among other things, drilling, completions, recompletions, well workovers and other production activities) and midstream companies (including, among other things, gathering and processing, and fractionation). ETRN management also noted recent feedback from ETRN’s and EQM’s largest shareholders and unitholders, respectively, regarding the significant pressure on the MLP model and the growing negative sentiment around natural gas generally, and more particularly the Appalachian Basin market. ETRN management then discussed with the ETRN Board certain potential strategic alternatives (including acquiring all of the outstanding publicly held EQM common units, both with and without a substantially concurrent decrease or suspension of the dividend on ETRN common stock) and related potential benefits and considerations. ETRN management emphasized to the ETRN Board that it was important to focus on capital investment efficiency, increased cost management and preserving and improving ETRN’s and EQM’s balance sheets, in addition to continuing to identify and pursue certain strategic opportunities that would better position ETRN and EQM for the potential of an extended period of low commodity prices. At this meeting, in connection with the review of such strategic alternatives, representatives of Latham reviewed the fiduciary duties of the members of the ETRN Board with respect to such transactions, including that Pennsylvania law imposes two key fiduciary duties on directors, a duty of care, and a duty of loyalty, and allows for reliance on advice from third parties. Given the factors discussed, including the potential impact on ETRN and EQM of certain operating opportunities and the cyclical nature of the natural gas industry, the ETRN Board directed ETRN management to, among other things, further evaluate, with input from ETRN’s financial and legal advisors, the potential acquisition of all of the outstanding publicly held EQM common units.

From late August through early October 2019, ETRN management continued to evaluate such a potential transaction with assistance from ETRN’s financial advisors, Guggenheim Securities and Citigroup Global Markets Inc. (“Citi”), and Latham.

On October 7, 2019, at a special in-person meeting of the ETRN Board, ETRN management, including Thomas F. Karam, Chief Executive Officer of ETRN and Chairman of the ETRN Board, Diana M. Charletta, President and Chief Operating Officer of ETRN, and Kirk R. Oliver, Senior Vice President and Chief Financial Officer of ETRN, reviewed with the ETRN Board certain illustrative roll-up transaction scenarios with respect to EQM and provided an overview of, among other things: (i) certain restrictions under the Tax Matters Agreement that would need to be complied with in order to consummate a potential merger involving EQM, as well as safe harbors under applicable tax regulations related thereto and the current status of, and next steps for performing, tax-related due diligence in connection with such transaction; (ii) key assumptions reflected in the illustrative scenarios presented, including assumptions relating to the negotiation of certain commercial agreements (the “Commercial Agreements”) among EQM, EQT and certain of their respective subsidiaries; and (iii) illustrative credit metric impacts and accretion associated with the potential merger. ETRN management also discussed with the ETRN Board, among other things, recent midstream simplification transactions, potential structures for, and the types of consideration that may be provided as part of, the potential merger, the approvals, including approvals by the ETRN shareholders and EQM unitholders, that may be required to consummate such transaction, potential market reactions to a roll-up transaction and ETRN’s dividend policy. Throughout October and November 2019, ETRN management continued to evaluate the potential terms, timing and structure of the potential merger with assistance from Guggenheim Securities, Citi and Latham.

On November 12, 2019, at a special telephonic meeting of the ETRN Board, the members of the ETRN Board discussed with ETRN management, among other things, timing and structural considerations relating to the potential merger.

On December 13, 2019, at a regular in-person executive session of the ETRN Board, ETRN management discussed with the ETRN Board the continued exploration of, and potential timing for, proposing to EQM a roll-up transaction and related potential benefits, including alleviating governance concerns associated with publicly traded subsidiary MLPs and potentially positioning the consolidated company to better attract investment. Messrs. Karam and Oliver provided perspectives regarding potential terms for the merger, including with respect to consideration and transaction structure, and ETRN management also discussed potential market reactions to the merger. As part of this discussion, ETRN management also described various considerations for the ETRN Board and reviewed the general process and timing associated with the potential merger.

Throughout late December 2019 and early January 2020, representatives of ETRN management met with representatives of Guggenheim Securities, Citi and Latham periodically to continue to analyze the proposed terms, timing, structure and anticipated impact of the potential merger.

On January 10, 2020, a special telephonic meeting of the ETRN Board was held, which was attended by representatives of ETRN management and Latham. At this meeting, representatives of Latham reviewed the fiduciary duties of the members of the ETRN Board in respect of the potential merger. Mr. Karam provided a detailed update regarding the negotiation of the Commercial Agreements and updated the ETRN Board as to the status of ETRN management’s review of a potential merger transaction. Mr. Karam then addressed, with input from Mr. Oliver and Nathan P. Tetlow, Vice President, Corporate Development and Investor Relations of ETRN, among other things, questions from members of the ETRN Board regarding the potential reassessment concurrent with the merger of the combined company’s post-merger dividend policy, perceived benefits of and considerations relevant to reducing the amount of ETRN’s existing annual dividend, and certain structural and tax aspects of the potential merger. Following this meeting and throughout January 2020, ETRN management continued to evaluate the potential merger with assistance from Guggenheim Securities, Citi and Latham.

On January 20, 2020, Stephen M. Moore, Senior Vice President and General Counsel of ETRN, spoke to William E. Jordan, Executive Vice President and General Counsel of EQT, regarding the ongoing negotiations of the Commercial Agreements, and noted that ETRN intended to send to EQT a non-disclosure agreement covering certain material nonpublic information that Mr. Moore indicated may have implications under the Tax Matters Agreement. Following such discussion, ETRN sent a draft non-disclosure agreement to Mr. Jordan.

On January 21, 2020, in connection with its continuing evaluation of the potential merger, ETRN management met telephonically with Moody’s Investors Service, Inc. (“Moody’s”) to discuss the potential merger and concurrent transactions.

On January 22, 2020, Mr. Moore, consistent with the directives of the ETRN Board and in order to provide adequate time for the EQM Conflicts Committee to engage advisors, informed Lara E. Washington and Michael A. Bryson, the members of the EQM Conflicts Committee, that certain aspects of the negotiations of the Commercial Agreements were anticipated to require the engagement of the EQM Conflicts Committee in accordance with the EQM Partnership Agreement and that, while ETRN management was not yet authorized to make any proposal, a proposal to the EQM Conflicts Committee in respect of a potential merger transaction could be forthcoming. Mr. Moore then discussed with Ms. Washington and Mr. Bryson certain matters relating to the Tax Matters Agreement. Also on January 22, 2020, Mr. Moore discussed with Mr. Jordan the non-disclosure agreement that ETRN had previously provided to EQT.

On January 23, 2020, Ms. Washington, on behalf of the EQM Conflicts Committee, contacted representatives of Evercore and Richards, Layton & Finger, P.A. (“RLF”) to discuss their availability to advise the EQM Conflicts Committee with respect to financial and legal matters, respectively, in the event that the EQM Conflicts Committee was asked to review certain aspects of the negotiations of the Commercial Agreements or a proposal in respect of a potential merger transaction. Evercore and RLF had previously advised the EQM Conflicts Committee in connection with certain prior unrelated transactions that had been delegated to the EQM Conflicts Committee for review. The EQM Conflicts Committee determined to engage Evercore and RLF based on Evercore’s and RLF’s prior experience with the EQM Conflicts Committee and Evercore’s and RLF’s experience with public mergers and acquisitions, complex transactions involving publicly traded partnerships and engagements with conflicts committees in general.

Also on January 23, 2020, ETRN management met telephonically with S&P Global Ratings, a division of S&P Global Inc. (“S&P”), to discuss the potential merger and concurrent transactions. On that same day, Mr. Jordan sent a revised draft of the non-disclosure agreement to ETRN.

On January 26, 2020, ETRN and EQT executed the non-disclosure agreement.

On January 27, 2020, at a special in-person meeting of the ETRN Board, Mr. Karam provided an overview of the ongoing negotiations of the Commercial Agreements. Mr. Karam then provided an overview of the potential merger, including certain considerations, noting, among other things, potential rating agency action in response to the announcement of the potential merger and the Commercial Agreements, that ETRN management expected to utilize ETRN common stock as the consideration for the potential merger, the rights of the holders of the Series A Preferred Units in connection with the consummation of the potential merger and ETRN management’s preference with respect to the outstanding Series A Preferred Units that the holders of such Series A Preferred Units would elect to receive a substantially similar security in EQM upon consummation of the potential merger. Members of the ETRN Board and ETRN management discussed, among other things, potential negotiating points that could arise with the EQM Conflicts Committee regarding the transaction. Following such discussion, members of ETRN management reviewed with the ETRN Board certain illustrative consolidated financial forecasts for ETRN reflecting the pro forma impacts of entry by EQM and certain of its subsidiaries into the Commercial Agreements, the consummation of the potential merger and certain related financial considerations. Members of the ETRN Board and ETRN management then discussed, among other things, forecasted leverage levels, as well as the potential economic terms for any proposal to the EQM Board in respect of the potential merger and the potential benefits and related considerations of effecting such transaction. Mr. Moore then outlined proposed next steps in the potential merger process, including the possibility of ETRN management submitting, if authorized by the ETRN Board, a non-binding letter to the EQM Board indicating that ETRN was considering making a merger proposal to the EQM Board.

On January 27, 2020, ETRN management also separately met telephonically with Fitch Ratings, Inc. to discuss the potential merger and concurrent transactions.

On January 28, 2020, the meeting of the ETRN Board was reconvened for an executive session attended by Mr. Karam. The ETRN Board further discussed authorizing ETRN management to submit a non-binding letter to the EQM Board indicating that ETRN was considering making a merger proposal to the EQM Board and the benefits and considerations of initiating discussions regarding the potential merger with the EQM Conflicts Committee. The ETRN Board, after discussion, unanimously approved the submission of such non-binding letter to the EQM Board.

Also on January 28, 2020, at a joint regular in-person meeting of the ETRN Board and the EQM Board, members of the ETRN Board and members of the EQM Board discussed, among other things, ETRN’s most recent proposal to EQT related to the Commercial Agreements. Following the meeting, Mr. Karam delivered a letter to Ms. Washington indicating that ETRN was contemplating delivering a proposal to acquire all of the outstanding EQM common units (other than those held by ETRN and its affiliates) in a merger transaction as a result of which EQM would become an indirect wholly owned subsidiary of ETRN in a share-for-unit exchange.

On January 29, 2020, at a regular in-person meeting of the EQM Board, the members of the EQM Board adopted resolutions confirming Mr. Bryson and Ms. Washington as members of the EQM Conflicts Committee in accordance with the EQM Partnership Agreement and authorizing the EQM Conflicts Committee to (i) review and evaluate any potential conflicts arising in connection with the proposed transactions and related arrangements, (ii) review and evaluate the terms and conditions of the proposed transactions and related arrangements on behalf of EQM, its subsidiaries and the EQM common unitholders (other than ETRN and its affiliates), (iii) negotiate the terms and conditions of the proposed transactions and related arrangements, (iv) determine whether the proposed transactions and related arrangements are in the best interests of EQM, its subsidiaries and EQM common unitholders (other than ETRN and its affiliates), and (v) determine whether or not to approve, and to recommend that the EQM Board approve (including that the EQM Board recommend approval by the limited partners of EQM of the Merger), the proposed transactions and related arrangements, with any such approvals constituting “Special Approval” for purposes of the EQM Partnership Agreement.

On January 30, 2020, Mr. Karam spoke with representatives of Evercore regarding plans for ETRN management to present a proposal with respect to the Merger to the EQM Conflicts Committee and its advisors. Also on January 30, 2020, representatives of Latham spoke with representatives of RLF concerning the proposed structure of the Merger and the status of negotiations with respect to the Commercial Agreements.

On January 31, 2020, February 3, 2020 and February 4, 2020, EQM entered into non-disclosure agreements with certain affiliates of each of BlackRock, Inc., GSO Capital Partners LP and Magnetar Financial LLC to facilitate discussions with such Investors regarding the implications of the Merger on the Series A Preferred Units held by such Investors.

On February 1, 2020, the ETRN Board held a special telephonic meeting, which was attended by representatives of Guggenheim Securities, Citi and Latham. At this meeting, representatives of Latham reviewed the fiduciary duties of the members of the ETRN Board in respect of the proposed transactions. Following such review, Mr. Karam reviewed with the ETRN Board financial aspects of the negotiation of the Commercial Agreements, and provided an overview of certain considerations with respect to the Merger, including potential terms of a proposal to the EQM Conflicts Committee. Representatives of Guggenheim Securities and Citi then discussed preliminary perspectives regarding certain financial aspects of the Merger, including premiums in precedent transactions, and reviewed the strategic rationale for ETRN submitting an acquisition proposal to the EQM Conflicts Committee that did not reflect an acquisition premium. Following this discussion, the representatives of Guggenheim Securities, Citi and Latham, as well as certain member of ETRN management, were excused from the meeting. Following such departures, the remaining members of ETRN management noted that, if approved by the ETRN Board, ETRN management would meet with the EQM Conflicts Committee and its advisors on February 3, 2020 to make a formal proposal to EQM relating to the Merger and would schedule a meeting with the Investors shortly thereafter to discuss the treatment of the Series A Preferred Units held by such Investors in the Merger. Following this discussion, the ETRN Board (with D. Mark Leland abstaining given his recent election as a member of the ETRN Board) authorized ETRN management to submit a proposal to EQM for an all-stock merger transaction in which each EQM common unit (other than those held by ETRN and its subsidiaries) would receive 2.3185 shares of ETRN common stock, which implied an “at market” exchange ratio based on the volume-weighted average price (“VWAP”) of ETRN common stock and EQM common units for the 20 trading days ending January 31, 2020, and further authorized ETRN management to commence private negotiations with the Investors who entered into non-disclosure agreements.

On February 3, 2020, ETRN management and the EQM Conflicts Committee met in Canonsburg, Pennsylvania, with representatives of Latham, Guggenheim Securities and Citi, the legal and financial advisors of ETRN, and RLF and Evercore, the legal and financial advisors of the EQM Conflicts Committee, in attendance. ETRN management presented the EQM Conflicts Committee and its legal and financial advisors with the strategic rationale for the Merger, as well as a detailed update on the negotiation of the Commercial Agreements. In connection with its presentation, ETRN management also provided the EQM Conflicts Committee and Evercore with financial forecasts reflecting the consummation of the proposed transactions. In further discussing with the EQM Conflicts Committee the strategic rationale for the Merger, ETRN’s financial advisors noted that investors increasingly favored C-corp structures (rather than MLPs) given the comparatively better governance rights in such structures and the ability of C-corps to attract a broader investor base, and the resulting benefit of potential increases in trading liquidity and improved cost of, and access to, capital. Relatedly, ETRN’s financial advisors noted that the Merger would result in enhanced equityholder rights for the holders of EQM common units, as such holders would have increased voting rights as holders of ETRN common stock, including, among other things, the ability to elect future members of the ETRN Board. ETRN’s financial advisors explained that the Merger would further enhance the impact of a redetermination of ETRN’s existing dividend policy and EQM’s existing distribution policy, as well as each entity’s respective capital allocation policy. ETRN management expressed to the EQM Conflicts Committee that ETRN management believed that modifying such policies was a necessary response to market dynamics given the lack of available external capital and the trend of investor focus on balance sheet strength, de-levering profiles and coverage metrics, and that ETRN management expected such changes would improve the position of the combined company in any industry environment.

ETRN management, on behalf of the ETRN Board, then provided an initial proposal for ETRN and its subsidiaries to acquire all outstanding EQM common units not already held by them in an all-stock transaction in which each EQM common unit would be exchanged for 2.3185 shares of ETRN common stock, which implied an “at market” exchange ratio based on the VWAP of ETRN common stock and EQM common units for the 20 trading days ending January 31, 2020. ETRN management noted that, based on then-current equity market prices of EQM common units, the Merger was not expected to create tax benefits for ETRN or generate significant financial synergies. Following such presentations, the participants discussed, among other things, the timeline and requisite work streams relating to the Merger and engagement with the Investors to discuss the treatment of the Series A Preferred Units in the transaction. Following adjournment of the meeting with ETRN management, the EQM Conflicts Committee reconvened and, together with Evercore and RLF, discussed their initial reactions to the management presentation, the analysis and diligence to be completed in connection with reviewing the proposed transactions and expected timing to complete such diligence and analysis. At this meeting, representatives of RLF also reviewed the fiduciary duties of the members of the EQM Conflicts Committee in connection with considering the proposed transactions.

On February 4, 2020, ETRN management distributed to the ETRN Board, the EQM Board, including the members of the EQM Conflicts Committee, and RLF a summary of actions taken by S&P in respect of several Appalachian-based E&P companies, including significant customers of EQM, based primarily on revised S&P natural gas price assumptions, and the potential implications of those actions on EQM. ETRN management also indicated that S&P had communicated that it intended to take action with respect to EQM and ETRN. S&P subsequently downgraded EQM and ETRN, with both entities remaining on “negative” outlook. On that same day, at the request of ETRN management, Guggenheim Securities and Citi provided financial forecasts prepared by ETRN management to Evercore reflecting the then-current proposals with respect to the Merger and the Commercial Agreements. From that time through the execution of the Merger Agreement, ETRN management continued to refine, and provided to Guggenheim Securities and Evercore, the financial forecasts to reflect modifications to the assumptions underlying such forecasts as the transaction structure changed, ETRN’s and EQM’s credit ratings were downgraded, negotiations with the Investors evolved and ETRN further refined its expected changes to ETRN’s dividend policy, EQM’s distribution policy and each entity’s capital allocation policy.

On February 5, 2020, representatives of Latham, on behalf of ETRN, distributed a draft of the Merger Agreement to RLF. The draft Merger Agreement, among other things, (i) provided that the obligations of ETRN and EQM to consummate the Merger would be conditioned on, among other things, the EQM limited partner approval and the ETRN shareholder approval, (ii) included substantially reciprocal representations and warranties, (iii) included substantially reciprocal restrictions on each party’s business during the period between execution of the Merger Agreement and closing of the Merger (the “interim period”), (iv) included a “force the vote” provision that would require EQM to submit the transaction for approval by the EQM limited partners regardless of any change of recommendation by the EQM Conflicts Committee, (v) provided for expense reimbursement and a termination fee under specified circumstances, and (vi) specified that EQM’s quarterly distribution with respect to any quarter during the interim period would not exceed $1.16 per EQM common unit. Also on February 5, 2020, ETRN management and ETRN’s financial advisors met with representatives of certain of the Investors to discuss the Merger and the possibility of exchanging in connection therewith the existing Series A Preferred Units for a substantially equivalent security in ETRN or EQM.

Between February 6, 2020 and February 23, 2020, ETRN management and ETRN’s financial advisors engaged in various due diligence discussions with and addressed requests from representatives of certain of the Investors.

On February 7, 2020, the EQM Conflicts Committee held a telephonic meeting with representatives of RLF, during which the EQM Conflicts Committee and the RLF representatives discussed the terms of a proposed engagement letter in connection with engaging Evercore as the EQM Conflicts Committee’s financial advisor, including the proposed fees payable to Evercore, the scope of matters to be analyzed by Evercore and the scope of any fairness opinion that may be rendered by Evercore in connection with the engagement. The EQM Conflicts Committee subsequently executed an engagement letter with Evercore, dated February 12, 2020. Also on February 7, 2020, Guggenheim Securities and Citi provided access to a virtual data room with respect to the Merger to the Investors that had executed non-disclosure agreements.

On February 10, 2020, representatives of Latham discussed the terms of the Merger Agreement with RLF, including, among other things, the proposed treatment of the Series A Preferred Units in connection with the Merger.

On February 12, 2020, the EQM Conflicts Committee held a telephonic meeting with representatives of Evercore and RLF, during which the EQM Conflicts Committee and its advisors discussed the proposed terms of the Merger, the strategic rationale for the Merger and the potential benefits of the Merger to the Unaffiliated Partnership Unitholders. Representatives of Evercore presented the EQM Conflicts Committee with Evercore’s preliminary analysis of the respective values of EQM common units, shares of ETRN common stock and the proposed exchange ratio. The EQM Conflicts Committee and its advisors discussed the impact of the treatment of the Series A Preferred Units on the analysis of the Merger and the potential tax impact of the Merger on the Unaffiliated Partnership Unitholders. RLF presented the EQM Conflicts Committee with the terms of the draft Merger Agreement and discussed with the EQM Conflicts Committee, among other things, (i) expectations for EQM’s quarterly distribution in the interim period, (ii) the potential benefits of negotiating for a “majority of the minority” approval condition, (iii) the circumstances under which the EQM Conflicts Committee could change its recommendation to the EQM limited partners in the interim period and the effects of a change in recommendation, including applicable termination rights, (iv) the scope of the proposed termination fee and expense reimbursement and the circumstances under which such amounts may be paid, (v) the scope of the interim operating covenants restricting each parties’ respective business during the interim period and (vi) the scope of the representations and warranties made by each party. The EQM Conflicts Committee provided RLF with its views concerning how to revise the Merger Agreement and authorized RLF to send a revised draft of the Merger Agreement to Latham.

On February 13, 2020, RLF sent a revised draft of the Merger Agreement to Latham. Among other things, the revised draft of the Merger Agreement reflected (i) the proposed addition of a “majority of the minority” approval condition, (ii) a reduction in the threshold pursuant to which a competing offer to acquire assets from or equity in EQM would constitute a “superior proposal” from any offer for an acquisition of 80% or more of EQM’s assets or equity to any offer for an acquisition of 50% or more of EQM’s assets or equity, (iii) the addition of a right of EQM to terminate the Merger Agreement in the event a superior proposal is made provided that EQM pay a termination fee to ETRN in connection with such termination and (iv) the streamlining of certain reciprocal operating covenants between signing and closing. Also on February 13, 2020, (i) at the request of ETRN management, Citi provided ETRN management’s updated financial forecasts to Evercore reflecting, among other things, the impact of posting letters of credit by EQM, due to certain changes in EQM’s credit ratings, for purposes of guaranteeing certain obligations with respect to the MVP joint venture, a proposed reduction in the dividend on ETRN common stock to $0.80/share per year and specified gathering rates with EQT in connection with the ongoing negotiations of the Commercial Agreements, and (ii) Latham provided RLF with initial drafts of certain of the Commercial Agreements, including drafts of a promissory note by ETRN to EQT to be issued as consideration in connection with one of the Share Purchase Agreements (the “Promissory Note”) and an assignment and assumption agreement (the “Assignment Agreement”) for purposes of assigning the Promissory Note from EQT to EQM in exchange for certain rate relief to be granted to EQT under the terms of certain of the Commercial Agreements.

On February 14, 2020, Latham held a call with RLF to discuss, among other things, the EQM Conflict Committee’s proposal to add a “majority of the minority” approval condition, to reduce the threshold for a superior proposal and the addition of certain termination rights for EQM. Also on February 14, 2020, representatives of the Investors distributed a proposed term sheet to Guggenheim Securities and Citi, which was subsequently distributed to ETRN management. Throughout the following week, the Investors, ETRN and their respective legal and financial advisors negotiated the terms of a substantially equivalent preferred security to be issued by ETRN in exchange for Series A Preferred Units, as well as discussed the potential redemption of a portion of the Series A Preferred Units, in connection with the Merger.

On February 16, 2020, Latham, on behalf of ETRN, sent a revised draft of the Merger Agreement to RLF. Among other things, the revised draft of the Merger Agreement reflected (i) the proposed entry by ETRN into the Preferred Restructuring Agreement with the Investors relating to the issuance of the ETRN Preferred Shares in exchange for all outstanding Series A Preferred Units, (ii) the addition of certain carve outs to the ability of EQM to terminate the Merger Agreement in connection with an EQM changed circumstance (as defined herein), (iii) certain reciprocal representations and warranties, (iv) the addition of the ability to submit approval of the ETRN stock issuance to the ETRN shareholders at a special or annual meeting of such shareholders, (v) the removal of the “majority of the minority” approval condition and (vi) the removal of the right of EQM to terminate the Merger Agreement in the event a superior proposal is made.

On February 17, 2020, Mr. Karam, Mr. Oliver and representatives of the Investors met in Houston, Texas, with representatives of Citi and representatives of Guggenheim Securities in attendance and other members of ETRN management in attendance telephonically, to discuss the proposed term sheet previously distributed by representatives of the Investors. In the meeting, the parties discussed the terms of a substantially equivalent preferred security to be issued by ETRN in exchange for Series A Preferred Units and the potential redemption of a portion of the Series A Preferred Units in connection with the Merger.

Following the meeting with representatives of the Investors, on February 17, 2020, Mr. Karam sent an update to the ETRN Board via email regarding (i) the status of negotiations with the Investors and (ii) the expected recommendation from ETRN management that, based on ETRN management’s further consideration of ETRN’s dividend policy, the ETRN Board should reduce the go-forward dividend on ETRN common stock to $0.60/share per year. Mr. Karam also indicated ETRN management’s desire to update the EQM Conflicts Committee regarding the structure and timing of the Merger, including in respect of the negotiations with the Investors, and that ETRN management would provide additional materials to the ETRN Board for review.

On February 18, 2020, the Investors circulated a revised term sheet to Guggenheim Securities and Citi for distribution to ETRN management relating to the proposed exchange of the Series A Preferred Units for a substantially equivalent security to be issued by ETRN. Also on that day, Latham held a call with RLF to discuss certain terms of the Merger Agreement. Between February 18, 2020 and February 21, 2020, Latham held multiple calls with RLF to discuss the status of negotiations with the Investors with respect to the treatment of the Series A Preferred Units in connection with the Merger and the effect of such negotiations on the proposed Merger.

On February 19, 2020, at a special telephonic meeting of the ETRN Board, ETRN management provided an update to the ETRN Board regarding the recent downgrades of EQT’s and EQM’s respective debt securities and the related implications on the proposed transactions, as well as the status of negotiations with the EQM Conflicts Committee and the Investors and potential transaction timing. Later on February 19, 2020, the EQM Conflicts Committee held a telephonic meeting with representatives of Evercore and RLF, during which the EQM Conflicts Committee and its advisors discussed the status of the proposed transactions and the impact of the negotiations between ETRN management and the Investors with respect to the treatment of the Series A Preferred Units in connection with the Merger. The EQM Conflicts Committee also discussed certain of the Commercial Agreements, including initial drafts of the Promissory Note and the Assignment Agreement, and discussed a potential amendment to the EQM Partnership Agreement relating to the potential entry by EQM into the Assignment Agreement and the assumption of the Promissory Note.

On February 20, 2020, Latham provided RLF with an initial draft of an agreement with respect to the intercompany loan between EQM and ETRN (the “Intercompany Loan”) relating to the negotiation of the Commercial Agreements. Shortly thereafter, representatives of Latham and RLF held a call to discuss the

Intercompany Loan and the impact of the Intercompany Loan on the EQM Conflicts Committee’s evaluation of a potential amendment to the EQM Partnership Agreement.

Early on February 21, 2020, the EQM Conflicts Committee held a telephonic meeting with representatives of Evercore and RLF, during which the EQM Conflicts Committee and its advisors discussed the status of the proposed Merger and the Commercial Agreements. The EQM Conflicts Committee and its advisors discussed the rationale for, and benefits of, the Commercial Agreements, including the rationale for, and benefits of, the Intercompany Loan, the Promissory Note, the Assignment Agreement and the potential amendment to the EQM Partnership Agreement. The EQM Conflicts Committee and its advisors also discussed ongoing diligence with respect to the proposed transactions and the documentation for the proposed transactions.

On February 21, 2020, ETRN management and ETRN’s advisors engaged with the Investors and their counsel regarding the potential terms of a substantially equivalent security for the Investors to be issued by ETRN in connection with the Merger and related documentation. Later that day, Mr. Karam updated Robert F. Vagt, ETRN’s Lead Independent Director, on the status of discussions with the Investors. Following such discussion, Mr. Vagt updated the other members of the ETRN Board regarding the same. Mr. Karam also conveyed to Evercore the high-level terms that ETRN had negotiated with the Investors. Evercore requested further information from ETRN management regarding the proposed transaction.

Also on February 21, 2020, Latham distributed a draft of the Preferred Restructuring Agreement to Kirkland & Ellis (“Kirkland”), counsel to the Investors. The draft Preferred Restructuring Agreement, among other things, (i) provided for the redemption by EQM of $600 million of the outstanding Series A Preferred Units and the exchange of all remaining Series A Preferred Units for ETRN Preferred Shares, (ii) required the Investors to vote or cause to be voted all of the Series A Preferred Units owned by such Investors in favor of the Merger Agreement and the Merger at the EQM special meeting and (iii) required the parties thereto to enter into a registration rights agreement with respect to the ETRN Preferred Shares at closing of the Merger.

On February 22, 2020, RLF sent revised drafts of the Merger Agreement and related ancillary agreements to Latham. The revised draft of the Merger Agreement, among other things, (i) removed certain limitations on EQM’s ability to terminate the Merger Agreement in connection with certain changes in EQM’s circumstances prior to closing of the Merger, (ii) made certain representations and warranties to be provided by EQM reciprocal with those to be provided by ETRN, and (iii) granted EQM the ability to terminate the Merger Agreement in the event that the EQM Conflicts Committee adversely changed its recommendation to EQM common unitholders with respect to the EQM limited partner approval in the event of certain specified changes in circumstances. At the request of the EQM Conflicts Committee, EQM management provided the EQM Conflicts Committee with materials detailing the rationale for effecting the proposed entry by EQM and certain of its subsidiaries into the Commercial Agreements, as well as the rationale for certain related financing transactions. Also on February 22, 2020, at the request of ETRN management, Citi provided ETRN management’s updated financial forecasts reflecting the final negotiated terms with respect to the Commercial Agreements and the consummation of the Merger to Evercore.

Also on February 22, 2020, Latham sent Kirkland a draft of the certificate of designations with respect to the ETRN Preferred Shares to be issued to the Investors in exchange for their Series A Preferred Units in connection with the Merger. The draft certificate of designations reflected certain matters negotiated by ETRN management and ETRN’s financial advisors with the Investors, including, among other things, (i) the right of the holders of the ETRN Preferred Shares to receive cumulative quarterly dividends at a rate per annum of 9.75% for each quarter ending on or before March 31, 2024, and thereafter quarterly dividends at a rate per annum equal to the sum of (a) three-month LIBOR in respect of the applicable quarter and (b) 8.15%, (ii) subject to certain limitations, the right of the holders of the ETRN Preferred Shares to convert all or any portion of the ETRN Preferred Shares owned by such holder into shares of ETRN common stock on a one-for-one basis, subject to certain anti-dilution adjustments and an adjustment for any dividends that have accrued but have not been paid when due and partial period dividends, at any time after April 10, 2021, (iii) the right of the holders of the ETRN

Preferred Shares to an automatic conversion of such ETRN Preferred Shares into shares of ETRN common stock at a specified conversion rate upon a change of control in which more than 90% of the consideration payable to the holders of ETRN common stock is payable in cash and (iv) the right of ETRN to redeem all or any portion of the ETRN Preferred Shares for cash in an amount equal to 110% of the issue price of the ETRN Preferred Shares redeemed at any time on or after January 1, 2024. On that same day, Latham sent RLF an initial draft of the proposed amendment to the EQM Partnership Agreement.

On February 22, 2020 and February 23, 2020, EQM negotiated and entered into non-disclosure agreements with the remaining Investors to govern the provision of certain material non-public information regarding the Merger. Following each Investor’s entry into a non-disclosure agreement, Guggenheim Securities provided access to the virtual data room with respect to the Merger.

On February 23, 2020, Latham and Kirkland held a call to discuss the terms of the certificate of designations. Following the call, Kirkland sent Latham a revised draft of the Preferred Restructuring Agreement. Among other things, the revised draft of the Preferred Restructuring Agreement reflected (i) the addition of EQM as a party to the agreement, (ii) the addition of a carve out to the Investors’ obligation to vote or cause to be voted all of the Series A Preferred Units in favor of the Merger Agreement and the Merger at the EQM special meeting in the event that EQM is in breach or violation of its organizational documents or either of ETRN or EQM is in breach or violation of the Preferred Restructuring Agreement or ancillary agreements related thereto, (iii) the addition of the right of Investors to transfer Series A Preferred Units to third parties so long as such transfer complied with the EQM Partnership Agreement and the assignee to such transfer executed a joinder agreement to the Preferred Restructuring Agreement, (iv) the addition of certain ETRN and EQM obligations to be completed prior to closing of the transactions contemplated by the Preferred Restructuring Agreement, (v) the addition of representations and warranties by each of ETRN, EQM and the Investors, (vi) the addition of indemnification rights for ETRN and the Investors and (vii) the addition of an Investor notice right with respect to any documentation to be filed by ETRN or EQM with the SEC. Latham also sent a revised draft of the Merger Agreement and related documentation to RLF on February 23, 2020. Among other things, the revised draft of the Merger Agreement reflected (i) the redemption by EQM of a portion of the Series A Preferred Units for cash and the exchange of all remaining Series A Preferred Units for ETRN Preferred Shares and (ii) the removal of certain financing obligations.

On February 24, 2020, RLF sent Latham a preliminary legal issues list regarding the terms of the Intercompany Loan that requested, among other things, expansions of the representations and warranties and covenants made by ETRN and the events of default, a right to set off distributions payable to ETRN upon an event of default and a requirement that the EQM Conflicts Committee approve any amendments to the Intercompany Loan. That same day, the ETRN Board held a special in-person meeting, which was attended by representatives of Guggenheim Securities, Citi and Latham. At this meeting, representatives of Latham reviewed the fiduciary duties of the members of the ETRN Board in respect of the proposed transactions and provided the ETRN Board with an overview of the proposed terms of (i) the Merger Agreement, (ii) the Preferred Restructuring Agreement, including the terms of the substantially equivalent preferred security to be issued by ETRN in exchange for the Series A Preferred Units thereunder, and (iii) the purchase of approximately 50% of the ETRN common stock held by EQT in exchange for cash and rate relief under the Commercial Agreements. ETRN management also summarized for the ETRN Board recent developments with respect to the Merger, including (i) the resolution with the Investors of the terms of the ETRN Preferred Shares to be issued in connection with consummation of the Merger and (ii) the resolution with EQT of certain matters relating to the Tax Matters Agreement. The materials distributed to the ETRN Board ahead of the meeting included material relationships disclosures provided by Guggenheim Securities and Citi (which disclosures were subsequently updated for the ETRN Board in connection with the February 26, 2020 meeting of the ETRN Board discussed below). Mr. Oliver then reviewed ETRN’s contemplated financial and dividend policy, pro forma for the transactions, with the ETRN Board. Following such review, Guggenheim Securities presented its preliminary financial perspectives in respect of the Merger, including the relative share and unit price performance of ETRN and EQM since November 2018, historical exchange ratios for ETRN common stock and EQM common units, premiums paid in selected precedent simplification/roll-up transactions, certain illustrative exchange ratio sensitivities and illustrative accretive and dilutive impacts in respect of ETRN and EQM indicated by such sensitivities, and financial metrics of selected publicly traded companies and partnerships. ETRN management then discussed with members of the ETRN Board, Guggenheim Securities, Citi and Latham, among other things, the general communication strategy for announcing the proposed transactions.

Also on February 24, 2020, members of ETRN management held a telephonic diligence call with representatives of the Investors, during which the parties further discussed the process for effecting the redemption and exchange of the Series A Preferred Units. Kirkland sent a revised draft of the certificate of designations to Latham. The revised draft of the certificate of designations, among other things, (i) broadened the scope of the definition of “change of control” to include any transaction in which more than half of the members of the ETRN Board would no longer be members of the ETRN Board following consummation of such transaction, (ii) included a 2.00% per annum increase to the dividend rate payable on the ETRN Preferred Shares following any failure of ETRN to pay in full the dividend due on any given date, which such increase would accrue until such unpaid dividend is paid in full, and (iii) entitled the holders of the ETRN Preferred Shares to convert such ETRN Preferred Shares into ETRN common stock immediately prior to any liquidation of ETRN. Latham distributed certain diligence materials, including a presentation summarizing the proposed transactions, to Kirkland, along with a revised draft of the Preferred Restructuring Agreement. Among other things, the revised draft of the Preferred Restructuring Agreement (i) obligated ETRN to cause to be delivered an opinion to the Investors of Pennsylvania counsel, (ii) included certain clarifying changes regarding the ETRN shareholder approval, (iii) removed certain non-fundamental ETRN representations and warranties and (iv) removed the Investor notice right with respect to any documentation to be filed by ETRN or EQM with the SEC.

Later on February 24, 2020, ETRN management, together with ETRN’s financial advisors and Latham, held a telephonic diligence session with the EQM Conflicts Committee and its financial and legal advisors regarding the materials ETRN had provided with respect to the rationale for the proposed transactions and provided an update on negotiations with the Investors with respect to the treatment of the Series A Preferred Units in connection with the Merger. During the call, ETRN management also discussed the process for effecting the proposed transactions.

Following the telephonic diligence session, the EQM Conflicts Committee held a telephonic meeting with representatives of Evercore and RLF, during which the EQM Conflicts Committee and its advisors discussed their reactions to the presentation made by ETRN management earlier in the day and the status of the Commercial Agreements and the Merger Agreement. Representatives of Evercore then made a presentation to the EQM Conflicts Committee regarding the financial terms of the Commercial Agreements, including the terms of the proposed Intercompany Loan and the Assignment Agreement, and the financial terms of the proposed Merger. Representatives of Evercore also presented the EQM Conflicts Committee with a summary of the proposed treatment of the Series A Preferred Units in the Merger, Evercore’s financial analysis of the respective values of the EQM common units, ETRN common stock, and the proposed exchange ratio and the impact of the proposed Merger on the Unaffiliated Partnership Unitholders. Representatives of Evercore further presented an analysis of the expected tax impact of the Merger on the Unaffiliated Partnership Unitholders. The EQM Conflicts Committee then discussed with RLF the status of the Merger Agreement and received presentations from RLF regarding the Intercompany Loan, the Promissory Note, the Assignment Agreement and the proposed amendment to the EQM Partnership Agreement. Following consideration of the proposed transactions, including the analysis of its advisors, the EQM Conflicts Committee determined to propose an exchange ratio of 2.45 shares of ETRN common stock per EQM common unit in connection with the Merger and authorized Evercore to convey such proposal to ETRN’s financial advisors. The EQM Conflicts Committee also authorized RLF to continue finalizing the legal documentation in accordance with the EQM Conflicts Committee’s feedback and discussion. Following such meeting, RLF sent a revised draft of the Merger Agreement and related documentation to Latham with minimal clarifying changes.

On February 25, 2020, Evercore, on behalf of the EQM Conflicts Committee, telephonically provided Guggenheim Securities and Citi with a counterproposal reflecting an exchange ratio of 2.45 shares of ETRN common stock per EQM common unit in connection with the Merger, which represented a 3.32% premium based on the VWAP of ETRN common stock and EQM common units for the 20-day period ending on February 24, 2020. Following receipt of the counterproposal from Evercore, ETRN management discussed the proposal with representatives of Guggenheim Securities, Citi and Latham. At the direction of ETRN management, Guggenheim Securities and Citi responded to Evercore with a revised exchange ratio of 2.362 shares of ETRN common stock per EQM common unit, which represented a 0.39% discount based on the VWAP of ETRN common stock and EQM common units for the 20-day period ending on February 24, 2020.

Also on February 25, 2020, the EQM Conflicts Committee held a telephonic meeting with representatives of Evercore, RLF, Latham and ETRN management, during which (i) representatives of ETRN management and Latham discussed with the EQM Conflicts Committee certain considerations with respect to compliance with the Tax Matters Agreement and (ii) the EQM Conflicts Committee discussed with representatives of RLF and Latham the terms of, and rationale for EQM entering into, the Intercompany Loan.

That same day, Guggenheim Securities and Citi engaged with representatives of the Investors regarding certain proposals by the Investors and Latham held a call with Kirkland regarding the terms of the certificate of designations. Following such discussion, Latham sent a revised draft of the certificate of designations and a draft of a registration rights agreement to Kirkland, and Kirkland sent Latham a revised draft of the Preferred Restructuring Agreement. Latham then held another call with Kirkland to discuss the registration rights agreement. Among other things, the revised draft of the Preferred Restructuring Agreement reflected (i) certain additional ETRN representations and warranties relating to compliance with applicable laws, (ii) an Investor notice right with respect to any documentation to be filed by ETRN or EQM with the SEC and (iii) restrictions on ETRN’s ability to take actions prior to the closing of the Merger that would require the affirmative vote or consent of the Investors under the certificate of designations without the prior written consent of the Investors who, as of the closing of the Merger, would hold the requisite number of ETRN Preferred Shares. Kirkland also sent Latham a revised draft of the Merger Agreement reflecting minimal clarifying changes.

Later on February 25, 2020, the EQM Conflicts Committee held a telephonic meeting with representatives of Evercore and RLF, during which representatives of Evercore presented the EQM Conflicts Committee with ETRN’s proposed revised offer of an exchange ratio of 2.362 shares of ETRN common stock per EQM common unit and presented Evercore’s financial analysis of such proposed exchange ratio. Following discussion, the EQM Conflicts Committee determined to re-propose an exchange ratio of 2.45 shares of ETRN common stock per EQM common unit in connection with the Merger and authorized Evercore to communicate such proposal to ETRN’s financial advisors. RLF then updated the EQM Conflicts Committee with respect to the status of the legal documentation concerning the proposed transactions. Subsequently, Evercore communicated to Citi and Guggenheim Securities that the EQM Conflicts Committee continued to hold firm to its counteroffer of 2.45 shares of ETRN common stock per EQM common unit, which represented a 3.32% premium based on the VWAP of ETRN common stock and EQM common units for the 20-day period ending on February 24, 2020. Mr. Karam then notified the ETRN Board via email that the EQM Conflicts Committee continued to hold firm to its counterproposal with respect to the exchange ratio. Following discussion with ETRN management, Citi and Guggenheim Securities communicated to Evercore a counteroffer of 2.44 shares of ETRN common stock per EQM common unit.

Throughout the day on February 26, 2020, representatives of Latham, in consultation with ETRN management, representatives of RLF, in consultation with the EQM Conflicts Committee, and representatives of Kirkland, in consultation with the Investors, participated in multiple conference calls to negotiate and finalize the terms of the Merger Agreement, the Preferred Restructuring Agreement, the certificate of designations and certain other related documentation. Representatives of Latham, in consultation with ETRN management, and representatives of Kirkland, in consultation with EQT, also participated in multiple conference calls to negotiate and finalize the terms of the Commercial Agreements. Following consultation with the EQM Conflicts Committee, Evercore notified Guggenheim Securities and Citi that, subject to final approval of the EQM Conflicts Committee, the EQM Conflicts Committee was prepared to finalize the Merger Agreement with an exchange ratio of 2.44 shares of ETRN common stock per EQM common unit, which represented a 2.97%

premium based on the VWAP of ETRN common stock and EQM common units for the 20-day period ending on February 25, 2020. Mr. Karam notified the ETRN Board via email of the status of negotiations, including the EQM Conflicts Committee’s tentative intention to finalize negotiations on the basis of an exchange ratio of 2.44 shares of ETRN common stock per EQM common unit. Mr. Karam also provided the ETRN Board with a general update as to the status of documentation for the various proposed transactions. Mr. Moore subsequently provided an update as to the status of documentation and negotiations with respect to the proposed transactions to Mr. Vagt. Later that day, EQM management spoke with representatives of RLF regarding the status of the transaction documentation and confirmed that EQM was, subject to the approval of the EQM Conflicts Committee and the EQM Board, prepared to finalize all documentation.

On February 26, 2020, the ETRN Board convened a special telephonic meeting, with members of ETRN management and representatives of Guggenheim Securities, Citi and Latham in attendance. At this meeting, representatives of Latham reviewed the fiduciary duties of the members of the ETRN Board in respect of the proposed transactions and reviewed the principal legal terms of the Merger Agreement and other ancillary agreements, focusing primarily on the updates from the drafts reviewed with the ETRN Board on February 24, 2020. Guggenheim Securities then reviewed its financial analysis of the Exchange Ratio and rendered an oral opinion, which was confirmed by delivery of a written opinion dated February 26, 2020, to the ETRN Board to the effect that, as of February 26, 2020 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Exchange Ratio was fair, from a financial point of view, to ETRN. The ETRN Board discussed matters relating to the Merger, including, among other things, the potential market reaction to the transaction as well as perceived benefits of, and other considerations relating to, the Merger and the other proposed transactions. After discussion, the ETRN Board, by unanimous vote, (i) determined that the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, were in the best interests of ETRN and the holders of the outstanding shares of ETRN common stock, (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, (iii) approved the Certificate of Designations, (iv) directed that the ETRN stock issuance be submitted to a vote of the ETRN shareholders and (v) resolved to recommend that the ETRN shareholders approve the ETRN stock issuance. See “—Recommendation of the ETRN Board and Its Reasons for the Merger.”

Also on February 26, 2020, the EQM Conflicts Committee held a special telephonic meeting, which was attended by representatives of RLF and Evercore. RLF provided the EQM Conflicts Committee with an overview of various matters relating to the Merger and the terms of the Merger Agreement and the Commercial Agreements. Also at this meeting, Evercore reviewed its financial analysis of the Exchange Ratio with the EQM Conflicts Committee and, at the request of the EQM Conflicts Committee, rendered an oral opinion to the EQM Conflicts Committee, which was subsequently confirmed by delivery of a written opinion dated as of February 26, 2020, to the effect that, as of such date and based upon and subject to the assumptions, procedures, qualifications, limitations and other matters considered by Evercore in connection with the preparation of its opinion, the Exchange Ratio was fair, from a financial point of view, to EQM and the Unaffiliated Partnership Unitholders. Evercore also reiterated to the EQM Conflicts Committee the nature of its relationships with and engagements for ETRN, EQM and their respective affiliates and the amount and nature of the fees it received from such parties in connection with such engagements. At this meeting, the EQM Conflicts Committee, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were in the best interests of EQM, its subsidiaries and the Unaffiliated Partnership Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting “Special Approval” as defined in the EQM Partnership Agreement), (iii) recommended that the EQM Board approve the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and (iv) resolved, and recommended that the EQM Board resolve, to recommend approval of the Merger Agreement and the Merger by the limited partners of EQM. See “—Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger.”

Later on February 26, 2020, the EQM Board held a special telephonic meeting, which was attended by members of EQM management and Latham. The EQM Conflicts Committee provided a report to the full EQM Board as to its determinations, and as to its receipt of the oral opinion of Evercore described above. The full EQM Board discussed the report and the proposed transaction. At this meeting, the EQM Board (acting in part based upon the recommendation of the EQM Conflicts Committee), by unanimous vote, (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, were in the best interests of EQM, its subsidiaries and the EQM common unitholders, (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and (iii) resolved to submit the Merger Agreement to a vote of the limited partners of EQM and recommend that the limited partners of EQM approve the Merger Agreement and the Merger.

On February 26, 2020, ETRN and EQM executed the Merger Agreement and the Preferred Restructuring Agreement.

On February 27, 2020, ETRN and EQM issued a joint press release announcing, among other things, the execution of the Merger Agreement and the Preferred Restructuring Agreement.

Recommendation of the ETRN Board and Its Reasons for the Merger

At a special telephonic meeting held on February 26, 2020, the ETRN Board, by unanimous vote, (i) determined that the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, are in the best interests of ETRN and the ETRN shareholders, (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, and (iii) resolved to submit the approval of the ETRN stock issuance to a vote of the ETRN shareholders and recommend that the ETRN shareholders approve the ETRN stock issuance.

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, the ETRN Board consulted with ETRN’s management and legal and financial advisors and considered a number of factors. In view of the variety of factors and the quality and amount of information considered, ETRN did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination but conducted an overall review of the Merger and related transactions. In addition, individual members of the ETRN Board may have given different weight to different factors. The ETRN Board considered this information and these factors, as a whole and, overall, considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendation.

The decision of the ETRN Board was based upon a number of potential benefits of the transaction and other factors that the ETRN Board believed would contribute to the success of the combined company, and thus benefit the ETRN shareholders, including the factors mentioned below, the order of which does not necessarily reflect their relative significance.

The ETRN Board considered the following factors as generally supporting its decision to enter into the Merger Agreement:

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The Merger is expected to result in a larger market capitalization, which, coupled with the simplified corporate structure (which is responsive to investor sentiment favoring C-corps over MLPs), is expected to attract a broader universe of investors and increase equity trading liquidity, in turn allowing the combined company to access a deeper pool of capital to finance future growth if necessary at an improved cost of capital over time.

•	The larger market capitalization is expected to provide an opportunity for ETRN common stock to be included on additional trading indices.

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The Merger, together with the redetermined dividend and capital allocation policies announced by ETRN concurrently with the announcement of the Merger, is expected to increase the financial stability of the combined company and accelerate ETRN’s de-leveraging process through, among other things, increased retained cash flow.

•	The Merger simplifies the capital structure of ETRN.

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ETRN common stock rather than cash will be the form of consideration to be paid to EQM common unitholders, which does not require ETRN to make any additional borrowings or use cash on hand to fund cash payments to EQM common unitholders.

•	ETRN projected almost no cash taxes through 2023 and minimal cash taxes through 2026 after giving effect to the Merger.

•	ETRN’s management was supportive of the Merger and believed the Merger to be an appropriate step in better positioning the combined enterprise given market dynamics.

•	The requirement that ETRN shareholder approval be obtained as a condition to the ETRN stock issuance in connection with the Merger.

•	The Merger Agreement restricts EQM’s ability to solicit or consider other proposals to acquire EQM or a portion of its business in certain circumstances

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The financial presentation and the opinion, each dated as of February 26, 2020, of Guggenheim Securities to the ETRN Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Exchange Ratio to ETRN, which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as more fully described under the caption “—Opinion of the Financial Advisor to ETRN.”

In addition, ETRN also identified and considered various potential risks of the Merger, including the following, the order of which does not necessarily reflect their relative significance:

•	The pendency of the Merger for an extended period following the announcement of the execution of the Merger Agreement could have an adverse impact on ETRN and EQM.

•	One or more of the conditions to the Merger may not be satisfied.

•	The attention of management and employees may be diverted during the period prior to completion of the Merger, which may negatively affect ETRN’s and EQM’s businesses.

•	ETRN shares may not trade at the expected valuations.

•	The potential benefits sought in the Merger may not be realized.

•	Downgrades of EQM’s credit ratings in connection with the Merger and related transactions may impact EQM’s liquidity, access to capital and costs of doing business.

•	The Merger Agreement restricts the conduct of ETRN’s and EQM’s businesses during the period between execution of the Merger Agreement and the consummation of the Merger.

•	Litigation may be commenced in connection with the Merger, and that litigation may increase costs and result in a diversion of management focus.

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The payment of expenses by ETRN to EQM in connection with the termination of the Merger Agreement in certain circumstances (as described under “The Merger Agreement—Effect of Termination; Termination Fee and Expenses”) could have a negative impact on the financial condition and results of operations of ETRN.

•	The resulting combined company might not achieve its projected financial results.

The ETRN Board also considered that the Exchange Ratio is fixed and will not adjust upward or downward to compensate for changes in the price of either shares of ETRN common stock or EQM common units prior to the consummation of the Merger, and the terms of the Merger Agreement do not include termination rights triggered expressly by a decrease in value of either party as a result of a decline in the market price of that party’s common equity. The ETRN Board determined that this structure was appropriate and the risk acceptable in view of the reciprocal nature of the fixed Exchange Ratio, the ETRN Board’s focus on the relative intrinsic values and financial performance of ETRN and EQM, and the inclusion in the Merger Agreement of other structural protections such as the ETRN Board’s ability to terminate the Merger Agreement in certain circumstances and receive a termination fee or expense reimbursement.

As part of the overall mix of information it considered, the ETRN Board also considered the following factors, none of which individually was determinative of the ETRN Board’s decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, and its recommendation that the ETRN shareholders approve the ETRN stock issuance, but all of which, taken together, were viewed as generally supporting the Merger:

•	ETRN’s knowledge and understanding of EQM as a result of ETRN’s ownership interest in EQM and the General Partner;

•	the expected operational, earnings, cash flow and balance sheet impact of the Merger and the related transactions;

•	the relative financial performance, risks and prospects of ETRN and EQM;

•	the historical and then-current stock and unit price information of ETRN and EQM; and

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the interests that certain ETRN executive officers and directors may have with respect to the Merger in addition to their interests as ETRN shareholders. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 88 for further information.

The ETRN Board concluded that, overall, the potential benefits of the Merger to ETRN and its shareholders outweighed the risks.

The ETRN Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of the ETRN Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger

The EQM Conflicts Committee consists of two directors: Lara E. Washington and Michael A. Bryson. Each of Ms. Washington and Mr. Bryson satisfy the requirements to serve on the “Conflicts Committee” as such term is defined in the EQM Partnership Agreement. According to the EQM Partnership Agreement, the “Conflicts Committee” is a committee of the EQM Board composed of two or more directors who are not (a) officers or employees of the General Partner, (b) officers, directors or employees of any affiliate of the General Partner, other than EQM and its subsidiaries, or (c) holders of any ownership interest in the General Partner or its affiliates, other than (i) EQM common units and (ii) awards that are granted to such director in his capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or EQM. The directors serving on the EQM Conflicts Committee must also meet the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC promulgated thereunder and by the national securities exchange on which the EQM common units are listed or admitted to trading.

The EQM Board authorized the EQM Conflicts Committee to (i) review and evaluate any potential conflicts arising in connection with the Merger and any other arrangements or agreements related to the Merger (“related arrangements”), (ii) review and evaluate the terms and conditions of the Merger and any related arrangements on behalf of EQM, its subsidiaries and the EQM common unitholders (other than ETRN and its affiliates), (iii) negotiate on behalf of EQM, its subsidiaries and the EQM common unitholders (other than ETRN and its affiliates) the terms and conditions of the Merger and related arrangements, (iv) determine whether the Merger and related arrangements are in the best interests of EQM and its subsidiaries and the EQM common unitholders (other than ETRN and its affiliates), and (v) determine whether to approve, and whether to recommend that the EQM Board approve (including that the EQM Board recommend approval of the Merger by the EQM limited partners) or not approve, the Merger and related arrangements.

The EQM Conflicts Committee retained, and was advised by, Evercore as its financial advisor and RLF as its outside legal counsel. The EQM Conflicts Committee oversaw the performance of financial and legal due diligence by its advisors, conducted a review and evaluation of ETRN’s proposal, considered other alternatives to the Merger, including maintaining the status quo, and conducted, with the assistance of its advisors, negotiations with ETRN and its representatives with respect to ETRN’s proposal, the Merger Agreement and other related arrangements.

The EQM Conflicts Committee, at a telephonic meeting held on February 26, 2020, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM and its subsidiaries and the Unaffiliated Partnership Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval constituting “Special Approval” (as defined in the EQM Partnership Agreement), (iii) recommended that the EQM Board approve the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) resolved, and recommended that the EQM Board resolve, to recommend approval of the Merger Agreement and the Merger by the EQM limited partners at a special meeting of the EQM limited partners.

The EQM Board, acting, in part, based on the receipt of the approval and recommendation of the EQM Conflicts Committee, by unanimous vote, (i) determined that the forms, terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM and its subsidiaries and the EQM common unitholders, (ii) authorized the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorized the submittal of a proposal to approve the adoption of the Merger Agreement and the Merger to a vote of the EQM limited partners at a special meeting of the EQM limited partners, and (iv) resolved to recommend approval of the adoption of the Merger Agreement and the Merger by the EQM limited partners at a special meeting of the EQM limited partners.

The EQM Conflicts Committee viewed the following factors as being generally positive or favorable in coming to their determinations and recommendation with respect to the Merger:

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The EQM Conflicts Committee’s belief that investor sentiment now favors C-corp structures over MLP structures and, as a result, the EQM Conflicts Committee expects that ETRN’s shares after the Merger should trade better on a number of metrics relative to how EQM common units have traded on a historical basis.

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ETRN following the Merger will have a larger float relative to the float of EQM common units (other than those held by ETRN and its subsidiaries), which should increase the ability to raise capital in the public equity markets and provide greater trading liquidity relative to the ability of EQM to raise capital in the public equity markets and trading liquidity of EQM common units.

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The EQM Conflicts Committee’s expectation that ETRN’s enhanced access to public equity capital markets following the Merger will result in a lower cost of capital relative to EQM’s current cost of capital.

•	The Merger is expected, based on management’s financial projections, to be immediately accretive to the Unaffiliated Partnership Unitholders with regard to cash available for distribution.

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Following the Merger, ETRN will have increased dividend coverage and free cash flow relative to EQM’s current distribution coverage and free cash flow, which will provide the combined company with the ability to de-lever following the Merger and execute on its growth plans.

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The Exchange Ratio of 2.44 shares of ETRN common stock for each outstanding EQM common unit (other than those held by ETRN and its subsidiaries) represents an implied value of $21.18 per EQM common unit based upon the closing price of EQM common units on February 26, 2020, and represents a 5.24% improvement over ETRN’s initial proposal of 2.3185 shares of ETRN common stock for each EQM common unit (other than those held by ETRN and its subsidiaries). In addition, the Exchange Ratio of 2.44 shares of ETRN common stock for each outstanding EQM common unit (other than those held by ETRN and its subsidiaries) represents an implied value of $23.15 based on the 20-day VWAP of shares of ETRN common stock as of February 26, 2020, and such implied value represents a 2.9% premium to the corresponding 20-day VWAP of EQM common units of $22.51.

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The financial presentation and opinion of Evercore, dated February 26, 2020, to the EQM Conflicts Committee that, as of that date, and based upon and subject to the assumptions, qualifications, limitations and other matters stated therein, the Exchange Ratio of 2.44 shares of ETRN common stock for each outstanding EQM common unit (other than those held by ETRN and its subsidiaries) is fair, from a financial point of view, to EQM and the EQM Public Common Unitholders.

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The Exchange Ratio is fixed and therefore the value of the consideration payable to the Unaffiliated Partnership Unitholders will increase in the event that the market price of shares of ETRN common stock increases prior to the closing of the Merger.

•	ETRN is governed with a traditional C-corp structure that will provide valuable governance protections and shareholder rights for the EQM common unitholders, which they do not have today.

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The Merger will simplify the corporate structure of ETRN, EQM and their subsidiaries, thereby streamlining corporate governance matters and eliminating potential conflicts of interests between ETRN and EQM.

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Provisions of the Merger Agreement permitting the EQM Conflicts Committee to change or withdraw its recommendation to the EQM limited partners in favor of the Merger and to terminate the Merger Agreement in certain situations in connection with a superior proposal or an EQM changed circumstance.

•	The terms and conditions of the Merger were determined through arm’s-length negotiations between ETRN and the EQM Conflicts Committee and their respective representatives and advisors.

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The EQM Conflicts Committee’s retention of financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, MLPs, ETRN’s and EQM’s industry generally, and ETRN and EQM particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger.

The EQM Conflicts Committee viewed the following factors as being generally negative or unfavorable in arriving at its determinations and recommendation with respect to the Merger:

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The Unaffiliated Partnership Unitholders will receive shares of ETRN common stock that are expected, throughout management’s forecast period, to pay a lower dividend as compared to the distribution on EQM common units prior to announcement of the Merger and concurrent announcement of a new dividend and capital allocation policy at ETRN, reflecting reductions in dividends at ETRN.

•	Following the Merger, ETRN and its subsidiaries, on a consolidated basis, will have an increase in leverage relative to the status quo operations of EQM and its subsidiaries.

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In connection with the Merger, $600 million in value of the outstanding Series A Preferred Units of EQM will be redeemed for approximately $606 million in cash and the remaining $600 million of the outstanding Series A Preferred Units will be exchanged for ETRN Preferred Shares with an increase in the annual distribution rate relating to such preferred securities from 8.5% to 9.75%.

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The Merger is expected to be a taxable transaction to the EQM common unitholders; however, EQM common unitholders, on the whole, are not expected to be materially impacted by the taxable nature of the Merger.

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The Merger Agreement does not include a “majority of the minority” approval condition, and therefore approval of the EQM merger proposal only requires the affirmative vote of the holders of a majority of the outstanding EQM limited partner interests.

•	The ETRN stock issuance is subject to approval by a majority of the of the total votes cast on such proposal at a meeting of ETRN shareholders.

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The Exchange Ratio is fixed and therefore the implied value of the consideration payable to the Unaffiliated Partnership Unitholders will decrease in the event that the market price of shares of ETRN common stock decreases prior to the closing of the Merger.

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The EQM Conflicts Committee was not authorized to and did not conduct an auction process or other solicitation of interest from third parties for the acquisition of EQM common units (other than those held by ETRN and its subsidiaries). Since ETRN indirectly controls EQM, it was unrealistic to expect an unsolicited third-party acquisition proposal to acquire assets or control of EQM, and it was unlikely that the EQM Conflicts Committee could conduct a meaningful process to solicit interest in the acquisition of assets or control of EQM.

•	The Unaffiliated Partnership Unitholders will be foregoing the potential benefits, if any, that would be realized by remaining unitholders of EQM on a standalone basis.

•	The Merger may not be completed in a timely manner, or at all, which could result in significant costs and disruption to EQM’s normal business and a decline in the trading price of EQM common units.

•	EQM common unitholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement, the EQM Partnership Agreement or Delaware law.

•	Litigation may occur in connection with the Merger and such litigation may increase costs and result in a diversion of management focus.

•

Some of the executive officers and directors of ETRN and EQM have interests in the Merger that are different from, or in addition to, the interests of the Unaffiliated Partnership Unitholders generally.

The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the EQM Conflicts Committee and the EQM Board in considering the Merger. In view of the number and variety of factors and the amount of information considered, the EQM Conflicts Committee and the EQM Board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching their determinations. The EQM Conflicts Committee and the EQM Board made their recommendations based on the totality of information presented to them, including the investigation conducted by the EQM Conflicts Committee. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Unaudited Projected Financial Information

ETRN and EQM do not as a matter of course make public projections as part of their standard forecasting process relating to earnings or other results. However, management of ETRN and EQM routinely prepare prospective financial information. In connection with the Merger, ETRN management and EQM management prepared and provided to the ETRN Board and the EQM Conflicts Committee certain internal projections (the “Projections”) regarding the future financial performance of ETRN, EQM and pro forma ETRN with respect to 2020 through 2023. The Projections were used by the ETRN Board and the EQM Conflicts Committee for the purpose of evaluating the Merger. ETRN management also provided the Projections to Guggenheim Securities and Evercore for their use and reliance in connection with their respective financial analyses and opinions described in the sections entitled “—Opinion of the Financial Advisor to ETRN” and “—Opinion of the Financial Advisor to EQM Conflicts Committee.”

A summary of the Projections is included below to give ETRN shareholders and EQM limited partners access to certain unaudited projections that were made available to the ETRN Board, the EQM Conflicts Committee and ETRN’s and the EQM Conflicts Committee’s respective advisors in connection with the Merger.

ETRN and EQM each caution you that uncertainties are inherent in projections of any kind. None of ETRN, EQM or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or can give any assurance to any ETRN shareholder or EQM limited partner regarding the ultimate performance of ETRN, EQM or pro forma ETRN compared to the summarized information set forth below or that any projected results will be achieved.

The inclusion of the following Projections in this joint proxy statement/prospectus should not be regarded as an indication that ETRN, EQM or their respective advisors or other representatives considered or consider the Projections to be necessarily indicative of actual future performance or events, and the Projections set forth below should not be relied upon as such. Accordingly, ETRN shareholders and EQM limited partners are cautioned not to place undue reliance on the Projections. See “Risk Factors—Financial projections relating to the combined company after the Merger may not be achieved.”

The accompanying prospective financial information was not prepared with a view toward public disclosure or toward compliance with the published guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. In the view of ETRN management and EQM management, the Projections were prepared on a reasonable basis, reflected the best available estimates and judgments based on the facts and circumstances existing at the time such projections were prepared, and presented, to the best of ETRN management’s and EQM management’s knowledge and belief, the expected course of action and the expected future financial performance of ETRN and EQM, as applicable.

The Projections included in this joint proxy statement/prospectus have been prepared by, and are the responsibility of, ETRN management and EQM management. Neither Ernst & Young, LLP (“EY”), nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. The EY reports incorporated by reference into this joint proxy statement/prospectus relate to historical financial information of ETRN and EQM, respectively.

While presented with numerical specificity, the Projections described below reflect numerous estimates and assumptions made by ETRN management and EQM management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to each of ETRN’s and EQM’s businesses, all of which are difficult to predict and many of which are beyond ETRN’s and EQM’s control. In developing the Projections, ETRN management and EQM management made numerous material assumptions, with respect to ETRN, EQM and the combined company for the periods covered by such Projections, including:

•	global demand and prices for natural gas;

•	the production of natural gas in the United States;

•	producer volumes, credit risk, contractual fees, and rates on EQM’s assets;

•	required operating expenses;

•	organic growth opportunities and projected volume growth and the amounts and timing of related costs and potential economic returns;

•	the amount of maintenance, growth, and other capital expenditures, including negotiated capital expenditure protections;

•	the level of dividends paid by ETRN;

•	the level of distributions paid by EQM;

•	the in-service date for, and distributions in respect of, the MVP project and the in-service dates for other growth projects;

•	outstanding debt, including financing in respect of the MVP joint venture, during applicable periods;

•	the availability and cost of funding;

•	corporate income tax position and any potential impacts of the transaction on future tax liabilities; and

•	other general business, market and financial assumptions.

The pro forma projections are based on ETRN’s and EQM’s standalone projections and also reflect such estimates and assumptions.

The summaries of the Projections provided to the ETRN Board and the EQM Conflicts Committee are not included in this joint proxy statement/prospectus in order to induce any ETRN shareholder or EQM limited partner to vote in favor of the ETRN stock issuance proposal or the EQM merger proposal, as applicable. The Projections cover multiple years and such information by its nature becomes less predictive with each succeeding year.

The following table sets forth a summary of the Projections with respect to ETRN, EQM and the combined company for 2020 through 2023. Unless otherwise noted, the Projections are presented on an 8/8ths basis.

(values in table and footnotes in millions, expect per share amounts)(1)	2020E	2021E	2022E	2023E
ETRN (Proportional, other than Dividend per Share)
Adjusted EBITDA(2)(11)	$551	$837	$874	$971
Distributable Cash Flow(3)	$523	$550	$609	$760
Distributable Cash Flow Per Share(3)(4)	$2.28	$2.39	$2.65	$3.31
Dividend Per Share	$0.60	$0.60	$0.60	$0.60

EQM
Adjusted EBITDA(5)(10)	$930	$1,407	$1,470	$1,631
Distributable Cash Flow(6)	$983	$1,026	$1,125	$1,396
Distributable Cash Flow Per Unit(6)	$4.74	$4.95	$5.42	$6.73
Distribution Per Common Unit	$1.15	$1.15	$1.15	$1.15

Pro Forma Combined Company(7)
Adjusted EBITDA(8)(10)	$924	$1,401	$1,464	$1,626
Distributable Cash Flow(9)	$902	$938	$1,036	$1,297
Distributable Cash Flow Per Share(9)	$2.13	$2.17	$2.40	$3.00
Dividend Per Share	$0.60	$0.60	$0.60	$0.60

(1)

Given the forward-looking nature of these non-GAAP projections, ETRN and EQM are unable, without unreasonable efforts, to provide a quantitative reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow per Share or unit to their most directly comparable GAAP financial measure because ETRN and EQM are unable to project certain reconciling items.

(2)

Adjusted EBITDA, a non-GAAP measure, is defined as ETRN’s proportional share of EQM’s net income plus net interest expense, depreciation, amortization of intangible assets, payments on the preferred interest in EQT Energy Supply, LLC (“Preferred Interest”), and transaction costs, proportional ownership share of MVP joint venture EBITDA, less equity income, allowance for funds used during construction (“AFUDC”)—equity, and adjusted EBITDA attributable to non-controlling interest, less incremental general and administrative expenses at ETRN.

(3)

Distributable Cash Flow, a non-GAAP measure, is defined as ETRN’s proportional share of EQM’s Adjusted EBITDA plus deferred revenue and proportional ownership share of distributions from the MVP joint venture, less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC—debt, ongoing maintenance capital expenditures net of expected reimbursements, cash distributions earned by the holders of the Series A Preferred Units, proportional ownership share of the MVP joint venture’s EBITDA, less incremental interest expense, general and administrative expense and any cash taxes at ETRN.

(4)

Distributable Cash Flow per Share, a non-GAAP measure, means Distributable Cash Flow as defined in footnote 3 above shown on a proportional basis divided by the number of shares of ETRN common stock outstanding without giving effect to the Merger.

(5)

Adjusted EBITDA, a non-GAAP measure, is defined as EQM’s net income plus net interest expense, depreciation, amortization of intangible assets, payments on the Preferred Interest, and transaction costs, proportional ownership share of the MVP joint venture’s EBITDA less equity income, AFUDC—equity, and adjusted EBITDA attributable to non-controlling interest.

(6)

Distributable Cash Flow, a non-GAAP measure, is defined as EQM’s Adjusted EBITDA plus deferred revenue and proportional ownership share of distributions from the MVP joint venture, less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC—debt, ongoing maintenance capital expenditures net of expected reimbursements, cash distributions earned by the holders of the Series A Preferred Units, and proportional ownership share of the MVP joint venture’s EBITDA. Distributable Cash Flow Per Unit, a non-GAAP measure, means Distributable Cash Flow as defined in this footnote 6 on a proportional basis divided by the number of EQM common units outstanding (including the EQM Class B units on an as-converted basis) without giving effect to the Merger.

(7)	Pro forma calculations assumed a hypothetical closing of the Merger on May 31, 2020.
(8)

Adjusted EBITDA, a non-GAAP measure, is defined as EQM’s net income plus net interest expense, depreciation, amortization of intangible assets, payments on the Preferred Interest, and transaction costs, proportional ownership share of MVP joint venture EBITDA less equity income, AFUDC—equity, and adjusted EBITDA attributable to non-controlling interest, less incremental general and administrative expenses at the ETRN level.

(9)

Distributable Cash Flow, a non-GAAP measure, is defined as, EQM adjusted EBITDA plus deferred revenue and proportional ownership share of distributions from the MVP joint venture, less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC—debt, ongoing maintenance capital expenditures net of expected reimbursements, cash distributions earned by the holders of the ETRN Preferred Shares, proportional ownership share of the MVP joint venture’s EBITDA, less incremental interest expense, general and administrative expense and any cash taxes at ETRN. Pro Forma Distributable Cash Flow Per Share, a non-GAAP measure, means Distributable Cash Flow as defined in this footnote 9 on a proportional basis divided by the number of shares of ETRN common stock outstanding after giving effect to the Merger.

(10)	Does not reflect deferred revenue, as estimated by ETRN management at the time the Projections were finalized, of $449, $114, $123 and $277 in years 2020, 2021, 2022 and 2023, respectively.
(11)	Does not reflect ETRN’s proportional share of the deferred revenue amounts specified in footnote 10.

NONE OF ETRN OR EQM (OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS OR MANAGERS) INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NO LONGER APPROPRIATE.

Opinion of the Financial Advisor to ETRN

Overview

ETRN retained Guggenheim Securities as its financial advisor in connection with the Merger. In selecting Guggenheim Securities as its financial advisor, ETRN considered that, among other things, Guggenheim Securities is an internationally recognized investment banking, financial advisory and securities firm whose senior professionals have substantial experience advising companies in, among other industries, the midstream energy sector. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the February 26, 2020 meeting of the ETRN Board, Guggenheim Securities rendered an oral opinion, which was confirmed by delivery of a written opinion, to the ETRN Board to the effect that, as of February 26,

2020 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Exchange Ratio was fair, from a financial point of view, to ETRN.

This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex C to this joint proxy statement/prospectus and which you should read carefully and in its entirety. Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, capital markets, commodities markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. As ETRN was aware, global economic conditions, the global capital markets and the global commodities markets had been experiencing and remain subject to significant volatility, and Guggenheim Securities expressed no view or opinion as to any potential effects of such volatility on ETRN, EQM, the combined company (i.e., ETRN pro forma for the Merger and the Related Transactions), the Merger or the Related Transactions. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith or the summary of Guggenheim Securities’ underlying financial analyses elsewhere in this joint proxy statement/prospectus):

•	was provided to the ETRN Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio;

•	did not constitute a recommendation to the ETRN Board with respect to the Merger or the Related Transactions;

•

does not constitute advice or a recommendation to any holder of ETRN common stock or EQM common units, Series A Preferred Units or EQM Class B units as to how to vote or act in connection with the Merger, the Related Transactions or otherwise;

•

did not address (i) ETRN’s underlying business or financial decision to pursue or effect the Merger, (ii) the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for ETRN, (iii) the Related Transactions or (iv) the effects of any other transaction in which ETRN might engage;

•	addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to ETRN;

•

expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or the Related Transactions or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of ETRN or EQM; and

•

expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of ETRN’s or EQM’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Exchange Ratio or otherwise.

In connection with rendering its opinion, Guggenheim Securities:

•	reviewed an execution version of the Merger Agreement, dated as of February 26, 2020;

•	reviewed certain publicly available business and financial information regarding each of ETRN and EQM;

•

reviewed certain non-public business and financial information regarding ETRN’s and EQM’s respective businesses and future prospects (including certain financial projections for each of ETRN, EQM and the combined company for the years ending December 31, 2020 through December 31, 2023), all as prepared and approved for Guggenheim Securities’ use by ETRN management;

•

discussed with ETRN management their strategic and financial rationale for the Merger as well as their views of ETRN’s, EQM’s and the combined company’s business, operations, historical and projected financial results and future prospects and the commercial, competitive regulatory and capital markets dynamics in the midstream energy sector;

•	reviewed the historical prices and trading activity of ETRN common stock and EQM common units;

•

compared the financial performance of ETRN and EQM and the trading multiples and trading activity of ETRN common stock and EQM common units with corresponding data for certain other publicly traded companies that Guggenheim Securities deemed relevant in evaluating ETRN, EQM and the combined company;

•	reviewed the financial metrics of certain simplification/roll-up transactions that Guggenheim Securities deemed relevant in evaluating the Merger;

•

performed discounted adjusted distributable cash flow analyses for ETRN and the combined company based on the financial projections, all as prepared and approved for Guggenheim Securities’ use by ETRN management;

•	reviewed the combined company’s pro forma financial results, financial condition and capitalization, all as prepared and approved for Guggenheim Securities’ use by ETRN management; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:

•

Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, any financial projections, any other estimates and any other forward-looking information) provided by or discussed with ETRN or obtained from public sources, data suppliers and other third parties.

•

Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, any financial projections, any other estimates and any other forward-looking information), (ii) expressed no view or opinion regarding the reasonableness or achievability of any financial projections, any other estimates and any other forward-looking information or the assumptions upon which they are based and (iii) relied upon the assurances of ETRN management that they were unaware of any facts or circumstances that would make such information (including, without limitation, any financial projections, any other estimates and any other forward-looking information) incomplete, inaccurate or misleading.

•

Specifically, with respect to (i) any financial projections, any other estimates and any other forward-looking information provided by or discussed with ETRN, (a) Guggenheim Securities was advised by ETRN management, and Guggenheim Securities assumed, that such financial projections, such other estimates and such other forward-looking information utilized in its analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of ETRN management as to the expected future performance of ETRN, EQM and the combined company and (b) Guggenheim Securities assumed that such financial projections, such other estimates and such other forward-looking information had been reviewed by the ETRN Board with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:

•

Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of ETRN, EQM, the combined company or any other entity or the solvency or fair value of ETRN, EQM, the combined company or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•

Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, oil and gas engineering, accounting, appraisal or actuarial experts and nothing in Guggenheim Securities’ opinion should be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of ETRN management and ETRN’s other professional advisors with respect to such matters. Guggenheim Securities did not express any view or render any opinion regarding the tax consequences of the Merger to ETRN, EQM, the combined company or their respective securityholders.

•	Guggenheim Securities further assumed that:

•

In all respects meaningful to its analyses, (i) the final executed form of the Merger Agreement would not differ from the execution version that Guggenheim Securities reviewed, (ii) ETRN, EQM, EQM LP, Merger Sub and the General Partner will comply with all terms and provisions of the Merger Agreement and (iii) the representations and warranties of ETRN, EQM, EQM LP, Merger Sub and the General Partner contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver, amendment or modification thereof; and

•

The Merger will be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on the Merger (including its contemplated benefits) in any way meaningful to Guggenheim Securities’ analyses or opinion.

•

Given that shares of ETRN common stock and EQM common units reflect a financial interest in the same underlying businesses and assets, Guggenheim Securities’ opinion was largely based on the relative values of shares of ETRN common stock and EQM common units. In rendering its opinion, Guggenheim Securities did not (i) express any view or opinion as to the price or range of prices at which shares of ETRN common stock, EQM common units, Series A Preferred Units or EQM Class B units or the other securities or financial instruments of or relating to ETRN, EQM or the combined company may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger or (ii) address, take into consideration or give effect to any rights, preferences, restrictions or limitations or other attributes of any such securities.

Summary of Financial Analyses

Overview of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the ETRN Board in connection with Guggenheim Securities’ rendering of its opinion. Such presentation to the ETRN Board was supplemented by Guggenheim Securities’ oral discussion, the nature and substance of which may not be fully described herein.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.

In arriving at its opinion, Guggenheim Securities:

•

based its financial analyses on various assumptions, including assumptions concerning general economic, business, capital markets and commodity markets conditions and industry-specific and company-specific factors, all of which are beyond the control of ETRN, EQM, the combined company and Guggenheim Securities;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•

ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to ETRN.

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:

•

Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•

None of the selected precedent simplification/roll-up transactions used in the precedent simplification/roll-up transactions analysis described below is identical or directly comparable to the Merger, and none of the selected publicly traded companies that informed the illustrative/hypothetical shareholder value proposition analysis (market-based approach) described below is identical or directly comparable to ETRN, EQM or the combined company. However, such transactions and companies were selected by Guggenheim Securities, among other reasons, because they involved acquiror/target companies or represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to ETRN, EQM and the combined company based on Guggenheim Securities’ familiarity with the midstream energy sector in the United States.

•

In any event, the precedent simplification/roll-up transactions analysis and the illustrative/ hypothetical shareholder value proposition analyses are not mathematical. Rather, such analyses involve complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors regarding the selected precedent simplification/roll-up transactions to which the Merger was compared and the selected publicly traded companies that informed the illustrative/hypothetical shareholder value proposition analysis (market-based approach).

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions

Throughout this “Summary of Financial Analyses,” the following defined terms are used in connection with Guggenheim Securities’ various financial analyses:

•	“Adjusted Distributable Cash Flow” or “ADCF” represents the relevant company’s distributable cash flow (as defined below) less growth capital expenditures and less changes in debt balances.

•	“C-corp” means a company legally structured as a C corporation that is taxable for U.S. Federal income tax purposes.

•	“Combined Company” means the combined company on a pro forma basis after giving effect to the Merger and the Related Transactions.

•	“DCF” means discounted cash flow.

•

“Distributable Cash Flow” represents a metric commonly used in the midstream energy sector in the United States and generally means EBITDA (as defined below), less interest expense, less maintenance capital expenditures and less any cash taxes; in the case of ETRN status quo (as defined below), it has been calculated based on ETRN’s proportional share of EQM’s distributable cash flow less incremental interest expense, general and administrative expense and any cash taxes at the ETRN level.

•

“EBITDA” means the relevant company’s operating earnings (after deduction of stock-based compensation) before interest, taxes, depreciation and amortization. In the case of EQM status quo (as defined below) and the Combined Company, it means Adjusted EBITDA (as defined by ETRN management) and includes deferred revenue. In the case of ETRN status quo, it has been calculated based on ETRN’s proportional share of EQM status quo EBITDA less incremental general and administrative expenses at the ETRN level.

•

“Enterprise Value” represents the relevant company’s equity market capitalization plus (i) the amount of total debt and preferred stock and (ii) the book value of any non-controlling/minority interests less (iii) cash, cash equivalents, and short- and long-term marketable investments; in the case of ETRN status quo, it is based on ETRN’s proportional share of EQM’s total debt, preferred stock and cash, cash equivalents, and short- and long-term marketable investments adjusted for incremental amounts of such items at the ETRN level and without giving effect to adjustments for the book value of any non-controlling/minority interests.

•	“EQM status quo” means EQM after giving effect to the EQT transaction and the dividend/distribution reduction (but not the Merger or the Preferred Restructuring).

•	“ETRN status quo” means ETRN after giving effect to the EQT transaction and the dividend/distribution reduction (but not the Merger or the Preferred Restructuring).

•	“MLP” means master limited partnership.

•	“VWAP” means volume-weighted average share or unit price over the indicated period of time.

ETRN and EQM Pre-Transaction Public Market Trading Snapshot

Guggenheim Securities reviewed certain then-prevailing pre-transaction public market trading metrics for each ETRN and EQM as of February 25, 2020 (the last trading day prior to the execution of the Merger Agreement) as indicated in the table below:

ETRN and EQM Pre-Transaction Public Market Trading Snapshot

	ETRN(1)		EQM
Share/Unit Price as of February 25, 2020	$9.00		$21.93

Premium/(Discount) to Market Price as of February 25, 2020 to:
Premium/(Discount) to 52-Week High Price	(59.2%	)	(53.6%	)
Premium/(Discount) to 52-Week Low Price	3.4		2.8
Premium/(Discount) to 20-Day VWAP	(5.9)		(3.2)

Equity Value ($ millions)(2)	$2,068		$4,550

Enterprise Value ($ millions)	$6,530		$11,083

Enterprise Value / EBITDA:
2020E	8.1x		8.0x
2021E	7.3		7.3

Price / Distributable Cash Flow:
2020E	4.1x		4.5x
2021E	3.8		4.3

Distribution / Dividend Yield:
Then-Current as of February 25, 2020	6.7%		7.1%
2020E	6.7		7.1

(1)

ETRN status quo, in the case of Enterprise Value, Enterprise Value / EBITDA and Price / Distributable Cash Flow calculated based on ETRN’s proportional share of EQM’s applicable metric (as set forth in the definitions of “Enterprise Value,” “EBITDA” and “Distributable Cash Flow” above).

(2)	Reflects ETRN’s share count pro forma for the share repurchase from EQT contemplated by the Related Transactions.

Given that shares of ETRN common stock and EQM common units reflect a financial interest in the same underlying businesses and assets, Guggenheim Securities observed that, as expected, shares of ETRN common stock and EQM common units were trading relatively in tandem on a pre-transaction basis and generally had done so historically as well.

Historical Pre-Transaction Trading Market Exchange Ratio Analysis

Guggenheim Securities compared the Exchange Ratio of 2.440 and the historical pre-transaction trading market exchange ratios during various timeframes to the then-prevailing pre-transaction spot trading market exchange ratio of 2.437 as of February 25, 2020 (the last trading day prior to the execution of the Merger Agreement) as indicated in the table below:

Exchange Ratio and Historical Pre-Transaction Trading Market Exchange Ratio vs

Then-Prevailing Pre-Transaction Spot Trading Market Exchange Ratio as of February 25, 2020

Exchange Ratio	2.440

Then-Prevailing Pre-Transaction Spot Trading Market Exchange Ratio as of February 25, 2020	2.437

	Exchange Ratio (EQM Common Units/ ETRN Common Stock)	Premium/ (Discount) to Then-Prevailing Pre-Transaction Spot Trading Market Exchange Ratio as of February 25, 2020
Exchange Ratio	2.440	0.1%

Then-Prevailing Pre-Transaction Spot Trading Market Exchange Ratio as of February 25, 2020	2.437	0.0

Historical Pre-Transaction Trading Market Exchange Ratios:
Past 20-Day VWAP	2.370	(2.7)
Average During or Since:
Past 5 Trading Days	2.379	(2.4)
Past 10 Trading Days	2.409	(1.1)
Past 20 Trading Days	2.380	(2.3)
Past 60 Trading Days	2.307	(5.3)
Past 120 Trading Days	2.281	(6.4)
Past Year	2.242	(8.0)
Since IDR Simplification as of February 14, 2019	2.241	(8.0)
Since ETRN Spin-Off as of November 13, 2018	2.231	(8.5)

Given that shares of ETRN common stock and EQM common units reflect a financial interest in the same underlying businesses and assets, Guggenheim Securities observed that, as expected, shares of ETRN common stock and EQM common units were trading relatively in tandem as of February 25, 2020 on a pre-transaction basis and generally had done so historically as well and, accordingly, the historical pre-transaction trading market exchange ratio had remained within ± 4% of the mean in 74% of the observations.

Importantly in light of the foregoing, Guggenheim Securities noted that the Exchange Ratio of 2.440 essentially reflected an “at market” exchange ratio based on the then-prevailing pre-transaction spot trading market exchange ratio of 2.437 as of February 25, 2020.

Precedent Simplification/Roll-Up Transaction Analysis

Using publicly available information, Guggenheim Securities reviewed and analyzed selected precedent simplification/roll-up transactions since January 1, 2015 involving North American publicly traded MLPs in the midstream energy sector. Guggenheim Securities categorized such simplification/roll-up transactions into five tiers based on their comparability to the Merger, taking into account (i) certain business characteristics associated with the parent company (i.e., pure-play versus diversified) and the U.S. Federal tax structure of the parent company (i.e., C-corp versus MLP), (ii) the transaction consideration mix (i.e., all equity, equity and cash, or all cash), (iii) the transaction-related tax structure (i.e., target MLP unitholder-level taxable versus non-taxable transaction) and (iv) the availability (or lack thereof) to the parent company of a corporate-level tax basis step-up in the publicly traded affiliated MLP’s underlying assets as a result of the transaction:

•

Tier 1 | Pure-Play C-corp/MLP All-Equity Simplification/Roll-Up Transactions — Combination between a pure-play C-corp parent company (or any entity that has elected to be taxed as a C-corp) and its publicly traded affiliated MLP in an all-equity transaction (generally structured as a target MLP unitholder-level taxable transaction with a corporate-level tax basis step-up to the parent company). Guggenheim Securities considered these Tier 1 precedent simplification/roll-up transactions to be most comparable to the Merger.

•

Tier 2 | Pure-Play MLP/MLP All-Equity Simplification/Roll-Up Transactions — Combination between a pure-play MLP parent company and its publicly traded affiliated MLP combined in an all-units transaction (generally structured as a target MLP unitholder-level non-taxable transaction with no corporate-level tax basis step-up to the parent company).

•

Tier 3 | Other All-Equity Simplification/Roll-Up Transactions — Other all-equity simplification/roll-up transactions wherein the parent company was diversified and had significant additional businesses and assets in addition to the interest in its affiliated publicly traded MLP (with all such transactions happening to be target MLP unitholder-level taxable transactions with a corporate-level tax basis step-up to the parent company).

•	Tier 4 | Mixed-Consideration (i.e., Equity and Cash) Simplification/Roll-Up Transactions.

•	Tier 5 | All-Cash Simplification/Roll-Up Transactions.

More specifically, Guggenheim Securities reviewed and analyzed the following 27 precedent simplification/roll-up transactions in the North American midstream energy sector:

Entire Universe of Selected Precedent Simplification/Roll-Up

Transactions Reviewed and Analyzed by Guggenheim Securities

Date Announced	Parent Company	Affiliated MLP

Tier 1
10/22/18	Enlink Midstream, LLC	Enlink Midstream Partners, LP
5/17/18	The Williams Cos., Inc.	Williams Partners L.P.
3/27/18	Tallgrass Energy GP, LP	Tallgrass Energy Partners, LP
2/1/17	ONEOK, Inc.	ONEOK Partners LP
11/3/15	Targa Resources Corp.	Targa Resources Partners LP

Tier 2
11/8/18	Western Gas Equity Partners, LP	Western Gas Partners, LP
8/1/18	Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.
2/8/18	NuStar Energy L.P.	NuStar GP Holdings, LLC
5/6/15	Crestwood Equity Partners LP	Crestwood Midstream Partners LP

Tier 3
9/19/18	Dominion Energy, Inc.	Dominion Energy Midstream Partners, LP
5/17/18	Enbridge Inc.	Spectra Energy Partners, LP
5/17/18	Enbridge Inc.	Enbridge Energy Partners, L.P.
1/2/18	Archrock, Inc.	Archrock Partners, L.P.
5/31/16	SemGroup Corporation	Rose Rock Midstream, L.P.

Date Announced	Parent Company	Affiliated MLP

Tier 4
4/2/19	UGI Corporation	AmeriGas Partners L.P.
10/9/18	Antero Midstream GP LP	Antero Midstream Partners LP

Tier 5
8/27/19	Blackstone Infrastructure Partners	Tallgrass Energy, LP
11/30/18	ETRN	EQGP Holdings, LP
10/18/18	Valero Energy Corporation	Valero Energy Partners LP
9/28/18	ArcLight Energy Partners Fund V, L.P.	American Midstream Partners, LP
7/10/18	ArcLight Energy Partners Fund, VI, L.P.	TransMontaigne Partners L.P.
8/29/17	Zenith Energy U.S., L.P.	Arc Logistics Partners LP
5/18/17	Energy Transfer Partners, L.P.	PennTex Midstream Partners, LP
4/4/17	World Point Terminals, Inc.	World Point Terminals, LP
3/2/17	VTTI B.V.	VTTI Energy Partners LP
1/27/17	Enbridge Inc.	Midcoast Energy Partners, L.P.
9/26/16	TransCanada Corporation	Columbia Pipeline Partners LP

In light of the all-equity nature of the Merger, Guggenheim Securities focused its review and analysis on 14 precedent simplification/roll-up transactions in the North American midstream energy sector that involved all-equity consideration (i.e., Tier 1 (five transactions), Tier 2 (four transactions) and Tier 3 (five transactions)). More specifically, Guggenheim Securities reviewed and analyzed certain key transaction-related financial metrics associated with the foregoing precedent simplification/roll-up transactions (including those summarized in the table below) and compared such financial metrics to those associated with the Merger:

Tier 1, Tier 2 and Tier 3 Precedent All-Equity Simplification/Roll-Up Transactions — Key Transaction-Related Financial Metrics

	Transaction-Implied Exchange Ratio Premium/(Discount) vs Unaffected Trading Market Exchange Ratio
	Spot Trading Market Exchange Ratio		Average Trading Market Exchange Ratio
	1 Day Prior	20 Days Prior	5-Day	20-Day
Tier 1
High	25.8%	31.3%	23.6%	25.6%
75th Percentile	22.1	24.7	19.3	22.2
Median	6.4	12.5	7.3	7.0
Mean	10.5	14.5	9.2	10.9
25th Percentile	0.9	5.3	0.1	1.6
Low	0.6	3.2	(0.9)	0.7

Tier 2
High	17.2%	18.2%	15.1%	13.8%
75th Percentile	15.7	16.5	14.2	13.7
Median	9.4	8.9	10.9	10.5
Mean	9.4	8.4	10.0	9.9
25th Percentile	3.2	(0.1)	5.0	5.6
Low	1.7	(2.2)	3.2	4.9

Tier 1, Tier 2 and Tier 3 Precedent All-Equity Simplification/Roll-Up Transactions — Key Transaction-Related Financial Metrics

	Transaction-Implied Exchange Ratio Premium/(Discount) vs Unaffected Trading Market Exchange Ratio
	Spot Trading Market Exchange Ratio		Average Trading Market Exchange Ratio
	1 Day Prior	20 Days Prior	5-Day	20-Day

Tier 3
High	23.4%	42.3%	25.0%	21.9%
75th Percentile	16.5	30.5	19.1	20.4
Median	8.5	11.5	11.1	5.5
Mean	8.5	15.5	10.9	10.8
25th Percentile	0.5	2.5	2.6	4.0
Low	0.0	2.3	2.2	2.7

ETRN/EQM Merger(1)	0.1%	1.7%	2.6%	2.5%

(1)

Based on the Exchange Ratio of 2.440 versus the then-prevailing pre-transaction (a) spot trading market exchange ratio of 2.437 as of February 25, 2020 (the last trading day prior to the execution of the Merger Agreement), (b) 20-day prior trading market exchange ratio of 2.399 as of such date, (c) 5-day average trading market exchange ratio of 2.379 as of such date and (d) 20-day average trading market exchange ratio of 2.380 as of such date.

Guggenheim Securities observed that the transaction-related exchange ratio premia associated with the Merger compared very favorably with the transaction-related exchange ratio premia associated with the Tier 1, Tier 2 and Tier 3 precedent simplification/roll-up transactions.

As mentioned previously, Guggenheim Securities considered the Tier 1 precedent simplification/roll-up transactions to be most comparable to the Merger and, accordingly, undertook more detailed analysis of such Tier 1 precedent simplification/roll-up transactions as summarized in the table below:

Tier 1 Precedent All-Equity Simplification/Roll-Up

Transactions — Key Transaction-Related Financial Metrics

		Transaction-Implied Exchange Ratio Premium/(Discount) vs Unaffected Spot Trading Market Exchange Ratio		Estimated Net Present Value Available to Parent Company of Corporate-Level Tax Basis Step-Up as a Percentage of Relevant Affiliated MLP’s Publicly Held Equity Value
Parent Company	Affiliated MLP	1 Day Prior	20-Day Average
EnLink Midstream LLC	Enlink Midstream Partners, LP	1.1%	2.5%	11.6%
The Williams Cos., Inc.	Williams Partners L.P.	6.4	7.0	17.2
Tallgrass Energy GP LP	Tallgrass Energy Partners, LP	0.6	0.7	NA
ONEOK, Inc.	ONEOK Partners LP	25.8	25.6	24.7
Targa Resources Corp.	Targa Resources Partners LP	18.4	18.9	13.2

ETRN/EQM Merger(1)		0.1%	2.5%	Not Material

(1)

Based on the Exchange Ratio of 2.440 versus the then-prevailing pre-transaction (a) spot trading market exchange ratio of 2.437 as of February 25, 2020 (the last trading day prior to the execution of the Merger Agreement) and (b) 20-day average trading market exchange ratio of 2.380 as of such date.

Guggenheim Securities noted that (i) in connection with the Tier 1 precedent simplification/roll-up transactions, there tended to be a positive correlation between (a) the transaction-related exchange ratio premia and (b) the estimated net present value of the corporate-level tax basis step-up available to the parent company as a result of the transaction as a percentage of the relevant affiliated MLP’s publicly held equity value and (ii) in connection with the Merger, such corporate-level tax basis step-up was not expected to be material.

In light of the foregoing considerations, Guggenheim Securities (i) observed that the transaction-related exchange ratio premia associated with the Merger compared very favorably with the transaction-related exchange ratio premia associated with the Tier 1 precedent simplification/roll-up transactions and (ii) reiterated that the Exchange Ratio of 2.440 essentially reflected an “at market” exchange ratio based on the then-prevailing pre-transaction spot trading market exchange ratio of 2.437 as of February 25, 2020.

Illustrative/Hypothetical ETRN Shareholder Value Proposition Analyses

Guggenheim Securities reviewed and analyzed the illustrative/hypothetical ETRN shareholder value proposition associated with the Merger using both a DCF-based approach and a market-based approach. Guggenheim Securities’ based such analyses primarily on (i) the financial projections for ETRN status quo and the Combined Company and (ii) the Exchange Ratio of 2.440, which Guggenheim Securities calculated would result in ETRN’s existing shareholders collectively holding approximately 53% of the shares of ETRN common stock on a pro forma basis (giving effect to the Merger and the Related Transactions).

In considering such illustrative/hypothetical ETRN shareholder value proposition analyses, Guggenheim Securities indicated that, in its view, the Merger potentially could result in certain capital markets benefits from the perspective of ETRN’s existing shareholders, including by creating:

•	A much larger and unified equity market capitalization for the Combined Company versus ETRN on a pre-transaction basis;

•	Greater trading liquidity for the shares of ETRN common stock post-transaction as compared to shares of ETRN common stock and EQM common units, in each case on a pre-transaction basis;

•	All other things being equal, a lower prospective cost of equity for the Combined Company versus ETRN and EQM, in each case on a pre-transaction basis; and

•	All other things being equal, higher prospective trading multiples for the Combined Company versus ETRN on a pre-transaction basis.

Guggenheim Securities cautioned, however, that its illustrative/hypothetical ETRN shareholder value proposition analyses did not constitute a prediction or guarantee regarding the Combined Company’s future stock price or stock price trading ranges, which may be affected by various factors unrelated to the Merger (many of which factors are beyond the control of ETRN, EQM, the Combined Company and Guggenheim Securities).

DCF-Based Approach. Guggenheim Securities analyzed the illustrative/hypothetical pro forma valuation impact of the Merger on the discounted cash flow valuation of ETRN status quo as summarized in the table below:

Illustrative/Hypothetical ETRN Value Accretion/ (Dilution) Analysis — DCF-Based Approach

	ETRN Status Quo Cost of Equity	Combined Company Cost of Equity	ETRN Status Quo DCF Value per Share	Combined Company DCF Value per Share	Illustrative/ Hypothetical Equity Value per Share Accretion/ (Dilution)
Low	16.0%	14.0%	$11.27	$12.26	8.8%

High	14.0	12.0	15.52	17.74	14.3

In connection with the foregoing analysis, Guggenheim Securities performed discounted cash flow analyses of ETRN status quo and the Combined Company based on projected Adjusted Distributable Cash Flows for ETRN status quo and the Combined Company, respectively, and an estimate of their respective terminal/continuing values at the end of the projection horizon.

In performing its discounted cash flow analysis with respect to ETRN status quo:

•

Guggenheim Securities utilized the financial projections from the quarter beginning on April 1, 2020 through the year ending December 31, 2023 for ETRN status quo as provided and approved for Guggenheim Securities’ use by ETRN management.

•	Guggenheim Securities used a discount rate range of 14.0% – 16.0% based on its estimate of the cost of equity for ETRN status quo.

•

In estimating the terminal/continuing value for ETRN status quo, Guggenheim Securities used a reference range of perpetual growth rates of the terminal year normalized Adjusted Distributable Cash Flow for ETRN status quo of 0.0% – 2.0%. The terminal/continuing values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to the implied terminal year price/Distributable Cash Flow multiples for ETRN status quo.

In performing its discounted cash flow analysis with respect to the Combined Company:

•

Guggenheim Securities utilized the financial projections from the quarter beginning on April 1, 2020 through the year ending December 31, 2023 for the Combined Company as provided and approved for Guggenheim Securities’ use by ETRN management.

•	Guggenheim Securities used a discount rate range of 12.0% – 14.0% based on its estimate of the cost of equity for the Combined Company.

•

In estimating the terminal/continuing value for the Combined Company, Guggenheim Securities used a reference range of perpetual growth rates of the terminal year normalized Adjusted Distributable Cash Flow for the Combined Company of 0.0% – 2.0%. The terminal/continuing values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to the implied terminal year price/Distributable Cash Flow multiples for the Combined Company.

Market-Based Approach. Guggenheim Securities analyzed the illustrative/hypothetical pro forma valuation impact of the Merger on ETRN’s pre-transaction stock price of $9.00 as of February 25, 2020 (the last trading day prior to the execution of the Merger Agreement) as summarized in the table below:

Illustrative/Hypothetical ETRN Value Accretion/(Dilution) Analysis — Market-Based Approach

	Assumed Combined Company Trading Multiple Ranges
	Enterprise Value / 2020E EBITDA		Price / 2020E Distributable Cash Flow
	8.5x	9.0x	5.0x	6.0x
Combined Company Illustrative/ Hypothetical Stock Price	$10.47	$12.05	$10.33	$12.39

Illustrative/Hypothetical Accretion/(Dilution) per Share of ETRN Common Stock(1)	16.3%	33.9%	14.8%	37.7%

Implied Breakeven Trading Multiple(2)	8.0x		4.4x

(1)

ETRN’s illustrative/hypothetical market-based value accretion/(dilution) analysis is measured relative to ETRN’s pre-transaction stock price of $9.00 as of February 25, 2020, which implied a price / 2020E Distributable Cash Flow multiple of 4.1x and an Enterprise Value / 2020E EBITDA multiple of 8.1x.

(2)	Represents the Combined Company’s trading multiple required to achieve the same equity value per share as ETRN’s pre-transaction stock price of $9.00 as of February 25, 2020.

In connection with the foregoing analysis, Guggenheim Securities noted that its assumed Combined Company trading multiple ranges were informed by its review and analysis of ETRN’s and EQM’s respective historical pre-transaction stock/unit price performance, historical and then-prevailing pre-transaction trading multiples and historical and projected/forecasted financial performance compared to corresponding data for selected publicly traded companies that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things, various public market trading multiples for ETRN, EQM and the selected publicly traded companies (in the case of the selected publicly traded companies, based on Wall Street equity research consensus estimates and each company’s most recent publicly available financial filings), which are summarized in the table below:

Combined Company — Selected Publicly Traded Companies Analysis

		Trading Enterprise Value / 2020E EBITDA		Trading Price / 2020E Distributable Cash Flow
G&P Partnerships
Western Midstream Partners, LP		7.4	x	4.3	x
DCP Midstream, LP		8.1		5.0
Enable Midstream Partners, LP		7.6		4.2
Crestwood Equity Partners LP		8.3		4.8
Noble Midstream Partners LP		6.9		4.5
CNX Midstream Partners LP		7.8		5.8

G&P C-Corps
Targa Resources Corp.		12.5	x	8.1	x
Hess Midstream LP		10.2		9.1
EnLink Midstream, LLC		7.6		2.8
Antero Midstream Corp.		5.8		3.1

Gas-Weighted Pipelines
The Williams Cos., Inc.		9.5	x	7.0	x
ONEOK, Inc.		13.4		12.7

Statistical Summary

G&P Partnerships:	Median	7.7	x	4.6	x
	Mean	7.7		4.8

G&P C-Corps:	Median	8.9	x	5.6	x
	Mean	9.0		5.8

Gas-Weighted Pipelines:	Median	11.5	x	9.9	x
	Mean	11.5		9.9

All C-Corps (Excluding EnLink and Antero):	Median	11.4	x	8.6	x
	Mean	11.4		9.2

ETRN Family — Pre-Transaction Trading Basis
ETRN		8.1	x	4.1	x
EQM		8.0		4.5

In connection with assessing the illustrative/hypothetical trading multiple reference range for the Combined Company, Guggenheim Securities noted that it had placed greater emphasis on the then-prevailing trading multiples of Williams Cos., Inc. and other entities taxed as C-corps (excluding EnLink Midstream LLC and Antero Midstream Corp.) and selected the following trading multiple reference range: (i) trading Enterprise

Value / forward EBITDA multiple range of 8.5x – 9.0x based on 2020E and (ii) trading price / forward Distributable Cash Flow multiple range of 5.0x – 6.0x based on 2020E.

Other Financial Reviews and Analyses Solely for Informational Reference Purposes

In order to provide certain context for the financial analyses in connection with its opinion as described above, Guggenheim Securities undertook various additional financial reviews and analyses as summarized below solely for informational reference purposes. As a general matter, Guggenheim Securities did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.

ETRN Common Stock Price and EQM Common Unit Price Pre-Transaction Trading Histories. Guggenheim Securities reviewed pre-transaction trading price histories of ETRN common stock and EQM common units over various timeframes:

•

Guggenheim Securities indicated that since the spin-off of ETRN on November 13, 2018 through February 25, 2020 (the last trading day prior to the execution of the Merger Agreement), shares of ETRN common stock and EQM common units generally had traded in a range of approximately $23.00 – $9.00 per share of ETRN common stock and $50.00 – $21.00 per EQM common unit, respectively.

•

Guggenheim Securities noted that volatility in commodity prices and midstream energy sector trading dynamics had resulted in significant downward pressure on the price of shares of ETRN common stock and EQM common units, particularly since the summer of 2019.

Wall Street Equity Research Pre-Transaction Price Targets. Guggenheim Securities reviewed selected Wall Street equity research pre-transaction price targets for each of shares of ETRN common stock and EQM common units as published prior to February 25, 2020 (the last trading day prior to the execution of the Merger Agreement). Guggenheim Securities noted that the Wall Street equity research consensus pre-transaction price targets for shares of ETRN common stock and EQM common units were $15.18 per share of ETRN common stock and $34.07 per EQM common unit, respectively. For comparison purposes, Guggenheim Securities noted that such Wall Street equity research consensus average price targets represented upside to the then-prevailing pre-transaction market prices of shares of ETRN common stock and EQM common units as of February 25, 2020 of 68.7% and 55.4%, respectively.

Pro Forma Merger Consequences Analysis. Guggenheim Securities analyzed the pro forma financial impact of the Merger on ETRN’s projected Distributable Cash Flow per share, dividend per share, coverage ratio and leverage ratio based on (i) the financial projections for ETRN status quo and the Combined Company and (ii) the Exchange Ratio of 2.440:

ETRN Pro Forma Merger Consequences Analysis

ETRN Accretion/(Dilution)	2020E	2021E	2022E	2023E
Distributable Cash Flow per Share	(5.5%)	(7.9%)	(9.0%)	(9.4%)
Dividend per Share	0.0	0.0	0.0	0.0

ETRN Increase/(Decrease)
Coverage Ratio	(0.2x)	(0.3x)	(0.4x)	(0.5x)
Leverage Ratio	(0.4)	(0.5)	(0.5)	(0.2)

Other Considerations

Except as described in the summary above, ETRN did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The Exchange Ratio was determined through negotiations between ETRN and EQM’s conflicts committee and was approved by the ETRN Board. The decision to enter into the Merger Agreement was solely that of the ETRN Board. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by the ETRN Board. Consequently, Guggenheim Securities’ financial analyses should not be viewed as determinative of the decision of the ETRN Board with respect to the fairness, from a financial point of view, of the Exchange Ratio to ETRN.

Pursuant to the terms of Guggenheim Securities’ engagement, ETRN has agreed to pay Guggenheim Securities total cash fees of up to $6,000,000, comprised of $1,500,000 which became payable upon the rendering of Guggenheim Securities’ opinion, $1,500,000 which is payable upon consummation of the Merger and a discretionary fee of up to an additional $3,000,000 which may be payable, at the sole discretion of ETRN, upon consummation of the Merger. In addition, ETRN has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify it against certain liabilities arising out of its engagement.

During the two years prior to the rendering of its opinion, Guggenheim Securities has been engaged by ETRN and EQM to provide financial advisory or investment banking services for which Guggenheim Securities has received compensation of approximately $23 million. Specifically, during the past two years, Guggenheim Securities acted as ETRN’s financial advisor in connection with the EQGP Simplification and as a joint lead arranger of ETRN’s term loan financing associated therewith, both of which closed in February 2019. In addition, Guggenheim Securities acted as financial advisor to ETRN and EQM in connection with the acquisition of certain interests in Eureka Midstream Holdings, LLC and in Hornet Midstream Holdings, LLC, which closed in April 2019, and as a joint placement agent on the preferred equity financing associated therewith. Guggenheim Securities also has worked with ETRN and EQM on their consideration of various strategic and financial alternatives. Guggenheim Securities may seek to provide ETRN, EQM, the combined company and their respective affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services Guggenheim Securities would expect to receive compensation.

Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to ETRN, EQM, the combined company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to ETRN, EQM, the combined company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates. Furthermore, Guggenheim Securities and its affiliates and related entities and its or their respective directors, officers, employees, consultants and agents may have investments in ETRN, EQM, the combined company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to ETRN, EQM, the combined company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates or the Merger or the Related Transactions that differ from the views of Guggenheim Securities’ investment banking personnel.

Opinion of the Financial Advisor to the EQM Conflicts Committee

The EQM Conflicts Committee retained Evercore to act as its financial advisor in connection with evaluating the proposed Merger. At the request of the EQM Conflicts Committee, at a telephonic meeting of the EQM Conflicts Committee held on February 26, 2020, Evercore rendered its oral opinion to the EQM Conflicts Committee (subsequently confirmed in writing on the same date) that, as of February 26, 2020, based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of review undertaken by Evercore in connection with rendering its opinion as set forth therein, the Exchange Ratio was fair, from a financial point of view, to EQM and the EQM Public Common Unitholders.

The opinion speaks only as of the date it was delivered and not as of the time the Merger will be completed or any other date. The opinion does not reflect changes that may occur or may have occurred after February 26, 2020, which could alter the facts and circumstances on which Evercore’s opinion was based. It is understood that subsequent developments or information of which Evercore is, or was, not aware may affect Evercore’s opinion, but Evercore does not have any obligation to update, revise or reaffirm its opinion.

The full text of the written opinion of Evercore, dated as of February 26, 2020, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken in rendering its opinion, is attached hereto as Annex D and is incorporated herein by reference. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was directed to the EQM Conflicts Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, as of February 26, 2020, to EQM and the EQM Public Common Unitholders of the Exchange Ratio. Evercore’s opinion did not address any other term, aspect or implications of the Merger. Neither Evercore’s opinion, the summary of such opinion nor the related analyses set forth in this joint proxy statement/prospectus are intended to be, and they do not constitute, a recommendation to the EQM Conflicts Committee or to any other person in respect of the Merger or any other matter, including as to how any EQM common unitholder should act or vote in respect of the Merger. The summary of Evercore’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion.

In connection with rendering its opinion, Evercore, among other things:

•

reviewed certain publicly available historical operating and financial information relating to EQM that it deemed relevant, including as set forth in EQM’s Annual Report on Form 10-K for the year ended December 31, 2018, EQM’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and certain of EQM’s Current Reports on Form 8-K, in each case as filed with or furnished to the SEC;

•

reviewed certain publicly available historical operating and financial information relating to ETRN that it deemed relevant, including as set forth in ETRN’s Registration Statement on Form 10 filed with the SEC on October 24, 2018, ETRN’s Annual Report on Form 10-K for the year ended December 31, 2018, ETRN’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and certain of ETRN’s Current Reports on Form 8-K, in each case as filed with or furnished to the SEC;

•

reviewed certain non-public historical financial and operating data and assumptions relating to EQM and ETRN, as applicable, as prepared and furnished to it by management of the General Partner and ETRN, respectively;

•	reviewed certain non-public projected financial and operating data relating to EQM and ETRN as prepared and furnished to it by management of the General Partner and ETRN, respectively;

•

discussed the current operations of EQM, and the historical and projected financial and operating data relating to EQM, with management of the General Partner (including management’s views on the risks and uncertainties associated therewith);

•

discussed the current operations of ETRN, and the historical and projected financial and operating data relating to ETRN, with management of ETRN (including management’s views on the risks and uncertainties associated therewith);

•	compared the financial performance of EQM and ETRN and their stock market trading multiples with those of certain other publicly traded companies that it deemed relevant;

•

performed discounted distribution analyses for EQM and discounted dividend analyses for the ETRN based on projected financial data and other data provided by management of the General Partner and ETRN, respectively;

•

compared the financial performance of EQM and ETRN and the valuation multiples related to the Merger with the financial terms, to the extent publicly available, of certain other transactions that it deemed relevant;

•	reviewed the financial terms of the draft merger agreement and exhibits dated February 26, 2020; and

•	performed such other analyses and examinations, held such other discussions, and considered such other factors and information that it deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, (i) without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with or reviewed by Evercore, and Evercore assumed no liability therefor, and (ii) the assurances of the management of the General Partner that they are not aware of any relevant information that had been omitted or that remained undisclosed to Evercore. With respect to the projected financial and operating data relating to ETRN and EQM referred to above, Evercore assumed that such data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ETRN or the General Partner, as applicable, as to the future financial performance of ETRN and EQM and the other matters covered thereby (including the completion and impact of other transactions expected to be completed among the parties or their affiliates in connection with the Merger (“Associated Transactions”) on which the standalone and pro forma financial projections are based). Evercore expressed no view as to any projected financial or operating data or any judgments, estimates or assumptions (including with respect to Associated Transactions) on which any of the foregoing are based, nor did Evercore express any view as to the projected financial and operating results of ETRN or EQM beyond the periods covered in such projections.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement and other documents relating to the Merger will not differ from the draft merger agreement (in the draft form reviewed by Evercore) and such other documents reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the transactions contemplated by the Merger Agreement will be satisfied without material waiver or modification thereof. Except as otherwise explicitly stated herein, Evercore assumed, in all respects material to its opinion, that the transactions contemplated by the Merger Agreement will be consummated as contemplated by the Merger Agreement. Evercore assumed that any modification to the structure of the Merger will not vary in any respect material to its analysis. Evercore has further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transactions contemplated by the Merger Agreement will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on EQM or the consummation of the transactions contemplated by the Merger Agreement or any material reduction in the benefits of the transactions contemplated by the Merger Agreement to EQM.

Evercore relied, at the direction of the EQM Conflicts Committee, upon the assessments of management of the General Partner as to (i) the potential impact on EQM of market and other trends and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil and gas industry, including commodity pricing and supply and demand for oil and gas, (ii) the potential impact of the Merger or Associated Transactions on the operations, results and prospects of EQM and (iii) existing and future contracts and relationships, agreements and arrangements with third parties that are necessary or desirable for the operation of EQM. Evercore undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which EQM or its affiliates is or may be a party or is or may be subject. Evercore also assumed, and management of the General Partner confirmed, that there were no material changes in the liabilities, financial condition, results of operations, business or prospects of or relating to EQM since the date of the latest information relating to EQM was made available. Evercore has not conducted a physical inspection of the properties and facilities of EQM or ETRN, and Evercore has not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of EQM or ETRN, nor has Evercore been furnished with any such valuations or appraisals, nor has Evercore evaluated the solvency, financial condition or fair value of EQM or ETRN under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available as of the date of its opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated on such date. It is understood that subsequent developments or information of which Evercore was not aware of may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm this opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, to EQM and the EQM Public Common Unitholders of the Exchange Ratio. Evercore did not express any view on, and Evercore’s opinion did not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of securities, creditors or other constituencies of EQM (other than the EQM Public Common Unitholders), including the holders of EQM Class B units and the holders of Series A Preferred Units, or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Evercore’s opinion does not address any term of, or the relative merits of, the Merger as compared to other transactions or business or financial strategies that might be available to EQM, nor does it address the underlying business decision of EQM to engage in the Merger or use the Exchange Ratio. Evercore’s opinion did not address any issuances of equity by EQM or later refinancing of debt and, to the extent its analyses based on information provided by management of the General Partner or ETRN reflect any such anticipated financing transactions, Evercore expressed no view or opinion thereon. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to any business combination or other extraordinary transaction involving EQM, nor did Evercore consult with the EQM Public Common Unitholders. Evercore’s opinion does not constitute a recommendation to the EQM Conflicts Committee, the EQM Board, the unitholders of EQM or to any other persons in respect of the Merger, including as to how any EQM common unitholder, EQM Class B units or Series A Preferred Units should vote or act in respect of the Merger. Evercore is not a legal, regulatory, accounting or tax expert and has assumed in all respects material to its opinion the accuracy and completeness of assessments by EQM, ETRN and their respective advisors with respect to legal, regulatory, accounting, audit and tax matters. Evercore expressed no opinion therein as to the price or volume at which the EQM common units, ETRN common stock or any other securities will trade at any time. Evercore expressed no view or opinion as to historical and projected distribution coverage ratios on EQM common units or the tax impact of the Merger on any person or entity. Evercore’s opinion does not constitute a tax opinion and cannot be used by any taxpayer for the purpose of avoiding tax penalties. Evercore (i) made no conclusion on the valuation or pricing for tax purposes or the effects of federal income tax laws on any party and (ii) has assumed that EQM’s intended tax treatment of the Merger will be respected. Without limiting the generality of the foregoing, Evercore’s opinion did not reflect the impact of any regulatory action, unasserted claims or litigation to which ETRN, EQM or any of their respective affiliates may be subject in the future.

Summary of Financial Analyses

Set forth below is a summary of the material financial analyses performed by Evercore and reviewed with the EQM Conflicts Committee on February 26, 2020, in connection with rendering its opinion to the EQM Conflicts Committee. Each analysis was provided to the EQM Conflicts Committee. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data (including the closing prices for EQM common units and shares of ETRN common stock) that existed on February 26, 2020, and is not necessarily indicative of current market conditions.

Throughout this “Summary of Financial Analyses,” the term “EBITDA,” as used in connection with Evercore’s various financial analyses, means the relevant company’s earnings before interest, taxes, depreciation and amortization. In the case of EQM, it means Adjusted EBITDA (as defined by ETRN management) and includes deferred revenue. In the case of ETRN, it has been calculated based on ETRN’s proportional share of EQM’s EBITDA, less incremental general and administrative expenses at the ETRN level.

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to fully understand the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

Analysis of EQM

Peer Group Trading Analysis

Evercore performed a peer group trading analysis of EQM by reviewing and comparing the market values and trading multiples of the following seven publicly traded partnerships that Evercore deemed to have certain characteristics that are similar to EQM, such as market value, asset base and other characteristics:

Gathering & Processing Master Limited Partnerships (“MLPs”)

•	CNX Midstream Partners LP

•	Crestwood Equity Partners LP

•	DCP Midstream, LP

•	Enable Midstream Partners, LP

•	Hess Midstream LP

•	Noble Midstream Partners LP

FERC-Regulated Natural Gas Pipeline MLPs

•	TC PipeLines, LP

Although the peer group was compared to EQM for purposes of this analysis, no partnership used in the peer group analysis is identical or directly comparable to EQM. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For each of the peer group partnerships, Evercore calculated the following trading multiples for the Gathering & Processing MLPs and FERC-Regulated Natural Gas Pipeline MLPs:

•

Enterprise Value/2020E EBITDA, which is defined as market value of equity, plus debt, preferred equity and minority interest, less cash (“Enterprise Value” or “EV”), divided by estimated EBITDA for the calendar year 2020 (as determined based on FactSet consensus).

•	Enterprise Value/2021E EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2021 (as determined based on FactSet consensus).

The mean and median trading multiples of the peer trading groups are set forth below.

Gathering & Processing MLPs	Mean	Median
EV/2020E EBITDA	8.0x	7.9x
EV/2021E EBITDA	7.4x	7.4x

FERC-Regulated Natural Gas Pipeline MLPs	Mean	Median
EV/2020E EBITDA	10.8x	10.8x
EV/2021E EBITDA	10.8x	10.8x

Based on its review of the peer groups and Evercore’s professional judgment, Evercore selected enterprise value multiple ranges of 8.0x to 9.0x to second quarter through fourth quarter 2020E annualized EBITDA and 7.5x to 8.5x to 2021E EBITDA.

Evercore applied the selected enterprise value multiple ranges to EQM’s projected second quarter through fourth quarter 2020E annualized EBITDA and 2021E EBITDA from the projections of the General Partner’s management (see “The Merger—Unaudited Projected Financial Information”) to determine a selected enterprise value range of $10.695 billion to $12.236 billion. In calculating EQM’s net debt, Evercore excluded the proportion of EQM’s revolver draw attributable to ETRN used to finance the Intercompany Note given that 100% of the Intercompany Note was captured as net debt at ETRN. After adjusting for projected net debt, preferred equity and minority interest as of April 1, 2020 and projected EQM common units outstanding and EQM Class B units as-converted as of April 1, 2020, Evercore determined an implied equity value per EQM common unit range of $15.35 per EQM common unit to $22.78 per EQM common unit.

Discounted Distribution Analysis

Evercore performed a discounted distribution analysis for EQM based on the projections provided by the General Partner’s management. Evercore based this analysis on (a) the sum of the present value of EQM’s projected distribution per EQM common unit on a stand-alone basis from the second quarter through the fourth quarter of 2020 through December 31, 2023 and (b) the present value of the terminal value determined as the quotient of EQM’s projected terminal distribution per EQM common unit and the projected terminal yield on EQM common units.

For this analysis, Evercore assumed a range of terminal yields from 9.0% to 12.0% based upon the distribution yield range at which EQM common units traded during the 52-week period prior to February 26, 2020 and also considering the projected distribution cut at EQM and a review of selected peers’ current and historical yield range. Evercore also assumed cost of equity discount rates for EQM of 8.75% to 9.75% (based on a capital asset pricing model (“CAPM”)) and 10.0% to 15.0% (based on total expected market return).

After giving effect to such discounting, this analysis resulted in a range of implied values per EQM common unit of $13.97 to $17.51 based on CAPM, and $12.12 to $16.88 based on total expected market return.

Evercore derived its ranges of discount rates and terminal yields based on, among other things, its professional judgment and experience, including its understanding of the size, relative profitability and expected growth of EQM and the selected peer partnerships to which Evercore compared EQM in the EQM Midstream Peer Group Trading Analysis and the multiples and discount rates of those peer partnerships. Evercore’s calculations reflect its review of the full range of discount rates and terminal yields implied by the comparable peer partnerships rather than the application of a mathematical mean or median.

Precedent Merger and Acquisition Transactions Analysis

Evercore reviewed selected publicly available information for natural gas transmission transactions announced between February 2015 and February 2020 and selected 23 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of EQM’s natural gas transmission assets, although Evercore noted that none of the selected transactions or the selected entities that participated in the selected transactions were directly comparable to the Merger or EQM. Evercore also reviewed selected publicly available information for natural gas gathering and processing transactions announced since January 2018 and selected 24 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of EQM’s natural gas gathering and processing assets, although Evercore noted that none of the selected transactions or the selected entities that participated in the selected transactions were directly comparable to the Merger or EQM.

Selected Natural Gas Transmission Transactions:

Date Announced	Acquiror / Target (Seller)
09 / 2019	NextEra Energy Partners, LP / Meade Pipeline Co LLC
01 / 2019	NEXUS Gas Transmission, LLC (Enbridge Inc.; DTE Energy Company) / Generation Pipeline LLC
08 / 2018	Enbridge Inc. / Spectra Energy Partners, LP
08 / 2018	Altus Midstream LP (Kayne Anderson) / Gathering, processing and transportation assets at Alpine High (Apache Corporation)
07 / 2018	Wren House Infrastructure Management Ltd / North Sea Midstream Partners Ltd (ArcLight Capital Partners, LLC)
06 / 2018	Loews Corporation / Boardwalk Pipeline Partners LP
05 / 2018	AL Midcoast Holdings (ArcLight Capital Partners, LLC) / Midcoast Operating LP (Enbridge, Inc.)
04 / 2018	Morgan Stanley Infrastructure / Brazos Midstream Holdings LLC (Old Ironsides Energy, LLC)
02 / 2018	Tallgrass Energy GP, LP / 25.01% interest in Rockies Express Pipeline LLC (Tallgrass Development, LP)
11 / 2017	American Midstream Partners, LP / Trans-Union Interstate Pipeline (ArcLight Capital Partners, LLC)
07 / 2017	Blackstone Energy Partners / 32.44% interest in Rover Pipeline (Energy Transfer Partners, LP)
06 / 2017	TC PipeLines, LP / 49.3% interest in Iroquois Gas Transmission System, LP and 11.8% interest in Portland Natural Gas Transmission (TransCanada Corp.)
04 / 2017	Tallgrass Energy Partners, LP / 24.99% interest in Rockies Express Pipeline LLC (Tallgrass Development, LP)
10 / 2016	Dominion Energy Midstream Partners, LP / Questar Pipeline LLC (Dominion Resources)
07 / 2016	Southern Company / 50% Interest in Southern Natural Gas Pipeline System (Kinder Morgan, Inc.)
05 / 2016	Tallgrass Energy Partners, LP / 25% interest in Rockies Express Pipeline LLC (Sempra U.S. Gas and Power)
11 / 2015	Kinder Morgan, Inc. and Brookfield Infrastructure Partners LP / Natural Gas Pipeline Company of America LLC (Myria Holdings, Inc.)
11 / 2015	TC PipeLines, LP / 49.9% interest in Portland Natural Gas Transmission System (TransCanada Corp.)

Date Announced	Acquiror / Target (Seller)
08 /2015	Dominion Energy Midstream Partners, LP / 25.93% Interest in Iroquois Gas Transmission System, LP (National Grid and New Jersey Resources Corp.)
08 /2015	NextEra Energy Partners, LP / NET Midstream (ArcLight Capital Partners, LLC)
05 /2015	GE Energy Financial Services and Caisse de dépôt et placement du Québec / Southern Star Central Corp (Morgan Stanley Infrastructure)
04 /2015	Dominion Energy Midstream Partners, LP / Dominion Carolina Gas Transmission, LLC (Dominion Resources, Inc.)
02 /2015	TC PipeLines, LP / 30% interest in Gas Transmission Northwest LLC (TransCanada Corporation)

Selected Natural Gas Gathering & Processing Transactions:

Date Announced	Acquiror / Target (Seller)
10 / 2019	DTE Energy Company / M5 Midstream LLC (Yorktown Partners / Ridgemont Equity Partners / Magnetar Capital / GSO Capital Partners / Trilantic Capital Partners)
07 / 2019	UGI Corporation / Columbia Midstream Group (TC Energy Corporation)
05 / 2019	DTE Midstream (DTE Energy) / 30% interest in Stonewall Gas Gathering (AltaGas Ltd.)
04 / 2019	Crestwood Equity Partners LP / Remaining 50.0% interest in Jackalope Gas Gathering Services, LLC (The Williams Companies, Inc.)
03 / 2019	SK Holdings Co Ltd / Minority interest in Blue Racer Midstream, LLC (First Reserve)
03 / 2019	CPPIB / 35% interest in JV Holding Ohio Valley Midstream and Utica East Ohio Midstream (The Williams Companies, Inc.)
03 / 2019	EQM Midstream Partners, LP / 60% interest in Eureka Midstream and 100% interest in Hornet Midstream (Morgan Stanley Infrastructure Partners)
02 / 2019	Hess Infrastructure Partners LP / Tioga Midstream, LLC (Summit Midstream Partners LP)
02 / 2019	GSO Capital Partners and Blackstone Tactical Opportunities / 45% equity interest in Targa Badlands (Targa Resources Corp.)
11 / 2018	Oasis Midstream Partners LP / Interest in Bobcat DevCo LLC and Beartooth DevCo LLC (Oasis Petroleum Inc.)
11 / 2018	Western Gas Equity Partners, LP / Remaining midstream assets (Anadarko Petroleum Corp.)
11 / 2018	First Reserve / 50% interest in Blue Racer Midstream, LLC (Dominion Energy, Inc.)
09 / 2018	EagleClaw Midstream Ventures, LLC; Blackstone Energy Partners / Caprock Midstream Holdings LLC (Energy Spectrum Capital)
08 / 2018	Altus Midstream LP (Kayne Anderson) / Gathering, processing and transportation assets at Alpine High (Apache Corporation)
07 / 2018	Harvest Midstream and Four Corners / San Juan Basin assets (Williams Companies, Inc.)
07 / 2018	Williams Companies; Kohlberg Bravis Roberts & Co / Discovery Midstream Partners LLC (TPG Growth)
05 / 2018	AL Midcoast Holdings (ArcLight Capital Partners, LLC) / Midcoast Operating LP (Enbridge, Inc.)
04 / 2018	EQT Midstream Partners LP / 25% interest in Strike Force Midstream (Gulfport Energy Corporation)
04 / 2018	EQT Midstream Partners LP / 75% interest in Strike Force Midstream (EQT Corporation)
04 / 2018	EQT Midstream Partners LP / Rice Olympus Midstream Assets (EQT Corporation)
04 / 2018	Morgan Stanley Infrastructure / Brazos Midstream Holdings LLC (Old Ironsides Energy, LLC)
03 / 2018	SP Investor Holdings (Partners Group and OpTrust) / 50% stake in Superior Pipeline Company LLC (Unit Corporation)

Date Announced	Acquiror / Target (Seller)
02 /2018	CNX Midstream Partners LP / 95% interest in the Shirley-Pennsboro Gathering System (CNX Resources Corporation)
01 /2018	Riverstone Holdings LLC; Goldman Sachs / Delaware Basin G&P assets (Lucid Energy Group II)

Based on a review of the full range of historical enterprise value to EBITDA multiples paid in the selected precedent transactions and its professional judgment, rather than the application of a mathematical mean or median, Evercore applied relevant EBITDA multiples ranging from 9.5x to 10.5x to third quarter LTM EBITDA to determine a selected enterprise value range for EQM of $12.334 billion to $13.632 billion. In calculating EQM’s net debt, Evercore excluded the portion of EQM’s revolver draw attributable to ETRN used to finance the Intercompany Note given that 100% of the Intercompany Note was captured as net debt at ETRN. After adjusting for projected net debt, preferred equity and minority interest as of April 1, 2020 and projected EQM common units outstanding and EQM Class B units as-converted as of April 1, 2020, Evercore determined an implied equity value per EQM common unit range of $23.25 per EQM common unit to $29.51 per EQM common unit.

Analysis of ETRN

Peer Group Trading Analysis

Evercore performed a peer group trading analysis of ETRN by reviewing and comparing the market values and trading multiples of the following 13 publicly traded partnerships and corporations that Evercore deemed to have certain characteristics that are similar to ETRN, such as market value, asset base, corporate structure and other characteristics:

    Gathering & Processing MLPs

•	CNX Midstream Partners LP

•	Crestwood Equity Partners LP

•	DCP Midstream, LP

•	Enable Midstream Partners, LP

•	Hess Midstream LP

•	Noble Midstream Partners LP

FERC-Regulated Natural Gas Pipeline MLPs

•	TC PipeLines, LP

U.S. Midstream C-Corps

•	Antero Midstream Corporation

•	Cheniere Energy, Inc.

•	Kinder Morgan, Inc.

•	ONEOK, Inc.

•	Targa Resources Corp.

•	The Williams Companies, Inc.

Although the peer group was compared to ETRN for purposes of this analysis, no partnership or corporation used in the peer group analysis is identical or directly comparable to ETRN. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For each of the peer group partnerships, Evercore calculated the following trading multiples for the Gathering & Processing MLPs and FERC-Regulated Natural Gas Pipeline MLPs:

•	Enterprise Value/2020E EBITDA, which is defined as Enterprise Value, divided by estimated EBITDA for the calendar year 2020 (as determined based on FactSet consensus).

For each of the peer group C-corps, Evercore calculated the following trading multiples:

•	Enterprise Value/2020E EBITDA, which is defined as Enterprise Value, divided by estimated EBITDA for the calendar year 2020 (as determined based on FactSet consensus).

The mean and median trading multiples of the three peer trading groups are set forth below.

Gathering & Processing MLPs	Mean		Median
EV/2020E EBITDA	8.0	x	7.9	x

FERC-Regulated Natural Gas Pipeline MLPs	Mean		Median
EV/2020E EBITDA	10.8	x	10.8	x

U.S. Midstream C-Corps	Mean		Median
EV/2020E EBITDA	10.3	x	11.0	x

Based on its review of the peer groups and Evercore’s professional judgment, Evercore selected Enterprise Value multiple ranges of 8.5x to 9.5x to EQM’s second quarter through fourth quarter 2020 annualized EBITDA attributable to ETRN based on ETRN’s standalone limited partner ownership interest in EQM.

Evercore applied the relevant multiples to EQM’s second quarter through fourth quarter 2020 annualized EBITDA attributable to ETRN based on ETRN’s standalone limited partnership ownership interest in EQM from the projections of the General Partner’s management (see “The Merger—Unaudited Projected Financial Information”) and also performed a peer group trading analysis of ETRN based on the peer group trading analysis-implied price per EQM common unit including EQM Class B units on an as-converted basis to determine a selected ETRN Enterprise Value range of $1.908 billion to $7.679 billion. After adjusting for projected net debt, preferred equity and minority interest, as applicable, as of April 1, 2020 and projected ETRN common stock outstanding as of April 1, 2020, Evercore determined an implied equity value per share of ETRN common stock range of $4.98 per share of ETRN common stock to $10.52 per share of ETRN common stock.

Discounted Dividend Analysis

Evercore performed a discounted dividend analysis for ETRN based on the projections provided by ETRN’s management. Evercore based this analysis on (a) the sum of the present value of ETRN’s projected dividends per share of ETRN common stock on a stand-alone basis from the second quarter through the fourth quarter 2020 through December 31, 2023 and (b) the present value of the terminal value determined as the quotient of ETRN’s projected terminal dividend per share of ETRN common stock and the projected terminal yield on ETRN common stock.

For this analysis, Evercore assumed a range of terminal yields from 7.5% to 10.5% based upon the dividend yield range at which ETRN common stock traded during the 52-week period prior to February 26, 2020 and considering the projected dividend cut at ETRN and a review of selected peers and current and historical yield range. Evercore also assumed cost of equity discount rates for ETRN of 8.0% to 9.0% (based on CAPM) and 10.0% to 15.0% (based on total expected market return).

After giving effect to such discounting, this analysis resulted in a range of implied values per share of ETRN common stock of $6.05 to $7.94 based on CAPM, and $5.13 to $7.48 based on total expected market return.

Evercore derived its ranges of discount rates and terminal yields based on, among other things, its professional judgment and experience, including its understanding of the size, relative profitability and expected growth of ETRN and the selected peer companies and partnerships to which Evercore compared ETRN in the Peer Group Trading Analysis and the multiples and discount rates of those peer companies and partnerships. Evercore’s calculations reflect its review of the full range of discount rates and terminal yields implied by the comparable peer companies and partnerships rather than the application of a mathematical mean or median.

Precedent Merger and Acquisition Transaction Analysis

Evercore performed a precedent transactions analysis of ETRN based on the precedent transactions analysis-implied price per EQM common unit, including EQM Class B units on an as-converted basis, for EQM to determine an implied Enterprise Value range for ETRN of $2.889 billion to $3.666 billion. After adjusting for projected net debt as of April 1, 2020 and projected shares of ETRN common stock outstanding as of April 1, 2020, Evercore determined an implied equity value range per share of ETRN common stock of $9.25 to $12.63.

Exchange Ratio Summary

Evercore analyzed the implied exchange ratios from the valuation techniques utilized for the valuation of EQM and ETRN. These valuation techniques included peer group trading analysis, discounted distribution/dividend analysis based on CAPM and expected market return and precedent merger and acquisition transaction analysis. The low to high exchange ratio using a peer group trading analysis was 2.1652x to 3.085x. The low to high exchange ratio using the discounted distribution/dividend analysis based on CAPM was 2.2042x to 2.3084x. The low to high exchange ratio using a discounted distribution/dividend analysis based on expected market return was 2.2565x to 2.3651x. The low to high exchange ratio using a precedent merger and acquisition transactions analysis was 2.3364x to 2.5146x.

Evercore compared the results of the foregoing analyses to the Exchange Ratio of 2.4400 shares of ETRN common stock for each outstanding EQM common unit held by the EQM Public Common Unitholders. The Exchange Ratio was within or above the range of the implied exchange ratios for each of the valuation techniques reviewed by Evercore.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. The EQM Conflicts Committee selected Evercore to provide financial advice in connection with its evaluation of the proposed Merger because of, among other reasons, Evercore’s experience, reputation and familiarity with the midstream sector of the energy industry and because its investment banking professionals have substantial experience in transactions similar to the Merger. In connection with the review of the Merger, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the EQM Conflicts Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of EQM common units or ETRN common stock. No company or partnership used in the above analyses as a comparison is directly comparable to EQM or ETRN, and no precedent transaction used is directly comparable to the Merger. Furthermore, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, partnerships or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EQM or ETRN and their respective advisors.

Evercore prepared these analyses solely for the information and benefit of the EQM Conflicts Committee and for the purpose of providing an opinion to the EQM Conflicts Committee as to the fairness of the Exchange Ratio, from a financial point of view, to EQM and the EQM Public Common Unitholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an opinion committee of Evercore.

Except as described above, the EQM Conflicts Committee imposed no other restrictions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The Exchange Ratio was determined through arm’s-length negotiations between the EQM Conflicts Committee and ETRN, and the EQM Conflicts Committee approved the Merger Agreement and recommended the Merger Agreement to the EQM Board for approval. Evercore provided advice to the EQM Conflicts Committee during these negotiations. Evercore did not, however, recommend any specific exchange ratio to the EQM Conflicts Committee, the EQM Board or EQM or recommend that any specific exchange ratio constituted the only appropriate consideration for the Merger. Evercore’s opinion was only one of many factors considered by the EQM Conflicts Committee in evaluating the Merger and making its recommendation to the EQM Board, and the opinion should not be viewed as determinative of the views of the EQM Conflicts Committee with respect to the Merger.

Under the terms of Evercore’s engagement letter with the EQM Conflicts Committee, EQM agreed to pay Evercore a fee of $2.0 million upon rendering its opinion, which was not contingent upon the conclusion of Evercore’s opinion or the consummation of the Merger. Evercore also received a fee of $100,000 upon execution of its engagement letter with the EQM Conflicts Committee (such fee creditable against the $2.0 million fee), and Evercore will be entitled to receive an additional fee of $1.0 million if the Merger is consummated. In addition, EQM has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates and controlling persons, if any, against certain liabilities and expenses arising out of its engagement, or to contribute to payments which any of such persons might be required to make with respect to such liabilities.

Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to EQM, ETRN and their respective affiliates and, accordingly, may at any time hold a long or short position in such securities or instruments.

During the past two years, no material relationship has existed between Evercore and its affiliates and EQM, ETRN or any of their respective affiliates pursuant to which compensation was received by

Evercore or its affiliates as a result of such a relationship, other than EQM Conflicts Committee’s December 2018 engagement of Evercore as its financial advisor with respect to EQM’s issuance of EQM common units to ETRN and/or its affiliates in consideration for, among other things, the elimination of EQM incentive distribution rights pursuant to that certain Agreement and Plan of Merger, dated as of February 13, 2019, by and among EQM, ETRN, the General Partner, and certain other parties thereto, for which services Evercore received total fees of $3.250 million and reimbursement of certain expenses and the EQM Conflicts Committee’s March 2018 engagement of Evercore as its financial advisor with respect to EQM’s payment of cash and issuance of EQM common units as consideration for, among other things, certain assets from Rice Midstream Holdings LLC (“Rice Midstream”) pursuant to the Contribution and Sale Agreement, dated as of April 25, 2018, and its combination with Rice Midstream Partners LP pursuant to the Agreement and Plan of Merger, dated April 25, 2018 (the “IDR Merger Agreement”), for which services Evercore received total fees of $3.2 million and reimbursement of certain expenses. Evercore may provide financial or other services to EQM and/or ETRN in the future and in connection with any such services may receive compensation. Evercore has not provided any services to ETRN or any of its affiliates (other than the EQM Conflicts Committee) in connection with the Merger.

Projections

See “The Merger—Unaudited Projected Financial Information” for a description of certain non-public historical and projected financial and operating data and assumptions, relating to ETRN, EQM and the combined company, prepared and furnished to Evercore by management of ETRN and EQM.

No Appraisal Rights

Neither ETRN shareholders nor EQM limited partners are entitled to appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under ETRN’s organizational documents, the EQM Partnership Agreement or the Merger Agreement.

Regulatory Approvals and Clearances Required for the Merger

There is no filing requirement under the HSR Act for the Merger, and therefore no waiting period under the HSR Act applies. Further, no approvals or consents are required under any other antitrust law. Therefore, there are no regulatory approvals or clearances required to consummate the Merger.

At any time before or after the effective time of the Merger, the Antitrust Division of the Department of Justice, the Federal Trade Commission or another governmental authority could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of ETRN or EQM or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest including without limitation seeking to enjoin the completion of the Merger or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

ETRN and EQM have agreed to (including to cause their respective subsidiaries to) use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do or cause to be done, all things, necessary, proper or advisable to cause the conditions to the closing of the Merger to be satisfied as promptly as possible, (ii) obtain promptly (and in any event no later than the outside date) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any government or third party necessary, proper or advisable to consummate the transactions completed by the Merger Agreement, and (iii) defend any proceedings challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated in the Merger Agreement.

Listing of ETRN Common Stock to be Issued in the Merger; Delisting and Deregistration of EQM Common Units

ETRN expects to obtain approval to list on the NYSE the ETRN common stock to be issued as Merger Consideration pursuant to the Merger Agreement, which approval is a condition to the Merger, and the shares of ETRN common stock to be reserved for issuance upon the conversion of any ETRN Preferred Shares. Upon completion of the Merger, EQM common units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Accounting Treatment of the Merger

The Merger will be accounted for in accordance with ASC 810. Because ETRN controls EQM both before and after the Merger, the changes in ETRN’s ownership interest in EQM resulting from the Merger will be accounted for as an equity transaction, and no gain or loss will be recognized in ETRN’s statement of consolidated comprehensive income. In addition, the tax effects of the Merger are reported as adjustments to deferred income taxes and additional paid-in capital, consistent with ASC 740. Since the ETRN historical financial information includes the accounts of EQM, the historical financial information of EQM has not been shown separately.

Interests of Certain Persons in the Merger

In considering the recommendation of the EQM Conflicts Committee and the EQM Board, EQM limited partners should be aware that some of the executive officers and directors of the General Partner have interests in the transaction that may differ from, or may be in addition to, the interests of EQM limited partners generally. These interests may present such directors and executive officers with actual or potential conflicts of interests, and these interests, to the extent material, are described below. The EQM Conflicts Committee and the EQM Board were aware of these interests and considered them, among other matters, prior to providing their respective approvals and recommendations with respect to the Merger Agreement.

In considering the recommendations of the ETRN Board, ETRN shareholders should be aware that some of the executive officers and directors of ETRN have interests in the transaction that may differ from, or may be in addition to, the interests of ETRN shareholders generally. These interests may present such directors and executive officers with actual or potential conflicts of interests, and these interests, to the extent material, are described below. The ETRN Board was aware of these interests and considered them, among other matters, prior to providing its approval and recommendation with respect to the Merger Agreement.

Common Directors and Current Named Executive Officers

For 2020, several of the currently serving Named Executive Officers of ETRN also currently serve as the Named Executive Officers of EQM. These “Named Executive Officers” are:

•	Thomas F. Karam is Chairman of the ETRN Board and the EQM Board and Chief Executive Officer of ETRN and the General Partner;

•	Kirk R. Oliver is Senior Vice President and Chief Financial Officer of ETRN and the General Partner;

•	Diana M. Charletta is President and Chief Operating Officer of ETRN and the General Partner; and

•	Brian P. Pietrandrea is Vice President and Chief Accounting Officer of ETRN and the General Partner.

Each of these individuals will retain his or her position with ETRN following the Merger. In addition, Mr. Oliver and Ms. Charletta serve as directors of the General Partner.

The Named Executive Officers will not become entitled to any compensation or benefits, including any accelerated vesting of their equity awards, upon or in connection with the consummation of the Merger.

Indemnification and Insurance

The Merger Agreement provides that from and after the effective time of the Merger, ETRN will, and will cause EQM (as the surviving entity of the Merger) to, indemnify and hold harmless against any reasonable cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to, any person who is now, or has been or becomes at any time prior to the effective time of the Merger, an officer, director or employee of ETRN, EQM, the General Partner or any of their respective subsidiaries, to the fullest extent permitted under applicable law.

In addition, ETRN and EQM (continuing as a wholly owned indirect subsidiary of ETRN) will honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of EQM and the General Partner immediately prior to the effective time of the Merger and ensure that the organizational documents of EQM and the General Partner or any of their respective successors or assigns, if applicable, will for a period of six years following the effective time of the Merger contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of EQM and the General Partner than are presently set forth in such organizational documents. In addition, EQM will maintain in effect for six years from the effective time of the Merger EQM’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the effective time of the Merger with respect to such indemnified persons, provided that in no event will EQM be required to expend more than an amount per year equal to 300% of current annual premiums paid by EQM for such insurance.

Directors and Executive Officers of ETRN After the Merger

The directors and executive officers of ETRN prior to the Merger are expected to continue as directors and executive officers of ETRN after the Merger.

Security Ownership of Certain Directors and Named Executive Officers of ETRN and the General Partner

The following table sets forth certain information with respect to the beneficial ownership of (i) EQM common units and (ii) ETRN common stock, in each case as of April 27, 2020, and held by:

•	each of the named executive officers and directors of ETRN and the General Partner;

•	all of the named executive officers and directors of ETRN as a group; and

•	all of the named executive officers and directors of the General Partner as a group.

None of the named executive officers or directors of ETRN or the General Partner beneficially own any Series A Preferred Units or EQM Class B units.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, ETRN and the General Partner believe that their respective directors and executive officers listed below have sole voting and investment power with respect to the shares or units beneficially owned by them, except to the extent this power may be shared with a spouse, based on information provided by such directors and executive officers to each of ETRN and the General Partner.

Unless indicated otherwise by footnote, the address of each person or entity named in the table is 2200 Energy Drive, Canonsburg, Pennsylvania 15317.

Name of Beneficial Owner	EQM common units(1)	Percentage of EQM common units(2)	Shares of ETRN common stock(3)	Percentage of shares of ETRN common stock(4)
Michael A. Bryson(5)	22,188	*	—	—
Kenneth M. Burke	6,239	*	69,025	*
Diana M. Charletta(6)	3,246	*	135,524	*
Robert J. Cooper	878	*	35,480	*
Thomas F. Karam(7)	—	—	802,859	*
Kirk R. Oliver(8)	—	—	58,594	*
Brian P. Pietrandrea(9)	1,178	*	8,658	*
Lara E. Washington	13,939	*	—	—
Robert F. Vagt	2,961	*	51,596	*
Vicky A. Bailey	1,000	*	44,310	*
Sarah M. Barpoulis	—	—	14,862	*
Patricia K. Collawn	—	—	8,440	*
Margaret K. Dorman	11,000	*	64,310	*
D. Mark Leland(10)	23,056	*	14,748	*
Norman J. Szydlowski	—	—	49,151	*
Stephen M. Moore	—	—	41,102	*
All ETRN directors and executive officers as a group	48,680	*	1,363,179	*
All General Partner directors and executive officers as a group	47,668	*	1,110,140	*

*	Represents less than 1 percent.
(1)

This column reflects the number of EQM common units held of record or owned through a bank, broker or other nominee. For Messrs. Bryson and Burke and Ms. Washington, this column also includes EQM phantom units, including accrued distributions, to be settled in EQM common units, in the following amounts: Mr. Bryson—18,013 EQM common units; Mr. Burke—6,239 EQM common units; and Ms. Washington—13,939 EQM common units.

(2)	The percentage of EQM common units beneficially owned is based on 200,457,630 EQM common units outstanding as of April 27, 2020.
(3)

This column reflects shares of ETRN common stock held of record or owned through a bank, broker or other nominee, including shares of ETRN common stock owned through ETRN’s 401(k) plan. For the directors on the ETRN Board, this column includes deferred stock units, including accrued dividends, to be settled in shares of ETRN common stock, and over which the directors have no voting or investment power prior to settlement, in the following amounts: Ms. Bailey—44,310 deferred stock units; Ms. Barpoulis—14,862 deferred stock units; Mr. Burke—44,310 deferred stock units; Ms. Collawn—8,440 deferred stock units; Ms. Dorman—44,310 deferred stock units; Mr. Karam—3,604 deferred stock units; Mr. Leland—14,621 deferred stock units; Mr. Szydlowski—32,452 deferred stock units; and Mr. Vagt—32,452 deferred stock units. For Mr. Szydlowski this column also includes 16,699 deferred stock units, including accrued dividends, that will be settled in shares of ETRN common stock in connection with the deferral of director fees, over which Mr. Szydlowski has sole investment but no voting power prior to settlement.

(4)	The percentage of shares of ETRN common stock owned is based on 230,133,830 shares of ETRN common stock outstanding as of April 27, 2020.
(5)	EQM common units beneficially owned includes 3,000 EQM common units that are held in Mrs. Bryson’s revocable trust.
(6)

EQM common units beneficially owned includes 1,000 EQM common units held by Ms. Charletta’s spouse, over which Ms. Charletta has shared voting and investment power. Shares of ETRN common stock beneficially owned includes 13,249 shares of ETRN common stock owned by Ms. Charletta’s spouse, of which 69 shares of ETRN common stock are held in his 401(k) plan account.

(7)	Shares of ETRN common stock beneficially owned includes 525,000 shares of ETRN common stock that are held in E.T. Associates, L.P., of which Mr. Karam shares voting and investment power.
(8)

Shares of ETRN common stock beneficially owned includes 18,650 shares of ETRN common stock that are held in a trust of which Mr. Oliver is a co-trustee and in which he shares voting and investment power.

(9)	EQM common units beneficially owned includes 152 EQM common units over which Mr. Pietrandrea has shared voting and investment power.
(10)	Shares of ETRN common stock beneficially owned includes 127 shares of ETRN common stock owned by Energy Income Partners, of which Mr. Leland has sole voting and shared investment power.

Security Ownership of Certain Beneficial Owners of ETRN

The following table sets forth certain information with respect to the beneficial ownership of ETRN shareholders known by ETRN to be the beneficial owner of more than 5% of the outstanding shares of ETRN common stock as of April 27, 2020 (except as noted in the footnotes below).

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

Name of Beneficial Owner	Shares of ETRN common stock	Percentage of shares of ETRN common stock(1)
Capital International Investors, division of Capital Research and Management Company(2)	31,207,042	13.6%
EQT Corporation(3)	25,299,751	11.0%
The Vanguard Group(4)	19,984,036	8.7%
BlackRock, Inc.(5)	19,282,874	8.4%
T Rowe Price Associates, Inc.(6)	16,026,282	7.0%

(1)	The percentage of shares of ETRN common stock beneficially owned is based on 230,133,830 shares of ETRN common stock outstanding as of April 27, 2020.
(2)

Information based on Schedule 13G/A filed with the SEC on February 14, 2020, reporting that Capital International Investors has sole voting power over 29,934,534 shares of ETRN common stock and sole dispositive power over 31,207,042 shares of ETRN common stock. The principal business address of Capital International Investors is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, California 90025.

(3)

Information based on Schedule 13G/A filed with the SEC on March 5, 2020 reporting that EQT has sole dispositive power over 25,299,751 shares of ETRN common stock. In connection with the Separation, EQT and ETRN entered into a registration rights agreement, pursuant to which EQT granted to ETRN a proxy to vote the shares of ETRN common stock owned by EQT immediately after the Separation in proportion to the votes cast by the other ETRN shareholders. As a result, EQT does not exercise voting power over any of the shares of ETRN common stock that it beneficially owns. The principal business address of EQT is 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.

(4)

Information based on Schedule 13G/A filed with the SEC on February 12, 2020, reporting that The Vanguard Group has sole voting power over 115,778 shares of ETRN common stock, shared voting power over 43,607 shares of ETRN common stock, sole dispositive power over 19,856,494 shares of ETRN common stock and shared dispositive power over 127,524 shares of ETRN common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

(5)

Information based on Schedule 13G filed with the SEC on February 5, 2020, reporting that BlackRock, Inc. has sole voting power over 18,201,866 shares of ETRN common stock, and sole dispositive power over 19,282,874 shares of ETRN common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(6)

Information based on Schedule 13G/A filed with the SEC on February 14, 2020, reporting that T. Rowe Price Associates, Inc. has sole voting power over 6,038,268 shares of ETRN common stock and sole dispositive power over 15,999,638 shares of ETRN common stock. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

Security Ownership of Certain Beneficial Owners of EQM

The following table sets forth certain information with respect to the beneficial ownership of (i) EQM common unitholders known by EQM to be the beneficial owner of more than 5% of the outstanding EQM common units, (ii) holders of EQM Class B units known by EQM to be the beneficial owner of more than 5% of the outstanding EQM Class B units or (iii) holders of Series A Preferred Units known by EQM to be the beneficial owner of more than 5% of the outstanding Series A Preferred Units, in each case as of April 27, 2020 (except as noted in the footnotes below).

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

Name of Beneficial Owner	EQM common units	Percentage of EQM common units(1)	EQM Class B units	Percentage of EQM Class B units(2)	Series A Preferred Units	Percentage of Series A Preferred Units(3)
Equitrans Midstream Corporation(4)	117,245,455	58.5%	7,000,000	100.0%	—	—
Tortoise Capital Advisors, L.L.C.(5)	11,608,884	5.8%	—	—	205,044	*
Invesco Ltd.(6)	10,203,752	5.1%	—	—	—	—
BlackRock, Inc.(7)	—	—	—	—	6,663,933	27.1%
GSO Equitable Finance LP(8)	—	—	—	—	6,151,323	25.0%
Magnetar Financial LLC(9)	—	—	—	—	5,895,018	24.0%
The Carlyle Group(10)	—	—	—	—	2,050,441	8.3%
NB Alternatives Advisers LLC(11)	—	—	—	—	2,050,441	8.3%
KA Fund Advisors, LLC(12)	—	—	—	—	1,230,264	5.0%

*	Represents less than 1 percent.
(1)	The percentage of EQM common units beneficially owned is based on 200,457,630 EQM common units outstanding as of April 27, 2020.
(2)	The percentage of EQM Class B units beneficially owned is based on 7,000,000 EQM Class B units outstanding as of April 27, 2020.
(3)	The percentage of Series A Preferred Units beneficially owned is based on 24,605,291 Series A Preferred Units outstanding as of April 27, 2020.
(4)

ETRN does not directly own any EQM common units. As of April 27, 2020, Equitrans Gathering Holdings, LLC, EQM GP Corporation and Equitrans Midstream Holdings, LLC, each a wholly-owned subsidiary of ETRN, held 89,505,616, 89,536 and 27,650,303 EQM common units, respectively. Additionally, Equitrans Gathering Holdings, LLC, EQM GP Corporation and Equitrans Midstream Holdings, LLC held 6,153,907, 6,155 and 839,938 EQM Class B units, respectively. As of April 27, 2020, ETRN owned, directly or indirectly, 117,245,455 EQM common units and 7,000,000 Class B units (collectively representing a 59.9% limited partner interest in EQM, excluding the Series A Preferred Units) and the entire non-economic general partner interest in EQM. The principal business address of ETRN is 2200 Energy Drive, Canonsburg, Pennsylvania 15317.

(5)

Information based on Schedule 13G/A filed with the SEC on February 14, 2020, reporting that Tortoise Capital Advisors, L.L.C. (“TCA”) has sole voting power over 625,324 EQM common units, shared voting power over 9,972,190 EQM common units, sole dispositive power over 625,324 EQM common units and shared dispositive power over 10,983,560 EQM common units. TCA acts as an investment adviser to certain investment companies registered under the Investment Company Act of 1940. TCA, by virtue of investment advisory agreement with these investment companies, has all investment and voting power over securities owned of record by these investment companies. However, despite their delegation of investment and voting power to TCA, these investment companies may be deemed to be the beneficial owners under Rule 13d-3 of the Act, of the securities they own of record because they have the right to acquire investment and voting power through termination of their investment advisory agreement with TCA. Thus, TCA has reported that it shares voting power and dispositive power over the securities owned of record by these investment companies. TCA also acts as an investment adviser to certain managed accounts. Under contractual agreements with these managed account clients, TCA, with respect to the securities held in these client accounts, has investment and voting power with respect to certain of these client accounts, and has investment power but no voting power with respect to certain other of these client accounts. TCA has reported that it shares voting and/or investment power over the securities held by these client managed accounts despite a delegation of voting and/or investment power to TCA because the clients have the right to acquire investment and voting power through termination of their agreements with TCA. The principal business address of TCA is 5100 W 115th Place, Leawood, Kansas 66211.

(6)

Information based on Schedule 13G filed with the SEC on February 13, 2020, reporting that Invesco Ltd. has sole voting power over 10,203,752 EQM common units and sole dispositive power over 10,135,201 EQM common units. Invesco Ltd., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 10,203,752 EQM common units which are held of record by clients of Invesco Ltd. The principal business address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(7)

Information provided to EQM by the EQM limited partner on April 27, 2020. The registered holders of the referenced Series A Preferred Units are funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the Series A Preferred Units held by the funds and accounts which are the registered holders of the referenced Series A Preferred Units. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all Series A Preferred Units held by such funds and accounts. The address of such funds and accounts, such investment adviser subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Interests shown include only the Series A Preferred Units that are beneficially held by BlackRock, Inc. and may not incorporate all EQM limited partner interests deemed to be beneficially held by BlackRock, Inc.
(8)

Information provided to EQM by the EQM limited partner on April 27, 2020. GSO Equitable Finance LP (the “GSO Entity”) directly holds the reported Series A Preferred Units shown above. GSO Equitable Finance Holdings LLC is the general partner of the GSO Entity. GSO Equitable Holdings LP is the managing member of GSO Equitable Finance Holdings LLC. GSO Equitable Holdings Associates LLC is the general partner of GSO Equitable Holdings LP. GSO Holdings I L.L.C. is the managing member of GSO Equitable Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Entity. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwartzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entity (other than the GSO Entity to the extent of its direct holdings). The business address of the GSO Entity is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(9)

Information provided to EQM by the EQM limited partner on April 27, 2020. Magnetar Capital Partners LP (or Magnetar Capital Partners) serves as the sole member of Magnetar Financial LLC. Supernova Management LLC (or Supernova Management) is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Alec N. Litowitz. Each of Magnetar Financial, Magnetar Capital Partners, Supernova Management and Mr. Litowitz may be deemed the beneficial owner of the Series A Preferred Units shown above. The address of the principal business office of Magnetar Financial LLC is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(10)

Information provided to EQM by the EQM limited partner on April 27, 2020. The Carlyle Group has voting and dispositive power over the Series A Preferred Units. The address for the Carlyle Group is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(11)

Information provided to EQM by the EQM limited partner on April 27, 2020. NB Alternatives Advisers LLC holds the voting power for the reported Series A Preferred Units shown above. The business address of this limited partner is c/o NB Private Equity Credit Opportunities Holdings LP, 325 N Saint Paul Street Suite 4900, Dallas TX 75201.

(12)

Information provided to EQM by the EQM limited partner on April 27, 2020. KA Fund Advisors, LLC and Richard A. Kayne have shared voting and dispositive power over the Series A Preferred Units. The address for each of KA Fund Advisors, LLC and Richard A. Kayne is 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067.

Litigation Relating to the Merger

On March 31, 2020, a purported EQM limited partner filed a lawsuit entitled Stein v. EQM Midstream Partners, LP, et al. in the United States District Court for the District of Delaware against EQM and the members of the EQM Board. On April 2, 2020, a purported class action lawsuit, entitled Smith v. EQM Midstream Partners, LP, et al., was filed in the United States District Court for the District of Delaware against EQM, the members of the EQM Board, ETRN, EQM LP, Merger Sub and the General Partner. On April 6, 2020, April 10, 2020 and April 22, 2020, three purported EQM limited partners filed lawsuits entitled McDunn v. EQM Midstream Partners, LP, et al., Hornick v. EQM Midstream Partners, LP, et al. and Bushansky vs. EQM Midstream Partners, LP, et. al. in the United States District Court for the Southern District of New York against EQM and the members of the EQM Board.

All five lawsuits allege that the joint proxy statement/prospectus filed by ETRN with the SEC on March 30, 2020 in connection with the proposed Merger omits material information with respect to the Merger, rendering the joint proxy statement/prospectus false and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. Each plaintiff seeks, among other things, injunctive relief until the defendants thereto disclose the alleged omitted material information.

ETRN and EQM each believe that the claims asserted in these lawsuits are without merit and intend to defend vigorously against all claims asserted. Additional lawsuits arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future.

THE MERGER AGREEMENT

This section of this joint proxy statement/prospectus describes the material provisions of the Merger Agreement, but does not describe all of the terms of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. You are urged to read the full text of the Merger Agreement because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and this summary is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about ETRN, EQM, the General Partner or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ETRN, EQM, the General Partner or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ETRN’s or EQM’s public disclosures incorporated by reference in this joint proxy statement/prospectus.

The Merger; Effective Time; Closing

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the Effective Time, Merger Sub, a wholly owned subsidiary of EQM LP, will merge with and into EQM, with EQM continuing as the surviving entity and an indirect wholly owned subsidiary of ETRN.

At the Effective Time, subject to any applicable withholding tax, (i) each outstanding EQM common unit, other than EQM common units owned by ETRN and its subsidiaries, will be converted into the right to receive (assuming no adjustment contemplated by the Merger Agreement) 2.44 shares of ETRN common stock; (ii) (x) $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units will be redeemed by EQM for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (y) after giving effect to such redemption, each remaining issued and outstanding Series A Preferred Unit will be exchanged for 2.44 ETRN Preferred Shares, and (iii) each outstanding phantom unit relating to an EQM common unit issued pursuant to the EQM LTIP, and any other award issued pursuant to the EQM LTIP, whether vested or unvested, will be converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). The interests in EQM owned by ETRN and its subsidiaries (including the EQM Class B units) will remain outstanding as limited partner interests in the surviving entity. The General Partner will continue to own the non-economic general partner interest in the surviving entity.

ETRN will not issue any fractional shares of ETRN common stock in the Merger. Instead of receiving any fractions of a share of ETRN common stock, all fractions of shares of ETRN common stock to which a holder of EQM common units would otherwise have been entitled shall be aggregated and the resulting fraction will be rounded up to the nearest whole share of ETRN common stock.

The Effective Time will occur at such time as ETRN and EQM cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by ETRN and EQM in writing and specified in the certificate of merger.

The closing of the Merger will take place on the second business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as ETRN and EQM may agree.

Conditions to Completion of the Merger

ETRN and EQM may not complete the Merger unless each of the following conditions is satisfied, or to the extent permissible, waived:

•	EQM has obtained the EQM limited partner approval;

•	ETRN has obtained the ETRN shareholder approval;

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no restraint is in effect enjoining, restraining, preventing or prohibiting the completion of the transactions contemplated by the Merger Agreement or making the completion of the transactions contemplated by the Merger Agreement illegal;

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the registration statement of which this joint proxy statement/prospectus forms a part must have been declared effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC;

•	the ETRN common stock deliverable to the EQM common unitholders as contemplated by the Merger Agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

•	the TMA Closing Opinion must have been delivered to ETRN; and

•	the closing of the Preferred Restructuring must have occurred or must occur concurrently with the closing of the Merger, in accordance with the terms of the Preferred Restructuring Agreement.

The obligations of ETRN, EQM LP and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties in the Merger Agreement of EQM and the General Partner:

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with respect to the organization and standing of EQM, the General Partner and their respective subsidiaries, EQM’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby, and the absence of certain changes or events, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

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with respect to EQM’s capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

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with respect to all other representations and warranties, being true and correct both when made and at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual representation or warranty, other than with respect to the filing of documents with the SEC, undisclosed liabilities, internal controls and information supplied for inclusion in this joint proxy statement/prospectus) does not have, and would not reasonably be expected to have, individually or in the aggregate a “material adverse effect” on EQM;

•	EQM and the General Partner having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement; and

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the receipt by ETRN of an officer’s certificate signed on behalf of EQM and the General Partner by an executive officer of the General Partner certifying that the preceding conditions have been satisfied.

The obligation of EQM to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties in the Merger Agreement of ETRN:

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with respect to the organization and standing of ETRN and its subsidiaries, the authority of ETRN, EQM LP and Merger Sub to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement and the absence of certain changes or events, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

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with respect to its capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

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with respect to all other representations and warranties, being true and correct both when made and at and as of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual representation or warranty, other than with respect to the filing of documents with the SEC, undisclosed liabilities, internal controls and information supplied for inclusion in this joint proxy statement/prospectus) does not have, and would not reasonably be expected to have, individually or in the aggregate a “material adverse effect” on ETRN;

•	ETRN, EQM LP and Merger Sub having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement; and

•	the receipt by EQM of an officer’s certificate signed on behalf of ETRN by an executive officer of ETRN certifying that the preceding conditions have been satisfied.

For purposes of the Merger Agreement, the term “material adverse effect” means, when used with respect to a person, any change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liquidity, condition (financial or otherwise) or results of operations of such person and its subsidiaries, taken as a whole, or prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger, on or before August 26, 2020; provided, however, that any adverse changes, conditions, circumstances, effects, events, developments or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a material adverse effect: (i) changes, conditions, circumstances, effects, events, developments or occurrences generally affecting the economy, the financial or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates; (ii) the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement or the performance of the Merger Agreement; (iii) the announcement of the EQT Global GGA and any agreement providing for water services by and among ETRN, EQM and EQT and/or certain of their respective affiliates and the matters that are the subject thereof; (iv) any change in the market price or trading volume of the limited partner interests, shares of common stock or other equity securities of such person (it being understood and agreed that the foregoing does not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (v) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (vi) changes in any applicable laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof; (vii) any proceedings commenced by or involving any current or former member, partner or shareholder of such person or any of its subsidiaries arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement; (viii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas, natural gas liquids, propane or other commodities; (ix) any failure of a person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing does not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (x) any delays of the commercial operation date of, or expenditures in excess of the budget for, certain specified projects of ETRN and EQM; and (xi) with respect to ETRN only, any effect to the extent resulting from a change, condition, circumstance, effect, event, development or occurrence that has a material adverse effect on EQM and its subsidiaries; provided, however, that changes, conditions, circumstances, effects, events, developments or occurrences referred to in clauses (i), (v), (vi) and (viii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such changes, conditions, circumstances, effects, events, developments or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such person and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such person and its subsidiaries operate.

For purposes of the Merger Agreement, except where expressly provided otherwise, EQM and its subsidiaries are not considered subsidiaries of ETRN or affiliates of ETRN or any of its subsidiaries (including the General Partner, EQM LP and Merger Sub).

Representations and Warranties

The Merger Agreement contains representations and warranties by ETRN, EQM LP and Merger Sub, on the one hand, and EQM and the General Partner, on the other hand.

These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures may not be reflected in the Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Accordingly, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

The representations and warranties made by ETRN, EQM LP and Merger Sub, on the one hand, and EQM and the General Partner, on the other hand, relate to, among other things:

•	organization, standing and similar organizational matters;

•	capital structure;

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due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	documents filed with the SEC;

•	no undisclosed liabilities or obligations;

•	maintenance of a system of internal controls;

•	absence of changes or events since December 31, 2018;

•	legal proceedings;

•	compliance with applicable laws;

•	information supplied in connection with this joint proxy statement/prospectus and the registration statement of which it is a part;

•	taxes and other tax matters;

•	opinions of financial advisors;

•	brokers and other advisors;

•	the Investment Company Act of 1940, as amended; and

•	no other representations and warranties.

Additionally, ETRN, EQM LP and Merger Sub made representations and warranties to EQM and the General Partner related to ownership of EQM common units.

Conduct of Business Prior to Closing

Under the Merger Agreement, ETRN, on the one hand, and each of EQM and the General Partner, on the other hand, has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, unless the other party gives its prior written consent (which consent cannot be unreasonably withheld, conditioned or delayed).

Subject to certain exceptions, unless ETRN consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), each of EQM and the General Partner have agreed, and will cause each of their respective subsidiaries, to (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, if any, (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by EQM and its subsidiaries, other than changes to such policies made in the ordinary course of business, and (iv) use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of certain material contracts of EQM.

Subject to certain exceptions, unless ETRN consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), EQM and the General Partner, will not, and will not permit their respective subsidiaries to:

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amend the organizational documents (whether by merger, consolidation, conversion or otherwise) of any such entity in any manner that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

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declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of any EQM common units, other than regular quarterly cash distributions on the EQM common units not to exceed $1.16 per EQM common unit per quarter;

•	split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any such entity’s capital stock or other equity interests;

•	adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law;

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waive, release, assign, settle or compromise any proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to have a material adverse effect on EQM;

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(1) change its fiscal year or any method of tax accounting, (2) make, change or revoke any material tax election (including any entity classification election under Treasury Regulations Section 301.7701-3), (3) settle or compromise any material liability for taxes or any audit, examination or other legal proceeding in respect of a material amount of taxes, (4) file any material amended tax return, (5) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material tax, (6) surrender any right to claim a material tax refund or (7) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

•	make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable law;

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engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of EQM for any calendar quarter since its formation and prior to the Effective Time to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

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except as required by applicable law or the terms of any benefit plan of EQM existing and in effect on the date of the Merger Agreement or as contemplated by the Merger Agreement, (1) establish, adopt, materially amend or modify, commence participation in or terminate (or commit to establish, adopt, materially amend or modify, commence participation in or terminate) any benefit plan of EQM (or any plan or arrangement that would be a benefit plan of EQM if in effect as of the date of the Merger Agreement), (2) increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of EQM, the General Partner or any of their respective subsidiaries, or enter into or amend any employment, severance, termination, retention or consulting agreement, in each case, other than in the ordinary course of business, (3) accelerate any material rights or benefits under any benefit plan of EQM, or (4) grant or amend any equity awards; or

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agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the completion of the Merger or the other transactions contemplated by the Merger Agreement (including the transactions contemplated by the Preferred Restructuring Agreement).

Subject to certain exceptions, unless EQM consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), ETRN has agreed, and will cause each of its subsidiaries, to (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by ETRN and its subsidiaries, other than changes to such policies made in the ordinary course of business, and (iv) use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of certain material contracts of ETRN.

Subject to certain exceptions, unless EQM consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), ETRN will not, and will not permit its subsidiaries to:

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amend ETRN’s or any of its subsidiaries’ organizational documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (a) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the completion of the Merger or the other transactions contemplated by the Merger Agreement, (b) adversely affect the terms of the ETRN stock in any material respect or (c) adversely affect the rights of the Investors in respect of the ETRN Preferred Shares to be issued pursuant to the Preferred Restructuring Agreement at the closing of the Merger;

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declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of ETRN’s capital stock, other than regular quarterly cash dividends on the ETRN common stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time; provided, however, that nothing contained in the Merger Agreement prohibits the ETRN Board from increasing or decreasing the quarterly cash dividend on the ETRN common stock;

•	merge, consolidate or enter into any other business combination transaction or agreement with any person;

•	split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of ETRN’s capital stock or other equity interests;

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issue, sell or reclassify any capital stock of ETRN or its subsidiaries, or grant, issue or reclassify any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire capital stock of ETRN or its subsidiaries, in each case other than (i) the issuance or sale, in one or more transactions pursuant to an equity plan, benefit plan or dividend reinvestment and stock purchase plan of ETRN, of up to 1,370,000 shares of ETRN common stock or (ii) the issuance of ETRN Preferred Shares pursuant to the Preferred Restructuring Agreement;

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solely with respect to ETRN, adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law and, with respect to any subsidiary of ETRN, adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

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waive, release, assign, settle or compromise any proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to have a material adverse effect on ETRN;

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(1) change its fiscal year or any method of tax accounting, (2) make, change or revoke any material tax election, (3) settle or compromise any material liability for taxes or any audit, examination or other legal proceeding in respect of a material amount of taxes, (4) file any material amended tax return,

(5) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material tax, (6) surrender any right to claim a material tax refund or (7) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

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directly or indirectly purchase, acquire or otherwise become beneficial owner of (or direct EQM to repurchase, redeem or otherwise acquire) any EQM common units not held by ETRN and its subsidiaries; or

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agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any acquisition or disposition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the completion of the Merger or the other transactions contemplated by the Merger Agreement (including the consummation of the transactions contemplated by the Preferred Restructuring Agreement).

No Solicitation by EQM of Alternative Proposals

The Merger Agreement contains detailed provisions prohibiting EQM from seeking any inquiry, offer or proposal for an acquisition of 15% or more of EQM’s assets or equity, including any acquisition structured as a merger, consolidation or share exchange (an “alternative proposal”). Under these “no solicitation” covenants, EQM has agreed that it will not, and will cause its subsidiaries and use reasonable best efforts to cause its and its subsidiaries’ respective representatives not to, directly or indirectly, except as permitted by the Merger Agreement or otherwise consented to by ETRN:

•	solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce the submission of an alternative proposal;

•	grant any waiver or release of any standstill or similar agreement with respect to any partnership interests of EQM;

•	enter into any acquisition agreement with respect to any alternative proposal; or

•	make an EQM adverse recommendation change (as described below).

EQM has agreed that it will, and the General Partner will use its reasonable best efforts to cause its and EQM’s and its subsidiaries’ respective representatives to, cease and cause to be terminated any discussions or negotiations with any persons conducted prior to the execution of the Merger Agreement with respect to an alternative proposal and immediately prohibit any access by any person to confidential information relating to a possible alternative proposal.

After the date of the Merger Agreement and before EQM obtains the EQM limited partner approval, if (i) EQM has received an unsolicited written alternative proposal that the EQM Conflicts Committee believes is bona fide, (ii) the EQM Conflicts Committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such alternative proposal constitutes or could reasonably be expected to lead to or result in a superior proposal and failure to take such action would constitute a breach of, or otherwise be inconsistent with, its duties under applicable laws, as modified by the EQM Partnership Agreement, and (iii) such alternative proposal did not result from a breach of the “no solicitation” covenants in the Merger Agreement, then EQM may (x) furnish information, including confidential information, with respect to EQM and its subsidiaries to the person making such alternative proposal and (y) participate in discussions or negotiations regarding such alternative proposal; provided, however, that (A) EQM will not, and will use its reasonable best efforts to cause its representatives not to, disclose any non-public information to such person unless EQM has, or first enters into, a confidentiality agreement with such person of the nature generally used in similar circumstances, as determined by EQM in its reasonable business judgment, and (B) EQM will provide to ETRN non-public information with respect to EQM and its subsidiaries that was not previously provided or made available to ETRN prior to or substantially concurrently with providing or making available such non-public information to such other person.

EQM Conflicts Committee and EQM Board Recommendation and EQM Adverse Recommendation Change

Under the Merger Agreement, EQM, through the EQM Board, has agreed to recommend that the EQM limited partners vote in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger (the “EQM Board recommendation”). Subject to the provisions described below, the Merger Agreement provides that, without the prior written consent of ETRN, EQM, directly or indirectly, will not:

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enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to an alternative proposal;

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withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to ETRN, the EQM Board recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any alternative proposal, or fail to recommend against acceptance of any tender offer or exchange offer for EQM common units within 10 business days after commencement of such an offer, or resolve or agree to do any of the foregoing; or

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subject to certain exceptions, within five business days of receipt of a written request of ETRN following the receipt by EQM of any alternative proposal, fail to publicly reconfirm the EQM Board recommendation.

Each of the foregoing actions is referred to as an “EQM adverse recommendation change.”

EQM must promptly advise ETRN, orally and in writing, and no later than 48 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, EQM in respect of any alternative proposal, and will, in any such notice to ETRN, indicate the identity of the person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and will include with such notice copies of any written materials received from or on behalf of such person relating to such proposal, offer, inquiry or contact), and thereafter will promptly keep ETRN reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or contacts (and EQM will promptly provide ETRN with copies of any additional material written materials received by EQM or that EQM has delivered to any third party making an alternative proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

Notwithstanding these restrictions, before EQM obtains the EQM limited partner approval, the EQM Conflicts Committee may make an EQM adverse recommendation change if in response to an alternative proposal and following consultation with its outside legal counsel and financial advisors, the EQM Conflicts Committee determines in good faith that the failure to make an EQM adverse recommendation change would constitute a breach of, or otherwise be inconsistent with, its duties under applicable law, as modified by the EQM Partnership Agreement, and:

•	such alternative proposal is bona fide, in writing and has not been withdrawn or abandoned;

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the EQM Conflicts Committee has determined, following consultation with its outside legal counsel and financial advisors, that such alternative proposal constitutes a superior proposal after giving effect to all of the adjustments to the Merger Agreement offered by ETRN pursuant to the fourth bullet below;

•	the EQM Conflicts Committee or EQM has provided prior written notice to ETRN of the EQM Conflicts Committee’s intention to make an EQM adverse recommendation change with respect to such superior proposal (a “Superior Proposal Notice”), and such notice has specified the identity of the person making such alternative proposal and the material terms and conditions of such alternative proposal and included complete copies of any written proposal or offers (including proposed agreements) received by EQM in connection with such alternative proposal;

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during the period from the delivery of the Superior Proposal Notice and ending at 11:59 p.m. Eastern time on the fifth day following the date of such delivery (the “Superior Proposal Notice Period”), the EQM Conflicts Committee will (i) negotiate with ETRN in good faith (to the extent ETRN seeks to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as would permit the EQM Conflicts Committee not to make an EQM adverse recommendation change; and (ii) keep ETRN reasonably informed with respect to the status and changes in the material terms and conditions of such alternative proposal or other change in circumstances related thereto; provided, however, that any material revisions to such alternative proposal (it being agreed that any change in the purchase price in such alternative proposal shall be deemed a material revision) shall require delivery of a subsequent Superior Proposal Notice and a subsequent Superior Proposal Notice Period in respect of such revised alternative proposal, except that such subsequent Superior Proposal Notice Period shall expire upon the later of (x) the end of the initial Superior Proposal Notice Period and (y) 11:59 p.m. Eastern time on the date that is the third calendar day following the date of the delivery of such subsequent Superior Proposal Notice; and

•

the EQM Conflicts Committee has considered all revisions to the terms of the Merger Agreement irrevocably offered in writing by ETRN and, at the end of the Superior Proposal Notice Period, shall have determined in good faith that (i) such alternative proposal continues to constitute a superior proposal even if such revisions were to be given effect and (ii) failure to make an EQM adverse recommendation change would constitute a breach of, or otherwise be inconsistent with, its duties under applicable law, as modified by the EQM Partnership Agreement, even if such revisions were to be given effect.

Notwithstanding the restrictions described above, the Merger Agreement does not prohibit EQM, the EQM Board or the EQM Conflicts Committee from (i) taking and disclosing to the EQM common unitholders a position required by Rule 14e-2 under the Exchange Act or (ii) complying with Rule 14d-9 under the Exchange Act.

A “superior proposal” means a bona fide written alternative proposal (replacing 15% with 70% in the definition thereof), obtained after February 26, 2020 and not in breach of the “no solicitation” covenants of the Merger Agreement made by a third party (other than ETRN or any of its affiliates), which is on terms and conditions that the EQM Conflicts Committee determines in good faith to be (i) reasonably capable of being completed in accordance with its terms, taking into account legal, regulatory, financial, financing and timing aspects of the proposal, and (ii) if completed, more favorable to the EQM common unitholders (other than EQM, the General Partner and their affiliates) in their capacity as unitholders from a financial point of view than the transactions contemplated by the Merger Agreement, taking into account at the time of determination any changes to the terms of the Merger Agreement that as of that time had been committed to by ETRN in writing.

The EQM Conflicts Committee may also make an EQM adverse recommendation change in connection with an EQM changed circumstance if (i) the EQM Conflicts Committee or EQM provides written notice to ETRN of the EQM Conflicts Committee’s intention to effect an EQM adverse recommendation change with respect to such EQM changed circumstance specifying the details of the EQM changed circumstance and the EQM Conflicts Committee’s reasons for the EQM adverse recommendation change, (ii) the EQM Conflicts Committee negotiates in good faith (to the extent ETRN seeks to negotiate) with ETRN, until 11:59 p.m. Eastern time on the date which is the fifth day following the delivery of such notice, regarding adjustments to the Merger Agreement that would permit the EQM Conflicts Committee not to effect an EQM adverse recommendation change in connection with the EQM changed circumstance and keeps ETRN reasonably informed as to such circumstances and (iii) the EQM Conflicts Committee has considered all revisions to the terms of the Merger

Agreement irrevocably offered in writing by ETRN by the end of such period, and the EQM Conflicts Committee has determined that failure to take such action would constitute a breach of, or otherwise be inconsistent with, its duties under applicable law, as modified by the EQM Partnership Agreement, even if such revisions to the Merger Agreement were to be given effect.

An “EQM changed circumstance” means a material event, circumstance, effect, event, condition, change or development in each case that arises or occurs after the date of the Merger Agreement and was not, prior to the date of the Merger Agreement, known to or reasonably foreseeable by the EQM Conflicts Committee and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by (or to be refrained from being taken by) EQM pursuant to, the Merger Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an EQM changed circumstance: (i) the receipt, existence or terms of an alternative proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, an alternative proposal, (ii) any event, circumstance, or change in circumstance resulting from any action taken or omitted by EQM or any of its subsidiaries that is required to be taken or omitted by EQM or any of its subsidiaries pursuant to the Merger Agreement, (iii) any change in the market price or trading volume of the EQM common units or ETRN common stock or (iv) the fact that EQM or any of its subsidiaries meets or exceeds internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period.

ETRN Shareholder Approval

ETRN has agreed to, as promptly as practicable after the date that the registration statement of which this joint proxy statement/prospectus forms a part is declared effective under the Securities Act, establish a record date for, duly call, give notice of, convene and hold the ETRN special meeting for the purpose of obtaining the ETRN shareholder approval. See “The ETRN Special Meeting.” Unless the Merger Agreement is validly terminated in accordance with its terms, this obligation is not affected by the withdrawal or modification by the ETRN Board of its recommendation or any other action by the ETRN Board with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement.

The Merger Agreement also requires ETRN, through the ETRN Board, to recommend that the ETRN shareholders approve the ETRN stock issuance and use reasonable best efforts to solicit and obtain from the ETRN shareholders the ETRN shareholder approval.

EQM Limited Partner Approval

EQM has agreed to, as promptly as practicable after the date that the registration statement of which this joint proxy statement/prospectus forms a part is declared effective under the Securities Act, establish a record date for, duly call, give notice of, convene and hold the EQM special meeting for the purpose of obtaining the EQM limited partner approval. See “—The EQM Special Meeting.” Unless the Merger Agreement is validly terminated in accordance with its terms, this obligation is not affected by the withdrawal or modification by the EQM Board or the EQM Conflicts Committee of its recommendation or any other action by the EQM Board or the EQM Conflicts Committee, as the case may be, with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement.

The Merger Agreement also requires EQM, through the EQM Board and the EQM Conflicts Committee, to recommend to the EQM limited partners approval of the Merger Agreement (subject to the ability of the EQM Board or the EQM Conflicts Committee to change such recommendation as described herein) and use reasonable best efforts to solicit and obtain from the EQM limited partners the EQM limited partner approval.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each of ETRN, EQM LP and Merger Sub, on the one hand, and EQM and the General Partner, on the other hand, will cooperate with the other and use and cause their respective subsidiaries to use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the closing to be satisfied as promptly as practicable (and in any event no later than August 26, 2020), including, for the avoidance of doubt, in the case of ETRN and the General Partner, until the Effective Time or the termination of the Merger Agreement, retaining ownership and voting control over all EQM common units, the EQM Class B units and the non-economic general partner interest in EQM beneficially owned by ETRN and the General Partner, as applicable, as of the date of the Merger Agreement or acquired thereafter and to complete and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain promptly (and in any event no later than August 26, 2020) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to complete the transactions contemplated by the Merger Agreement and (iii) defend any proceedings challenging the Merger Agreement or the completion of the transactions contemplated by the Merger Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to complete the transactions contemplated by the Merger.

EQM Conflicts Committee

Prior to the earlier of the Effective Time and the termination of the Merger Agreement, ETRN will not, and will not permit any of its subsidiaries to, take any action intended to cause the General Partner (or the sole member of the General Partner) to, without the consent of a majority of the members of the then-existing EQM Conflicts Committee, eliminate the EQM Conflicts Committee, revoke or diminish the authority of the EQM Conflicts Committee or remove or cause the removal of any director of the EQM Board that is a member of the EQM Conflicts Committee either as a director or as a member of such committee.

Access to Information

Until completion of the Merger, each of ETRN, EQM LP, Merger Sub, EQM and the General Partner have agreed to afford the other party and its representatives reasonable access, during normal business hours and on certain conditions, to all of its and its subsidiaries’ respective properties, books, contracts, commitments, personnel and records, in each case for the purpose of completing diligence related to the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

The Merger Agreement provides that from and after the Effective Time, to the fullest extent permitted under applicable laws, ETRN will, and will cause EQM (as the surviving entity of the Merger) to, (i) indemnify and hold harmless against any reasonable cost or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of ETRN, EQM, the General Partner or any of their respective subsidiaries and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of EQM and the General Partner immediately prior to the Effective Time and ensure that the organizational documents of EQM and the General Partner or any of their respective successors or assigns, if applicable, will for a period of six years following the effective time of the Merger, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of EQM and the General Partner than are presently set forth in such organizational documents. In addition, EQM (as the surviving entity of the Merger) will maintain in effect for six years following the Effective Time EQM’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the

Effective Time with respect to such indemnified persons, provided that in no event will EQM (as the surviving entity of the Merger) be required to expend more than an amount per year equal to 300% of current annual premiums paid by EQM for such insurance.

Certain Tax Matters

For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign tax that follows the U.S. federal income tax treatment), the parties have agreed to treat the Merger as a taxable sale of the EQM common units (other than those held by ETRN and its subsidiaries) to EQM LP in exchange for the Merger Consideration. The parties will prepare and file all tax returns consistent with the foregoing and will not take any inconsistent position on any tax return, or during the course of any proceeding with respect to taxes, except as otherwise required by applicable law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant governmental authority.

ETRN will use its reasonable best efforts to obtain the TMA Closing Opinion. Without limiting the generality of the foregoing, after the date of the Merger Agreement until the Effective Time, ETRN will use its reasonable best efforts to not, and will cause each of its subsidiaries to use their respective reasonable best efforts to not, take any action or fail to take any action if such action or failure would reasonably be expected to cause Latham to be unable to issue the TMA Closing Opinion at or prior to the closing of the Merger in accordance with the Tax Matters Agreement or that would cause any of the representations made to Latham in connection with the corresponding opinion Latham delivered on the date of the Merger Agreement to fail to be true and correct at the closing of the Merger.

Withholding

ETRN, EQM LP, Merger Sub, the surviving entity and the exchange agent are entitled to deduct and withhold from any amounts, including the Merger Consideration, payable pursuant to the Merger Agreement to any person such amounts as ETRN, EQM LP, Merger Sub, the surviving entity or the exchange agent reasonably deems it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. Such deduction and withholding may be taken in securities, in which case ETRN, EQM LP, Merger Sub, the surviving entity or the exchange agent, as applicable, will be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate governmental authority, such amounts (including securities) will be treated for all purposes of the Merger Agreement as having been paid or issued to the person in respect of whom such deduction and withholding was made.

Adjustments to Prevent Dilution

The Merger Consideration, the Exchange Ratio and any other similar dependent item, as applicable, will be adjusted to reflect fully the effect of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of EQM common units or shares of ETRN common stock, as applicable, that change the number of outstanding EQM common units or shares of ETRN common stock between the date of the Merger Agreement and the Effective Time to provide the Unaffiliated Partnership Unitholders the same economic effect as contemplated by the Merger Agreement prior to such event.

NYSE Listing, Delisting and Deregistration

ETRN has agreed to use its reasonable best efforts to cause the shares of ETRN common stock to be issued in connection with the Merger (including shares of ETRN common stock to be reserved for issuance upon the conversion of any ETRN Preferred Shares) to be listed on the NYSE, subject to official notice of issuance, prior to the Effective Time.

EQM has agreed to cooperate and use its reasonable best efforts to cause the delisting of the EQM common units from the NYSE and the deregistration of such securities under the Exchange Act as promptly as practicable following the closing of the Merger in compliance with applicable law.

Section 16 Matters

Prior to the completion of the Merger, EQM has agreed to take all steps as may be required to cause any dispositions of EQM common units or acquisitions of ETRN common stock resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to EQM, or will become subject to such reporting requirements with respect to the surviving company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Voting and Consent

ETRN has agreed that, until the Effective Time or the earlier termination of the Merger Agreement, (i) at the EQM special meeting or any other meeting of the EQM limited partners or any vote of partnership interests in EQM in connection with a vote of the EQM limited partners, however called, ETRN will vote, or cause to be voted, all partnership interests in EQM then owned beneficially or of record by ETRN or any of its subsidiaries, as of the record date for the EQM special meeting, in favor of the approval of the Merger Agreement (as it may be amended or otherwise modified from time to time) and the Merger and the approval of any actions required in furtherance thereof and (ii) ETRN will not, and will cause each of its subsidiaries not to, directly or indirectly, transfer, assign or otherwise dispose of any partnership interests in EQM owned by ETRN or its subsidiaries. ETRN has consented to, and has caused or will cause, to the extent necessary and to the extent permitted by the applicable organizational documents thereof, each of its subsidiaries to consent to, the Merger Agreement and the transactions contemplated by the Merger Agreement.

Other Covenants and Agreements

The Merger Agreement also contains covenants relating to cooperation in the preparation of this joint proxy statement/prospectus and additional agreements relating to, among other things applicability of takeover statutes, fees and expenses, securityholder litigation and public announcements.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the closing of the Merger:

•	by the mutual written consent of ETRN and EQM duly authorized by the ETRN Board and the EQM Conflicts Committee, respectively; or

•	by either of ETRN or EQM:

•

if the closing of the Merger does not occur on or before August 26, 2020; provided, that this termination right will not be available to (a) ETRN or EQM if the inability to satisfy any condition under the Merger Agreement necessary for closing of the Merger was due to the failure of, in the case of ETRN, ETRN, EQM LP or Merger Sub, or, in the case of EQM, EQM or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such entity prior to the closing of the Merger and (b) ETRN or EQM if, in the case of ETRN, EQM or the General Partner, or, in the case of EQM, ETRN, EQM LP or Merger Sub, has filed and is pursuing an action seeking specific performance as permitted pursuant to the terms of the Merger Agreement;

•

if any restraint by a government authority is in effect and has become final and nonappealable; provided, however, this termination right is not available to ETRN or EQM if such restraint was due to the failure of, in the case of ETRN, ETRN, EQM LP or Merger Sub, or, in the case of EQM, EQM or the General Partner, to perform any of its obligations under the Merger Agreement;

•	if the EQM special meeting has occurred and the EQM limited partner approval has not been obtained;

•	if the ETRN special meeting has occurred and the ETRN shareholder approval has not been obtained; or

•

if the EQM Conflicts Committee makes a change in recommendation prior to receipt of the EQM limited partner approval; provided that EQM may terminate the Merger Agreement in connection with a change in recommendation by the EQM Conflicts Committee only if such change in recommendation occurred prior to receipt of the EQM limited partner approval as a result of an EQM changed circumstance and not, for the avoidance of doubt, as a result of a superior proposal; and

•	by ETRN:

•

if EQM or the General Partner has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the organization and standing of EQM, the General Partner and their respective subsidiaries, EQM’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby, or the absence of certain changes or events become untrue, in a way that the related condition to closing would not be satisfied, and such breach is either incurable or not cured within 30 days (unless ETRN, EQM LP or Merger Sub is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•

if prior to receipt of the EQM limited partner approval, EQM is in willful breach of the “no-solicitation” covenant in the Merger Agreement (unless ETRN, EQM LP or Merger Sub is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); and

•	by EQM:

•

if ETRN has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the organization and standing of ETRN and its subsidiaries, the authority of ETRN, EQM LP and Merger Sub to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement or the absence of certain changes or events become untrue, in a way that the related condition to closing would not be satisfied, and such breach is either incurable or not cured within 30 days (unless EQM or the General Partner is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•	if prior to receipt of the EQM limited partner approval, in order to enter into (concurrently with such termination) any agreement, understanding or arrangement relating to a superior proposal.

Effect of Termination; Termination Fee and Expenses

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to any party. However, termination will not relieve any party of any liability for failure to consummate the Merger and other transactions contemplated by the Merger Agreement when required under the agreement or for intentional fraud or any “willful breach” (as defined in the Merger Agreement).

The Merger Agreement contains various amounts payable under the circumstances described below:

•	if the Merger Agreement is validly terminated by (i) ETRN or EQM as a result of the EQM Board or the EQM Conflicts Committee making a change in recommendation prior to receipt of the EQM limited partner approval, (ii) ETRN as a result of a willful breach by EQM of the “no-solicitation” covenant in the Merger Agreement prior to receipt of the EQM limited partner approval, (iii) ETRN or EQM if the EQM special meeting has occurred and the EQM limited partner approval has not been obtained in a case where the EQM Board or the EQM Conflicts Committee has made a change in recommendation, (iv) EQM if the closing of the Merger has not occurred on or before August 26, 2020 and, at the time of such termination, (A) the EQM limited partner approval has not been obtained and (B) ETRN would have been permitted to terminate the Merger Agreement as a result of the EQM Board or the EQM Conflicts Committee making a change in recommendation or (v) EQM in order to enter into (concurrently with such termination) any agreement, understanding or arrangement relating to a superior proposal, then EQM will pay to ETRN the EQM Termination Fee within two business days after the date of termination;

•

if the Merger Agreement is validly terminated by (i) ETRN or EQM if the EQM special meeting has occurred and the EQM limited partner approval has not been obtained or (ii) ETRN due to a material uncured breach by EQM or the General Partner of any of its covenants or agreements, or representations or warranties with respect to the organization and standing of EQM, the General Partner and their respective subsidiaries, EQM’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby or the absence of certain changes or events, then EQM will promptly pay ETRN’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by ETRN and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $10.0 million; and

•

if the Merger Agreement is validly terminated by (i) ETRN or EQM if the ETRN special meeting has occurred and the ETRN shareholder approval has not been obtained or (ii) EQM due to a material uncured breach by ETRN, EQM LP or Merger Sub of any of its covenants or agreements, or representations or warranties with respect to the organization and standing of ETRN and its subsidiaries, the authority of ETRN, EQM LP and Merger Sub to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement or the absence of certain changes or events, then ETRN will promptly pay EQM’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by EQM and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $10.0 million, subject to certain limited restrictions.

The parties have agreed that in the event EQM fails to pay the EQM Termination Fee when due, such fee will accrue interest for the period commencing on the date such fee became past due, at a rate equal to the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 5%. In addition, if EQM fails to pay the EQM Termination Fee when due, EQM will also pay all of ETRN’s reasonable costs and expenses (including fees and expenses of counsel) in connection with efforts to collect such fee.

Amendment and Supplement; Waiver

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects by written agreement of the parties, by action taken or authorized by the ETRN Board and the EQM Board; provided, however, that the EQM Board may not take or authorize any such action unless such action has been approved by the EQM Conflicts Committee; provided, further, that (i) following receipt of the ETRN shareholder approval, there will be no amendment or change to the provisions of the Merger Agreement that, by applicable law, the organizational documents of ETRN or stock exchange rule, would require further approval by the ETRN shareholders and (ii) following receipt of the EQM limited partner approval, there shall be no amendment or change to the provisions of the Merger Agreement that, by applicable law, the EQM Partnership Agreement or stock exchange rule, would require further approval by the EQM limited partners.

At any time prior to the Effective Time, any party may, subject to applicable law, (a) waive any inaccuracies in the representations and warranties of any other party, (b) extend the time for the performance of any of the obligations or acts of any other party, (c) waive compliance by the other party with any of the agreements contained in the Merger Agreement or, except as otherwise provided herein, waive any of such party’s conditions or (d) make or grant any consent under the Merger Agreement; provided, however, that the EQM Board may not take or authorize any such action unless it has been approved in writing by the EQM Conflicts Committee. Notwithstanding the foregoing, no failure or delay by EQM, the General Partner, ETRN, EQM LP or Merger Sub in exercising any right under the Merger Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right under the Merger Agreement.

Assignment

The Merger Agreement and any interests, rights or obligations under the Merger Agreement are not assignable, by operation of law or otherwise, by either party without the prior written consent of the other party.

Specific Performance

The parties to the Merger Agreement have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) either party has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party has further agreed that no party is required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy, and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Governing Law

The Merger Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Delaware.

THE PREFERRED RESTRUCTURING AGREEMENT

This section of this joint proxy statement/prospectus describes the material provisions of the Preferred Restructuring Agreement, but does not describe all of the terms of the Preferred Restructuring Agreement and may not contain all of the information about the Preferred Restructuring Agreement that is important to you. The following summary is qualified by reference to the complete text of the Preferred Restructuring Agreement, which is attached as Annex B to this joint proxy statement/prospectus and incorporated by reference herein. You are urged to read the full text of the Preferred Restructuring Agreement because it is the legal document that governs the Preferred Restructuring.

The Preferred Restructuring Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Preferred Restructuring Agreement, and this summary is qualified in its entirety by the terms and conditions of the Preferred Restructuring Agreement. It is not intended to provide any other factual information about ETRN, EQM, the General Partner or their respective subsidiaries and affiliates or any other party to such agreement. The Preferred Restructuring Agreement contains representations and warranties by each of the parties to the Preferred Restructuring Agreement, which were made only for purposes of the Preferred Restructuring Agreement and as of specified dates. The representations and warranties in the Preferred Restructuring Agreement were made solely for the benefit of the parties to the Preferred Restructuring Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Preferred Restructuring Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of ETRN, EQM, the General Partner or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Preferred Restructuring Agreement, which subsequent information may or may not be fully reflected in ETRN’s or EQM’s public disclosures incorporated by reference in this joint proxy statement/prospectus.

Restructuring of the EQM Series A Preferred Units

On February 26, 2020, simultaneously with the execution of the Merger Agreement, ETRN, EQM and the Investors entered into the Preferred Restructuring Agreement, pursuant to which the parties thereto agreed that, concurrently with the closing of the Merger: (i) EQM will redeem $600.0 million aggregate principal amount of the Investors’ Series A Preferred Units issued and outstanding immediately prior to the closing of the Preferred Restructuring for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (ii) after giving effect to such redemption, each remaining issued and outstanding Series A Preferred Unit will be exchanged for 2.44 ETRN Preferred Shares, in each case, in connection with the occurrence of the “Series A Change of Control” (as defined in the EQM Partnership Agreement) that will occur upon the closing of the Merger.

The Preferred Restructuring Agreement also provides that, in connection with the consummation of the Merger, concurrently with the closing of the Merger:

•

ETRN will file a statement with respect to shares with the Pennsylvania Department of State, attaching thereto the Certificate of Designations, to, among other things, authorize and establish the designations, rights and preferences of the ETRN Preferred Shares;

•

the respective rights of EQM and the Investors under that certain Registration Rights Agreement, dated as of April 10, 2019, by and among EQM and the Investors will terminate without any further action on the part of EQM or the Investors; and

•	ETRN will enter into the Registration Rights Agreement with the Investors pursuant to which, among other things, ETRN will give the Investors certain rights to require ETRN to file and maintain one or more registration statements with respect to the resale of the ETRN Preferred Shares and the shares of ETRN common stock that are issuable upon conversion of the ETRN Preferred Shares, and which, upon request of certain Investors party to the Registration Rights Agreement, will require ETRN to initiate underwritten offerings for the ETRN Preferred Shares and the shares of ETRN common stock that are issuable upon conversion of the ETRN Preferred Shares and use its best efforts to cause the ETRN Preferred Shares to be listed on the securities exchange on which the shares of ETRN common stock are then listed.

The parties to the Preferred Restructuring Agreement acknowledged and agreed that, upon surrender of the Series A Preferred Units and receipt of the redemption payment and ETRN Preferred Shares in accordance with the terms of the Preferred Restructuring Agreement, each Investor’s rights pursuant to the EQM Partnership Agreement will be deemed to have been satisfied, and any rights, preferences and privileges afforded to such Investor in the EQM Partnership Agreement as a holder of Series A Preferred Units will also be automatically canceled and cease to exist.

The Preferred Restructuring Agreement will terminate automatically upon the termination of the Merger Agreement. In addition, the Preferred Restructuring Agreement may be terminated at any time prior to the closing of the Merger by (a) mutual written consent of ETRN, EQM and certain of the Investors, (b) by either ETRN or EQM, on the one hand, or an Investor, on the other hand, with respect to itself but not any other Investor, if any governmental authority with lawful jurisdiction issues a final order, decree or ruling or has taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Preferred Restructuring Agreement, Certificate of Designations, Registration Rights Agreement or any other agreements or instruments, in each case, executed and delivered in connection thereto, and such order, decree, ruling or other action is or will have become final and nonappealable, and (c) by an Investor, with respect to itself but not any other Investor, if the Merger is not consummated in accordance with the Merger Agreement on or prior to August 26, 2020.

The Preferred Restructuring Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Delaware.

Certificate of Designations

Pursuant to the Preferred Restructuring Agreement, in connection with the closing of the Preferred Restructuring, which is expected to occur simultaneously with the closing of the Merger, ETRN will file the Certificate of Designations with the Pennsylvania Department of State to, among other things, authorize and establish the designations, rights and preferences of the ETRN Preferred Shares.

The ETRN Preferred Shares will be a new class of security that will rank pari passu with any other outstanding series of preferred stock of ETRN and senior to ETRN common stock with respect to dividend rights and rights upon liquidation. The ETRN Preferred Shares will vote on an as-converted basis with the ETRN common stock and will have certain other class voting rights with respect to any amendment to the Certificate of Designations or the ETRN Articles that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the ETRN Preferred Shares.

Dividends

The holders of the ETRN Preferred Shares will receive cumulative quarterly dividends at a rate per annum of 9.75% for each quarter ending on or before March 31, 2024, and thereafter the quarterly dividends at a rate per annum equal to the sum of (a) three-month LIBOR as of the LIBOR Determination Date (as defined in the Certificate of Designations) in respect of the applicable quarter and (b) 8.15%; provided that such rate per annum in respect of periods after March 31, 2024 will not be less than 10.50%. ETRN will not be entitled to pay any dividends on any junior securities, including on ETRN common stock, prior to paying the quarterly dividends payable to the ETRN Preferred Shares, including any previously accrued and unpaid dividends.

Conversion

Each holder of the ETRN Preferred Shares may elect to convert all or any portion of the ETRN Preferred Shares owned by it into ETRN common stock initially on a one-for-one basis, subject to certain anti-dilution adjustments and an adjustment for any dividends that have accrued but not been paid when due and partial period dividends (referred to as the “conversion rate”), at any time (but not more often than once per fiscal quarter) after April 10, 2021 (or earlier liquidation, dissolution or winding up of ETRN), provided that any conversion involves an aggregate number of ETRN Preferred Shares of at least $20.0 million (calculated based on the closing price of the ETRN common stock on the trading day preceding notice of the conversion) or such lesser amount if such conversion relates to all of a holder’s remaining ETRN Preferred Shares or if such conversion is approved by the ETRN Board.

So long as the holders of the ETRN Preferred Shares have not elected to convert all of their ETRN Preferred Shares into ETRN common stock, ETRN may elect to convert all of the ETRN Preferred Shares for ETRN common stock, at the then-applicable conversion rate, at any time after April 10, 2021 if (a) the shares of ETRN common stock are listed for, or admitted to, trading on a national securities exchange, (b) the closing price per share of ETRN common stock on the national securities exchange on which the shares of ETRN common stock are listed for, or admitted to, trading exceeds $27.99 for the 20 consecutive trading days immediately preceding notice of the conversion, (c) the average daily trading volume of the shares of ETRN common stock on the national securities exchange on which the shares of ETRN common stock are listed for, or admitted to, trading exceeds 1,000,000 shares (subject to certain adjustments) of ETRN common stock for the 20 consecutive trading days immediately preceding notice of the conversion, (d) ETRN has an effective registration statement on file with the SEC covering resales of the shares of ETRN common stock to be received by such holders upon any such conversion and (e) ETRN has paid all prior accumulated and unpaid dividends in cash in full to the holders.

Change of Control

Upon certain events involving a Change of Control in which more than 90% of the consideration payable to ETRN, or to the holders of the ETRN common stock is payable in cash, the ETRN Preferred Shares will automatically convert into ETRN common stock at a conversion ratio equal to the greater of (i) the quotient of (a) the sum of (x) the ETRN Preferred Shares Issue Price plus (y) any accrued and unpaid dividends on such date, including any partial period dividends, with respect to the ETRN Preferred Shares on such date, divided by (b) the ETRN Preferred Shares Issue Price and (ii) the quotient of (a) the sum of (x) (1) the ETRN Preferred Shares Issue Price multiplied by (2) 110% plus (y) any accrued and unpaid dividends on such date, including any partial period dividends with respect to the ETRN Preferred Shares on such date, divided by (b) the volume weighted average price of the shares of ETRN common stock for the thirty-day period ending immediately prior to the execution of definitive documentation relating to the Change of Control.

In connection with other Change of Control events that do not satisfy the 90% cash consideration threshold described above, in addition to certain other conditions, each holder of ETRN Preferred Shares may elect to (a) convert all, but not less than all, of its ETRN Preferred Shares into ETRN common stock at the then applicable conversion rate, (b) if ETRN is not the surviving entity (or if ETRN is the surviving entity, but ETRN common stock will cease to be listed), require ETRN to use commercially reasonable efforts to cause the surviving entity in any such transaction to issue a substantially equivalent security that has rights, preferences and privileges substantially equivalent to the ETRN Preferred Shares (or if ETRN is unable to cause such substantially equivalent securities to be issued, to exercise the option described in clause (a) or (d) hereof or elect to convert such ETRN Preferred Shares at a conversion ratio reflecting a multiple of invested capital ), (c) if ETRN is the surviving entity, continue to hold the ETRN Preferred Shares or (d) require ETRN to redeem the ETRN Preferred Shares at a price per share equal to 101% of the ETRN Preferred Shares Issue Price, plus accrued and unpaid dividends, including any partial period dividends, on the applicable ETRN Preferred Shares on such date, which redemption price may be payable in cash, ETRN common stock or a combination thereof at the election of ETRN (and, if payable in ETRN common stock, such ETRN common stock will be issued at 95%

of the volume weighted average price of ETRN common stock for the 20-day period ending on the fifth trading day immediately preceding the consummation of the Change of Control). Any holder of ETRN Preferred Shares that requires ETRN to redeem its ETRN Preferred Shares pursuant to clause (d) above will have the right to withdraw such election with respect to all, but not less than all, of its ETRN Preferred Shares at any time prior to the fifth trading day immediately preceding the consummation of the Change of Control and instead elect to be treated in accordance with any of clauses (a), (b) or (c) above.

Optional Redemption

At any time on or after January 1, 2024, ETRN will have the right, subject to applicable law, to redeem the ETRN Preferred Shares, in whole or in part, by paying cash for each ETRN Preferred Share to be redeemed in an amount equal to the greater of (a) the sum of (i)(1) the ETRN Preferred Shares Issue Price multiplied by (2) 110%, plus (ii) any accrued and unpaid dividends, including partial period dividends, with respect to the ETRN Preferred Shares on such date and (b) the amount the holder of such ETRN Preferred Share would receive if such holder had converted such ETRN Preferred Share into shares of ETRN common stock at the then-applicable conversion ratio and ETRN liquidated immediately thereafter.

Registration Rights Agreement

Pursuant to the terms of the Preferred Restructuring Agreement, in connection with the closing of the Preferred Restructuring, ETRN and the Investors will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Investors will be provided with certain registration rights with respect to the ETRN Preferred Shares and the shares of ETRN common stock issuable upon the conversion of the ETRN Preferred Shares.

Pursuant to the terms of the Registration Rights Agreement, ETRN will use commercially reasonable efforts to prepare, file and cause to become effective an initial registration statement (the effectiveness of such initial registration statement will be no later than twenty (20) business days following the execution of the Registration Rights Agreement) to permit the resale of the ETRN Preferred Shares and the shares of ETRN common stock issuable upon the conversion of the ETRN Preferred Shares.

In addition, the Investors will be granted demand rights with respect to both the ETRN Preferred Shares and the underlying shares of ETRN common stock, and piggyback rights with respect to such shares of ETRN common stock, both of which rights are subject to customary delay and priority rights. The Investors will also be granted the right to request that ETRN use its commercially reasonable efforts to obtain and maintain a rating from a nationally recognized rating agency with respect to the ETRN Preferred Shares with certain costs associated therewith to be borne by such requesting holders and that ETRN use its best efforts to cause all ETRN Preferred Shares registered pursuant to the Registration Rights Agreement to be listed on a securities exchange or nationally recognized quotation system.

The rights of the Investors under the Registration Rights Agreement will generally cease on the second anniversary of the date on which all ETRN Preferred Shares have been converted into shares of ETRN common stock unless such rights cease earlier pursuant to the terms of the Registration Rights Agreement.

COMPARISON OF RIGHTS OF ETRN SHAREHOLDERS AND EQM COMMON UNITHOLDERS

ETRN is a corporation and EQM is a limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a corporation. The rights of ETRN shareholders are governed by the ETRN Articles, the Equitrans Midstream Corporation Second Amended and Restated Bylaws (the “ETRN Bylaws”) and the PBCL. The rights of EQM common unitholders are governed by the EQM Partnership Agreement and the Delaware LP Act. If the Merger is completed, the rights of EQM common unitholders as ETRN shareholders will be governed by the ETRN Articles, the ETRN Bylaws and the PBCL. There are many differences between the rights of EQM common unitholders and the rights of ETRN shareholders. Some of these rights, such as distribution/dividend and voting rights, are significant. The following description summarizes certain differences that may affect the rights of ETRN shareholders and EQM common unitholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. EQM common unitholders should read carefully the relevant provisions of the ETRN Articles, the ETRN Bylaws and the PBCL and the EQM Partnership Agreement and Delaware LP Act and the following description is qualified in its entirety thereby. Copies of the governing instruments referred to in this summary may be obtained as described under “Where You Can Find More Information”.

ETRN	EQM
Purpose

ETRN’s stated purpose is to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under the PBCL, including but not limited to: (A) the purchase, transmission, transportation, storage, distribution and supplying of natural gas; and (B) manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, the furnishing of services, and acquiring, owning, using and disposing of real property of every nature whatsoever. ETRN is to have perpetual existence.	EQM’s purpose under the EQM Partnership Agreement is limited to any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, however, that the General Partner will not cause EQM to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause EQM to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. EQM will continue to exist until the cancellation of the Certificate of Limited Partnership as provided in the Delaware LP Act.

Outstanding Stock / Units

As of April 29, 2020, the record date for the ETRN special meeting, ETRN had outstanding 230,133,830 shares of ETRN common stock. There are no shares of preferred stock issued and outstanding. The outstanding shares of ETRN common stock are fully paid and nonassessable. At the effective time of the Merger, ETRN will issue 30,018,446 ETRN Preferred Shares. The ETRN Preferred Shares will be a newly created series of preferred stock, without par value, which will be convertible into shares of ETRN common stock, issued to holders of the Series A Preferred Units. The ETRN Preferred Shares will be fully paid and non-assessable. The rights, preferences and privileges of the ETRN Preferred Shares will be set forth in the

As of April 29, 2020, the record date for the EQM special meeting, EQM had outstanding 200,457,630 EQM common units, 7,000,000 EQM Class B units, 24,605,291 Series A Preferred Units and no subordinated units.

The Series A Preferred Units rank senior to all EQM common units and EQM Class B units with respect to distribution rights and rights upon liquidation. The Series A Preferred Units are entitled to receive cumulative quarterly distributions.

The EQM Class B units represent limited partner interests in EQM (all of which are beneficially owned

ETRN	EQM
Certificate of Designations. See “The Preferred Restructuring Agreement.”	by ETRN). The EQM Class B units are substantially similar in all respects to the EQM common units, except that the EQM Class B units are not entitled to receive distributions of available cash until the applicable EQM Class B unit conversion date (or, if earlier, a change of control).

Issuance of Additional Securities

The ETRN Articles authorize ETRN to issue (a) 50,000,000 shares of preferred stock, without par value; and (b) 1,250,000,000 shares of common stock, without par value. The ETRN Board may in its discretion, without ETRN shareholder approval, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of preference or preferred stock.

Under Pennsylvania law and the ETRN Articles, the ETRN Board is authorized to issue shares of preferred stock from time to time in one or more series without ETRN shareholder approval. Subject to limitations prescribed by Pennsylvania law, the ETRN Articles and the ETRN Bylaws, the ETRN Board is able to determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series.

The EQM Partnership Agreement authorizes EQM to issue an unlimited number of additional limited partner interests and other equity securities in one or more classes, or one or more series of classes, with the designations, preferences, rights, powers and duties on the terms and conditions determined by the General Partner without the approval of EQM’s unitholders.

In accordance with Delaware law and the provisions of the EQM Partnership Agreement, EQM may also issue additional partnership interests that, as determined by the General Partner, have rights to distributions or special voting rights to which the then-existing holders of EQM common units are not entitled. In addition, the EQM Partnership Agreement does not prohibit EQM’s subsidiaries from issuing equity interests, which may effectively rank senior to EQM common units.

It is possible that ETRN will fund acquisitions through the issuance of additional ETRN common stock. ETRN may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. Holders of any additional ETRN common stock that ETRN issues will be entitled to share equally with the then-existing holders of ETRN common stock in ETRN’s dividends. In addition, the issuance of additional ETRN common stock may dilute the value of the interests of the then-existing holders of ETRN common stock.

Dividends / Distributions of Available Cash

ETRN is not required to declare dividends of its available cash to its common shareholders. The ETRN Board may further reduce the amount of the cash dividend that it pays on ETRN common stock or may decide not to declare any dividends in the future. Any payment of future dividends will be at the sole discretion of the ETRN Board and will depend upon many factors, including the financial condition,

General. Within 45 days after the end of each quarter, EQM will distribute all available cash to unitholders of record on the applicable record date.

Definition of Available Cash. Available cash is defined in the EQM Partnership Agreement and generally means, for any quarter, all cash and cash

ETRN	EQM

earnings, capital requirements, the in-service dates of significant EQM growth projects, any debt service obligations and covenants associated with such debt service obligations, industry practice, legal requirements, leverage, regulatory constraints and other factors deemed relevant by the ETRN Board.

Subject to the rights and preferences of the holders of any outstanding shares of preferred stock, each share of ETRN common stock is entitled to receive any dividends, in cash, securities or property, as the ETRN Board may declare. Pennsylvania law prohibits the payment of dividends and the repurchase of capital stock if the distribution would result in ETRN becoming unable to pay its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were dissolved, to satisfy the shareholders whose preferential rights are superior to those receiving the distribution after the dividend or repurchase (unless, in the case of a repurchase, the purchase price is deferred until the payment would not result in ETRN becoming insolvent).

ETRN Preferred Share Dividends. The holders of the ETRN Preferred Shares will be entitled to receive cash dividends on the ETRN Preferred Share Issue Price (as defined in the Certificate of Designations), computed on the basis of a 365-day year, (i) for any quarter ending on or before March 31, 2024, at the rate per annum of 9.75%, compounded quarterly, and (ii) for any quarter ending after March 31, 2024, at the rate per annum equal to the sum of (a) the 3-month LIBOR as of the second London banking day prior to the beginning of the applicable quarter and (b) 8.15%; provided that the rate per annum for any quarter ending after March 31, 2024 shall not be less than 10.50% per annum. ETRN may not pay any dividends on any junior securities, including any ETRN common stock or parity stock prior to paying the quarterly dividends payable to the holders of ETRN Preferred Shares, including any previously accrued and unpaid dividends.

equivalents of EQM and its subsidiaries on hand at the end of that quarter:

•   less the amount of cash reserves established by the General Partner to:

•   provide for the proper conduct of EQM’s and its subsidiaries’ businesses (including reserves for future capital expenditures, anticipated future debt service requirements, for the payment of the Series A quarterly distributions and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceedings) subsequent to that quarter;

•   comply with applicable law, any of EQM’s or its subsidiaries’ debt instruments or their other agreements; or

•   provide funds for distributions to EQM common unitholders for any one or more of the next four quarters;

•   plus, if the General Partner so determines, all or any portion of the cash and cash equivalents of EQM and its subsidiaries on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow the General Partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under the EQM Partnership Agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners of EQM, and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings.

Series A Preferred Unit Distributions. The holders of the Series A Preferred Units are entitled to receive cumulative quarterly distributions at a rate of $1.0364 per Series A Preferred Unit for any quarter ending on or before March 31, 2024, and thereafter the

ETRN	EQM

quarterly distributions on the Series A Preferred Units will be an amount per Series A Preferred Unit for such quarter equal to (i) the Series A Preferred Unit Purchase Price, multiplied by (ii) a percentage equal to the sum of (A) the greater of (x) the 3-month LIBOR as of the second London banking day prior to the beginning of the applicable quarter and (y) 2.59%, and (B) 6.90%, multiplied by (iii) 25%. EQM may not pay any distributions on any junior securities, including any EQM common units, unconverted EQM Class B units following the applicable EQM Class B unit conversion date, or Series A parity securities prior to paying the quarterly distributions payable to the holders of Series A Preferred Units, including any previously accrued and unpaid distributions.

Class B Unit Distributions. The EQM Class B units are not entitled to receive distributions of available cash until the applicable EQM Class B unit conversion date (or, if earlier, a change of control). After the applicable EQM Class B unit conversion date (or, if earlier, a change of control), whether or not such EQM Class B units have been converted into EQM common units, the EQM Class B units will participate pro rata with the EQM common units in distributions of available cash.

ETRN Preferred Shares and EQM Series A Preferred Units

ETRN will issue the ETRN Preferred Shares upon the closing of the Preferred Restructuring. The ETRN Preferred Shares will rank senior to all ETRN common stock with respect to dividend and distribution rights and rights upon liquidation. The ETRN Preferred Shares will vote on an as-converted basis with the ETRN common stock and will have certain other class voting rights with respect to any amendment to the Certificate of Designations or to the ETRN Articles (other than in a de minimis manner) to any of the rights, preferences or privileges of the ETRN Preferred Shares.

Each holder of the ETRN Preferred Shares will be able to elect to convert all or any portion of its ETRN Preferred Shares into ETRN common stock initially on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any dividends that have accrued but have not been paid when due and partial period dividends, at any time (but not more often than once per fiscal quarter) after April 10, 2021 (or earlier upon the liquidation, dissolution or winding up of ETRN), provided that any conversion involves an

In March 2019, EQM completed its offering of Series A Preferred Units. The Series A Preferred Units rank senior to all EQM common units and EQM Class B units with respect to distribution rights and rights upon liquidation. The Series A Preferred Units vote on an as-converted basis with the EQM common units and EQM Class B units and have certain other class voting rights with respect to any amendment to the EQM Partnership Agreement or its certificate of limited partnership that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the Series A Preferred Units.

Each holder of the Series A Preferred Units may elect to convert all or any portion of its Series A Preferred Units into EQM common units initially on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but have not been paid when due and partial period distributions, at any time (but not more often than once per fiscal quarter) after

ETRN	EQM

aggregate number of ETRN Preferred Shares of at least $20.0 million (calculated based on the closing price of the ETRN common stock on the trading day preceding notice of conversion) or such lesser amount if such conversion relates to all of a holder’s remaining ETRN Preferred Shares (or if otherwise approved by the ETRN Board).

So long as the holders of the ETRN Preferred Shares have not elected to convert all of their ETRN Preferred Shares into ETRN common stock, ETRN will be able to elect to convert all of the ETRN Preferred Shares into ETRN common stock, at the then-applicable conversion rate, at any time after April 10, 2021 if (i) the ETRN common stock is listed for, or admitted to, trading on a national securities exchange, (ii) the closing price per share of ETRN common stock on the national securities exchange on which the shares of ETRN common stock are listed for, or admitted to, trading exceeds $27.99 per such share of ETRN common stock for the 20 consecutive trading days immediately preceding notice of the conversion, (iii) the average daily trading volume of the shares of ETRN common stock on the national securities exchange on which the shares of ETRN common stock are listed for, or admitted to, trading exceeds 1,000,000 shares of ETRN common stock (subject to certain adjustments) for the 20 consecutive trading days immediately preceding notice of the conversion, (iv) ETRN has an effective registration statement on file with the SEC covering resales of the underlying shares of ETRN common stock to be received by such holders upon any such conversion and (v) ETRN has paid all prior accumulated and unpaid quarterly dividends in cash in full to the holders. In addition, upon certain events involving a change in control, the holders of ETRN Preferred Shares may elect, among other potential elections, to convert their ETRN Preferred Shares into shares of ETRN common stock at a certain conversion rate.

April 10, 2021 (or earlier upon the liquidation, dissolution or winding up of EQM), provided that any conversion is for at least $30.0 million (calculated based on the closing price of the EQM common units on the trading day preceding notice of conversion) or such lesser amount if such conversion relates to all of a holder’s remaining Series A Preferred Units.

EQM may elect to convert all or any portion of the Series A Preferred Units into EQM common units at any time (but not more often than once per quarter) after April 10, 2021 if (i) the common units are listed for, or admitted to, trading on a national securities exchange, (ii) the closing price per common unit on the national securities exchange on which the common units are listed for, or admitted to, trading exceeds $68.28 per such unit for the 20 consecutive trading days immediately preceding notice of the conversion, (iii) the average daily trading volume of the common units on the national securities exchange on which the common units are listed for, or admitted to, trading exceeds 500,000 common units for the 20 consecutive trading days immediately preceding notice of the conversion, (iv) EQM has an effective registration statement on file with the SEC covering resales of the common units to be received by such holders upon any such conversion and (v) EQM has paid all accrued quarterly distributions in cash to the holders. In addition, upon certain events involving a change in control, the holders of Series A Preferred Units may elect, among other potential elections, to convert their preferred units into EQM common units at a certain conversion rate.

Distributions of Cash Upon Liquidation

If ETRN were to dissolve, it would sell its assets or otherwise dispose of its assets in a process called liquidation. In the event of the liquidation, dissolution or winding up, either voluntarily or involuntarily, of ETRN, subject to the rights and preferences of the holders of any outstanding shares of preferred stock, holders of ETRN common stock will be entitled to share pro rata in all of ETRN’s remaining assets available for distribution.	If EQM were to dissolve, it would sell its assets or otherwise dispose of its assets in a process called liquidation. It would first apply the proceeds of liquidation to the payment of its creditors in the order of priority provided in the EQM Partnership Agreement and by law and to satisfy liquidation preferences of the Series A Preferred Units, and thereafter, distribute any remaining proceeds to the unitholders and the General Partner, in accordance

ETRN	EQM
with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of EQM’s assets in liquidation.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

Under Section 321(c) of the PBCL, a plan of merger or consolidation may be adopted if, among other conditions, it receives the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Under Section 321(d) of the PBCL, no shareholder vote is required for a merger where the articles of incorporation of the surviving corporation are identical to those of the corporation being merged, or for a merger of an 80%-owned subsidiary into the parent.

Under PBCL Section 1571, appraisal rights are available only in connection with specific transactions. However, appraisal rights are not available in the merger for shareholders if the shares are (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held beneficially or of record by more than 2,000 persons.

Under PBCL Sections 317 and 1517(c), the bylaws or a resolution of the board of directors may direct that all or part of the shareholders shall have dissenters’ rights in connection with any corporation action or transaction that would not otherwise entitle such shareholders to dissenters’ rights. The ETRN Bylaws do not provide for any additional dissenters’ rights and ETRN has not adopted a resolution providing for additional dissenters’ rights.

A merger, consolidation or conversion of EQM requires the prior consent of the General Partner. However, the General Partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so in its sole discretion and free of any duty or obligation whatsoever to EQM or its limited partners, including any duty to act in the best interest of EQM or its limited partners or otherwise in good faith, to the fullest extent permitted by applicable law.

In addition, the EQM Partnership Agreement generally prohibits the General Partner without the prior approval of the holders of a majority of EQM common units, EQM Class B units and Series A Preferred Units (with such Series A Preferred Units treated as EQM common units on an as-converted basis), voting as a single class, which we refer to as a unit majority, from causing EQM to, among other things, sell, exchange or otherwise dispose of all or substantially all of EQM’s or its subsidiaries’ assets (taken as a whole) in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. The General Partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of EQM’s or its subsidiaries’ assets without that approval. The General Partner may also sell any or all of EQM’s or its subsidiaries’ assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, the General Partner may consummate any merger with another limited liability entity without the prior approval of EQM common unitholders if EQM is the surviving entity in the transaction, the General Partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the EQM Partnership Agreement requiring unitholder approval, each of EQM’s units will be an identical unit of EQM following the transaction, and the partnership interests to be issued by EQM in such merger do not exceed 20% of its outstanding partnership interests immediately prior to the transaction.

ETRN	EQM

If the conditions specified in the EQM Partnership Agreement are satisfied, the General Partner may convert EQM or any of its subsidiaries into a new limited liability entity or merge EQM or any of its subsidiaries into, or convey all of EQM’s assets to, a newly formed entity that has no assets, liabilities or operations at such time, if the sole purpose of that conversion, merger or conveyance is to effect a change in EQM’s legal form into another limited liability entity, the General Partner has received an opinion of counsel regarding limited liability and tax matters, and the General Partner determines that the governing instruments of the new entity provide the EQM limited partners and the General Partner with substantially the same rights and obligations as contained in the EQM Partnership Agreement.

EQM common unitholders are not entitled to dissenters’ rights of appraisal under the EQM Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of EQM’s assets or any other similar transaction or event.

Nomination and Election of Directors / General Partner

Under the ETRN Articles and ETRN Bylaws and applicable provisions of the PBCL, at each annual meeting of the ETRN shareholders (each, an “ETRN annual shareholders meeting”), directors are elected to serve for a term expiring at the next ETRN annual shareholders meeting, or until such directors’ successors are elected and qualified.

A nominee for director must be elected to the ETRN Board at a meeting of shareholders if the votes by the shareholders entitled to vote in the election cast for such nominee exceed the votes cast against such nominee’s election (excluding abstentions), provided, that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected will be elected. ETRN shareholders do not have cumulative voting rights in elections of directors.

For a discussion of nominations of persons for election as directors to be properly brought before an ETRN annual shareholders meeting see “—Advance Notice Requirements for Nominations and Other Proposals.”

Unitholders are not entitled to elect the directors of the General Partner.

ETRN	EQM

The ETRN Bylaws provide that a shareholder, or group of twenty or fewer shareholders, in each case owning continuously for at least three years as of both the date the notice is received by ETRN and the record date for the annual meeting, shares of ETRN representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in the ETRN proxy statement director nominees constituting the greater of (i) two and (ii) 20% of the ETRN Board, provided that such nominations are submitted in writing and received by the ETRN corporate secretary no earlier than the close of business on the 150th day prior to the first anniversary of the date that ETRN mailed its proxy statement for the prior annual meeting and no later than the close of business on the 120th day prior the first anniversary of the date that ETRN mailed its proxy statement for the prior annual meeting. Shareholders will not be able to take advantage of this provision of the ETRN Bylaws until the ETRN annual meeting of shareholders in 2022, which is three years after the date of ETRN’s separation from ETRN’s former parent company.

Meetings; Voting

Pursuant to Pennsylvania law and the ETRN Articles, each share of ETRN common stock is entitled to one vote on all matters requiring a vote of shareholders. All matters shall be decided by the affirmative vote of a majority of the shares cast (excluding abstentions), unless otherwise expressly provided by law; provided, that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected.

Under PBCL Section 2524, ETRN shareholders cannot act by partial written consent except if permitted under the ETRN Articles. The ETRN Articles do not permit shareholder action by partial written consent. Special meetings of shareholders may be called by the Board of Directors or by the Chief Executive Officer. ETRN shareholders may vote either in person or by proxy at meetings. The presence, in person or by proxy, of the holders of a majority of the voting power of all ETRN shareholders will constitute a quorum except as otherwise provided by law or by the ETRN Articles.

Under Pennsylvania law and the ETRN Bylaws, written notice of each shareholders’ meeting must be given at least five days prior to the meeting. Pennsylvania law requires notice of a meeting to vote on certain

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of EQM’s unitholders and to act upon matters for which approvals may be solicited.

Any action that is required or permitted to be taken by EQM’s unitholders may be taken either at a meeting of the unitholders or, if authorized by the General Partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all unitholders were present and voted. Meetings of EQM’s unitholders may be called by the General Partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. The General Partner may postpone any

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fundamental changes to be given at least ten days before the date of such meeting.

Holders of any ETRN preferred stock will have no voting rights for the election of directors and have no other voting rights except as the ETRN Board may determine pursuant to its authority under the ETRN Articles with respect to any particular series of preferred stock that may be issued and except as provided by law. For voting rights established for the ETRN Preferred Shares, see “The Preferred Restructuring Agreement”.

meeting of EQM’s unitholders one or more times for any reason by giving notice to the unitholders entitled to vote at such meeting. The General Partner may also adjourn any meeting of the unitholders one or more times for any reason, including the absence of a quorum, without a vote of the unitholders.

Each record holder of a unit has a vote according to his percentage interest in EQM, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Securities.” However, if at any time any person or group other than the General Partner and its affiliates and other than (i) a direct transferee of the General Partner and its affiliates, (ii) a transferee of such direct transferee who is notified by the General Partner that it will not lose its voting rights, (iii) any person or group with the prior approval of the EQM Board, (iv) the Series A preferred unitholders with respect to their ownership of Series A Preferred Units or (v) any Series A preferred unitholder in connection with any vote, consent or approval of such unitholders as a separate class, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of EQM’s unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. EQM common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders under the EQM Partnership Agreement will be delivered to the record holder by EQM or by the transfer agent.

Advance Notice Requirements for Nominations and Other Proposals

The ETRN Bylaws allow ETRN shareholders to propose business to be brought before an ETRN annual shareholders meeting by giving prior written notice in proper form to ETRN’s Corporate Secretary.

A nomination of a candidate for director or any other business to be proposed at an ETRN annual shareholders

Not applicable.

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meeting must be timely submitted, which generally means notice must be delivered to ETRN’s Corporate Secretary at the principal executive offices of ETRN not earlier than the close of business on the one hundred and twentieth day, and not later than the close of business on the ninetieth day, prior to the first anniversary of the preceding year’s ETRN annual shareholders meeting, subject to the provisions in the ETRN Bylaws. In the case of a shareholder nomination, the notice submitted to ETRN’s Corporate Secretary must set forth information about the nominee and be accompanied by an original irrevocable conditional resignation in the event that such director, in an uncontested election, receives more votes “against” than “for” the director’s election.

Removal of Directors; Withdrawal or Removal of the General Partner

The ETRN Articles provide that any director or the entire ETRN Board may be removed from office by shareholder vote at any time, without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes that all shareholders would be entitled to cast at an annual election of directors vote in favor of such removal.	Except as described below, the General Partner has agreed not to withdraw voluntarily as the General Partner prior to June 30, 2022 without obtaining the approval of the holders of at least a majority of the outstanding EQM common units, excluding EQM common units held by the General Partner and its affiliates, and Series A Preferred Units (on an as-converted basis), voting as a single class, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2022, the General Partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice to EQM’s unitholders, and that withdrawal will not constitute a violation of the EQM Partnership Agreement. Notwithstanding the foregoing, the General Partner may withdraw without unitholder approval upon 90 days’ notice to EQM’s unitholders if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than the General Partner and its affiliates. In addition, the EQM Partnership Agreement permits the General Partner in some instances to sell or otherwise transfer all of its general partner interest in EQM without the approval of EQM’s unitholders. Please read “—Transfer of General Partner Interests.”

Vacancies on the ETRN Board must be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the ETRN shareholders may be filled by the ETRN shareholders at the same meeting at which such removal	Upon voluntary withdrawal of the General Partner by giving written notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be

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occurs. A person elected to fill a vacancy in the ETRN Board will hold office for a term expiring at the next ETRN annual shareholders meeting held immediately following such person being elected to fill the vacancy. No decrease in the number of directors constituting the ETRN Board will shorten the term of any incumbent director.

obtained, EQM will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue EQM’s business by appointing a successor general partner. Please read “—Dissolution.”

The General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2⁄3% of EQM’s outstanding units, voting together as a single class, and EQM receives an opinion of counsel regarding limited liability and tax matters. Any removal of the General Partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding EQM common units. The ownership of more than 33 1⁄3% of EQM’s outstanding units by the General Partner and its affiliates gives them the practical ability to prevent the General Partner’s removal.

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates the EQM Partnership Agreement, a successor general partner will have the option to purchase the general partner interests of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the unitholders, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest and its or its affiliates’ general partner interest will automatically convert into common units

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pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, EQM will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for EQM’s benefit.

Transfer of General Partner Interests

Not applicable.

Except for the transfer by the General Partner of all, but not less than all, of its general partner interest to:

•   an affiliate of the General Partner (other than an individual); or

•   another entity as part of the merger or consolidation of the General Partner with or into such entity or the transfer by the General Partner of all or substantially all of its assets to such entity;

the General Partner may not transfer all or any of its general partner interest to another person prior to June 30, 2022 without the approval of the holders of at least a majority of the outstanding EQM common units, excluding EQM common units held by the General Partner and its affiliates, and Series A Preferred Units (on an as-converted basis), voting as a single class. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the General Partner, agree to be bound by the provisions of the EQM Partnership Agreement, and furnish an opinion of counsel regarding limited liability and tax matters, and to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other subsidiary of EQM.

On or after June 30, 2022, the General Partner may at any time transfer all or any of its general partner interest to one or more persons, without unitholder approval.

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Limited Preemptive Right

Under Pennsylvania law, shareholders of a corporation do not have preemptive rights to subscribe for or purchase any additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the articles of incorporation.

The holders of the ETRN common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to the ETRN common stock. ETRN may issue shares of any class of stock, option rights, or securities having conversion or option rights, without first offering them to the holders of ETRN common stock or any ETRN preferred stock (other than holders of the ETRN Preferred Shares in certain circumstances).

Except as provided in the following sentences or as otherwise provided in a separate agreement by EQM, no person will have any preemptive, preferential or other similar right with respect to the issuance of any limited partner interest, whether unissued, held in the treasury or hereafter created. The General Partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase partnership interests from EQM whenever, and on the same terms that, EQM issues limited partner interests to persons other than the General Partner and its affiliates, to the extent necessary to maintain the percentage interests of the General Partner and its affiliates equal to that which existed immediately prior to the issuance of such limited partner interests.

Limited Call Right

Not applicable.

If at any time the General Partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests (excluding the Series A Preferred Units), the General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to EQM, to acquire all, but not less than all, of the EQM limited partner interests (excluding the Series A Preferred Units) of such class held by unaffiliated persons as of a record date to be selected by the General Partner, on at least 10, but not more than 60 days’ notice.

The purchase price in the event of this purchase is the greater of:

•   the highest price paid by either of the General Partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which the General Partner first mails notice of its election to purchase those limited partner interests; and

•   the average of the daily closing prices of limited partner interests of the class purchased over the 20 trading days preceding the date that is three business days before the date the notice is mailed.

As a result of the General Partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner

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interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future.

Amendment of Governing Documents

Under the PBCL, an amendment to the articles of incorporation can be proposed by the adoption of a resolution setting forth the proposed amendment by the ETRN Board. An amendment must be submitted to a vote and will be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote, except for amendments on matters specified in Section 1914(c) of the PBCL that do not require shareholder approval and for those matters specified to require a higher vote under the ETRN Articles.

Articles. Under the ETRN Articles, subject to the voting rights given to any particular series of ETRN preferred stock by the ETRN Board, and except as may be specifically provided to the contrary in any other provision in the ETRN Articles with respect to amendment or repeal of such provision, the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of ETRN entitled to vote in an annual election of directors, voting together as a single class, will be required to amend the ETRN Articles or repeal any provision thereof, unless such action has been previously approved by a two-thirds vote of the whole ETRN Board, in which event (unless otherwise expressly provided in the ETRN Articles) such shareholder approval as may be specified by law will be required.

Bylaws. The ETRN Board may make, amend and repeal the ETRN Bylaws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the ETRN shareholders to change such action as provided in the Articles. No Bylaw may be made, amended or repealed by the ETRN shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of ETRN entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously

General. Amendments to the EQM Partnership Agreement may be proposed only by the General Partner. However, the General Partner will have no duty or obligation to propose any amendment and may decline to do so, to the fullest extent permitted by applicable law, free of any duty or obligation whatsoever to EQM or the EQM limited partners, including any duty to act in the best interest of EQM or the EQM limited partners or otherwise in good faith. In order to adopt a proposed amendment, other than the amendments discussed below, the General Partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of EQM’s unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments. No amendment may be made that would:

•   enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•   enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by EQM to the General Partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

The provisions of the EQM Partnership Agreement preventing the amendments having the effects described in either of the clauses above can be amended upon the approval of the holders of at least 90% of EQM’s outstanding units voting together as a single class (including units owned by the General Partner and its affiliates).

No Unitholder Approval. The General Partner may generally make amendments to the EQM Partnership

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approved by a two-thirds vote of the whole ETRN Board, in which event (unless otherwise expressly provided in the ETRN Articles or the ETRN Bylaws) the vote specified by applicable law for valid shareholder action will be required. Pennsylvania law does not allow shareholders of a registered corporation to adopt a bylaw that varies the authority, powers, and functions of the ETRN Board or that establishes a committee of the ETRN Board.

Unless otherwise provided by the ETRN Bylaws, by the ETRN Articles or by law, any bylaw may be amended, altered or repealed, and new bylaws may be adopted, by vote of a majority of the directors present at any regular or special meeting duly convened, but only if notice of the specific sections to be amended, altered, repealed or added is included in the notice of meeting. No provision of the ETRN Bylaws will vest any property or contract right in any ETRN shareholder.

Agreement without the approval of any limited partner to reflect:

•   a change in EQM’s name, the location of its principal office, its registered agent or its registered office;

•   the admission, substitution, withdrawal or removal of partners in accordance with the EQM Partnership Agreement;

•   a change that the General Partner determines to be necessary or appropriate to qualify or continue to qualify EQM as a limited partnership or a partnership in which the EQM limited partners have limited liability under the laws of any state or to ensure that neither EQM nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

•   an amendment that is necessary, in the opinion of EQM’s counsel, to prevent EQM or its general partner or its directors, officers, agents or trustees from, in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•   an amendment that the General Partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

•   an amendment expressly permitted in the EQM Partnership Agreement to be made by the General Partner acting alone;

•   an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the EQM Partnership Agreement;

•   an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by EQM of, or EQM’s investment in, any corporation, partnership, joint venture, limited liability

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company or other entity, in connection with EQM’s conduct of activities permitted by the EQM Partnership Agreement;

•   an amendment to the provisions providing that any transferee of a limited partner interest (including any nominee holder or an agent or representative acquiring such limited partner interest for the account of another person) will be deemed to certify that the transferee is an Eligible Taxable Holder (as defined in the EQM Partnership Agreement);

•   a change in EQM’s fiscal year or taxable year and any other changes that the General Partner determines to be necessary or appropriate as a result of such change;

•   conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•   any other amendments substantially similar to any of the matters described in the clauses above.

In addition, the General Partner may make any amendment to the EQM Partnership Agreement without the approval of any limited partner if the General Partner determines that the amendment:

•   does not adversely affect in any material respect the EQM limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

•   is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state agency or judicial authority or contained in any U.S. federal or state statute;

•   is necessary or appropriate to facilitate the trading of common units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which EQM common units are or will be listed or admitted to trading;

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•   is necessary or appropriate for any action taken by the General Partner relating to distributions in kind, splits or combinations of units under the provisions of the EQM Partnership Agreement; or

•   is required to effect the intent expressed in the IPO Registration Statement (as defined in the EQM Partnership Agreement) or the intent of the provisions of the EQM Partnership Agreement or is otherwise contemplated by the EQM Partnership Agreement.

Opinion of Counsel and Unitholder Approval. In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected.

Any amendment that would reduce the percentage of units required to take any action, other than to remove the General Partner or call a meeting of EQM’s unitholders, must be approved by the affirmative vote of unitholders whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove the General Partner must be approved by the affirmative vote of unitholders whose aggregate outstanding units constitute not less than 90% of EQM’s outstanding units. Any amendment that would increase the percentage of units required to call a meeting of EQM’s unitholders must be approved by the affirmative vote of unitholders whose aggregate outstanding units constitute at least a majority of EQM’s outstanding units.

For amendments of the type not requiring unitholder approval, the General Partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the EQM limited partners nor result in EQM being treated as a taxable entity for U.S. federal income tax purposes.

No other amendments to the EQM Partnership Agreement will become effective without the approval of holders of at least 90% of EQM’s outstanding units voting as a single class unless EQM

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first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of EQM limited partners.

Indemnification

Under the ETRN Bylaws, in most circumstances, ETRN will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•   ETRN’s directors and officers;

•   employees of ETRN who are not directors or officers in connection with an action arising out of their service to ETRN if, as determined by ETRN in its sole discretion, such employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of ETRN and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

•   agents of ETRN who are not directors, officers or employees of ETRN with such scope and effect as determined by ETRN.

Any indemnification under these provisions will only be out of ETRN’s assets. ETRN’s directors and officers will not be personally liable for, or have any obligation to contribute or lend funds or assets to ETRN to enable it to effectuate, indemnification. ETRN may purchase, and has purchased insurance against liabilities asserted against and expenses incurred by persons for ETRN’s activities, regardless of whether ETRN would have the power to indemnify the person against such liabilities by law or under the Articles.

Under the EQM Partnership Agreement, in most circumstances, EQM will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•   the Former General Partner (as defined in the EQM Partnership Agreement) and the General Partner;

•   any departing general partner;

•   any person who is or was an affiliate of the General Partner, the Former General Partner or any departing general partner;

•   any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of EQM, its subsidiaries, its general partner, any departing general partner, the Former General Partner or any of their affiliates;

•   any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to EQM or any of its subsidiaries at the request of the General Partner, the Former General Partner or any departing general partner or any of their affiliates; and

•   any other person designated by the General Partner.

Any indemnification under these provisions will only be out of EQM’s assets. Unless it otherwise agrees, the General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to EQM to enable it to effectuate, indemnification. The General Partner may purchase, and has purchased insurance against liabilities asserted against and expenses incurred by persons for EQM’s activities, regardless of whether EQM would have the power to indemnify the person against such liabilities under the EQM Partnership Agreement.

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Conflicts of Interest

Under Pennsylvania law, a director’s fiduciary duties require the director to avoid conflicts of interest. Under the PBCL, a transaction in which a director is interested will not be void or voidable due to the conflict or solely because the interested director participates in the board meeting or the vote authorizing the transaction if:

•   the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

•   the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

•   the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

Unless otherwise expressly provided in the EQM Partnership Agreement or any of its subsidiaries’ governing documents, whenever a potential conflict of interest exists or arises between the General Partner or any of its affiliates, on the one hand, and EQM, any of its subsidiaries or any EQM partner, on the other, any resolution or course of action by the General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all of EQM’s partners, and will not constitute a breach of the EQM Partnership Agreement, of any subsidiary governing document, of any agreement contemplated therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is:

•   approved by a majority of the members of the EQM Conflicts Committee acting in good faith;

•   approved by the vote of a majority of the outstanding EQM common units (excluding EQM common units owned by the General Partner and its affiliates) and outstanding Series A Preferred Units (with such Series A Preferred Units treated on an as-converted basis), voting as a single class;

•   determined by the EQM Board to be on terms no less favorable to EQM than those generally being provided to or available from unrelated third parties; or

•   determined by the EQM Board to be fair and reasonable to EQM, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to EQM).

The General Partner will be authorized but not required in connection with its resolution of such conflict of interest to seek approval by a majority of the members of the EQM Conflicts Committee acting in good faith or unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received EQM Conflicts Committee or unitholder approval.

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Change of Management Provisions

See “Description of ETRN Capital Stock—Anti-Takeover Effect of ETRN’s Governing Documents and Pennsylvania Business Corporation Law.”	The EQM Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the General Partner or otherwise change EQM’s management. If any person or group other than the General Partner and its affiliates acquires beneficial ownership of 20% or more of any class of EQM’s units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to (i) a direct transferee of the General Partner and its affiliates, (ii) a transferee of such direct transferee who is notified by the General Partner that it will not lose its voting rights, (iii) any person or group with the prior approval of the EQM Board, (iv) the Series A preferred unitholders with respect to their ownership of Series A Preferred Units or (v) any Series A preferred unitholder in connection with any vote, consent or approval of such unitholders as a separate class. Please read “—Meetings; Voting.”

Dissolution

ETRN will continue as a corporation until dissolved, wound up and terminated under the ETRN Articles, the ETRN Bylaws and the PBCL.

EQM will continue as a limited partnership until dissolved, wound up and terminated under the EQM Partnership Agreement and the Delaware LP Act. EQM will dissolve upon:

•   the election of the General Partner to dissolve EQM, if approved by the holders of units representing a unit majority;

•   there being no limited partners, unless EQM is continued without dissolution in accordance with applicable Delaware law;

•   the entry of a decree of judicial dissolution of EQM; or

•   the withdrawal or removal of the General Partner or any other event that results in its ceasing to be the General Partner, other than by reason of a transfer of its general partner interest in accordance with the EQM Partnership Agreement or withdrawal or removal followed by approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue EQM’s business on the same terms and conditions described in the EQM Partnership Agreement by appointing as a

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successor general partner an entity approved by the holders of units representing a unit majority, subject to EQM’s receipt of an opinion of counsel to the effect that:

•   the action would not result in the loss of limited liability of any limited partner; and

•   neither EQM nor any of its subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon ETRN’s dissolution, unless ETRN’s business is continued, the liquidator authorized to wind up ETRN’s affairs will act with all of the powers of the ETRN Board that are necessary or appropriate to liquidate ETRN’s assets and apply the proceeds of the liquidation as described in “—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of ETRN’s assets for a reasonable period of time if it determines that a sale would be impractical or would cause undue loss to the ETRN shareholders.	Upon EQM’s dissolution, unless EQM’s business is continued, the liquidator authorized to wind up EQM’s affairs will act with all of the powers of the General Partner that are necessary or appropriate to liquidate EQM’s assets and apply the proceeds of the liquidation as described in “—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of EQM’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to EQM’s partners.

Redemption of Ineligible Holders

Not applicable.

In order to avoid any material adverse effect on the maximum applicable rates that can be charged to customers by EQM or its subsidiaries on assets that are subject to regulation by the FERC or an analogous regulatory body, the General Partner may at any time require any or all limited partners or transferees of limited partners to certify that such limited partner is an “eligible taxable holder,” meaning an entity:

•   whose, or whose owners’, U.S. federal income tax status (or lack of proof thereof) does not have or is not reasonably likely to have, as determined by the General Partner, a material adverse effect on the rates that can be charged to customers by EQM or its subsidiaries with respect to assets that are subject to regulation by the FERC; or

•   as to whom the General Partner cannot make the determination above, if the General Partner determines that it is in EQM’s best interest to

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permit such individual or entity to own interests in EQM.

Furthermore, the General Partner may at any time request limited partners or transferees of limited partners to certify as to, or provide other information with respect to, their nationality, citizenship or other related status in order to avoid a substantial risk of cancellation or forfeiture of any property in which EQM or its subsidiaries have an interest as the result of any U.S. federal, state or local law or regulation.

If a limited partner fails to furnish the certification or other requested information within 30 days, falsely certificates as to its status or, if the General Partner determines upon review of such certification or other information, that a limited partner does not meet the status set forth in the certification, EQM will have the right to redeem all of the EQM limited partner interests held by such EQM limited partner at a redemption price equal to the average of the daily closing prices per unit for the 20 consecutive trading days preceding the date set for redemption.

The purchase price will be paid in cash or by delivery of a promissory note, as determined by the General Partner. Any such promissory note will bear interest at the rate of 5.0% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date. Further, the units will not be entitled to any allocations of income or loss, distributions or voting rights while held by such unitholder.

Transfer of Common Units

Not applicable.

Upon acceptance of the transfer of common units in accordance with the EQM Partnership Agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer is reflected in EQM’s register and such limited partner becomes the record holder of the common units so transferred. Each transferee, whether or not such transferee executes the EQM Partnership Agreement:

•   will become bound and will be deemed to have agreed to be bound by the terms and conditions of the EQM Partnership Agreement;

•   represents that the transferee has the capacity, power and authority to enter into the EQM Partnership Agreement;

ETRN	EQM

•   makes the consents, acknowledgements and waivers contained in the EQM Partnership Agreement; and

•   makes certain certifications with respect to U.S. federal income tax status.

EQM is entitled to treat the nominee holder of a common unit as the absolute owner in the event such nominee is the record holder of such common unit. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. Until a common unit has been transferred on EQM’s register, EQM and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Taxation

ETRN is subject to U.S. federal income taxes on its taxable income.	EQM is a pass-through entity for U.S. federal income tax purposes, which means it generally is not subject to entity-level U.S. federal income taxes.

Fiduciary Duties of Directors and the General Partner

Under Pennsylvania law, a corporation’s directors must act in good faith in a manner which they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would exercise under the circumstances.

In considering the best interests of the corporation, directors may consider, to the extent they deem appropriate, the effects of any action on all groups affected, including without limitation, shareholders, employees, customers, creditors and communities in which offices or other establishments of the corporation are located, the short-term and long- term interests of the corporation, the resources, interest and conduct of any person seeking to acquire control of the corporation and all other pertinent factors. In considering the best interests of the corporation or the effects of any action, directors are not required to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or

The EQM Partnership Agreement contains provisions that waive or consent to conduct by the General Partner and its affiliates and which reduce the obligations to which the General Partner would otherwise be held by state-law fiduciary duty standards. Below are the material restrictions contained in the EQM Partnership Agreement on the fiduciary duties owed by the General Partner to the EQM limited partners.

•   permits the General Partner to make a number of decisions in its “sole discretion,” which entitles the General Partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, EQM, its affiliates or any limited partner;

•   generally provides that affiliated transactions and resolutions of conflicts of interest not involving a required vote of unitholders must be “fair and reasonable” to EQM and that, in

ETRN	EQM

factor. Under Pennsylvania law, the fiduciary duty of directors does not require them to take action (including under any of the anti-takeover laws) solely because of the effect that such action might have on a potential or proposed acquisition of control of the corporation, or on the consideration that might be offered or paid to shareholders in such an acquisition.

Under Pennsylvania law, absent a breach of fiduciary duty, lack of good faith or self-dealing, any act of the board of directors, committee thereof or any individual director will be presumed to be in the best interests of the corporation.

determining whether a transaction or resolution is “fair and reasonable,” the General Partner may consider, among other things, the relative interests of all parties involved, including its own; and

•   provides that the General Partner and its officers and directors will not be liable for monetary damages to EQM, its limited partners or assignees for losses sustained or liabilities incurred as a result of any act or omission if the General Partner and those other persons acted in good faith.

Exclusive Forum

The ETRN Bylaws provide that, unless ETRN otherwise determines, the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania, Allegheny County, is the sole and exclusive forum for any derivative action or proceeding brought on behalf of ETRN, any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of ETRN to ETRN or the ETRN shareholders, any action asserting a claim against ETRN or any director, officer or other employee of ETRN arising pursuant to any provision of the PBCL, the ETRN Articles or the ETRN Bylaws or any action asserting a claim against ETRN or any director, officer or other employee of ETRN governed by the internal affairs doctrine. The choice of forum provision set forth in the ETRN Bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.	The EQM Partnership Agreement provides that each of the partners and each person or group holding any beneficial interest in EQM irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding (a) arising out of or relating in any way to the EQM Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the EQM Partnership Agreement or the duties, obligations or liabilities among partners or of partners to EQM, or the rights or powers of, or restrictions on, the partners or EQM), (b) brought in a derivative manner on behalf of EQM, (c) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of EQM or the General Partner, (d) asserting a claim arising pursuant to any provision of the Delaware LP Act or (e) asserting a claim governed by the internal affairs doctrine will be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.

DESCRIPTION OF ETRN CAPITAL STOCK

The following is a description of the terms of the ETRN common stock based on the ETRN Articles, the ETRN Bylaws and relevant provisions of the laws of the Commonwealth of Pennsylvania. This summary is not complete, and is qualified in its entirety by reference to the ETRN Articles, the ETRN Bylaws and the laws of the Commonwealth of Pennsylvania.

Authorized Capital Stock

ETRN is authorized to issue 1,250,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock, no par value. There are no shares of preferred stock issued and outstanding. At the effective time of the Merger, ETRN will issue ETRN Preferred Shares to holders of the Series A Preferred Units. The ETRN Preferred Shares will be a newly created series of preferred stock, without par value, which will be convertible into shares of ETRN common stock. The rights, preferences and privileges of the ETRN Preferred Shares will be set forth in the Certificate of Designations. See “The Preferred Restructuring Agreement.”

Common Stock

Voting Rights

Each share of the ETRN common stock is entitled to one vote on all matters requiring a vote of shareholders. Shareholders do not have cumulative voting rights in elections of directors. A director nominee will be elected to the ETRN Board at a meeting of shareholders if the votes cast “for” such nominee exceed the votes cast “against” such nominee (excluding abstentions), unless the number of nominees exceeds the number of directors to be elected, in which case the nominees receiving the highest number of votes up to the number of directors to be elected will be elected.

Dividend Rights

Subject to the rights and preferences of the holders of any outstanding shares of preferred stock, each share of the ETRN common stock is entitled to receive any dividends, in cash, securities or property, as the ETRN Board may declare. Pennsylvania law prohibits the payment of dividends and the repurchase of capital stock if ETRN is insolvent or if ETRN would become insolvent after the dividend or repurchase (unless, in the case of a repurchase, the purchase price is deferred such that ETRN will not become insolvent when it is paid).

Liquidation and Other Rights

In the event of the liquidation, dissolution or winding up, either voluntarily or involuntarily, of ETRN, subject to the rights and preferences of the holders of any outstanding shares of preferred stock, holders of ETRN common stock will be entitled to share pro rata in all of ETRN’s remaining assets available for distribution.

Miscellaneous

The holders of ETRN common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to the ETRN common stock. Holders of fully paid shares of ETRN common stock are not subject to any liability for further calls or assessments.

Ability to Issue Preferred Stock

Under Pennsylvania law and the ETRN Articles, the ETRN Board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by Pennsylvania law, the ETRN Articles and the ETRN Bylaws, the ETRN Board is able to determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series. Holders of the ETRN preferred stock will have no voting rights for the election of directors and have no other voting rights except as the ETRN Board may determine pursuant to its authority under the ETRN Articles with respect to any particular series of the ETRN preferred stock and except as provided by law.

The particular terms of any series of preferred stock will be set by the ETRN Board for that series of preferred stock. Those terms may include:

•	the distinctive serial designation of such series;

•	the annual dividend rate for such series, if any, and the date or dates from which dividends shall commence to accrue;

•	the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

•	the provisions for a sinking, purchase or similar fund, if any, for the redemption or purchase of shares of such series;

•	the preferential amount or amounts payable upon shares of such series in the event of ETRN’s voluntary or involuntary liquidation;

•	the voting rights, if any, of shares of such series;

•	the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of ETRN’s securities into which such shares may be converted;

•	the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued; and

•	any other specific terms, preferences, rights, privileges, limitations or restrictions of such series.

The rights of the holders of ETRN common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock so issued.

Anti-Takeover Effect of ETRN’s Governing Documents and Pennsylvania Business Corporation Law

The ETRN Articles and the ETRN Bylaws contain a number of provisions relating to corporate governance and to the rights of the ETRN shareholders. Certain of these provisions may have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of ETRN. In addition, certain provisions of Pennsylvania law may have a similar effect.

Required Vote for Amendment of the ETRN Articles and the ETRN Bylaws

Subject to the voting rights given to any particular series of preferred stock by the ETRN Board, if any, pursuant to the ETRN Articles, and except as may be specifically provided to the contrary in any other provision in the ETRN Articles with respect to amendment or repeal of such provision, the ETRN Articles cannot be amended and no provision may be repealed by the ETRN shareholders without the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of the ETRN capital stock entitled to vote in an annual election of directors of ETRN, voting together as a single class, unless such action has been previously approved by two-thirds of the whole ETRN Board, in which event (unless otherwise expressly provided in the ETRN Articles) the ETRN Articles may be amended and any provision repealed by such shareholder approval as may be specified by law.

The ETRN Board may make, amend and repeal the ETRN Bylaws with respect to those matters which are not, by statute, reserved exclusively to the ETRN shareholders, subject to the power of the ETRN shareholders to change such action. No bylaw may be made, amended or repealed by the ETRN shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of the ETRN capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously approved by two-thirds of the whole ETRN Board, in which event (unless otherwise expressly provided in the ETRN Articles or the ETRN Bylaws) the ETRN Bylaws may be amended and any provision may be repealed by such shareholder approval as may be specified by law.

Preferred Stock

The purpose of authorizing the ETRN Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of ETRN’s outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of the ETRN common stock.

At the effective time of the Merger, ETRN will issue 30,018,446 ETRN Preferred Shares to holders of the Series A Preferred Units. The ETRN Preferred Shares will be a newly created series of preferred stock, without par value, which will be convertible into shares of ETRN common stock. The ETRN Preferred Shares will be fully paid and non-assessable. The rights, preferences and privileges of the ETRN Preferred Shares will be set forth in the Certificate of Designations. See “The Preferred Restructuring Agreement.”

Anti-Takeover Law Provisions under the Pennsylvania Business Corporation Law

ETRN is subject to certain provisions of Chapter 25 of the PBCL, which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against ETRN, including Section 2524, Section 2538, Subchapter 25E and Subchapter 25F of the PBCL.

Under Section 2524 of the PBCL, shareholders of ETRN cannot act by partial written consent except if permitted under the ETRN Articles. The ETRN Articles do not permit shareholder action by partial written consent except with respect to amending the number of votes required to elect a nominee for director to the ETRN Board.

Section 2538 of the PBCL requires enhanced shareholder approval for certain transactions between ETRN and an “interested shareholder” (defined as a shareholder who is a party to the transaction or is treated differently from other shareholders). Section 2538 applies if an interested shareholder (together with his, her or its affiliates) is to (i) be a party to a merger or consolidation, a share exchange or certain sales of assets involving ETRN or one of ETRN’s subsidiaries; (ii) receive a disproportionate amount of any securities of any corporation which survives or results from a division; (iii) be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or (iv) have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification. Under these circumstances, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all disinterested shareholders are entitled to cast with respect to such transaction. However, this special voting requirement will not apply where the proposed transaction has been approved in a prescribed manner by the members of the ETRN Board independent from the interested shareholder or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the interested shareholder owns 80% or more of ETRN. This voting requirement is in addition to any other voting requirement under the PBCL, the ETRN Articles or the ETRN Bylaws.

Under Subchapter 25E of the PBCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of ETRN’s shareholders would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder’s shares at a price determined in an appraisal proceeding.

Under Subchapter 25F of the PBCL, ETRN may not engage in a merger, consolidation, share exchange, division, asset sale, disposition (in one transaction or a series of transactions) or a variety of other business combination transactions with a person who becomes the beneficial owner of shares representing 20% or more of the voting power in an election of ETRN’s directors unless: (1) the business combination or the acquisition of the 20% interest is approved by the ETRN Board prior to the date the 20% interest is acquired; (2) the person beneficially owns at least 80% of ETRN’s outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F; (3) the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired; or (4) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.

ETRN has opted out of Subchapter 25G of the PBCL (which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition) and Subchapter 25H of the PBCL (which would have required a person or group to disgorge to ETRN any profits received from a sale of ETRN’s equity securities under certain circumstances).

Advance Notice Requirements

The ETRN Bylaws require the ETRN shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at the next ETRN annual shareholders meeting. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at the ETRN annual shareholders meeting must be in writing and received by ETRN’s Corporate Secretary at its principal executive offices at least 90, but not more than 120, days prior to the anniversary of the date of the prior year’s ETRN annual shareholders meeting. In the case of a shareholder nomination, the notice submitted to ETRN’s Corporate Secretary must set forth information about the nominee and any person or entity on whose behalf the nomination is made and be accompanied by an executed written representation and agreement that includes an original irrevocable conditional resignation in the event that such nominee, in an uncontested election, receives more votes “against” than “for” election.

The ETRN Bylaws provide that ETRN will include in its proxy materials for an ETRN annual shareholders meeting the name, together with the Required Information (as defined in the ETRN Bylaws), of any person properly nominated for election to the ETRN Board by a shareholder or group of shareholders that satisfy the requirements of the ETRN Bylaws, including qualifying as an Eligible Shareholder (as defined in the ETRN Bylaws) if such Eligible Shareholder, among other things, provides advance notice to ETRN in which the Eligible Shareholder expressly elects to have its nominee included in the proxy materials. The notice must be delivered to the principal executive offices of ETRN at least 120, but not more than 150, days prior to the anniversary of the date that the prior year’s proxy materials for the ETRN annual shareholders meeting were mailed. As more fully described in the ETRN Bylaws, the number of shareholder nominees included in ETRN’s proxy materials may be the greater of (i) two and (ii) the largest whole number that does not exceed 20% of the number of directors in office on the last day on which the advance notice may be delivered. Shareholders will not be Eligible Shareholders able to take advantage of this provision of the ETRN Bylaws until the ETRN annual shareholders meeting in 2022, which is three years after the date of ETRN’s separation from its former parent company.

Special Meetings of Shareholders

The ETRN Bylaws provide that a special meeting of shareholders may be called by the ETRN Board or chief executive officer. The ETRN shareholders do not have a right to call a special meeting under the ETRN Bylaws or under the PBCL.

Special Treatment for Specified Groups of Nonconsenting Shareholders

Additionally, the PBCL permits an amendment of a corporation’s articles of incorporation or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Exercise of Director Powers Generally

Section 1715 of the PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the PBCL. ETRN does not currently have a “poison pill.”

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless the applicable court otherwise determines.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such individual in connection therewith.

Pennsylvania law permits a corporation to purchase and maintain insurance for a director or officer against any liability asserted against such individual, and incurred in his or her capacity as a director or officer or arising out of his or her position, whether or not the corporation would have the power to indemnify such individual against such liability under Pennsylvania law.

The ETRN Articles provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability for monetary damages for any action taken, or any failure to take any action, as a director unless such director has breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the PBCL (or any successor statute relating to directors’ standard of care and justifiable reliance), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The ETRN Bylaws provide for indemnification for current and former directors and officers serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The ETRN Bylaws also permit the advancement of expenses and expressly authorize ETRN to carry directors’ and officers’ insurance to protect itself and its directors and officers against certain liabilities. The ETRN Bylaws also provide for indemnification of employees and agents of the ETRN under certain circumstances.

The limitation of liability and indemnification provisions in the ETRN Articles and the ETRN Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against ETRN’s directors and officers, even though such an action, if successful, might otherwise benefit ETRN and its shareholders. However, these provisions do not limit or eliminate ETRN’s rights, or those of any shareholder, to seek nonmonetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, ETRN pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of the ETRN directors or officers for which indemnification is sought.

Exclusive Forum

The ETRN Bylaws provide that, unless ETRN otherwise determines, the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania, Allegheny County, is the sole and exclusive forum for any derivative action or proceeding brought on behalf of ETRN, any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of ETRN to ETRN or the ETRN shareholders, any action asserting a claim against ETRN or any director, officer or other employee of ETRN arising pursuant to any provision of the PBCL or the ETRN Articles or the ETRN Bylaws or any action asserting a claim against ETRN or any director, officer or other employee of ETRN governed by the internal affairs doctrine. The choice of forum provision set forth in the ETRN Bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.

Authorized but Unissued Shares

Subject to applicable law and stock exchange rules, ETRN’s authorized but unissued shares of ETRN common stock and ETRN preferred stock are available for future issuance without your approval. ETRN may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of ETRN common stock and ETRN preferred stock could render more difficult or discourage an attempt to obtain control of ETRN by means of a proxy contest, tender offer, merger or otherwise.

Exchange Listing

The ETRN common stock is listed on the New York Stock Exchange under the ticker symbol ETRN.

Transfer Agent and Registrar

The transfer agent and registrar for the ETRN common stock is American Stock Transfer & Trust Company, LLC.

THE ETRN SPECIAL MEETING

Time, Place and Date

Due to ongoing public health considerations associated with COVID-19, the ETRN special meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/ETRN2020SM on June 15, 2020 at 9:00 a.m. Eastern Time and you will not be able to be physically present at the ETRN special meeting. References to the ETRN special meeting in this joint proxy statement/prospectus are to the ETRN special meeting as may be adjourned or postponed from time to time.

To participate in the virtual ETRN special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. The ETRN special meeting webcast will begin promptly at 9:00 a.m. Eastern Time on June 15, 2020, and ETRN shareholders will be able to log in beginning at 8:45 a.m. Eastern Time on June 15, 2020. We encourage ETRN shareholders to access the ETRN special meeting prior to the start time.

The virtual ETRN special meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the ETRN special meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the ETRN special meeting to log on to the live webcast 15 minutes prior to the start time of the meeting and ensure that they can hear streaming audio.

Purposes

At the ETRN special meeting, ETRN shareholders will be asked to vote solely on the following proposals:

•	ETRN Stock Issuance Proposal: To approve the issuance of ETRN common stock and ETRN Preferred Shares in connection with the Merger contemplated by the Merger Agreement; and

•

ETRN Adjournment Proposal: To approve the adjournment of the ETRN special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the ETRN special meeting to approve the ETRN stock issuance proposal.

The ETRN Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, are in the best interests of ETRN and the ETRN shareholders. The ETRN Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the ETRN stock issuance, and recommends that the ETRN shareholders vote FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal.

ETRN shareholders should be aware that some of ETRN’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as ETRN shareholders. See “The Merger—Interests of Certain Persons in the Merger.”

ETRN shareholders may also be asked to consider other matters as may properly come before the ETRN special meeting. At this time, ETRN knows of no other matters that will be presented for the consideration of the ETRN shareholders at the ETRN special meeting.

Quorum. The holders of a majority of the outstanding shares of ETRN common stock entitled to vote, represented at the virtual ETRN special meeting or by proxy (by submitting a properly executed proxy card or properly submitting your proxy by telephone or Internet), on the record date for the ETRN special meeting will constitute a quorum and will permit ETRN to conduct the proposed business at the ETRN special meeting. Proxies received but marked as abstentions will be counted as shares of ETRN common stock that are present and entitled to vote for purposes of determining the presence of a quorum. ETRN shareholders who participate in the virtual ETRN special meeting via live webcast on the ETRN Meeting Website will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Record Date. The record date for determining the holders of shares of ETRN common stock entitled to receive notice of and to vote at the ETRN special meeting and any adjournments or postponements thereof is the close of business on April 29, 2020.

ETRN Common Stock Entitled to Vote. ETRN shareholders may vote at the ETRN special meeting if they owned ETRN common stock at the close of business on the record date for the ETRN special meeting. ETRN shareholders may cast one vote for each share of ETRN common stock owned on the record date for the ETRN special meeting.

Votes Required. Approval of the ETRN stock issuance proposal requires the affirmative vote of a majority of the total votes cast on such proposal, which under NYSE rules includes votes for, votes against and abstentions. Approval of the ETRN adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal, which under Pennsylvania law includes votes for and against, but not abstentions.

Except for shares of ETRN common stock held through the Employee Savings Plan, if you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the ETRN common stock represented by your proxy will be voted as recommended by the ETRN Board with respect to that proposal. With regard to shares of ETRN common stock held through the Employee Savings Plan, if you do not return your proxy card or if you sign and return your proxy card with no instructions, the trustee will vote your shares in proportion to the way other plan participants vote their shares. Unless an ETRN shareholder checks the box on its proxy card to withhold discretionary authority, the applicable proxy holders may use their discretion to vote on other matters relating to the ETRN special meeting.

Abstentions (if any) will have the same effect as votes against the ETRN stock issuance proposal. Abstentions (if any) will have no effect on the ETRN adjournment proposal. Assuming there is a quorum, failures to vote (if any) will have no effect on the ETRN stock issuance proposal and the ETRN adjournment proposal. ETRN does not expect any broker non-votes at the ETRN special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the ETRN stock issuance proposal and the ETRN adjournment proposal are considered non-routine. As a result, no such nominee will be permitted to vote shares of ETRN common stock at the ETRN special meeting without receiving instructions from the beneficial owner of such share of ETRN common stock.

The directors and executive officers of ETRN beneficially owned, in the aggregate, approximately 0.59% of the outstanding ETRN common stock as of April 27, 2020. ETRN believes that the directors and executive officers of ETRN will vote in favor of the ETRN stock issuance proposal and the ETRN adjournment proposal.

ETRN Common Stock Outstanding. As of the record date for the ETRN special meeting, there were 230,133,830 shares of ETRN common stock outstanding, held by 1,951 holders of record.

Adjournment. The holders of ETRN common stock represented at the virtual ETRN special meeting or by proxy may adjourn the ETRN special meeting from time to time if there is not a quorum.

Even if a quorum is present, the ETRN special meeting could be adjourned in order to provide more time to solicit additional proxies in favor of approval of the ETRN stock issuance proposal if a majority of votes are cast in favor of the ETRN adjournment proposal.

In addition, the Merger Agreement requires ETRN to adjourn the ETRN special meeting at the request of EQM (but in no event for more than 30 days from the date the ETRN special meeting is originally scheduled to convene) (1) to solicit additional proxies in favor of the ETRN stock issuance proposal or (2) if a quorum is not present. At the adjourned special meeting, ETRN may transact any business which might have been transacted at the original special meeting.

Voting Procedures

Voting by ETRN shareholders. ETRN shareholders who hold shares in their own name may submit their proxy using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the Internet website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	participate in the virtual ETRN special meeting via the ETRN Meeting Website and vote electronically during the virtual meeting.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your ETRN common stock will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your ETRN common stock will be voted FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal.

Voting Shares Held Through the Employee Savings Plan. If your ETRN shares are held through the Employee Savings Plan, you will receive a proxy card and joint proxy statement/prospectus. You must use this proxy card to instruct the trustee to vote your shares by:

•	using the toll-free telephone number shown on the proxy card and following the recorded instructions;

•	using the Internet website shown on the proxy card and following the instructions provided; or

•	marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the proxy card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail.

Please note that the proxy cards for the Employee Savings Plan have an earlier return date than the proxy cards for other shareholders. ETRN shareholders who hold shares through the Employee Savings Plan should review their proxy card for the date by which their instructions must be received in order for their shares to be voted.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your ETRN common stock will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, or if you have not returned your proxy card, the trustee will vote your ETRN common stock in proportion to the way other plan participants vote their shares.

Voting Restricted Shares Held Through the ETRN LTIP. If you hold restricted shares through the ETRN LTIP, you will receive a proxy card and joint proxy statement/prospectus. You must use this proxy card to instruct the ETRN LTIP administrator on how to vote your restricted shares held in the plan. You may instruct the administrator to vote your shares by:

•	using the toll-free telephone number shown on the proxy card and following the recorded instructions;

•	using the Internet website shown on the proxy card and following the instructions provided; or

•	marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the proxy card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail.

Please note that the proxy cards for the ETRN LTIP have an earlier return date than the proxy cards for other shareholders. ETRN shareholders who hold restricted shares through the ETRN LTIP should review their proxy card for the date by which their instructions must be received in order for their restricted shares to be voted.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your ETRN common stock will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your ETRN common stock will be voted FOR the ETRN stock issuance proposal and FOR the ETRN adjournment proposal.

Revocation. If you are an ETRN shareholder of record, you may revoke your proxy before polls are closed at the ETRN special meeting by:

•	voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy or vote, as applicable;

•	voting electronically during the virtual ETRN special meeting; or

•	notifying ETRN’s Corporate Secretary in writing that you are revoking your proxy.

If you are a beneficial owner of ETRN shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. Your last validly submitted vote is the vote that will be counted. If the ETRN special meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned ETRN special meeting. You will be able to change or revoke your proxy until it is voted.

Validity. The judge of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. His or her determination will be final and binding. The ETRN Board has the right to waive any irregularities or conditions as to the manner of voting. ETRN may accept your proxy by any form of communication permitted by applicable law so long as ETRN is reasonably assured that the communication is authorized by you.

Solicitation of Proxies. The accompanying proxy is being solicited by ETRN on behalf of the ETRN Board. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by ETRN. D.F. King & Co., Inc. has been retained by ETRN to aid in the solicitation of proxies for the ETRN special meeting for an initial fee of $10,000 and the reimbursement of out-of-pocket expenses. In addition to the mailing of this joint proxy statement/prospectus, proxies may also be solicited from ETRN shareholders by personal interview, telephone, fax or other electronic means, by D.F. King & Co., Inc. in exchange for such fees and by directors and officers of ETRN and employees of ETRN and its affiliates who provide services to ETRN, who will not receive additional compensation for performing that service.

Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of ETRN common stock held by those persons, and ETRN will reimburse them for any reasonable expenses that they incur.

ETRN Common Stock Held in Street Name. If your ETRN common stock is held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your ETRN common stock with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote ETRN common stock held in street name by returning a proxy card directly to ETRN. You may vote electronically during the virtual ETRN special meeting using your 16-digit control number provided by your bank or broker. Your broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use.

Under the rules applicable to broker-dealers, your brokers, banks or other nominees do not have discretionary authority to vote shares of ETRN common stock on the proposals scheduled to be voted on at the ETRN special meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of ETRN common stock. ETRN does not expect any broker non-votes at the ETRN special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the ETRN stock issuance proposal and ETRN adjournment proposal are each considered non-routine. As a result, no such nominee will be permitted to vote shares of ETRN common stock at the ETRN special meeting without receiving instructions from the beneficial owner of such share of ETRN common stock. Assuming there is a quorum, failures to vote (if any) will have no effect on the outcome of the ETRN stock issuance proposal or the ETRN adjournment proposal.

THE ETRN PROPOSALS

Proposal 1. The ETRN Stock Issuance Proposal

(Item 1 on ETRN’s Proxy Card)

When the Merger becomes effective, subject to any applicable withholding tax, (i) each outstanding EQM common unit not owned by ETRN or its subsidiaries will be converted into the right to receive (assuming no adjustment contemplated by the Merger Agreement) 2.44 shares of ETRN common stock, (ii) (x) $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units will be redeemed by EQM for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (y) after giving effect to such redemption, each remaining issued and outstanding Series A Preferred Unit will be exchanged for 2.44 ETRN Preferred Shares, (iii) each outstanding phantom unit relating to an EQM common unit issued pursuant to the EQM LTIP, and any other award issued pursuant to the EQM LTIP, whether vested or unvested, will be converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights), and (iv) each EQM common unit and EQM Class B unit owned by ETRN or its subsidiaries will not be cancelled, will not be converted into the Merger Consideration, and will remain outstanding as a limited partner interest in the surviving entity. The Exchange Ratio is fixed and will not be adjusted to reflect stock price changes prior to closing.

Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain shareholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) in any transaction or series of related transactions if the number of shares of common stock to be issued (including any shares of common stock underlying securities convertible into or exercisable for common stock) is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. If the Merger is completed, it is currently estimated that ETRN will issue approximately 203.2 million shares of ETRN common stock and 30,018,446 ETRN Preferred Shares (convertible into 30,018,446 shares of ETRN common stock) in connection with the Merger. On an as-converted basis, the aggregate number of shares of ETRN common stock to be issued in connection with the Merger will exceed 20% of the shares of ETRN common stock outstanding before such issuance and, for this reason, ETRN must obtain the approval of ETRN shareholders for the issuance of shares of ETRN common stock and ETRN Preferred Shares in connection with the Merger.

ETRN is asking its shareholders to approve the ETRN stock issuance proposal. The issuance of the ETRN common stock and the ETRN Preferred Shares is necessary to effect the Merger and the approval of the ETRN stock issuance proposal is required for completion of the Merger and is a condition to the completion of the Merger.

THE ETRN BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ETRN STOCK ISSUANCE PROPOSAL (ITEM 1 ON ETRN PROXY CARD).

Proposal 2. The ETRN Adjournment Proposal

(Item 2 on ETRN’s Proxy Card)

The ETRN special meeting may be adjourned to another time or place from time to time, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the ETRN special meeting to approve the ETRN stock issuance proposal.

If, at the ETRN special meeting, the number of shares of ETRN common stock present or represented and voting in favor of the ETRN stock issuance proposal is insufficient to approve the ETRN stock issuance proposal, ETRN intends to adjourn the ETRN special meeting from time to time in order to enable the ETRN Board to solicit additional proxies.

In the ETRN adjournment proposal, ETRN is asking its shareholders to authorize the holder of any proxy solicited by the ETRN Board to vote in favor of granting authority to the proxy holders, and each of them individually, to adjourn the ETRN special meeting to another time and place from time to time for the purpose of soliciting additional proxies. If the ETRN shareholders approve the ETRN adjournment proposal, ETRN could adjourn the ETRN special meeting and any adjourned session of the ETRN special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from ETRN shareholders who have previously voted.

THE ETRN BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ETRN ADJOURNMENT PROPOSAL (ITEM 2 ON ETRN PROXY CARD).

Other Matters to Come Before the ETRN special meeting

No other matters are intended to be brought before the special meeting by ETRN, and ETRN does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby at the discretion of the proxy holder on any such matter.

THE EQM SPECIAL MEETING

Time, Place and Date

Due to ongoing public health considerations associated with COVID-19, the EQM special meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/EQM2020 on June 15, 2020 at 9:30 a.m. Eastern Time and you will not be able to be physically present at the EQM special meeting. References to the EQM special meeting in this joint proxy statement/prospectus are to the EQM special meeting as may be adjourned or postponed from time to time by the General Partner in accordance with the EQM Partnership Agreement.

To participate in the virtual EQM special meeting, you will need the 16-digit control number included on your proxy card or on the VIF that accompanied your proxy materials. The EQM special meeting webcast will begin promptly at 9:30 a.m. Eastern Time on June 15, 2020, and EQM limited partners will be able to log in beginning at 9:15 a.m. Eastern Time on June 15, 2020. We encourage EQM limited partners to access the EQM special meeting prior to the start time.

The virtual EQM special meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the EQM special meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the EQM special meeting to log on to the live webcast 15 minutes prior to the start time of the meeting and ensure that they can hear streaming audio.

Purpose

At the EQM special meeting, EQM limited partners will be asked to vote solely on the following proposal:

•	EQM Merger Proposal: To approve the Merger Agreement and the Merger.

The EQM Conflicts Committee determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM, its subsidiaries and the Unaffiliated Partnership Unitholders. The EQM Board determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of EQM, its subsidiaries and the EQM common unitholders. Both the EQM Conflicts Committee and the EQM Board have unanimously approved the Merger Agreement and the Merger. The EQM Conflicts Committee and the EQM Board each recommend that the EQM limited partners vote FOR the EQM merger proposal. For more information regarding the recommendation of the EQM Conflicts Committee and the EQM Board, including the obligations of the EQM Conflicts Committee and the EQM Board in making such determination under the EQM Partnership Agreement, see “The Merger—Recommendation of the EQM Conflicts Committee and the EQM Board and Their Reasons for the Merger.”

EQM limited partners should be aware that certain of the General Partner’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as EQM limited partners. See “The Merger—Interests of Certain Persons in the Merger.”

EQM limited partners may also be asked to consider other matters as may properly come before the EQM special meeting. At this time, EQM knows of no other matters that will be presented for the consideration of the EQM limited partners at the EQM special meeting.

Quorum. The holders of a majority of the outstanding EQM limited partner interests represented at the virtual EQM special meeting or by proxy (by submitting a properly executed proxy card or properly submitting a proxy by telephone or Internet) will constitute a quorum and will permit EQM to conduct the proposed business at the EQM special meeting. Proxies received but marked as abstentions (if any) will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. EQM limited partners who participate in the virtual EQM special meeting via live webcast on the EQM Meeting Website will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Record Date. The record date for the EQM special meeting is April 29 , 2020. Only EQM limited partners of record as of the close of business on the record date for the EQM special meeting are entitled to notice of, and to vote at, the EQM special meeting.

EQM Limited Partners Entitled to Vote. EQM limited partners may vote at the EQM special meeting if they owned EQM limited partner interests at the close of business on the record date for the EQM special meeting. EQM limited partners may cast one vote for each EQM limited partner interest, including any EQM Class B units and any Series A Preferred Units on an as-converted basis, owned on the record date for the EQM special meeting.

Votes Required. Approval of the EQM merger proposal requires the affirmative vote of holders of a majority of the outstanding EQM common units, outstanding EQM Class B units, and outstanding Series A Preferred Units, with such Series A Preferred Units to be treated as EQM common units on an as-converted basis, voting together as a single class.

If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the EQM limited partner interests represented by your proxy will be voted as recommended by the EQM Board with respect to that proposal. Unless an EQM limited partner checks the box on its proxy card to withhold discretionary authority, the applicable proxy holders may use their discretion to vote on other matters relating to the EQM special meeting.

Abstentions (if any) will and failures to vote (if any) have the same effect as votes against the EQM merger proposal. EQM does not expect any broker non-votes at the EQM special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the EQM merger proposal is considered non-routine. As a result, no such nominee will be permitted to vote EQM limited partner interests at the EQM special meeting without receiving instructions from the beneficial owner of such EQM limited partner interests.

Pursuant to the Merger Agreement, ETRN has agreed to vote or cause to be voted all partnership interests in EQM beneficially owned by ETRN or its subsidiaries in favor of the EQM merger proposal (unless the Merger Agreement has otherwise been earlier terminated). As of the record date for the EQM special meeting, ETRN and its subsidiaries beneficially owned 124,245,455 EQM limited partner interests which represent, in the aggregate, approximately 53.5% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). The affirmative vote by ETRN and its subsidiaries with respect to the EQM limited partner interests they own will be sufficient to approve the EQM merger proposal. Additionally, pursuant to the Preferred Restructuring Agreement, each Investor has agreed, subject to certain limited exceptions, to vote, or cause to be voted, all Series A Preferred Units beneficially owned by such Investor in favor of the EQM merger proposal. As of the record date for the EQM special meeting, the Series A Preferred Units owned (beneficially or of record) by the Investors represented approximately 10.6% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis). Collectively, ETRN and its subsidiaries and the Investors have agreed to vote or cause to be voted approximately 64.1% of the outstanding EQM limited partner interests (after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis) in favor of the EQM merger proposal.

The directors and executive officers of the General Partner beneficially owned, in the aggregate, approximately 0.02% of the outstanding EQM limited partner interests as of the record date, after taking into account the EQM Class B units and the Series A Preferred Units on an as-converted basis. ETRN and EQM believe that the directors and executive officers of the General Partner will vote in favor of the EQM merger proposal.

EQM Limited Partner Interests Outstanding. As of the record date for the EQM special meeting, there were 200,457,630 EQM common units, 7,000,000 EQM Class B units and 24,605,291 Series A Preferred Units outstanding held by 78 holders of record.

Postponements and Adjournments: Pursuant to the EQM Partnership Agreement, the General Partner may postpone the EQM special meeting one or more times for any reason by giving notice to each EQM limited partner entitled to vote at the EQM special meeting so postponed of the place, date and hour at which such postponed meeting would be held not fewer than two days before the date of the EQM special meeting. In addition, the EQM special meeting may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the EQM special meeting with respect to the EQM merger proposal or the failure of the EQM merger proposal to receive sufficient votes for approval. No vote of EQM limited partners is required for any adjournment.

The Merger Agreement requires EQM to adjourn the EQM special meeting at the request of ETRN (but in no event for more than 30 days from the date that the EQM special meeting is originally scheduled to convene) (1) to solicit additional proxies in favor of the EQM merger proposal or (2) if a quorum is not present.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the EQM special meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned EQM special meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to EQM limited partners.

Voting Procedures

Voting by EQM limited partners. EQM limited partners who hold EQM limited partner interests in their own name may submit their proxy using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the Internet website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	participate in the virtual EQM special meeting via the EQM Meeting Website and vote electronically during the virtual meeting.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your EQM limited partner interests will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your EQM limited partner interests will be voted FOR the EQM merger proposal.

Revocation. If you are an EQM limited partner of record, you may revoke your proxy at any time before polls are closed at the EQM special meeting by:

•	voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy or vote, as applicable;

•	voting electronically during the virtual EQM special meeting; or

•	notifying the General Partner’s Corporate Secretary in writing that you are revoking your proxy.

If you are a beneficial owner of EQM limited partner interests, you may submit new voting instructions by contacting your broker, bank or other holder of record. Your last validly submitted vote is the vote that will be counted. If the EQM special meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned EQM special meeting. You will be able to change or revoke your proxy until it is voted.

Validity. The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Their determination will be final and binding. The EQM Board has the right to waive any irregularities or conditions as to the manner of voting. EQM may accept your proxy by any form of communication permitted by applicable law so long as EQM is reasonably assured that the communication is authorized by you.

Solicitation of Proxies. The accompanying proxy is being solicited by the General Partner on behalf of the EQM Board. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by EQM. D.F. King & Co., Inc. has been retained by EQM to aid in the solicitation of proxies for an initial fee of $7,500 and the reimbursement of out-of-pocket expenses. In addition to the mailing of this joint proxy statement/prospectus, proxies may also be solicited from EQM limited partners by personal interview, telephone, fax or other electronic means, by D.F. King & Co., Inc. in exchange for such fees and by directors and officers of the General Partner and employees of affiliates of EQM who provide services to EQM, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of EQM limited partner interests held by those persons, and EQM will reimburse them for any reasonable expenses that they incur.

EQM Limited Partner Interests Held in Street Name. If your EQM limited partner interests are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your EQM limited partner interests with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote EQM limited partner interests held in street name by returning a proxy card directly to EQM. You may vote electronically during the virtual EQM special meeting using your 16-digit control number provided by your bank or broker. Your broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use.

Under the rules applicable to broker-dealers, your brokers, banks and other nominees do not have discretionary authority to vote EQM limited partner interests on the EQM merger proposal scheduled to be voted on at the EQM special meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such limited partner interests. EQM does not expect any broker non-votes at the EQM special meeting because the rules applicable to banks, brokers and other nominees only provide such nominees with discretionary authority to vote on proposals that are considered routine, whereas the EQM merger proposal is considered non-routine. As a result, no such nominee will be permitted to vote EQM limited partner interests at the EQM special meeting without receiving instructions from the beneficial owner of such EQM limited partner interests. Failures to vote (if any) will have the same effect as a vote “AGAINST” the EQM merger proposal.

THE EQM PROPOSALS

Proposal 1. The EQM Merger Proposal

(Item 1 on EQM Proxy Card)

In the EQM merger proposal, EQM is asking its limited partners to approve the Merger Agreement and the Merger. Approval of the EQM merger proposal by EQM limited partners is required for completion of the Merger.

THE EQM CONFLICTS COMMITTEE AND THE EQM BOARD EACH UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE EQM MERGER PROPOSAL (ITEM 1 ON EQM PROXY CARD).

Other Matters to Come Before the Special Meeting

No other matters are intended to be brought before the special meeting by EQM, and EQM does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the units represented thereby at the discretion of the proxy holder on any such matter.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of U.S. federal income tax consequences of the Merger and of owning and disposing of shares of ETRN common stock received in the Merger that may be relevant to a U.S. Holder (as defined below). This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all as in effect on the date of this joint proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger or of owning and disposing of the shares of ETRN common stock received pursuant thereto.

This discussion is limited to U.S. Holders of EQM common units that hold their EQM common units, and will hold their shares of ETRN common stock received in the Merger, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address tax consequences that may be relevant to particular holders in light of their individual circumstances, including the impact of the Medicare contribution tax on net investment income, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income taxes. In addition, it does not address consequences relevant to U.S. Holders subject to special rules under U.S. federal income tax laws, including, without limitation:

•	banks, financial institutions and insurance companies;

•	real estate investment trusts;

•	regulated investment companies and mutual funds;

•	dealers and brokers in stocks, securities or currencies;

•	traders in securities that use a mark-to-market method of tax accounting;

•	tax-exempt entities and governmental organizations;

•	persons subject to the alternative minimum tax;

•	certain former citizens and long-term residents of the United States;

•	persons that received EQM common units as compensation for the performance of services;

•	holders of options, restricted units and bonus units granted under any EQM benefit plan;

•

persons that hold EQM common units or ETRN common stock as part of a hedge, straddle, appreciated financial position, conversion or other “synthetic security” or integrated investment or risk reduction transaction for U.S. federal income tax purposes;

•	partnerships, S-corporations and other pass-through entities (or investors in such entities);

•	persons whose “functional currency” is not the U.S. Dollar; and

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the EQM common units or ETRN common stock being taken into account in an applicable financial statement.

If a partnership, or any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds EQM common units, the tax treatment of a partner in such entity or arrangement will generally depend on the status of the partner and the activities of the entity or arrangement. A partner in such an entity or arrangement should consult its tax advisor regarding the tax consequences of the Merger and of owning and disposing of any shares of ETRN common stock received in the Merger.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of EQM common units or shares of ETRN common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF ETRN COMMON STOCK RECEIVED IN THE MERGER. EACH HOLDER OF EQM COMMON UNITS IS STRONGLY URGED TO CONSULT WITH AND RELY UPON ITS OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF ETRN COMMON STOCK RECEIVED IN THE MERGER, TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Merger to U.S. Holders of EQM Common Units

Tax Characterization of the Merger. The receipt of shares of ETRN common stock in exchange for EQM common units pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, the Merger will be treated as a taxable sale of a U.S. Holder’s EQM common units in exchange for shares of ETRN common stock received in the Merger.

Amount and Character of Gain or Loss Recognized. A U.S. Holder who receives shares of ETRN common stock in exchange for EQM common units pursuant to the Merger will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the fair market value of the shares of ETRN common stock received and (y) such U.S. Holder’s share of EQM’s nonrecourse liabilities immediately prior to the Merger and (ii) such U.S. Holder’s adjusted tax basis in the EQM common units exchanged therefor (which tax basis includes such U.S. Holder’s share of EQM’s nonrecourse liabilities immediately prior to the Merger).

Except as noted below, gain or loss recognized by a U.S. Holder on the exchange of EQM common units in the Merger will generally be taxable as capital gain or loss. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by EQM and its subsidiaries. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the exchange of an EQM common unit pursuant to the Merger and may be recognized even if there is a net taxable loss realized on the exchange of such U.S. Holder’s EQM common units pursuant to the Merger. Consequently, a U.S. Holder may recognize both ordinary income and capital loss upon the exchange of EQM common units in the Merger.

Capital gain or loss recognized by a U.S. Holder will generally be long-term capital gain or loss if the U.S. Holder has held its EQM common units for more than twelve months as of the effective time of the Merger. If the U.S. Holder is an individual, such long-term capital gain will generally be eligible for reduced rates of taxation. Capital losses recognized by a U.S. Holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. Holders that are corporations may only be used to offset capital gains.

The amount of gain or loss recognized by each U.S. Holder in the Merger will vary depending on each U.S. Holder’s particular situation, including the value of the shares of ETRN common stock received by each U.S. Holder in the Merger, the adjusted tax basis of the EQM common units exchanged by each U.S. Holder in the Merger and the amount of any suspended passive losses that may be available to a particular unitholder to offset a portion of the gain recognized by such U.S. Holder. Passive losses that were not deductible by a U.S. Holder in prior taxable periods because they exceeded the U.S. Holder’s share of EQM’s income may be deducted in full upon the U.S. Holder’s taxable disposition of its entire investment in EQM pursuant to the Merger. Each U.S. Holder is strongly urged to consult its own tax advisor with respect to the unitholder’s specific tax consequences of the Merger, taking into account its own particular circumstances.

EQM’s Items of Income Gain, Loss and Deduction for the Taxable Period of EQM that Includes the Date of the Merger. A U.S. Holder of EQM common units will be allocated its share of EQM’s items of income, gain, loss and deduction for the taxable period of EQM that includes the date of the Merger in accordance with the terms of the EQM Partnership Agreement. A U.S. Holder will be subject to U.S. federal income taxes on any such allocated income and gain even if such U.S. Holder does not receive a cash distribution from EQM. Any such income and gain allocated to a U.S. Holder will increase the U.S. Holder’s tax basis in the EQM common units held and, therefore, will reduce the gain, or increase the loss, recognized by such U.S. Holder resulting from the Merger. Any losses or deductions allocated to a U.S. Holder will decrease the U.S. Holder’s tax basis in the EQM common units held and, therefore, will increase the gain, or reduce the loss, recognized by such U.S. Holder resulting from the Merger.

Tax Basis and Holding Period in Shares of ETRN Common Stock Received in the Merger. A U.S. Holder’s tax basis in the shares of ETRN common stock received in the Merger will equal the fair market value of such shares. A U.S. Holder’s holding period in the shares of ETRN common stock received in the Merger will begin on the day after the date of the Merger.

Tax Consequences to U.S. Holders of Owning and Disposing of Shares of ETRN Common Stock Received in the Merger

Distributions on Shares of ETRN Common Stock. For U.S. federal income tax purposes, distributions of cash by ETRN to a U.S. Holder with respect to shares of ETRN common stock received in the Merger will generally be included in a U.S. Holder’s income as ordinary dividend income to the extent of ETRN’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions of cash in excess of ETRN’s current and accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. Holder’s adjusted tax basis in such U.S. Holder’s shares of ETRN common stock and, to the extent the distribution exceeds such U.S. Holder’s adjusted tax basis, as capital gain from the sale or exchange of such shares of ETRN common stock. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by an individual U.S. Holder may be taxed at the lower applicable long-term capital gains rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Shares of ETRN Common Stock. Upon the sale, exchange or other taxable disposition of shares of ETRN common stock received in the Merger, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received upon such taxable disposition of shares of ETRN common stock and (ii) the U.S. Holder’s adjusted tax basis in such shares of ETRN common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of ETRN common stock disposed of is more than twelve months at the time of such taxable disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at reduced rates. Capital losses recognized by a U.S. Holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. Holders that are corporations may only be used to offset capital gains.

Information Reporting and Backup Withholding. Information returns may be required to be filed with the IRS in connection with the Merger and in connection with distributions made with respect to, or dispositions of, shares of ETRN common stock received in the Merger. A U.S. Holder may be subject to U.S. backup withholding on payments made pursuant to the Merger or on distributions made with respect to, or on payments made pursuant to dispositions of, shares of ETRN common stock received in the Merger unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

SHAREHOLDER AND LIMITED PARTNER PROPOSALS

ETRN Shareholder Proposals

ETRN will hold its regular annual meeting of shareholders in 2021 regardless of whether the Merger is completed.

Under SEC rules, eligible ETRN shareholders may submit proposals for inclusion in the proxy statement for ETRN’s 2021 annual meeting. ETRN shareholder proposals must comply with the requirements established by the SEC and must be submitted in writing and received by ETRN’s Corporate Secretary on or before the close of business on December 10, 2020 for them to be considered for inclusion in the 2021 proxy statement. If an ETRN shareholder would like to present a matter that is not included in the 2021 proxy statement for consideration at ETRN’s 2021 annual meeting, including nominations for director candidates, such ETRN shareholder must send advance written notice to ETRN’s Corporate Secretary. According to the ETRN Bylaws, the Corporate Secretary must receive notice of any matter or nominations to be presented at the 2021 annual meeting no earlier than the close of business on January 20, 2021 (the 120th day prior to May 20, 2021, the one-year anniversary of this year’s annual meeting) and no later than the close of business on February 19, 2021 (the 90th day prior to May 20, 2021). Any matter or nomination must comply with the ETRN Bylaws.

EQM Limited Partner Proposals

Under the Delaware LP Act and the EQM Partnership Agreement, EQM is not required to hold an annual meeting of EQM limited partners. Ownership of EQM limited partner interests does not entitle EQM limited partners to make proposals at the EQM special meeting. Under the EQM Partnership Agreement, only the General Partner or EQM limited partners owning 20% or more of the outstanding EQM limited partner interests of the class or classes for which a meeting is proposed may call a meeting. In any case, EQM limited partners are not allowed to vote on matters that would cause such EQM limited partners to be deemed to be taking part in the management and control of the business and affairs of EQM so as to jeopardize such EQM limited partners’ limited liability under the Delaware LP Act or the law of any other state in which EQM is qualified to do business.

LEGAL MATTERS

The validity of the ETRN common stock to be issued in the Merger will be passed upon for ETRN by McGuireWoods LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Equitrans Midstream Corporation appearing in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Equitrans Midstream Corporation’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mountain Valley Pipeline, LLC—Series A appearing in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of EQM Midstream Partners, LP appearing in EQM Midstream Partners, LP’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of EQM Midstream Partners, LP’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mountain Valley Pipeline, LLC—Series A appearing in EQM Midstream Partners, LP’s Annual Report (Form 10-K) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

ETRN has filed with the SEC a registration statement under the Securities Act of which this joint proxy statement/prospectus forms a part, which registers the shares of ETRN common stock to be issued to EQM common unitholders in connection with the Merger. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about ETRN and ETRN common stock. The rules and regulations of the SEC allow ETRN and EQM to omit certain information that is included in the registration statement from this joint proxy statement/prospectus.

ETRN and EQM file annual, quarterly and current reports and other information with the SEC. The SEC allows ETRN and EQM to “incorporate by reference” into this joint proxy statement/prospectus the information they file with the SEC, which means that they can disclose important information to you by referring you to those documents. This joint proxy statement/prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this joint proxy statement/prospectus, and information that ETRN and EQM file later with the SEC will automatically update and supersede this information as well as the information included in this joint proxy statement/prospectus. ETRN and EQM incorporate by reference the documents listed below:

ETRN SEC Filings (SEC File No. 001-38629)

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•

Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February  3, 2020, February  27, 2020 (second filing), February  28, 2020, March  6, 2020, March 13, 2020, March 30, 2020, April 1, 2020 and April 29, 2020; and

•

The description of the ETRN common stock contained in ETRN’s Registration Statement on Form 10, filed with the SEC on August 10, 2018, including all amendments and reports filed for the purpose of updating that description.

EQM SEC Filings (SEC File No. 001-35574)

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 27, 2020 (second filing), February 28, 2020, March 6, 2020, March 13, 2020, March 30, 2020 and April 29, 2020; and

•

The description of the EQM common units contained in the registration statement on Form 8-A filed with the SEC on June 18, 2012 and any subsequent amendments or reports filed for the purpose of updating such description.

Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, ETRN and EQM incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the ETRN or EQM special meeting as applicable (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

The filings are available to the public at the SEC’s website at www.sec.gov. You may also request a copy of documents filed by ETRN or EQM from ETRN or EQM, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:	By Mail:
Equitrans Midstream Corporation. 2200 Energy Drive Canonsburg, Pennsylvania 15317 Attention: Investor Relations	EQM Midstream Partners, LP 2200 Energy Drive Canonsburg, Pennsylvania 15317 Attention: Investor Relations

By Telephone:	By Telephone:
(724) 271-7600	(724) 271-7600

These documents are available from ETRN or EQM, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about ETRN and EQM at their Internet websites at www.equitransmidstream.com and www.eqm-midstreampartners.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

If you are an ETRN shareholder, you may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from D.F. King & Co., Inc., ETRN’s proxy solicitor, at the following address and telephone number: 48 Wall Street, 22nd Floor, New York, New York 10005 and (866) 751-6313. If you are a shareholder of ETRN and would like to request documents, please do so by June 8, 2020 to receive them before the ETRN special meeting.

If you are a unitholder of EQM, you may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from D.F. King & Co., Inc., EQM’s proxy solicitor, at the following address and telephone number: 48 Wall Street, 22nd Floor, New York, New York 10005 and (866) 745-0271. If you are a unitholder of EQM and would like to request documents, please do so by June 8, 2020 to receive them before the EQM special meeting.

If you request any documents from ETRN or EQM, ETRN or EQM will mail them to you by first class mail, or another equally prompt means, within one business day after ETRN or EQM, as the case may be, receives your request.

This document is a prospectus of ETRN, a proxy statement of ETRN for the ETRN special meeting and a proxy statement of EQM for the EQM special meeting. Neither ETRN nor EQM has authorized anyone to give any information or make any representation about the Merger or ETRN, EQM or any other entity that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that ETRN or EQM has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial information has been developed by applying pro forma adjustments to the historical audited consolidated financial statements of ETRN. The historical consolidated financial statements of ETRN include EQM because ETRN controls EQM. As the ETRN historical financial information includes the accounts of EQM, the historical financial information of EQM has not been shown separately. The unaudited pro forma consolidated balance sheet of ETRN as of December 31, 2019 has been prepared to give effect to the following transactions (collectively, the “Transactions”) as if they had occurred on December 31, 2019 and the unaudited pro forma statement of consolidated comprehensive income of ETRN for the year ended December 31, 2019 has been prepared to give effect to the Transactions as if they had occurred on January 1, 2019.

•

On February 26, 2020, ETRN, EQM LP, Merger Sub, EQM and the General Partner entered into the Merger Agreement, pursuant to which, at the effective time of the Merger, subject to applicable tax withholding, (i) each outstanding EQM common unit not owned by ETRN or its subsidiaries will be converted into the right to receive (assuming no adjustment contemplated by the Merger Agreement) 2.44 shares of ETRN common stock and (ii) each outstanding phantom unit relating to an EQM common unit issued pursuant to the EQM LTIP, and any other award issued pursuant to the EQM LTIP, whether vested or unvested, will be converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights).

•

On February 26, 2020, EQM and certain of its subsidiaries entered into certain commercial arrangements with EQT and certain of its subsidiaries, including, but not limited to, (i) the EQT Global GGA, (ii) the Water Services Letter Agreement and (iii) a letter agreement, pursuant to which, among other things, (a) EQM agreed to relieve certain credit posting requirements for EQT, in an amount up to approximately $250.0 million, under its commercial agreements with EQM, subject to EQT maintaining certain specified minimum credit ratings from two of the three rating agencies, and (b) EQM agreed to use commercially reasonable good faith efforts to negotiate similar credit support arrangements for EQT in respect of its commitments to certain EQM joint ventures, including the MVP joint venture. The EQT Global GGA contains a declining rate structure with higher MVCs over the life of the contract.

•

On February 26, 2020, ETRN entered into the Share Purchase Agreements, pursuant to which (i) ETRN would purchase 4,769,496 shares of ETRN common stock (the “Cash Shares”) from EQT in exchange for approximately $45.5 million in cash, (ii) ETRN would purchase 20,530,256 shares of ETRN common stock from EQT in exchange for a promissory note (the “Rate Relief Note”) representing approximately $195.8 million in aggregate principal amount, and (iii) ETRN would pay to EQT cash in the amount of approximately $6.8 million. On March 5, 2020, ETRN and EQT consummated the transactions contemplated by the Share Purchase Agreements and EQT caused the Rate Relief Note to be assigned to EQM as consideration for certain commercial terms, including potential reductions in gathering fees, contemplated in the EQT Global GGA.

•

On February 26, 2020, ETRN and EQM entered into the Preferred Restructuring Agreement with the Investors, pursuant to which (i) EQM will redeem $600.0 million aggregate principal amount of the issued and outstanding Series A Preferred Units held by the Investors immediately prior to the effective time of the Preferred Restructuring for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (ii) after giving effect to such redemption, each remaining issued and outstanding Series A Preferred Unit will be exchanged for 2.44 ETRN Preferred Shares, in each case, in connection with the occurrence of the “Series A Change of Control” (as defined in the EQM Partnership Agreement) that will occur upon the closing of the Merger.

•	On March 3, 2020, EQM drew $650.0 million under the EQM revolving credit facility and transferred such funds to ETRN pursuant to a senior unsecured term loan agreement with ETRN. ETRN utilized such funds to pay off amounts outstanding under ETRN’s existing term loan and the related term loan agreement (the “ETRN Term Loan Credit Agreement”) was terminated. ETRN’s existing revolving credit facility (the “ETRN Credit Facility”) also was terminated. Prior to closing of the Merger, EQM will additionally draw approximately $600.0 million under its revolving credit facility to effect the redemption of a portion of the outstanding Series A Preferred Units, as described above.

The Merger will be accounted for in accordance with ASC 810. Because ETRN controls EQM both before and after the Merger, the changes in ETRN’s ownership interest in EQM resulting from the Merger will be accounted for as an equity transaction, and no gain or loss will be recognized in ETRN’s statement of consolidated comprehensive income. In addition, the tax effects of the Merger are reported as adjustments to deferred income taxes and additional paid-in capital, consistent with ASC 740. Since the ETRN historical financial information includes the accounts of EQM, the historical financial information of EQM has not been shown separately.

Under SEC regulations, pro forma adjustments to ETRN’s statement of consolidated comprehensive income are limited to those that are (1) directly attributable to the transactions, (2) factually supportable and (3) expected to have a continuing impact on the consolidated results. Under SEC regulations, pro forma adjustments to ETRN’s balance sheet are limited to those that give effect to events that are directly attributable to the transactions and are factually supportable regardless of whether they have a continuing impact or are nonrecurring. The pro forma adjustments are based on the account balances and share and unit counts as of the pro forma balance sheet date, which may change between the pro forma balance sheet date and the closing date of the transactions.

The unaudited pro forma consolidated financial statements (the “Unaudited Pro Forma Statements”) should be read in conjunction with the historical audited consolidated financial statements and related notes included in the respective Annual Reports on Form 10-K for the year ended December 31, 2019, for ETRN and the Partnership and incorporated by reference herein.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that ETRN believes are reasonable under the circumstances. The Unaudited Pro Forma Statements are presented for illustrative purposes only and are not necessarily indicative of the results that might have occurred had the transactions taken place on December 31, 2019, for balance sheet purposes, and on January 1, 2019, for statement of consolidated comprehensive income purposes, and are not intended to be a projection of future results. Actual results may vary significantly from results reflected because of various factors. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the Unaudited Pro Forma Statements.

EQUITRANS MIDSTREAM CORPORATION UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2019 (In thousands)
	ETRN Historical	Contractual Terms Pro Forma Adjustments		Debt Pro Forma Adjustments		Merger Pro Forma Adjustments		ETRN Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$88,322	$(52,323	)(b)	$650,000	(a)	$600,000	(a)	$60,498
				(594,000	)(a)	(25,501	)(e)
						(606,000	)(e)
Accounts receivable (net of allowance for doubtful accounts of $285 as of December 31, 2019)	255,344	—		—		—		255,344
Other current assets	31,546	—		—		—		31,546

Total current assets	375,212	(52,323)		56,000		(31,501)		347,388
Property, plant and equipment	8,583,124	—		—		—		8,583,124
Less: accumulated depreciation	(859,157)	—		—		—		(859,157)

Net property, plant and equipment	7,723,967	—		—		—		7,723,967
Investment in unconsolidated entity	2,324,108	—		—		—		2,324,108
Goodwill	486,698	—		—		—		486,698
Net intangible assets	797,439	—		—		—		797,439
Deferred income taxes	90,597	—		—		(90,597	)(f)	—
Other assets	243,688	51,522	(c)	(464	)(a)	—		294,746

Total assets	$12,041,709	$(801)		$55,536		$(122,098)		$11,974,346

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,000	$—		$(6,000	)(a)	$—		$—
Accounts payable	128,114	—		—		—		128,114
Capital contribution payable to the MVP joint venture	45,150	—		—		—		45,150
Accrued interest	73,455	—		—		—		73,455
Accrued liabilities	83,238	—		—		25,000	(d)	108,238

Total current liabilities	335,957	—		(6,000)		25,000		354,957
Credit facility borrowings	902,500	—		650,000	(a)	600,000	(a)	2,152,500
EQM long-term debt	4,859,499	—		—		—		4,859,499
Equitrans Midstream Corporation long-term debt	562,484	—		(588,000	)(a)	—		—
				25,516	(a)
Contract liability	—	121,483	(b)	—		—		173,005
		51,522	(c)
Deferred income taxes	—	18,926	(b)	—		216,047	(f)	234,973
Regulatory and other long-term liabilities	99,189	—		—		—		99,189

Total liabilities	6,759,629	191,931		81,516		841,047		7,874,123
Mezzanine equity:
ETRN Preferred Shares	—	—		—		601,262	(e)	601,262
Shareholders’ equity:
Common stock, no par value	1,292,804	—		—		2,968,381	(f)	3,905,592
						(48,949	)(e)
						(306,644	)(f)
Retained deficit	(618,062)	(173,806	)(b)	(25,980	)(g)	(25,000	)(g)	(861,774)
		(18,926	)(b)
Accumulated other comprehensive loss	(2,026)	—		—		—		(2,026)

Total common shareholders’ equity	672,716	(192,732)		(25,980)		2,587,788		3,041,792
Noncontrolling interests	4,609,364	—		—		(1,158,313	)(e)	457,169
						(25,501	)(e)
						(2,968,381	)(f)

Total shareholders’ equity	5,282,080	(192,732)		(25,980)		(1,564,407)		3,498,961

Total liabilities, mezzanine equity and shareholders’ equity	$12,041,709	$(801)		$55,536		$(122,098)		$11,974,346

EQUITRANS MIDSTREAM CORPORATION UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2019 (In thousands, except per share amounts)
	ETRN Historical	Contractual Terms Pro Forma Adjustments		Debt Pro Forma Adjustments		Merger Pro Forma Adjustments		ETRN Combined Pro Forma
Operating revenues:	$1,630,242	$(334,669	)(i)	$—		$—		$1,295,573
Operating expenses:
Operating and maintenance	165,367	—		—		—		165,367
Selling, general and administrative	112,915	—		—		—		112,915
Separation and other transaction costs	26,080	—		—		(1,459	)(j)	24,621
Depreciation	227,364	—		—		—		227,364
Amortization of intangible assets	53,258	—		—		—		53,258
Impairments of long-lived assets	969,258	—		—		—		969,258

Total operating expenses	1,554,242	—		—		(1,459)		1,552,783
Operating income	76,000	(334,669)		—		1,459		(257,210)
Equity income	163,279	—		—		—		163,279
Other income	2,661			—		—		2,661
Net interest expense	256,195	—		14,763	(h)	—		270,958

(Loss) income before income taxes	(14,255)	(334,669)		(14,763)		1,459		(362,228)
Income tax expense (benefit)	50,704	(86,268	)(o)	(3,882	)(o)	42,479	(o)	3,033

Net loss	(64,959)	(248,401)		(10,881)		(41,020)		(365,261)
Less: Net income (loss) attributable to noncontrolling interests	138,784	—		—		(160,075	)(k)	(21,291)

Net (loss) income attributable to Equitrans Midstream Corporation	$(203,743)	$(248,401)		$(10,881)		$119,055		$(343,970)
Less: holders of ETRN Preferred Shares interest in net income	—	—		—		(58,500	)(l)	(58,500)

Net (loss) income attributable to Equitrans Midstream Corporation common shareholders	$(203,743)	$(248,401)		$(10,881)		$60,555		$(402,470)

Loss per share of common stock attributable to Equitrans Midstream Corporation common shareholders:
Basic and diluted:
Weighted average common stock outstanding	254,884	(25,300	)(m)	—		203,099	(n)	432,683

Net loss	$(0.80)							$(0.93)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The Unaudited Pro Forma Statements include the pro forma effects of the Transactions.

The Unaudited Pro Forma Statements give effect to the Merger as an equity transaction. The unaudited pro forma consolidated balance sheet as of December 31, 2019 gives effect to the Transactions as if they had occurred on December 31, 2019. The unaudited pro forma statement of consolidated comprehensive income for the year ended December 31, 2019 gives effect to the Transactions as if they had occurred on January 1, 2019.

These Unaudited Pro Forma Statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and the assumptions described below. The Unaudited Pro Forma Statements are not necessarily indicative of what the actual results of operations or financial position of ETRN would have been if the Transactions had in fact occurred on the dates or for the periods indicated, nor do they purport to project the results of operations or financial position of ETRN for any future periods or as of any date.

The following is the estimated consideration for the Merger calculated using actual share amounts (in thousands, except per unit/share amounts):

EQM common units exchanged(1)	83,258
ETRN Exchange Ratio per unit(2)	2.44

Shares of ETRN common stock assumed to be issued	203,150
ETRN common stock closing price as of February 26, 2020	$8.68

Fair value of equity portion of consideration(3)	$1,763,342
Total consideration (excluding debt assumed)(3)	$1,763,342

(1)

Reflects EQM common units not held by ETRN or its subsidiaries and outstanding as of December 31, 2019. Includes EQM phantom units that will become fully vested and automatically converted into the right to receive, with respect to each EQM common unit subject thereto, the Merger Consideration in the Merger and approximately 6,150 EQM common units reflecting the 15,000 shares of ETRN common stock that may be issuable as a result of the provision of the Merger Agreement that rounds up to the nearest share in lieu of issuing fractional shares.

(2)	Reflects the Exchange Ratio per EQM common unit to be received by the holders of EQM common units.
(3)	A $1 change in the price of an EQM common unit would change the total consideration by approximately $203.2 million for purposes of these Unaudited Pro Forma Statements.

2. MERGER PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

Unaudited Pro Forma Consolidated Balance Sheet Adjustments

(a)

Reflects borrowings under the EQM revolving credit facility of $1.25 billion in order to finance the repayment of $594.0 million of outstanding borrowings under the ETRN Term Loan Credit Agreement, the redemption of $600.0 million aggregate principal amount of EQM’s issued and outstanding Series A Preferred Units, as discussed in adjustment (e), and the write off of unamortized discount and financing costs related to the ETRN Term Loan Credit Agreement and ETRN Credit Facility.

(b)

Reflects the repurchase and subsequent retirement of 25,299,752 shares of ETRN common stock from EQT in exchange for $52.3 million in cash and future contractual rate relief, net of deferred tax impacts. The future contractual rate relief is recorded as a contract liability in accordance with ASC 606, Revenue from Contracts with Customers and will be recognized as revenue over the life of the contract.

(c)	Adjustment to record the estimated fair value of the Henry Hub cash bonus payment provision pursuant to the terms of the EQT Global GGA in accordance with ASC 815, Derivatives and Hedging.

(d)

Reflects estimated transaction costs of $25.0 million, directly attributable to the transactions, and presented as an increase to accrued liabilities. The transaction costs include fees related to financial advisory, legal services and other professional fees expected to be paid at the consummation of the transactions.

(e)

An adjustment of $25.5 million was made to reflect distributions paid on the Series A Preferred Units for the period immediately prior to the effective time of the Preferred Restructuring. Additionally, an adjustment reflecting the redemption for cash of $600.0 million aggregate principal amount of Series A Preferred Units outstanding immediately prior to the closing of the Preferred Restructuring was made. The difference between the fair value of the consideration paid and the carrying value of the ETRN Preferred Shares, net of issuance costs, is reflected as an adjustment to additional-paid-in capital (common stock). The remaining portion of EQM Series A Preferred Units outstanding exchanged for ETRN Preferred Shares pursuant to the Preferred Restructuring Agreement are presented in the consolidated balance sheet as Mezzanine equity, recorded at fair value upon issuance, net of issuance costs.

(f)

The Merger, which involves a change in ETRN’s ownership interests in EQM, will be accounted for as an equity transaction in accordance with ASC 810. The Merger is expected to result in the recognition of a $306.6 million deferred tax liability and a decrease to additional paid-in capital (common stock) consistent with the accounting for tax effects of transactions with noncontrolling shareholders pursuant to ASC 740. The remaining adjustments reallocate the noncontrolling interest previously reported by ETRN to additional paid-in-capital (common stock).

(g)	Reflects the cumulative impact of all pro forma adjustments affecting retained earnings for each specific transaction.

Unaudited Pro Forma Statement of Consolidated Comprehensive Income Adjustments

(h)	Certain adjustments that are directly related to the Merger were made to interest expense, as follows:

-A $21.3 million increase to net interest expense consisting of the elimination of $41.0 million of historical interest expense associated with the ETRN Term Loan Credit Agreement and an increase to interest expense of $62.3 million primarily relating to additional borrowings of $1.25 billion on the EQM revolving credit facility, all directly attributable to the transactions. The interest rate on the additional borrowings is estimated to be approximately 3.4% per annum, calculated based on the current rate of borrowing, equal to LIBOR plus an incremental margin of interest.

-A $6.5 million adjustment to net interest expense to eliminate the amortization of discount and financing costs related to the ETRN Term Loan Credit Agreement and ETRN Credit Facility.

(i)	Reflects an adjustment to defer operating revenue in accordance with ASC 606 specific to the terms of the EQT Global GGA.

(j)	Reflects the elimination of nonrecurring transaction costs of $1.5 million.

(k)	Reallocates net income previously allocated to noncontrolling interests represented by publicly-held EQM common units to net income attributable to ETRN common shareholders.

(l)	A pro forma adjustment is reflected to deduct the portion of income attributable to the ETRN Preferred Shares from income attributable to ETRN.

(m)	Represents the repurchase and subsequent retirement of 25,299,752 shares of ETRN common stock from EQT in accordance with the Share Purchase Agreements, as discussed in adjustment (e).

(n)	Reflects adjustments to weighted average basic and diluted shares to give effect to each EQM common unitholder entitled to receive 2.44 shares of ETRN common stock in connection with the Merger.

(o)	Reflects estimated net income tax expense using ETRN’s statutory federal and state income tax rate of approximately 26% for the year ended December 31, 2019.

ANNEX A

THE MERGER AGREEMENT

[See attached]

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

EQUITRANS MIDSTREAM CORPORATION,

EQM LP CORPORATION,

LS MERGER SUB, LLC,

EQGP SERVICES, LLC

and

EQM MIDSTREAM PARTNERS, LP

February 26, 2020

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 26, 2020 (this “Agreement”), is entered into by and among Equitrans Midstream Corporation, a Pennsylvania corporation (“Parent”), EQM LP Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“EQM LP”), LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of EQM LP (“Merger Sub”), EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EQGP Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). Certain capitalized terms used in this Agreement are defined in Article I.

W I T N E S S E T H:

WHEREAS, Parent has organized EQM LP and EQM LP has organized Merger Sub for the purpose of effecting the transactions contemplated by this Agreement;

WHEREAS, each of Parent and the Partnership wishes to effect a strategic business combination by means of a merger of Merger Sub with and into the Partnership (the “Merger”), with the Partnership surviving the Merger;

WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner (the “GP Board”), by unanimous vote, in good faith, has, among other things, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Partnership and its Subsidiaries and the Partnership Unaffiliated Unitholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting “Special Approval” as defined in the Partnership Agreement), (c) resolved to recommend to the GP Board the approval of this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger, and (d) resolved, and recommended that the GP Board resolve, to recommend approval of this Agreement and the Merger by the Limited Partners at a special meeting of the Limited Partners (the “Partnership Equityholder Meeting”);

WHEREAS, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote, in good faith, has, among other things, (a) determined that the forms, terms and provisions of this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Partnership and its Subsidiaries and the holders of Common Units (as defined herein), (b) authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (c) authorized the submittal of a proposal to approve the adoption of this Agreement and the Merger to a vote of the Limited Partners at the Partnership Equityholder Meeting and (d) resolved to recommend approval of the adoption of this Agreement and the Merger by the Limited Partners at the Partnership Equityholder Meeting;

WHEREAS, in accordance with Section 5.13 of the General Partner Company Agreement, Equitrans Gathering Holdings, LLC, a Delaware limited liability company and the sole member of the General Partner (the “Sole Member”), has delivered to the GP Board its consent (the “Sole Member Consent”), in its capacity as the sole member of the General Partner, pursuant to which the Sole Member has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the General Partner and the Partnership and (b) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger, by the General Partner and the Partnership;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (a) determined that the forms, terms and provisions of this Agreement and the transactions contemplated hereby, including the Merger

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and the issuance of Parent Shares as consideration for the Merger (the “Common Stock Issuance” and, together with the issuance of the Series A Preferred Shares in the Preferred Exchange (as defined herein), the “Parent Stock Issuance”), are in the best interests of Parent and the Parent Shareholders, (b) authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Common Stock Issuance, on the terms and subject to the conditions set forth in this Agreement, (c) authorized the submittal of a proposal to approve the Parent Stock Issuance to a vote of the Parent Shareholders at a meeting of the Parent Shareholders (the “Parent Shareholder Meeting”) and (d) resolved to recommend approval of the Parent Stock Issuance by the Parent Shareholders at the Parent Shareholder Meeting;

WHEREAS, the board of directors of EQM LP has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of EQM LP and its sole stockholder and declared it advisable to enter into this Agreement and (b) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

WHEREAS, EQM LP, in its capacity as the sole member of Merger Sub, has (a) determined that the Merger is in the best interests of Merger Sub and declared it advisable for Merger Sub to enter into this Agreement and consummate the Merger and (b) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Merger will constitute a Partnership Rollup Event (as defined in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 10, 2019, as amended by the First Amendment thereto, dated as of October 9, 2019, and as amended by the Second Amendment thereto, dated as of February 26, 2020 (as so amended, the “Partnership Agreement”));

WHEREAS, in connection with the Partnership Rollup Event and concurrently with their entry into this Agreement, Parent and the Partnership will enter into a Preferred Restructuring Agreement (the “Preferred Restructuring Agreement”), among Parent, the Partnership and the holders of all of the Series A Preferred Units (the “Investors”), pursuant to which each Investor will (i) irrevocably elect to (a) have a portion of the Series A Preferred Units owned (beneficially or of record) by such Investor redeemed at or prior to the Effective Time by the Partnership for cash at a price per Series A Preferred Unit as provided in the Preferred Restructuring Agreement and (b) exchange all remaining Series A Preferred Units owned (beneficially or of record) by such Investor for Series A Preferred Shares at the Effective Time, in full satisfaction of the Partnership’s obligations with respect to each such Investor upon a Partnership Rollup Event (the “Preferred Exchange”) and (ii) agree to vote, or cause to be voted, all such Series A Preferred Units in favor of the Merger; and

WHEREAS, Parent has received the TMA Signing Opinion.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINED TERMS; CONSTRUCTION

Section 1.1    Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of

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securities or partnership or other ownership interests, by contract or otherwise; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, none of the Partnership and its Subsidiaries, on the one hand, and Parent and all of its other Subsidiaries (including the General Partner, EQM LP and Merger Sub), on the other hand, shall be considered to be Affiliates with respect to each other.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent, its Subsidiaries and their Affiliates, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of the Partnership and its Subsidiaries (including securities of Subsidiaries) equal to 15% or more of the Partnership’s consolidated assets or to which 15% or more of the Partnership’s revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 of the Exchange Act) of 15% or more of the outstanding equity securities of the Partnership, (iii) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of the outstanding equity securities of the Partnership or (iv) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction (whether in a single transaction or a series of related transactions) involving the Partnership or any of its Subsidiaries which is structured to permit such Person or group to acquire beneficial ownership of 15% or more of the Partnership’s consolidated assets or outstanding equity interests; in each case, other than the transactions contemplated by this Agreement.

“Balance Sheet Date” means December 31, 2018.

“Benefit Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (ii) any employment, consulting, severance, termination, retention, change of control, health, medical, dental, vision, cafeteria, disability, accident, insurance, vacation, paid-time-off, flex spending, perquisite, welfare fringe benefit, compensatory equity or equity-based, deferred compensation, profit sharing, retirement, pension, savings, termination and each other compensation or employee benefit plan, program, policy, agreement or arrangement.

“Book-Entry Units” has the meaning set forth in Section 3.2.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in Pittsburgh, Pennsylvania or New York, New York are authorized or required by applicable Laws to be closed.

“Certificate” has the meaning set forth in Section 3.2.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Class B Units” have the meaning set forth in the Partnership Agreement.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Common Stock Issuance” has the meaning set forth in the Recitals.

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“Conflicts Committee” has the meaning set forth in the Recitals.

“Conflicts Committee Financial Advisor” has the meaning set forth in Section 4.11.

“Contract” has the meaning set forth in Section 4.3(b).

“Converted Units” has the meaning set forth in Section 3.1(b).

“DLLCA” means the Delaware Limited Liability Company Act.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” has the meaning set forth in Section 4.3(a).

“EQM LP” has the meaning set forth in the Preamble.

“EQT” means EQT Corporation, a Pennsylvania corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Eureka Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 25, 2017, among Eureka Midstream, LLC, as borrower, ABN Amro Capital USA, LLC, as administrative agent, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Exchange Act” has the meaning set forth in Section 4.4.

“Exchange Agent” has the meaning set forth in Section 3.3(a).

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“Exchange Ratio” has the meaning set forth in Section 3.1(a).

“GAAP” means generally accepted accounting principles in the United States, as applied on a consistent basis.

“Gas Gathering Agreement” means that certain Gas Gathering and Compression Agreement, by and among EQT, EQT Production Company, a Pennsylvania corporation, Rice Drilling B LLC, a Delaware limited liability company, EQT Energy, LLC, a Delaware limited liability company, and EQM Gathering Opco, LLC, a Delaware limited liability company.

“General Partner” has the meaning set forth in the Preamble.

“General Partner Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of October 12, 2018, as amended by the First Amendment thereto, effective as of February 22, 2019, and as further amended by the Second Amendment thereto, effective as of October 9, 2019, as may be further amended, modified or supplemented from time to time.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

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“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“GP Board” has the meaning set forth in the Recitals.

“Indemnified Person” means any Person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Parent, the Partnership, the General Partner or any of their respective Subsidiaries and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with Parent or the Partnership, as applicable) serving at the request of or on behalf of Parent, the Partnership, the General Partner, as applicable, or any of their respective Subsidiaries and together with such Person’s heirs, executors or administrators.

“Investors” has the meaning set forth in the Recitals.

“Joint Proxy Statement” has the meaning set forth in Section 4.4.

“Laws” or “Law” has the meaning set forth in Section 4.8(a).

“Liens” has the meaning set forth in Section 4.1(c).

“Limited Partner” has the meaning set forth in the Partnership Agreement.

“Material Adverse Effect” means, when used with respect to a Person, any change, condition, circumstance, effect, event, development or occurrence that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liquidity, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or (y) prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated hereby, including the Merger, on or before the Outside Date; provided, however, that any adverse changes, conditions, circumstances, effects, events, developments or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, conditions, circumstances, effects, events, developments or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or the performance of this Agreement; (iii) the announcement of the Gas Gathering Agreement and any agreement providing for water services by and among Parent, the Partnership and EQT and/or certain of their respective affiliates and the matters that are the subject thereof; (iv) any change in the market price or trading volume of the limited partner interests, shares of common stock or other equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (v) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (vi) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vii) any Proceedings commenced by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries arising out of or related to this Agreement or the transactions contemplated by this Agreement; (viii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas, natural gas liquids, propane or other commodities; (ix) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not

5

preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (x) any delays of the commercial operation date of, or expenditures in excess of budget for, any project set forth on Section 1.1 of the Parent Disclosure Schedule or Section 1.1 of the Partnership Disclosure Schedule and (xi) with respect to Parent only, any effect to the extent resulting from a change, condition, circumstance, effect, event, development or occurrence that has a Material Adverse Effect on the Partnership and its Subsidiaries; provided, however, that changes, conditions, circumstances, effects, events, developments or occurrences referred to in clauses (i), (v), (vi) and (viii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, conditions, circumstances, effects, events, developments or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.

“Maximum Amount” has the meaning set forth in Section 6.7(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“NYSE” means the New York Stock Exchange.

“NYSE Listing Application” has the meaning set forth in Section 6.10(a).

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement, agreement of limited partnership, limited liability company agreement or similar formation or governing documents and instruments.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plan” means any Benefit Plan maintained, sponsored or administered by Parent or any of its Subsidiaries (excluding the General Partner, the Partnership or any of their respective Subsidiaries) for the benefit of their respective current or former employees, independent contractors and directors (and their respective beneficiaries), other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, and maintained by any Governmental Authority. For the avoidance of doubt, no Partnership Benefit Plan is a Parent Benefit Plan.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Board Recommendation” has the meaning set forth in Section 6.1(c).

“Parent Bylaws” means the Second Amended and Restated Bylaws of Parent, amended through October 9, 2019.

“Parent Charter” means the Amended and Restated Articles of Incorporation of Parent, dated November 12, 2018, as may be amended, modified or supplemented from time to time.

“Parent Common Stock” means the common stock of Parent, without par value.

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“Parent Disclosure Schedule” has the meaning set forth in the introductory paragraph of Article V.

“Parent Dividend Reinvestment and Stock Purchase Plan” means the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan, as may be amended, modified or supplemented from time to time.

“Parent Equity Awards” means collectively, the stock options, restricted stock units, performance awards, stock units, phantom stock or other awards relating to Parent Common Stock granted under or governed by the Parent Equity Plans, including awards previously granted by EQT and assumed by Parent.

“Parent Equity Plans” means the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan, the Equitrans Midstream Corporation Directors’ Deferred Compensation Plan and any other plans or arrangements of Parent providing for or governing the grant, exercise or settlement of awards of Parent Common Stock or cash settlement of awards valued, in whole or in part, by reference to Parent Common Stock, or otherwise relating thereto.

“Parent Expense Reimbursement” has the meaning set forth in Section 8.3(b).

“Parent Material Adverse Effect” has the meaning set forth in Section 5.1(a).

“Parent Material Contract” means any Contract (whether written or oral) that would be required to be filed with the SEC by Parent as an exhibit under Item 601(b)(10) of Regulation S-K.

“Parent Organizational Documents” means the Parent Bylaws and Parent Charter, together.

“Parent Permits” means all Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted.

“Parent Preferred Stock” means the preferred stock of Parent, without par value.

“Parent Savings Plan” means the Equitrans Midstream Corporation Employee Savings Plan.

“Parent SEC Documents” has the meaning set forth in Section 5.5(a).

“Parent Shareholder Approval” has the meaning set forth in Section 5.3(c).

“Parent Shareholder Meeting” has the meaning set forth in the Recitals.

“Parent Shareholders” means the holders of the outstanding Parent Shares as of (i) the date hereof, or (ii) the record date determined by the Parent Board for the Parent Shareholder Meeting, as the context requires.

“Parent Shares” means the shares of Parent Common Stock.

“Parent Stock Issuance” has the meaning set forth in the Recitals.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Adverse Recommendation Change” has the meaning set forth in Section 6.3(a).

“Partnership Agreement” has the meaning set forth in the Recitals.

“Partnership Agreement Amendment” has the meaning set forth in Section 2.5(a).

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“Partnership Benefit Plan” means any Benefit Plan maintained, sponsored or administered by the General Partner, the Partnership or any of their respective Subsidiaries for the benefit of the Partnership Service Providers, other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, and maintained by any Governmental Authority. For the avoidance of doubt, no Parent Benefit Plan is a Partnership Benefit Plan.

“Partnership Board Recommendation” has the meaning set forth in Section 6.1(b).

“Partnership Changed Circumstance” means a material event, circumstance, effect, condition, change or development, in each case that arises or occurs after the date of this Agreement and was not, prior to the date of this Agreement, known to or reasonably foreseeable by the Conflicts Committee and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by (or to be refrained from being taken by) the Partnership pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute a Partnership Changed Circumstance: (i) the receipt, existence or terms of an Alternative Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, an Alternative Proposal, (ii) any event, circumstance, or change in circumstance resulting from any action taken or omitted by the Partnership or any of its Subsidiaries that is required to be taken or omitted by the Partnership or any of its Subsidiaries pursuant to this Agreement, (iii) any change in the market price or trading volume of the Common Units or Parent Shares or (iv) the fact that the Partnership or any of its Subsidiaries meets or exceeds internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period.

“Partnership Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article IV.

“Partnership Equityholder Approval” has the meaning set forth in Section 7.1(a).

“Partnership Equityholder Meeting” has the meaning set forth in the Recitals.

“Partnership Existing Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the lenders party thereto and any other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Partnership Expense Reimbursement” has the meaning set forth in Section 8.3(c).

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Partnership Long-Term Incentive Plans” means the Amended and Restated EQGP Services, LLC 2012 Long-Term Incentive Plan, dated as of February 22, 2019, including any amendment and/or amendment and restatement thereof, and any other plans or arrangements of the Partnership or the General Partner providing for the grant of awards of Common Units or cash settled awards valued, in whole or in part, by reference to Common Units, or otherwise relating thereto.

“Partnership LTIP Awards” means, collectively, the Partnership Phantom Units and any other awards issued under a Partnership Long-Term Incentive Plan.

“Partnership LTIP Reserve” has the meaning set forth in Section 3.6(b).

“Partnership Material Adverse Effect” has the meaning set forth in Section 4.1(a).

“Partnership Material Contract” means any Contract (whether written or oral) that would be required to be filed with the SEC by the Partnership as an exhibit under Item 601(b)(10) of Regulation S-K.

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“Partnership Permits” means all Permits necessary for the Partnership and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted.

“Partnership Phantom Unit” means a phantom unit relating to a Common Unit issued under a Partnership Long-Term Incentive Plan.

“Partnership SEC Documents” has the meaning set forth in Section 4.5(a).

“Partnership Service Providers” means all of the employees, individual consultants and individual independent contractors that perform services for or on behalf of the Partnership and its Subsidiaries.

“Partnership Termination Fee” has the meaning set forth in Section 8.3(a).

“Partnership Unaffiliated Unitholders” means holders of Common Units other than Parent, the General Partner and their respective Affiliates.

“Partnership Unitholders” means holders of Common Units.

“Permits” means all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Preferred Exchange” has the meaning set forth in the Recitals.

“Preferred Restructuring Agreement” has the meaning set forth in the Recitals.

“Proceeding” means any actual or threatened claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative, arbitral or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Public Common Unit” has the meaning set forth in Section 3.1(a).

“Registration Statement” has the meaning set forth in Section 4.9.

“Release” means any spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing or other release into the environment.

“Representatives” has the meaning set forth in Section 6.3(a).

“Restraints” has the meaning set forth in Section 7.1(c).

“Rights” means, with respect to any Person, (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell, or to cause the issuance, transfer or sale of, any partnership or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (ii) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or other acquisition of, any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this definition.

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“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 4.1(c).

“Series A Preferred Units” has the meaning set forth in the Partnership Agreement.

“Series A Preferred Shares” means the class of shares of Parent to be designated as “Series A Perpetual Convertible Preferred Shares” with the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations to be set forth in a Certificate of Designations to be filed with the Secretary of State of the Commonwealth of Pennsylvania simultaneously with the Effective Time pursuant to the terms and subject to the conditions of the Preferred Restructuring Agreement.

“Sole Member” has the meaning set forth in the Recitals.

“Sole Member Consent” has the meaning set forth in the Recitals.

“Subsidiary” when used with respect to any Person, means any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or in the case of a partnership, more than 50% of the general partner interests, or in the case of a limited liability company, more than 50% of the ownership interests in the managing member) are, as of such date, owned by such Person or one or more Subsidiaries of such Person; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, the Partnership and its Subsidiaries shall not be considered Subsidiaries of Parent.

“Superior Proposal” means a bona fide written Alternative Proposal (except that references to 15% within the definition of “Alternative Proposal” shall be replaced by 70%), obtained after the date of this Agreement and not in breach of Section 6.3, made by a third party (other than Parent or any of its Affiliates), which is on terms and conditions which the Conflicts Committee determines in good faith to be (i) reasonably capable of being consummated in accordance with its terms, taking into account legal, regulatory, financial, financing and timing aspects of the proposal, and (ii) if consummated, more favorable to the Partnership Unaffiliated Unitholders (in their capacity as Partnership Unitholders) from a financial point of view than the transactions contemplated hereby, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been committed to by Parent in writing.

“Superior Proposal Notice” has the meaning set forth in Section 6.3(d)(i)(3).

“Superior Proposal Notice Period” has the meaning set forth in Section 6.3(d)(i)(4).

“Surviving Entity” has the meaning set forth in Section 2.1.

“Takeover Laws” has the meaning set forth in Section 4.3(a).

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

“Tax Counsel” means Latham & Watkins LLP.

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“Tax Matters Agreement” means the Tax Matters Agreement by and between EQT and Parent, dated as of November 12, 2018.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“TMA Closing Opinion” means a written Tax opinion from Tax Counsel, dated as of the Closing Date, the form and substance of which have been approved in writing by EQT, satisfying the requirements of an “Unqualified Tax Opinion” (as defined in the Tax Matters Agreement) with respect to the transactions contemplated by this Agreement.

“TMA Signing Opinion” means a written Tax opinion from Tax Counsel, dated as of the date hereof, the form and substance of which have been approved in writing by EQT, satisfying the requirements of an “Unqualified Tax Opinion” (as defined in the Tax Matters Agreement) with respect to Parent’s entry into this Agreement.

“Willful Breach” has the meaning set forth in Section 8.2.

Section 1.2    Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a)    the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b)    examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c)    the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d)    all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e)    the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”;

(f)    the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if”;

(g)    a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(h)    all references to prices, values or monetary amounts refer to United States dollars;

(i)    wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(j)    this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson of this Agreement and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(k)    each covenant, term and provision of this Agreement will be construed simply according to its fair meaning; prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise

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modified from any prior drafts of this Agreement will not be used as an aid of construction or otherwise constitute evidence of the intent of the parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of such prior drafts;

(l)    the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(m)    any references herein to a particular Section, Article or Schedule means a Section or Article of, or Schedule to, this Agreement unless otherwise expressly stated herein;

(n)    the Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(o)    unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(p)    all references to days mean calendar days unless otherwise provided; and

(q)    except as otherwise noted, all references to time mean Pittsburgh, Pennsylvania time.

ARTICLE II

THE MERGER

Section 2.1    The Merger and Surviving Entity. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the Partnership as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 2.2    Closing. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 811 Main St., Suite 3700, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place and at such later date and time as the Partnership and Parent shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3    Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties hereto will cause a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the “Certificate of Merger”), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.4    Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

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Section 2.5    Organizational Documents of the Surviving Entity; Directors and Officers of the General Partner.

(a)    At the Effective Time, (i) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with applicable Laws and (ii) the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the partnership agreement of the Surviving Entity, from and after the Effective Time until duly amended in accordance with applicable Laws. The name of the Surviving Entity shall be “EQM Midstream Partners, LP.”

(b)    Immediately prior to the Effective Time, the Partnership shall use its reasonable best efforts to deliver to Parent the resignation of each officer of the General Partner and each member of the GP Board. Immediately following the Effective Time, the Sole Member shall cause (i) the directors of Merger Sub serving immediately prior to the Effective Time to become the directors of the General Partner until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub serving immediately prior to the Effective Time to become the officers of the General Partner until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

Section 2.6    Admission as Partner. At the Effective Time, (a) by virtue of the Merger, notwithstanding anything to the contrary in the Partnership Agreement, EQM LP will be admitted as a limited partner of the Partnership, (b) the General Partner shall continue as the general partner of the Partnership and (c) the Partnership (as the Surviving Entity) will continue without dissolution.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1    Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, EQM LP, Merger Sub, the Partnership, the General Partner or any holder of Parent securities or Partnership securities:

(a)    Conversion of Common Units. Subject to Section 3.1(d), Section 3.3(d) and Section 3.5, each Common Unit (other than Common Units owned by Parent and its Subsidiaries immediately prior to the Effective Time) (each, a “Public Common Unit”) issued and outstanding as of immediately prior to the Effective Time shall be converted into the right to receive 2.44 Parent Shares (the “Merger Consideration” and such ratio, the “Exchange Ratio”), subject to adjustment in accordance with Section 3.5, which Parent Shares will be duly authorized, validly issued, fully paid and non-assessable in accordance with applicable Laws.

(b)    Redemption, Exchange and Cancellation of Series A Preferred Units. Pursuant to the terms of the Preferred Restructuring Agreement, 12,302,650 Series A Preferred Units shall be redeemed by the Partnership for cash at a price per Series A Preferred Unit as provided in the Preferred Restructuring Agreement and each of the remaining Series A Preferred Units shall be exchanged for one Series A Preferred Share, which Series A Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable in accordance with applicable Laws. Following the redemption or exchange, as applicable, of each Series A Preferred Unit, each such Series A Preferred Unit shall be cancelled and thereafter shall not be treated as issued and outstanding for any purpose.

(c)    Equity of Merger Sub. The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Units of the

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Surviving Entity equal to the number of Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a), and EQM LP (as the sole member of Merger Sub prior to the Effective Time) shall be admitted as a Limited Partner of the Partnership (as the Surviving Entity) in accordance with Section 2.6.

(d)    Treatment of Partnership Owned Units and Parent Owned Partnership Interests.

(i)    Any Partnership Interests that are owned immediately prior to the Effective Time by the Partnership or any Subsidiary of the Partnership will be automatically canceled and will cease to exist. No consideration will be delivered in exchange for such canceled Partnership Interests.

(ii)    Any Partnership Interests that are owned immediately prior to the Effective Time by Parent or any Subsidiary of Parent (including the Class B Units but excluding the General Partner Interest (discussed below)) shall not be canceled, shall not be converted into the Merger Consideration, and shall remain outstanding as Partnership Interests in the Surviving Entity.

(iii)    The General Partner Interest issued and outstanding as of immediately prior to the Effective Time shall remain, immediately following the Effective Time, outstanding as a non-economic general partner interest in the Surviving Entity.

(e)    Books and Records of the Partnership. The books and records of the Partnership shall be revised to reflect (i) the conversion and cancellation of all Public Common Units in accordance with Section 3.1 and Section 3.2, (ii) the conversion of the limited liability company interests in Merger Sub in accordance with Section 3.1(c), (iii) the cancellation and extinguishment of any Partnership Interests that are owned by the Partnership or any Subsidiary of the Partnership in accordance with Section 3.1(d)(i), and (iv) the cancellation and extinguishment of the Series A Preferred Units in accordance with Section 3.1(b).

Section 3.2    Rights as Partnership Unitholders; Common Unit Transfers. All Public Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) will cease to be Outstanding (as such term is defined in the Partnership Agreement) and will automatically be canceled and will cease to exist when converted into the right to receive the Merger Consideration as a result of and pursuant to the Merger. At the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented Public Common Units (a “Certificate”) and each holder of non-certificated Public Common Units represented by book-entry immediately prior to the Effective Time (“Book-Entry Units”) will cease to have any rights with respect thereto or thereunder, except the right to receive (a) the Merger Consideration, (b) any dividend or distribution in accordance with Section 3.3(c), in each case to be issued or paid, without interest, in consideration therefor upon surrender of such Certificate or Book-Entry Units in accordance with Section 3.3, and (c) any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time. At the Effective Time, the transfer books of the Partnership will be closed immediately and there will be no further registration of transfers on the transfer books of the Partnership with respect to Common Units.

Section 3.3    Exchange of Certificates and Book-Entry Units.

(a)    Exchange Agent. Prior to the Effective Time, Parent will appoint American Stock Transfer & Trust Company, LLC to act as exchange and payment agent hereunder for the purpose of receiving elections and exchanging Public Common Units for the Merger Consideration as required by this Article III (the “Exchange Agent”). Promptly after the Effective Time, Parent will, on behalf of EQM LP, deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of the applicable Public Common Units, for exchange in accordance with this Article III, through the Exchange Agent, Parent Shares as required by this Article III. Parent agrees to make available, or cause to be made available, to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends or other distributions pursuant to Section 3.3(c), without interest. Any

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dividends or other distributions with respect to Parent Shares pursuant to Section 3.3(c) and the Parent Shares for payment of the Merger Consideration deposited with the Exchange Agent are hereinafter referred to as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions from Parent and the Partnership, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Section 3.3(b) and Section 3.3(c), the Exchange Fund will not be used for any other purpose.

(b)    Exchange Procedures. Promptly after the Effective Time, Parent will instruct the Exchange Agent to mail to each record holder of Public Common Units as of the Effective Time (i) a letter of transmittal (specifying that in respect of certificated Public Common Units, delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent, and which will be in customary form and agreed to by Parent and the Partnership prior to the Effective Time) and (ii) instructions (in customary form and agreed to by Parent and the Partnership prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of Public Common Units represented by such Certificates or Book-Entry Units, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be reasonably required pursuant to such instructions, each holder who held Public Common Units immediately prior to the Effective Time will be entitled to receive upon surrender of the Certificates or Book-Entry Units therefor (subject to any applicable withholding Tax) (A) Parent Shares representing, in the aggregate, the whole number of Parent Shares that such holder has the right to receive pursuant to this Article III (after taking into account all Public Common Units then held by such holder) and/or (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including dividends or other distributions pursuant to Section 3.3(c), if any. No interest will be paid or accrued on any dividends or other distributions payable pursuant to Section 3.3(c). In the event of a transfer of ownership of Public Common Units that is not registered in the transfer records of the Partnership, the Merger Consideration payable in respect of such Public Common Units may be paid to a transferee if the Certificate representing such Public Common Units or evidence of ownership of the Book-Entry Units is presented to the Exchange Agent, and in the case of both certificated and book-entry Public Common Units, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange will pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Public Common Units, or will establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until all such required documentation has been delivered and Certificates, if any, have been surrendered as contemplated by this Section 3.3(b), each Certificate or Book-Entry Unit will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such delivery and surrender, and any cash or dividends or other distributions to which such holder is entitled pursuant to Section 3.3(c).

(c)    Distributions with Respect to Unexchanged Public Common Units. No dividends or other distributions with respect to Parent Shares issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units until such Certificates or Book-Entry Units are surrendered as provided in this Section 3.3. Following such surrender, subject to the effect of escheat, Tax or other applicable Laws, there shall be paid, without interest, to the record holder of the Parent Shares issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such Parent Shares with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Shares with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Parent Shares, all Parent Shares to be issued pursuant to the Merger shall be entitled to dividends and other distributions pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

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(d)    No Fractional Parent Shares. No certificates or scrip for Parent Shares representing fractional Parent Shares or book entry credit of the same will be issued upon the surrender of Public Common Units outstanding immediately prior to the Effective Time in accordance with Section 3.3(b), and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Parent Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Parent Share, all fractions of Parent Shares to which a holder of Public Common Units converted into the right to receive the Merger Consideration in the Merger would otherwise have been entitled shall be aggregated and the resulting fraction of a Parent Share will be rounded up to a whole Parent Share.

(e)    No Further Rights in Public Common Units. The Merger Consideration issued upon conversion of a Public Common Unit in accordance with the terms hereof will be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to such Public Common Unit (other than any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time).

(f)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Public Common Units on the one-year anniversary of the Effective Time will be delivered to Parent upon demand by Parent and, from and after such delivery, any former holders of Public Common Units who have not theretofore complied with this Article III will thereafter look only to Parent for the Merger Consideration payable in respect of such Public Common Units or any dividends or other distributions with respect to Parent Shares to which they are entitled pursuant to Section 3.1 or Section 3.3(c), respectively, in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Public Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent. Without limitation of the foregoing, after the date that is the one-year anniversary of the Effective Time, any amounts remaining unclaimed by holders of Public Common Units will become the property of Parent, subject to the legitimate claims of any Person previously entitled thereto hereunder or under abandoned property, escheat or similar Laws. Notwithstanding anything in this Agreement to the contrary, none of Parent, EQM LP, the Partnership, Merger Sub, the Surviving Entity, the General Partner, the Exchange Agent, or any other Person shall be liable to any former holder of Public Common Units for any amount properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g)    Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate and affidavit the Merger Consideration payable in respect of Public Common Units represented by such Certificate as contemplated by this Article III and pay any dividends and other distributions pursuant to Section 3.3(c).

(h)    Withholding Taxes. Each of Parent, EQM LP, Merger Sub, the Surviving Entity and the Exchange Agent are entitled to deduct and withhold from any amounts, including the Merger Consideration, payable pursuant to this Agreement to any Person such amounts as Parent, EQM LP, Merger Sub, the Surviving Entity or the Exchange Agent reasonably deems it is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment. Such deduction and withholding may be taken in securities, in which case Parent, EQM LP, Merger Sub, the Surviving Entity or the Exchange Agent, as applicable, shall be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate Governmental Authority, such amounts (including securities) will be treated for all purposes of this Agreement as having been paid or issued to the Person in respect of whom such deduction and withholding was made.

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(i)    Book Entry Shares. All Parent Shares to be issued in the Merger will be issued in book-entry form, without physical certificates.

Section 3.4    No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 3.5    Anti-Dilution Provisions. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units or shares of Parent Common Stock shall have been changed into a different number of units or shares or a different class or series by reason of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of Common Units or shares of Parent Common Stock, as applicable, then the Merger Consideration, the Exchange Ratio and any other similar dependent item, as applicable, will be correspondingly adjusted to provide to the holders of Public Common Units the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.5 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

Section 3.6    Treatment of Awards. Prior to the Effective Time, Parent, the General Partner and the Partnership shall take all action as may be necessary or required in accordance with applicable Law and each Partnership Long-Term Incentive Plan and Parent Equity Plan (including the award agreements in respect of awards granted thereunder) to give effect to this Section 3.6 as follows:

(a)    As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Partnership LTIP Award, whether or not vested, that is outstanding immediately prior to the Effective Time, shall become fully vested and shall be automatically converted into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). The cancellation of a Partnership LTIP Award as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Partnership LTIP Award. From and after the Effective Time, the former holder of any canceled Partnership LTIP Award shall only be entitled to receive the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights) in respect of each Common Unit subject to such canceled Partnership LTIP Award. Payment of the Merger Consideration (and any accrued but unpaid amounts in relation to distribution equivalent rights) with respect to canceled Partnership LTIP Awards shall be subject to the holder’s satisfaction of all Tax withholding amounts payable in connection with the receipt of such payments, in each case in accordance with the terms of the award agreements governing such canceled Partnership LTIP Awards and the Partnership Long-Term Incentive Plans.

(b)    As of the Effective Time, unless otherwise determined by the Parent Board, Parent shall assume the outstanding unused unit reserve (the “Partnership LTIP Reserve”) under the Partnership Long-Term Incentive Plans for the purpose of making future grants relating to Parent Shares to applicable employees and other service providers of Parent and its Subsidiaries, which Partnership LTIP Reserve shall (i) be adjusted as reasonably determined by the Parent Board or a committee thereof to give effect to the transactions contemplated by this Agreement, and (ii) be added to and merged with the Parent Equity Plans in such manner as determined by the Parent Board or a committee thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE GENERAL PARTNER

Except as disclosed in (a) the Partnership SEC Documents filed with or publicly furnished to the SEC on or after December 31, 2018 and prior to the date of this Agreement (but excluding any disclosure contained in any

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such Partnership SEC Documents under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Partnership to Parent (the “Partnership Disclosure Schedule”) prior to the execution of this Agreement (provided, that (i) disclosure in any section of such Partnership Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect), each of the Partnership and the General Partner (solely for purposes of this Article IV other than this paragraph, the term “General Partner” shall mean, as applicable, (i) as of and after February 22, 2019, EQGP Services, LLC and (ii) prior to February 22, 2019, EQM Midstream Services, LLC), jointly and severally, represent and warrant to Parent, EQM LP and Merger Sub as follows:

Section 4.1    Organization, Standing and Power.

(a)    Each of the Partnership, the General Partner and their respective Subsidiaries is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Partnership (a “Partnership Material Adverse Effect”).

(b)    Each of the Partnership and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c)    Other than as set forth on Section 4.1(c) of the Partnership Disclosure Schedule, all of the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Partnership that are owned directly or indirectly by the Partnership have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such voting or transfer restrictions as set forth in the Organizational Documents of such Subsidiary and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” Laws of the various states of the United States) (collectively, “Liens”).

(d)    The Partnership has made available to Parent correct and complete copies of its Organizational Documents and correct and complete copies of the Organizational Documents of each of its material Subsidiaries, in each case as amended to the date of this Agreement. All such Organizational Documents are in full force and effect and the Partnership and each of its material Subsidiaries is not in violation of any of their provisions in any material respect.

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Section 4.2    Capitalization.

(a)    The authorized equity interests of the Partnership consist of Common Units, Series A Preferred Units and Class B Units. As of February 25, 2020, the issued and outstanding limited partner interests and general partner interests of the Partnership consisted of (i) 200,457,630 Common Units, (ii) 24,605,291 Series A Preferred Units, (iii) 7,000,000 Class B Units and (iv) the General Partner Interest. The Partnership has reserved 2,000,000 Common Units for issuance pursuant to the Partnership Long-Term Incentive Plans, of which, as of February 25, 2020, 38,190 Common Units are subject to outstanding Partnership LTIP Awards, and 1,473,983 Common Units are available for issuance in connection with future grants of awards under the Partnership Long-Term Incentive Plans. From February 25, 2020 until the date of this Agreement, no additional limited partner interests or general partner interests have been issued, other than Common Units issued in connection with or pursuant to the Partnership Long-Term Incentive Plans. The General Partner is the sole general partner of the Partnership and owns the General Partner Interest free and clear of any Lien, and the General Partner Interest has been duly authorized and validly issued in accordance with the Organizational Documents of the Partnership. All outstanding equity interests of the Partnership (excluding the General Partner Interest) are, and all Common Units issuable pursuant to the Partnership LTIP Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of preemptive rights (except as set forth in the Partnership Agreement).

(b)    As of the date of this Agreement, except pursuant to this Agreement or as set forth on Section 4.2(b) of the Partnership Disclosure Schedule or in the Partnership Agreement, (i) there are no equity securities of the Partnership issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights or other compensatory equity or equity-based awards or rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any Partnership Interest or other equity interest of the Partnership or such Subsidiary or any securities convertible into or exchangeable for such Partnership Interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities and (iii) there are no contractual obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Partnership Interest or other equity interest in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence.

(c)    Neither the Partnership nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with the holders of Common Units or any other equity interest on any matter.

(d)    Other than as set forth in Section 4.2(d) of the Partnership Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Partnership or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Partnership or any of its Subsidiaries.

Section 4.3    Authority; Noncontravention; Voting Requirements.

(a)    Each of the Partnership and the General Partner has all necessary entity power and authority to execute and deliver this Agreement and, subject to obtaining the Partnership Equityholder Approval in the case of the Partnership, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of the Partnership and the General Partner of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been, as applicable, duly authorized by the GP Board, approved by each of the Conflicts Committee and the GP Board and consented to by the Sole Member and no other entity action on the part of the Partnership, the General Partner or the Sole Member is necessary to authorize the execution, delivery and performance by the Partnership and the General Partner of this Agreement

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and, except for obtaining the Partnership Equityholder Approval, the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Partnership and the General Partner and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Partnership and the General Partner, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity) (collectively, the “Enforceability Exceptions”). The GP Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law (collectively, “Takeover Laws”) and any takeover provision of the Partnership Agreement applicable to the Partnership, the General Partner or any of their respective Subsidiaries do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger.

(b)    Neither the execution and delivery of this Agreement by the Partnership or the General Partner nor the consummation by the Partnership and the General Partner of the transactions contemplated by this Agreement, nor compliance by the Partnership and the General Partner with any of the terms or provisions of this Agreement, will (i) assuming the Partnership Equityholder Approval is obtained, contravene, conflict with, violate any provision of, result in any breach of, or require the consent (other than the Sole Member Consent, which has been obtained) of any Person under, the terms, conditions or provisions of the Partnership Agreement, the General Partner Company Agreement or any of the Organizational Documents of the Partnership’s material Subsidiaries, (ii) assuming the authorizations, consents and approvals referred to in Section 4.3(e) and (f) and Section 4.4 and the Partnership Equityholder Approval are obtained, the amendments, restatements, amendments and restatements, replacements, terminations, waivers, consents and/or other modifications, referred to in Section 4.3(b) of the Partnership Disclosure Schedule are effective on or prior to the Closing Date, and the filings referred to in Section 4.4 are made, (A) contravene, violate or conflict with any Law, judgment, writ or injunction of any Governmental Authority applicable to the Partnership or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Partnership or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Partnership Permit to which the Partnership or any of its Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of the Partnership or any of its Subsidiaries, except, in the case of clause (ii) of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c)    Except for the Sole Member Consent and approval by the GP Board, each of which was obtained prior to the execution of this Agreement, the Partnership Equityholder Approval is the only vote or approval of the holders of any class or series of Partnership Interests that is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

(d)    The Conflicts Committee, at a meeting duly called and held, by unanimous vote, in good faith, has, among other things, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Partnership and its Subsidiaries and the Partnership Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to recommend to the GP Board the approval of this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved, and recommended that the GP Board resolve, to recommend approval of this Agreement and the Merger by the Limited Partners. Such approval by the Conflicts Committee constituted “Special Approval” (as

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defined in the Partnership Agreement) of this Agreement and the transactions contemplated by this Agreement under the Partnership Agreement.

(e)    The GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote, in good faith, has, among other things, (i) determined that the forms, terms and provisions of this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Partnership and its Subsidiaries and the holders of Common Units, (ii) authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (iii) authorized the submittal of a proposal to approve the adoption of this Agreement and the Merger to a vote of the Limited Partners at the Partnership Equityholder Meeting and (iv) resolved to recommend approval of the adoption of this Agreement and the Merger by the Limited Partners at the Partnership Equityholder Meeting.

(f)    In accordance with Section 5.13 of the General Partner Company Agreement, the GP Board has obtained the Sole Member Consent, pursuant to which the Sole Member has (i) determined that the Merger is in the best interests of the Sole Member and the General Partner and (ii) authorized the execution and delivery of this Agreement by the General Partner.

Section 4.4    Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act, including the filing of a joint proxy statement/prospectus with the SEC in connection with the Merger (the “Joint Proxy Statement”), and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect.

Section 4.5    Partnership SEC Documents; Undisclosed Liabilities; Internal Controls.

(a)    The Partnership and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2018 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Partnership SEC Documents”). The Partnership SEC Documents, as of their respective effective dates (in the case of Partnership SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Partnership SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), as the case may be, applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    The consolidated financial statements of the Partnership included in the Partnership SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited

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quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in partners’ capital for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Partnership and its consolidated Subsidiaries, taken as a whole).

(c)    Except (i) as reflected or otherwise reserved against on the balance sheet of the Partnership and its consolidated Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Partnership SEC Documents filed by the Partnership and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for liabilities and obligations set forth in Section 4.5(c) of the Partnership Disclosure Schedule and (iv) for liabilities and other obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Partnership nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent) that would be required to be reflected or reserved against on a consolidated balance sheet of the Partnership prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(d)    No Subsidiary of the Partnership is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the Partnership SEC Documents. No enforcement action has been initiated against the Partnership relating to disclosures contained or omitted from any Partnership SEC Document.

(e)    The General Partner has established and maintains adequate internal control over financial reporting and disclosure controls and procedures for the Partnership sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that ensure that all material information required to be disclosed by the Partnership in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. The General Partner has disclosed, based on its most recent evaluation, to the Partnership’s auditors and the Conflicts Committee (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information and have identified for the Partnership’s auditors and the Conflicts Committee any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.

(f)    Since December 31, 2018, the principal executive officer and principal financial officer of the General Partner have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of the General Partner or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date of this Agreement, and except as disclosed in a Partnership SEC Document filed with the SEC prior to the date of this Agreement, the General Partner has no knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

Section 4.6    Absence of Certain Changes or Events.

(a)    Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Partnership Material Adverse Effect.

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(b)    Since the Balance Sheet Date, except for this Agreement and the transactions contemplated hereby, the Partnership and its Subsidiaries have carried on and operated their respective businesses in the ordinary course of business.

(c)    Since the Balance Sheet Date, no actions prohibited under Section 6.2(a) have occurred.

Section 4.7    Legal Proceedings. There are no Proceedings pending or, to the knowledge of the Partnership, threatened with respect to the Partnership or any of its Subsidiaries or Proceedings pending or, to the knowledge of the Partnership, threatened with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any Governmental Authority against the Partnership or any of its Subsidiaries, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 4.8    Compliance With Laws.

(a)    The Partnership and its Subsidiaries are, and since the later of December 31, 2018 and their respective dates of incorporation, formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, tariff, ordinance, rule, regulation, judgment, order, injunction, stipulation, determination, award or decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b)    Without limiting the generality of Section 4.8(a), none of the General Partner, the Partnership, the Partnership’s Subsidiaries, or, to the knowledge of the General Partner or the Partnership, any consultant, agent or Representative of any of the foregoing (in their respective capacities as such), (i) has violated the U.S. Foreign Corrupt Practices Act, or any other U.S. and foreign anti-corruption Laws that are applicable to the Partnership or its Subsidiaries; (ii) has, to the knowledge of the Partnership, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the knowledge of the Partnership, is being (or has been) investigated by any Governmental Authority except, in each case of the foregoing clauses (i) through (iii), as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 4.9    Information Supplied. Subject to the accuracy of the representations and warranties of Parent, EQM LP and Merger Sub set forth in Section 5.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Partnership or the General Partner specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares in connection with the Merger (as amended or supplemented from time to time, the “Registration Statement”) will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement will, on the date it is first mailed to the Limited Partners and the Parent Shareholders, and at the time of the Partnership Equityholder Meeting and the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. Notwithstanding the foregoing, neither the General Partner nor the Partnership make any representation or warranty with respect to information supplied by or on behalf of Parent, EQM LP or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

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Section 4.10    Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect: (a) all Tax Returns that were required to be filed by or with respect to the Partnership or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (b) all Taxes owed by the Partnership or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established in their books and records, (c) there are no Liens on any of the assets of the Partnership or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes on any of such assets, (d) there is no claim against the Partnership or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Returns of or with respect to the Partnership or any of its Subsidiaries, (e) each of the Partnership and any of its Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code, (f) the Partnership is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation under Section 7704 of the Code, and has been properly treated as such (or properly treated as disregarded as separate from its owner for U.S. federal income tax purposes) since its formation, and (g) at least 90% of the gross income of the Partnership for each taxable year since its formation through and including the current taxable year has been treated as “qualifying income” within the meaning of Section 7704(d) of the Code.

Section 4.11    Opinion of Financial Advisor. The Conflicts Committee has received the opinion of Evercore Group L.L.C. (the “Conflicts Committee Financial Advisor”) to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders.

Section 4.12    Brokers and Other Advisors. Except for the Conflicts Committee Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Merger or the other transactions contemplated by this Agreement based on arrangements made by or on behalf of the Partnership or any of its Subsidiaries or the Conflicts Committee. The Partnership has made available to Parent a correct and complete copy of the Partnership’s engagement letter with the Conflicts Committee Financial Advisor, which letter describes all fees payable to the Conflicts Committee Financial Advisor in connection with the transactions contemplated hereby and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Conflicts Committee Financial Advisor, entered into in connection with the transactions contemplated hereby.

Section 4.13    Investment Company Act. The Partnership is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 4.14    No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, neither the Partnership nor any other Person makes or has made any express or implied representation or warranty with respect to the Partnership or its Subsidiaries with respect to any other information provided to Parent, EQM LP or Merger Sub in connection with the Merger or the other transactions contemplated by this Agreement. Each of Parent, EQM LP and Merger Sub acknowledges and agrees that, without limiting the generality of the foregoing, neither the Partnership nor any other Person will have or be subject to any liability or other obligation to Parent, EQM LP, Merger Sub or any other Person resulting from the distribution to Parent, EQM LP or Merger Sub (including their respective Representatives), or Parent’s, EQM LP’s or Merger Sub’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent, EQM LP or Merger Sub in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

PARENT, EQM LP AND MERGER SUB

Except as disclosed in (a) the Parent SEC Documents filed with or publicly furnished to the SEC on or after December 31, 2018, and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)), or (b) the disclosure letter delivered by Parent to the Partnership (the “Parent Disclosure Schedule”) prior to the execution of this Agreement (provided, that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), Parent, EQM LP and Merger Sub, jointly and severally, represent and warrant to the Partnership and the General Partner as follows:

Section 5.1    Organization, Standing and Power.

(a)    Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (“Parent Material Adverse Effect”).

(b)    Each of Parent and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)    Except as set forth on Section 5.1(c) of the Parent Disclosure Schedule, all of the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each material Subsidiary of Parent that are owned directly or indirectly by Parent have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all Liens.

(d)    Parent has made available to the Partnership correct and complete copies of its Organizational Documents, and correct and complete copies of the Organizational Documents of each of its material Subsidiaries, in each case as amended to the date of this Agreement. All such Organizational Documents are in full force and effect, and Parent and each of its material Subsidiaries is not in violation of any of their provisions in any material respect.

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Section 5.2    Capitalization.

(a)    The authorized equity interests of Parent consist of (i) 1,250,000,000 Parent Shares and (ii) 50,000,000 shares of Parent Preferred Stock. As of February 25, 2020, there were (i) 254,968,290 Parent Shares issued and outstanding (excluding, for the avoidance of doubt, any Parent Shares held in treasury), (ii) no Parent Shares held in treasury and (iii) no shares of Parent Preferred Stock issued and outstanding or held in treasury. Parent has reserved 35,100,000 Parent Shares for issuance pursuant to the Parent Equity Plans, of which, as of February 25, 2020, 2,163,265 Parent Shares are subject to outstanding Parent Equity Awards, and 29,176,825 Parent Shares are available for issuance in connection with future grants of awards under the Parent Equity Plans. From February 25, 2020 until the date of this Agreement, no additional equity interests of Parent have been issued, other than Parent Shares issued in connection with or pursuant to the Parent Equity Plans, the Parent Savings Plan or the Parent Dividend Reinvestment and Stock Purchase Plan. All outstanding equity securities of Parent are, and all Parent Shares issuable pursuant to the Parent Equity Plans, the Parent Savings Plan or the Parent Dividend Reinvestment and Stock Purchase Plan, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)    As of the date of this Agreement, except pursuant to this Agreement or the Preferred Restructuring Agreement, and as set forth in Section 3.1(b), the Parent Equity Plans, the Parent Savings Plan, the Parent Dividend Reinvestment and Stock Purchase Plan or grant documents issued thereunder, (i) there are no equity securities of Parent issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights or other compensatory equity or equity-based awards or rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Parent or its Subsidiaries to issue, transfer or sell any equity interest of Parent or any such Subsidiary or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities and (iii) there are no contractual obligations of Parent or its Subsidiaries to repurchase, redeem or otherwise acquire any other equity interest in Parent or its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence. Since December 31, 2019, except pursuant to the Parent Equity Plans, the Parent Savings Plan or the Parent Dividend Reinvestment and Stock Purchase Plan, there have been no partnership interests, limited liability company interests, other equity securities, options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments, or contractual obligations of the types described in the foregoing sentence issued or entered into by or on behalf of Parent.

(c)    Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with Parent Shareholders or any other equity interest on any matter.

(d)    Other than as set forth in Section 5.2(d) of the Parent Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of Parent.

(e)    When issued pursuant to the terms of this Agreement, all Parent Shares constituting the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(f)    All of the issued and outstanding limited liability company interests of Merger Sub and all of the outstanding shares of EQM LP are duly authorized, validly issued, fully paid and nonassessable (except, with respect to the limited liability company interests of Merger Sub, as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the DLLCA), and are owned, directly or indirectly, by Parent, in the case of EQM LP, and by EQM LP, in the case of Merger Sub, and Parent has no obligation to make contributions to EQM LP by reason of Parent’s ownership of equity interests in EQM LP and EQM LP has no obligation to make contributions to Merger Sub by reason of EQM LP’s ownership of equity interests in Merger

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Sub, and Parent has no personal liability for the debts, obligations and liabilities of EQM LP, whether arising in contract, tort or otherwise, solely by reason of being an equity holder of EQM LP and EQM LP has no personal liability for the debts, obligations and liabilities of Merger Sub, whether arising in contract, tort or otherwise, solely by reason of being an equity holder of Merger Sub. Each of EQM LP and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby. Except for the obligations and liabilities incurred in connection with its formation, and the transactions contemplated hereby, each of EQM LP and Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.3    Authority; Noncontravention; Voting Requirements.

(a)    Each of Parent, EQM LP and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and, subject to obtaining the Parent Shareholder Approval in the case of Parent, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Parent, EQM LP and Merger Sub of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by each of the boards of directors of Parent and EQM LP, for the relevant entity and for and on behalf of Merger Sub, and no other entity action on the part of Parent, EQM LP or Merger Sub is necessary to authorize the execution, delivery and performance by Parent, EQM LP and Merger Sub of this Agreement and, except for obtaining the Parent Shareholder Approval in the case of Parent, the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent, EQM LP and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, EQM LP and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. The Parent Board has taken all necessary action so that any Takeover Laws applicable to Parent or any of its Subsidiaries do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance.

(b)    Neither the execution and delivery of this Agreement by Parent, EQM LP and Merger Sub, nor the consummation by Parent, EQM LP and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent, EQM LP and Merger Sub with any of the terms or provisions of this Agreement, will (i) assuming the Parent Shareholder Approval is obtained, contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Parent Organizational Documents or the Organizational Documents of EQM LP or Merger Sub or any of Parent’s other material Subsidiaries, (ii) assuming the authorizations, consents and approvals referred to in Section 5.3(d) and Section 5.4 and the Parent Shareholder Approval are obtained, the amendments, restatements, amendments and restatements, replacements, terminations, waivers, consents and/or other modifications referred to in Section 5.3(b) of the Parent Disclosure Schedule are effective on or prior to the Closing Date, and the filings referred to in Section 5.4 are made, (A) contravene, violate or conflict with any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Parent Permit to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of Parent or any of its Subsidiaries, except, in the case of clause (ii) of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(c)    The affirmative vote of a majority of votes cast at the Parent Shareholder Meeting at which a quorum is present or any adjournment or postponement thereof (the “Parent Shareholder Approval”) is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve the Parent Stock Issuance.

(d)    The Parent Board has unanimously (i) determined that the forms, terms and provisions of this Agreement and the transactions contemplated hereby, including the Merger and the Common Stock Issuance, are in the best interests of Parent and the Parent Shareholders, (ii) authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Common Stock Issuance, on the terms and subject to the conditions set forth in this Agreement, (iii) authorized the submittal of a proposal to approve the Parent Stock Issuance to a vote of the Parent Shareholders at the Parent Shareholder Meeting and (iv) resolved to recommend approval of the Parent Stock Issuance by the Parent Shareholders at the Parent Shareholder Meeting.

Section 5.4    Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Registration Statement and the Joint Proxy Statement with the SEC, and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent, EQM LP and Merger Sub and the consummation by Parent, EQM LP and Merger Sub of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.5    Parent SEC Documents; Undisclosed Liabilities; Internal Controls.

(a)    Parent and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since October 26, 2018 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in shareholders’ equity for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated Subsidiaries, taken as a whole).

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(c)    Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for liabilities and obligations set forth in Section 5.5(c) of the Partnership Disclosure Schedule and (iv) for liabilities and other obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)    No Subsidiary of Parent is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the Parent SEC Documents. No enforcement action has been initiated against Parent relating to disclosures contained or omitted from any Parent SEC Document.

(e)    Parent has established and maintains adequate internal control over financial reporting and disclosure controls and procedures sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to the Parent’s auditors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and have identified for the Parent’s auditors any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting.

(f)    Since December 31, 2018, the principal executive officer and principal financial officer of Parent have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of Parent or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date of this Agreement, and except as disclosed in a Parent SEC Document filed with the SEC prior to the date of this Agreement, Parent has no knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

Section 5.6    Absence of Certain Changes or Events.

(a)    Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect.

(b)    Since the Balance Sheet Date, except for this Agreement and the transactions contemplated hereby, the Parent and its Subsidiaries have carried on and operated their respective businesses in the ordinary course of business.

(c)    Since the Balance Sheet Date, no actions prohibited under Section 6.2(b) have occurred.

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Section 5.7    Legal Proceedings. There are no Proceedings pending or, to the knowledge of Parent, threatened with respect to Parent or any of its Subsidiaries or Proceedings pending or, to the knowledge of Parent, threatened with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any Governmental Authority against Parent or any of its Subsidiaries, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.8    Compliance With Laws.

(a)    Parent and its Subsidiaries are, and since the later of December 31, 2018 and their respective dates of incorporation, formation or organization have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Without limiting the generality of Section 5.8(a), none of Parent, its Subsidiaries, nor, to the knowledge of Parent, any consultant, agent or Representative of any of the foregoing (in their respective capacities as such), (i) has violated the U.S. Foreign Corrupt Practices Act, or any other U.S. and foreign anti-corruption Laws that are applicable to Parent or its Subsidiaries; (ii) has, to the knowledge of Parent, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the knowledge of Parent, is being (or has been) investigated by any Governmental Authority except, in each case of the foregoing clauses (i) through (iii), as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.9    Information Supplied. Subject to the accuracy of the representations and warranties of the Partnership and the General Partner set forth in Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of Parent, EQM LP or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement will, on the date it is first mailed to the Limited Partners and the Parent Shareholders and at the time of the Partnership Equityholder Meeting and the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Registration Statement will comply as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. Notwithstanding the foregoing, none of Parent, EQM LP or Merger Sub make any representation or warranty with respect to information supplied by or on behalf of the Partnership or the General Partner for inclusion or incorporation by reference in any of the foregoing documents.

Section 5.10    Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (a) all Tax Returns that were required to be filed by or with respect to Parent or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (b) all Taxes owed by Parent or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established in their books and records, (c) there are no Liens on any of the assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes on any of such assets and (d) there is no claim against Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Returns of or with respect to Parent or any of its Subsidiaries. Parent has caused the TMA Signing Opinion to be issued by Tax Counsel in accordance with the Tax Matters Agreement.

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Section 5.11    Opinion of Financial Advisor. The Parent Board has received an opinion from Guggenheim Securities, LLC to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio provided for in this Agreement is fair, from a financial point of view, to Parent.

Section 5.12    Brokers and Other Advisors. Except for Guggenheim Securities, LLC and Citigroup Global Markets Inc., the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 5.13    Investment Company Act. Parent is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.14    Ownership of Partnership Interests. Parent and its Subsidiaries, taken together, are the beneficial owners of 117,245,455 Common Units, 7,000,000 Class B Units and the General Partner Interest, which represent all Partnership Interests held of record or beneficially by Parent or any of its Subsidiaries as of the date of this Agreement. As of the date of this Agreement, the Common Units and Class B Units beneficially owned by Parent and its Subsidiaries constitute a Unit Majority (as defined in the Partnership Agreement).

Section 5.15    No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V, none of Parent, EQM LP or Merger Sub nor any other Person makes or has made any express or implied representation or warranty with respect to Parent, EQM LP and Merger Sub or with respect to any other information provided to the Partnership in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of Parent, EQM LP or Merger Sub nor any other Person will have or be subject to any liability or other obligation to the Partnership or the General Partner or any other Person resulting from the distribution to the Partnership, the General Partner or the Conflicts Committee (including their respective Representatives), or the Partnership’s, the General Partner’s or the Conflicts Committee’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership, the General Partner and the Conflicts Committee in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article V.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1    Preparation of the Registration Statement and the Joint Proxy Statement; Equityholder Meetings.

(a)    As promptly as practicable following the date of this Agreement, (i) the Partnership and Parent shall jointly prepare and file with the SEC the Joint Proxy Statement and (ii) the Partnership and Parent shall jointly prepare and Parent shall file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of the Partnership and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Partnership and Parent shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Limited Partners and the Parent Shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of the parties shall cooperate and consult with each other in connection with the preparation and filing of the Registration Statement and the Joint Proxy Statement, as applicable, including promptly furnishing to each other in writing

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upon request any and all information relating to a party or its Affiliates as may be required to be set forth therein, as applicable, under applicable Law. No filing of, or amendment or supplement to, the Registration Statement or the Joint Proxy Statement will be made by a party without providing the other parties a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or Parent that should be set forth in an amendment or supplement to, the Registration Statement or the Joint Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Laws, disseminated to the Limited Partners and the Parent Shareholders. The parties shall notify each other promptly of the receipt of any comments, written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Registration Statement or for additional information, and each party shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Registration Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

(b)    The Partnership shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, establish a record date for, duly call, give notice of, convene and hold the Partnership Equityholder Meeting for the purpose of obtaining the Partnership Equityholder Approval. Subject to Section 6.3, the Partnership shall, through the GP Board and the Conflicts Committee, recommend to the Limited Partners approval of this Agreement and the Merger (collectively, the “Partnership Board Recommendation”) and use the Partnership’s reasonable best efforts to obtain from the Limited Partners the Partnership Equityholder Approval. The Joint Proxy Statement shall include, subject to Section 6.3, the Partnership Board Recommendation. Without limiting the generality of the foregoing, unless this Agreement is validly terminated in accordance with Article VIII, the Partnership’s obligations pursuant to the first sentence of this Section 6.1(b) shall not be affected by the withdrawal or modification by the Conflicts Committee or the GP Board of the Partnership Board Recommendation or any other action by the Conflicts Committee or the GP Board with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Equityholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Equityholder Approval, (ii) for the absence of a quorum, (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the Joint Proxy Statement that the Conflicts Committee or the GP Board has determined after consultation with outside legal counsel is necessary under applicable Laws is provided to the Limited Partners within the minimum amount of time reasonably practicable prior to the Partnership Equityholder Meeting, and (iv) if the Partnership has delivered any notice contemplated by Section 6.3(d) and the time periods contemplated by Section 6.3(d) have not expired; provided, however, that in each case, without the written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), the Partnership shall not be permitted to postpone or adjourn the Partnership Equityholder Meeting for more than 10 Business Days later than the most recently adjourned meeting or to a date after the date that is two Business Days prior to the Outside Date. The Partnership shall adjourn the Partnership Equityholder Meeting at the request of Parent (but in no event for more than 30 days from the date the Partnership Equityholder Meeting was originally scheduled to convene) (i) to solicit additional proxies for the purpose of obtaining the Partnership Equityholder Approval or (ii) for the absence of a quorum. Without the written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), no matter shall be submitted for action at the Partnership Equityholder Meeting except the approval of this Agreement, the Merger and matters reasonably related to this Agreement.

(c)    Parent shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, establish a record date for, duly call, give notice of, convene and hold the Parent Shareholder Meeting for the purpose of obtaining the Parent Shareholder Approval. Parent shall include in the

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Joint Proxy Statement Parent’s recommendation, through the Parent Board, that the Parent Shareholders approve the Parent Stock Issuance (collectively, the “Parent Board Recommendation”) and use Parent’s reasonable best efforts to obtain from the Parent Shareholders the Parent Shareholder Approval. The Joint Proxy Statement shall include the Parent Board Recommendation. Without limiting the generality of the foregoing, unless this Agreement is validly terminated in accordance with Article VIII, Parent’s obligations pursuant to the first sentence of this Section 6.1(c) shall not be affected by the withdrawal or modification by the Parent Board of the Parent Board Recommendation or any other action by the Parent Board with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Shareholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent Shareholder Approval, (ii) for the absence of a quorum and (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the Joint Proxy Statement that the Parent Board has determined after consultation with outside legal counsel is necessary under applicable Laws is provided to the Parent Shareholders within the minimum amount of time reasonably practicable prior to the Parent Shareholder Meeting; provided, however, that in each case, without the written consent of the Partnership (which shall not be unreasonably withheld, delayed or conditioned), Parent shall not be permitted to postpone or adjourn the Parent Shareholder Meeting for more than 10 Business Days later than the most recently adjourned meeting or to a date after the date that is two Business Days prior to the Outside Date. Parent shall adjourn the Parent Shareholder Meeting at the request of the Partnership (but in no event for more than 30 days from the date the Parent Shareholder Meeting was originally scheduled to convene) (i) to solicit additional proxies for the purpose of obtaining the Parent Shareholder Approval or (ii) for the absence of a quorum. Without the written consent of the Partnership (which shall not be unreasonably withheld, delayed or conditioned), no matter shall be submitted for action at the Parent Shareholder Meeting except the approval of the Parent Stock Issuance and matters reasonably related thereto. Notwithstanding the foregoing, the Parent Shareholder Meeting may be combined with Parent’s 2020 annual meeting of shareholders, provided that no other matters shall be submitted for action at such meeting other than the approval of the Parent Stock Issuance, election of Parent’s directors, appointment of Parent’s auditors and any required shareholder proposals, without the written consent of the Partnership (which shall not be unreasonably withheld, delayed or conditioned), and provided further that such combination does not cause the Parent Shareholder Meeting to occur materially later than it would have occurred without such combination.

(d)    The parties shall use their reasonable best efforts to hold the Partnership Equityholder Meeting and the Parent Shareholder Meeting on the same day.

(e)    Unless this Agreement is validly terminated in accordance with Article VIII, the Partnership shall submit this Agreement and the Merger to the Limited Partners for approval at the Partnership Equityholder Meeting even if the GP Board or the Conflicts Committee shall have effected a Partnership Adverse Recommendation Change.

(f)    Unless this Agreement is validly terminated in accordance with Article VIII, Parent shall submit the Parent Stock Issuance for approval at the Parent Shareholder Meeting.

Section 6.2    Conduct of Business.

(a)    Except (i) as permitted by this Agreement, (ii) as set forth in Section 6.2(a) of the Partnership Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement and the Preferred Restructuring Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, each of the Partnership and the General Partner shall, and shall cause each of their respective Subsidiaries to, (A) conduct its business in the ordinary course of business consistent with past practice, (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, if any, (C) use commercially reasonable efforts to keep in full force and effect all material Partnership Permits and all material insurance policies maintained by the Partnership and its Subsidiaries, other than changes to such policies made in the ordinary

33

course of business, and (D) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Partnership Material Contracts. Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 6.2(a) of the Partnership Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement and the Preferred Restructuring Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, the Partnership and the General Partner shall not, and shall not permit any of their respective Subsidiaries to:

(i)    amend the Organizational Documents (whether by merger, consolidation, conversion or otherwise) of such entity in any manner that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement;

(ii)    declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of the Common Units, other than regular quarterly cash distributions on the Common Units not to exceed $1.16 per Common Unit; provided, however, that nothing herein shall prohibit the payment of dividends or distributions or the making of cash advances or a transfer of property to the Parent or any direct or indirect subsidiary of the Parent and nothing shall prohibit the General Partner from decreasing the quarterly cash distribution on the Common Units;

(iii)    split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of such entity’s capital stock or other equity interests;

(iv)    adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law;

(v)    waive, release, assign, settle or compromise any Proceeding, including any state or federal regulatory Proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Partnership Material Adverse Effect;

(vi)    (1) change its fiscal year or any method of Tax accounting, (2) make, change or revoke any material Tax election (including any entity classification election under Treasury Regulations Section 301.7701-3), (3) settle or compromise any material liability for Taxes or any audit, examination or other legal Proceeding in respect of a material amount of Taxes, (4) file any material amended Tax Return, (5) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax, (6) surrender any right to claim a material Tax refund or (7) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(vii)    make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

(viii)    engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of the Partnership for any calendar quarter since its formation and prior to the Effective Time to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

(ix)    except as required by applicable Law or the terms of any Partnership Benefit Plan existing and in effect on the date of this Agreement or as contemplated by this Agreement, (1) establish, adopt, materially amend or modify, commence participation in or terminate (or commit to establish, adopt, materially amend or modify, commence participation in or terminate) any Partnership Benefit Plan (or any plan or arrangement that would be a Partnership Benefit Plan if in effect as of the date of this

34

Agreement), (2) increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the General Partner, the Partnership or any of their respective Subsidiaries, or enter into or amend any employment, severance, termination, retention or consulting agreement, in each case, other than in the ordinary course of business, (3) accelerate any material rights or benefits under any Partnership Benefit Plan, or (4) grant or amend any equity awards; or

(x)    agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement (including the transactions contemplated by the Preferred Restructuring Agreement).

(b)    Except (i) as permitted by this Agreement, (ii) as set forth in Section 6.2(b) of the Parent Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement (including the Preferred Restructuring Agreement) or (v) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course of business consistent with past practice, (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationship with it and retain the services of its present officers and key employees, (C) use commercially reasonable efforts to keep in full force and effect all material Parent Permits and all material insurance policies maintained by the Parent and its Subsidiaries, other than changes to such policies made in the ordinary course of business, and (D) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Parent Material Contracts. Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 6.2(b) of the Parent Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement (including the Preferred Restructuring Agreement) or (v) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

(i)    amend Parent’s or any of its Subsidiaries’ Organizational Documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (a) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement, (b) adversely affect the terms of the Parent Common Stock in any material respect or (c) adversely affect the rights of the Investors in respect of the Series A Preferred Shares to be issued pursuant to the Preferred Restructuring Agreement at the Closing;

(ii)    declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of Parent’s capital stock, other than regular quarterly cash dividends on the Parent Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time; provided, however, that nothing contained herein shall prohibit Parent Board from increasing or decreasing the quarterly cash dividend on Parent Common Stock;

(iii)    merge, consolidate or enter into any other business combination transaction or agreement with any Person;

(iv)    split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of Parent’s capital stock or other equity interests;

(v)    issue, sell or reclassify any capital stock of Parent or its Subsidiaries, or grant, issue or reclassify any warrant, option, right, contract, call, or other security or instrument granting the holder

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thereof the right to acquire capital stock of Parent or its Subsidiaries, in each case other than (i) the issuance or sale, in one or more transactions pursuant to a Parent Equity Plan, another Parent Benefit Plan or the Parent Dividend Reinvestment and Stock Purchase Plan, of up to 1,370,000 Parent Shares or (ii) the issuance of Series A Preferred Shares pursuant to the Preferred Restructuring Agreement;

(vi)    solely with respect to Parent, adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law and, with respect to any Subsidiary of Parent, adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement;

(vii)    waive, release, assign, settle or compromise any Proceeding, including any state or federal regulatory Proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Parent Material Adverse Effect;

(viii)    (1) change its fiscal year or any method of Tax accounting, (2) make, change or revoke any material Tax election, (3) settle or compromise any material liability for Taxes or any audit, examination or other legal Proceeding in respect of a material amount of Taxes, (4) file any material amended Tax Return, (5) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax, (6) surrender any right to claim a material Tax refund or (7) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(ix)    directly or indirectly purchase, acquire or otherwise become beneficial owner of (or direct the Partnership to repurchase, redeem or otherwise acquire) any Public Common Units; or

(x)    agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any acquisition or disposition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement (including the consummation of the transactions contemplated by the Preferred Restructuring Agreement).

Section 6.3    No Solicitation by the Partnership; Partnership Adverse Recommendation Change.

(a)    The Partnership shall, and the General Partner shall use its reasonable best efforts to cause its and the Partnership’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Alternative Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of the Partnership or its Subsidiaries and immediately prohibit any access by any Person (other than Parent and its Representatives) to any physical or electronic data room relating to a possible Alternative Proposal. Except as permitted by this Section 6.3, from the date of this Agreement until the Effective Time or the termination of this Agreement in accordance with Article VIII, (x) without the prior written consent of Parent, the Partnership shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause their respective Representatives not to, directly or indirectly (A) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute or could reasonably be expected to lead to an Alternative Proposal, (B) grant any waiver or release of any standstill or similar agreement with respect to any Partnership Interests of the Partnership or of any of its Subsidiaries, (C) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in

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principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to an Alternative Proposal, or (D) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Partnership Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal, or fail to recommend against acceptance of any tender offer or exchange offer for Common Units within ten Business Days after commencement of such offer, or resolving or agreeing to take any of the foregoing actions, and (y) subject to Section 6.3(b), within five Business Days of receipt of a written request of Parent following the receipt by the Partnership of any Alternative Proposal (but, for the avoidance of doubt, not during any Superior Proposal Notice Period), the Partnership shall publicly reconfirm the Partnership Board Recommendation; provided, that, in the event that Parent requests such public reconfirmation of the Partnership Board Recommendation, then the Partnership may not unreasonably withhold, delay (beyond the five Business Day period) or condition the public reconfirmation of the Partnership Board Recommendation and, provided, further that Parent shall not be permitted to make such request on more than one occasion in respect of each (i) Alternative Proposal or (ii) subsequent material modification to an Alternative Proposal, if any (the taking of any action described in clause (x)(C) or clause (x)(D), the failure to take the action described in clause (y) or the failure to include the Partnership Board Recommendation in the Joint Proxy Statement being referred to as a “Partnership Adverse Recommendation Change”; provided, however, that to the extent any such action was taken solely by Representatives of Parent or by the Partnership at the explicit direction of Representatives of Parent, it will not be deemed a “Partnership Adverse Recommendation Change”).

(b)    Notwithstanding anything to the contrary contained in this Agreement, if at any time following the date of this Agreement and prior to obtaining the Partnership Equityholder Approval, (i) the Partnership has received an unsolicited written Alternative Proposal that the Conflicts Committee believes is bona fide, (ii) the Conflicts Committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that (A) such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (B) failure to take such action would constitute a breach of, or otherwise be inconsistent with, its duties under applicable Law, as modified by the Partnership Agreement, and (iii) such Alternative Proposal did not result from a breach of Section 6.3(a), then the Partnership may, subject to clauses (x) and (y) below, (A) furnish information, including confidential information, with respect to the Partnership and its Subsidiaries to the Person making such Alternative Proposal and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided, that (x) the Partnership will not, and will use reasonable best efforts to cause its Representatives not to, disclose any non-public information to such Person unless the Partnership has, or first enters into, a confidentiality agreement with such Person of the nature generally used in similar circumstances, as determined by the Partnership in its reasonable business judgment, and (y) the Partnership will provide to Parent non-public information about the Partnership or its Subsidiaries that was not previously provided or made available to Parent prior to or substantially concurrently with providing or making available such non-public information to such other Person.

(c)    In addition to the other obligations of the Partnership set forth in this Section 6.3, the Partnership shall promptly advise Parent, orally and in writing, and in no event later than 48 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Partnership in respect of any Alternative Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or contact), and thereafter shall promptly keep Parent reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or contacts (and the Partnership shall promptly provide Parent with copies of any additional material written materials received by the Partnership or that the Partnership has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or contacts) and of the status of any such discussions or negotiations.

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(d)    Notwithstanding any other provision of this Agreement, at any time prior to obtaining the Partnership Equityholder Approval, the Conflicts Committee may effect a Partnership Adverse Recommendation Change in response to an Alternative Proposal or a Partnership Changed Circumstance if the Conflicts Committee, after consultation with its outside legal counsel and financial advisors, determines in good faith that the failure to take such action would constitute a breach of, or otherwise be inconsistent with, its duties under applicable Law, as modified by the Partnership Agreement, and;

(i)    if the Conflicts Committee intends to effect such Partnership Adverse Recommendation Change in response to an Alternative Proposal:

(1)	such Alternative Proposal is bona fide, in writing and has not been withdrawn or abandoned;

(2)

the Conflicts Committee has determined, after consultation with its outside legal counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal after giving effect to all of the adjustments offered by Parent pursuant to clause (iv) below;

(3)

the Conflicts Committee or the Partnership has provided prior written notice to Parent in accordance with Section 9.10 of the Conflicts Committee’s intention to effect a Partnership Adverse Recommendation Change with respect to such Superior Proposal (the “Superior Proposal Notice”), and such Superior Proposal Notice has specified the identity of the Person making such Alternative Proposal and the material terms and conditions of such Alternative Proposal, and included complete copies of any written proposal or offers (including proposed agreements) received by the Partnership in connection with such Alternative Proposal;

(4)

during the period that commences on the date of delivery of the Superior Proposal Notice as determined in accordance with Section 9.10 and ends at 11:59 p.m. Eastern time on the date that is the fifth calendar day following the date of such delivery (the “Superior Proposal Notice Period”), the Conflicts Committee shall (A) negotiate with Parent in good faith (to the extent Parent seeks to negotiate) to make such adjustments to the terms and conditions of this Agreement as would permit the Conflicts Committee not to effect a Partnership Adverse Recommendation Change; and (B) keep Parent reasonably informed with respect to the status and changes in the material terms and conditions of such Alternative Proposal or other change in circumstances related thereto; provided, however, that any material revisions to such Alternative Proposal (it being agreed that any change in the purchase price in such Alternative Proposal shall be deemed a material revision) shall require delivery of a subsequent Superior Proposal Notice and a subsequent Superior Proposal Notice Period in respect of such revised Alternative Proposal, except that such subsequent Superior Proposal Notice Period shall expire upon the later of (x) the end of the initial Superior Proposal Notice Period and (y) 11:59 p.m. Eastern time on the date that is the third calendar day following the date of the delivery of such subsequent Superior Proposal Notice; and

(5)

the Conflicts Committee shall have considered all revisions to the terms of this Agreement irrevocably offered in writing by Parent and, at the end of the Superior Proposal Notice Period, shall have determined in good faith that (A) such Alternative Proposal continues to constitute a Superior Proposal even if such revisions were to be given effect and (B) failure to effect a Partnership Adverse Recommendation Change would constitute a breach of, or otherwise be inconsistent with, its duties under applicable Law, as modified by the Partnership Agreement, even if such revisions were to be given effect.

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(ii)    if the Conflicts Committee intends to effect such Partnership Adverse Recommendation Change in response to a Partnership Changed Circumstance:

(1)

the Conflicts Committee or the Partnership has provided prior written notice to Parent in accordance with Section 9.10 of the Conflicts Committee’s intention to effect a Partnership Adverse Recommendation Change with respect to such Partnership Changed Circumstance (the “Changed Circumstance Notice”), and such Changed Circumstance Notice has specified the details of such Partnership Changed Circumstance and the reasons for the Partnership Adverse Recommendation Change;

(2)

during the period that commences on the date of delivery of the Changed Circumstance Notice as determined in accordance with Section 9.10 and ends at 11:59 p.m. Eastern time on the date that is the fifth calendar day following the date of such delivery (the “Changed Circumstance Notice Period”), the Conflicts Committee shall (A) negotiate with Parent in good faith (to the extent Parent seeks to negotiate) to make such adjustments to the terms and conditions of this Agreement as would permit the Conflicts Committee not to effect a Partnership Adverse Recommendation Change; and (B) keep Parent reasonably informed with respect to the status and changes in the Partnership Changed Circumstance or other change in circumstances related thereto; and

(3)

the Conflicts Committee shall have considered all revisions to the terms of this Agreement irrevocably offered in writing by Parent and, at the end of the Changed Circumstance Notice Period, shall have determined in good faith that the failure to effect a Partnership Adverse Recommendation Change would constitute a breach of, or otherwise be inconsistent with, its duties under applicable Law, as modified by the Partnership Agreement, even if such revisions were to be given effect.

(e)    Nothing contained in this Agreement shall prevent the Partnership, the GP Board or the Conflicts Committee from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Alternative Proposal if the GP Board or the Conflicts Committee determines in good faith (after consultation with outside legal counsel) that its failure to do so would be reasonably likely to constitute a violation of applicable Law; provided, that any Partnership Adverse Recommendation Change may only be made in accordance with Section 6.3(d). For the avoidance of doubt, a public statement that describes the Partnership’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Partnership Adverse Recommendation Change.

Section 6.4    Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Parent, EQM LP and Merger Sub, on the one hand, and the Partnership and the General Partner, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date), including, for the avoidance of doubt, in the case of Parent and the General Partner, until the Effective Time or the termination of this Agreement, retaining ownership and voting control over all Common Units and the non-economic general partner interest in the Partnership beneficially owned by Parent and the General Partner, as applicable, as of the date of this Agreement or acquired thereafter and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and (iii) defend any Proceedings challenging this

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Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

Section 6.5    Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Partnership. Thereafter, neither Parent nor the Partnership shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Laws or by any applicable listing agreement with the NYSE as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that neither the Partnership nor Parent shall be required by this Section 6.5 to consult with any other party with respect to a public announcement in connection with a Partnership Adverse Recommendation Change but nothing in this proviso shall limit the obligations of the Partnership, the General Partner, the GP Board or the Conflicts Committee under Section 6.3; provided, further, that each party and their respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or the Partnership in compliance with this Section 6.5.

Section 6.6    Access to Information. Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives, reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and such Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, in each case for the purpose of completing diligence related to the transactions contemplated by this Agreement; provided, that such access shall be provided on a basis that minimizes the disruption to the operations of the requested party and its Representatives. Subject to applicable Laws, from the date of this Agreement until the Effective Time, Parent and the Partnership shall furnish promptly to one another (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of federal, state or foreign Laws (including pursuant to the Securities Act, the Exchange Act and the rules of any Governmental Authority thereunder), as applicable (other than documents which such party is not permitted to disclose under applicable Laws) (which such furnishing will be deemed to have occurred in the case of any document filed with or furnished to the SEC without further action on the part of the furnishing party), and (ii) all information concerning Parent’s or the Partnership’s business, properties and personnel as the other party may reasonably request, including all information relating to environmental matters, for the purpose of completing the other party’s due diligence. Notwithstanding the foregoing, no party shall have an obligation to provide access to any information the disclosure of which the other party has concluded may jeopardize any privilege available to such party or any of its Affiliates relating to such information or would be in violation of a confidentiality obligation binding on such party or any of its Affiliates.

Section 6.7    Indemnification and Insurance.

(a)    From and after the Effective Time, to the fullest extent permitted under applicable Laws, Parent shall, and shall cause the Surviving Entity to, (i) indemnify and hold harmless against any reasonable costs or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or

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advancement brought by an Indemnified Person), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened Proceeding, and, upon receipt by Parent of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified, provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership and the General Partner immediately prior to the Effective Time, and ensure that the Organizational Documents of the Partnership and the General Partner or any of their respective successors or assigns, if applicable, shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of the Partnership and the General Partner than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 6.7(a) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and their respective heirs and Representatives against Parent, the Partnership and the General Partner and their respective successors and assigns.

(b)    The Surviving Entity shall maintain in effect for a period of six years following the Effective Time the Partnership’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided, that the Surviving Entity may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Surviving Entity be required to expend pursuant to this Section 6.7(b) more than an amount per year equal to 300% of current annual premiums paid by the Partnership for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, the Surviving Entity would be required to expend more than the Maximum Amount, the Surviving Entity shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If the Partnership in its sole discretion elects, then, in lieu of the obligations of the Surviving Entity under this Section 6.7(b), the Partnership may (but shall be under no obligation to), prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided, that in no event shall the cost of such policy exceed the Maximum Amount.

(c)    The rights of any Indemnified Person under this Section 6.7 shall be in addition to any other rights such Indemnified Person may have under the Parent Organizational Documents, the Organizational Documents of each of the Partnership, the General Partner, the Surviving Entity or any Subsidiary of Parent or the Partnership, any indemnification agreements, or the DLLCA or DRULPA. The provisions of this Section 6.7 shall survive the consummation of the transactions contemplated by this Agreement and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and Representatives. If Parent, the Surviving Entity and/or the General Partner, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent, the Surviving Entity and/or the General Partner shall assume the obligations of Parent, the Surviving Entity and the General Partner set forth in this Section 6.7.

Section 6.8    Fees and Expenses. Except as otherwise provided in Section 8.2 and Section 8.3, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees

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and expenses, except (a) Parent and the Partnership shall each bear and pay one half of the expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Joint Proxy Statement and (b) Parent shall pay all costs and fees of the Exchange Agent and all expenses associated with the exchange process.

Section 6.9    Section 16 Matters. Prior to the Effective Time, the Partnership shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.10    Stock Exchange Listing, Delisting and Deregistration.

(a)    Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the Merger (including Parent Shares to be reserved for issuance upon the conversion of any Series A Preferred Shares) to be listed on the NYSE, subject to official notice of issuance, prior to the Effective Time. Prior to the Closing, Parent shall submit a supplemental listing application with the NYSE (the “NYSE Listing Application”) with respect to such Parent Shares in accordance with the requirements of the NYSE. Parent shall use its reasonable best efforts to have the NYSE Listing Application approved (subject to official notice of issuance) as promptly as practicable after such submission (including by responding to comments of NYSE). The Partnership shall furnish all information as may be reasonably requested by Parent in connection with any such action and the preparation and submission of the NYSE Listing Application. No submission of, or amendment or supplement to, the NYSE Listing Application will be made by Parent without providing the Partnership with a reasonable opportunity to review and comment thereon. In addition, Parent agrees to provide the Partnership and its legal counsel with copies of any written comments, and shall inform the Partnership of any oral comments, that Parent or its counsel may receive from time to time from the NYSE or its staff with respect to the NYSE Listing Application promptly after receipt of such comments, and any written or oral responses thereto. The Partnership and its legal counsel shall be given a reasonable opportunity to review any such written responses and Parent shall give due consideration to the additions, deletions or changes suggested thereto by the Partnership and its counsel.

(b)    The Partnership will cooperate and use its reasonable best efforts to cause the delisting of Common Units from the NYSE and the deregistration of such securities under the Exchange Act as promptly as practicable following the Closing in compliance with applicable Law.

Section 6.11    Conflicts Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not and it shall not permit any of its Subsidiaries to, and it shall not and shall not permit any of its Subsidiaries to take any action intended to cause the General Partner (or the sole member of the General Partner) to, without the consent of a majority of the then existing members of the Conflicts Committee, eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the General Partner who is a member of the Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this Section 6.11 shall not apply to the filling, in accordance with the provisions of the General Partner Company Agreement, of any vacancies caused by the resignation, death or incapacity of any such director.

Section 6.12    Performance by the General Partner. Parent will cause the General Partner, the Partnership and their respective Subsidiaries to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership and the General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent of any of the provisions of this Agreement unless such action or inaction was or was not taken, in either case, at the direction of Parent. In no event shall the General Partner or the Partnership have any liability for, or be deemed to

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breach, violate or fail to perform any of the provisions of this Agreement by reason of, any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives at the direction of Parent, any of its Subsidiaries or any of their respective Representatives.

Section 6.13    Tax Matters.

(a)    For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income tax treatment), the parties agree to treat the Merger as a taxable sale of the Public Common Units to EQM LP in exchange for the Merger Consideration. The parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any Proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

(b)    Parent shall use its reasonable best efforts to obtain the TMA Closing Opinion. Without limiting the generality of the foregoing, after the date of this Agreement until the Effective Time, Parent shall use its reasonable best efforts to not, and shall cause each of its Subsidiaries to use their respective reasonable best efforts to not, take any action or fail to take any action if such action or failure would reasonably be expected to cause Tax Counsel to be unable to issue the TMA Closing Opinion at or prior to the Closing in accordance with the Tax Matters Agreement or that would cause any of the representations made to Tax Counsel in connection with the TMA Signing Opinion to fail to be true and correct at the Closing.

Section 6.14    Takeover Statutes. Parent shall not, and shall cause its Subsidiaries not to, take any action that would, or would reasonably be expected to, cause any Takeover Law to become applicable to this Agreement, the Merger, the Parent Stock Issuance or the other transactions contemplated hereby or related thereto. If any Takeover Law shall become applicable to this Agreement, the Merger or the other transactions contemplated hereby or related thereto, Parent, the Parent Board, the General Partner, the GP Board and the Conflicts Committee shall use reasonable best efforts to take such actions so that the transactions contemplated hereby, including the Merger and the Parent Stock Issuance, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby, including the Merger and the Parent Stock Issuance.

Section 6.15    Securityholder Litigation. The Partnership and the General Partner shall give Parent prompt notice and the opportunity to participate in the defense or settlement of any securityholder litigation against the Partnership and the General Partner and/or their directors (as applicable) relating to the transactions contemplated by this Agreement and no such settlement shall be agreed to without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed; provided, that the Partnership and the General Partner shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to violate the confidentiality obligations of such party or threaten the loss of any attorney-client privilege or other applicable legal privilege.

Section 6.16    Voting and Consent. Parent covenants and agrees that, until the Effective Time or the earlier of a termination of this Agreement, (i) at the Partnership Equityholder Meeting or any other meeting of Limited Partners or any vote of Partnership Interests in connection with a vote of the Limited Partners, however called, Parent will vote, or cause to be voted, all Partnership Interests then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the approval of this Agreement (as it may be amended or otherwise modified from time to time) and the Merger and the approval of any actions required in furtherance thereof and (ii) that Parent will not, and will cause each of its Subsidiaries not to, directly or indirectly, transfer, assign or otherwise dispose of any Partnership Interests owned by Parent or its Subsidiaries. Parent consents to, and has caused or shall cause, to the extent necessary and to the extent permitted by the Organizational Documents thereof, each of its Subsidiaries to consent to, this Agreement and the transactions contemplated by this Agreement.

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a)    Partnership Equityholder Approval. The affirmative vote or consent of the holders of at least a majority of the outstanding Common Units, outstanding Class B Units, if any, and outstanding Series A Preferred Units, if any, with such Series A Preferred Units to be treated as Common Units on an as-converted basis, voting together as a single class at the Partnership Equityholder Meeting or any adjournment or postponement thereof in favor of the approval of this Agreement and the Merger (the “Partnership Equityholder Approval”) shall have been obtained in accordance with applicable Laws and the Partnership Agreement.

(b)    Parent Shareholder Approval. The Parent Shareholder Approval shall have been obtained in accordance with the rules of the NYSE.

(c)    No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(d)    Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated or threatened by the SEC.

(e)    Stock Exchange Listing. The Parent Common Stock deliverable to the Limited Partners as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(f)    Tax Matters Opinion. Parent shall have caused Tax Counsel to issue the TMA Closing Opinion in accordance with the Tax Matters Agreement. In rendering such opinion, Tax Counsel shall be entitled to rely upon customary assumptions, representations, warranties and covenants from each of Parent, the Partnership and EQT (and any other relevant parties), in each case, in form and substance reasonably satisfactory to Tax Counsel.

(g)    Preferred Restructuring Agreement. The “Closing” (as defined in the Preferred Restructuring Agreement) shall have occurred, or shall occur concurrently with the Closing, in accordance with the terms of the Preferred Restructuring Agreement.

Section 7.2    Conditions to Obligations of Parent, EQM LP and Merger Sub to Effect the Merger. The obligations of Parent, EQM LP and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Partnership and the General Partner contained in Section 4.1, Section 4.3(a), Section 4.3(c) and Section 4.6 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the General Partner contained in Section 4.2(a) and Section 4.2(c) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Partnership and the

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General Partner set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 4.5 and Section 4.9) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

(b)    Performance of Obligations of the Partnership and the General Partner. Each of the Partnership and the General Partner shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

Section 7.3    Conditions to Obligation of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a)    Representations and Warranties. (i) The representations and warranties of Parent contained in Section 5.1, Section 5.3(a) and Section 5.6 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of Parent contained in Section 5.2(a) and (e) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 5.5 and Section 5.9) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b)    Performance of Obligations of Parent, EQM LP and Merger Sub. Each of Parent, EQM LP and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 7.4    Frustration of Closing Conditions.

(a)    Neither the Partnership nor the General Partner may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of either such party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

(b)    None of Parent, EQM LP or Merger Sub may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of any such party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

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ARTICLE VIII

TERMINATION

Section 8.1    Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

(a)    by the mutual written consent of Parent and the Partnership duly authorized by the Parent Board and the Conflicts Committee, respectively;

(b)    by either of the Parent or the Partnership:

(i)    if the Closing shall not have been consummated on or before August 26, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available (A) to Parent or the Partnership if the inability to satisfy such condition was due to the failure of, in the case of Parent, Parent, EQM LP or Merger Sub, or, in the case of the Partnership, the Partnership or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing or (B) to Parent or the Partnership if, in the case of Parent, the Partnership or the General Partner, or, in the case of the Partnership, Parent, EQM LP or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9;

(ii)    if any Restraint having the effect set forth in Section 7.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to Parent or the Partnership if such Restraint was due to the failure of, in the case of Parent, Parent, EQM LP or Merger Sub, or, in the case of the Partnership, the Partnership or the General Partner, to perform any of its obligations under this Agreement;

(iii)    if the Partnership Equityholder Meeting shall have concluded and the Partnership Equityholder Approval shall not have been obtained;

(iv)    if the Parent Shareholder Meeting shall have concluded and the Parent Shareholder Approval shall have not been obtained; or

(v)    if a Partnership Adverse Recommendation Change shall have occurred prior to receipt of the Partnership Equityholder Approval; provided that the Partnership may terminate this Agreement pursuant to this Section 8.1(b)(v) only if a Partnership Adverse Recommendation Change shall have occurred prior to receipt of the Partnership Equityholder Approval as a result of a Partnership Changed Circumstance and not, for the avoidance of doubt, as a result of a Superior Proposal;

(c)    by Parent:

(i)    if the Partnership or the General Partner shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership or the General Partner set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a)(i) or Section 7.2(b) and (B) is incapable of being cured, or is not cured, by the Partnership or the General Partner within 30 days following receipt of written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if Parent, EQM LP or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

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(ii)    if prior to receipt of the Partnership Equityholder Approval, the Partnership shall be in Willful Breach of its obligations set forth in Section 6.3; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to Section 8.1(c)(ii) if Parent, EQM LP or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(d)    by the Partnership:

(i)    if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a)(i) or Section 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent within 30 days following receipt of written notice from the Partnership of such breach or failure; provided, that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Partnership or the General Partner is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(ii)    prior to the receipt of the Partnership Equityholder Approval, in order to enter into (concurrently with such termination) any agreement, understanding or arrangement providing for a Superior Proposal in accordance with Section 6.3.

Section 8.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in the last sentence of Section 6.6, the provisions in Section 6.8, this Section 8.2, Section 8.3 and Article IX, all of which shall survive termination of this Agreement), and, except as otherwise provided in this Section 8.2, there shall be no liability on the part of any of Parent, EQM LP, Merger Sub, the Partnership and the General Partner or their respective Representatives, directors, officers and Affiliates; provided, however, that no such termination shall relieve any party hereto from (a) its obligation to pay the Parent Expense Reimbursement, the Partnership Expense Reimbursement or the Partnership Termination Fee, as applicable, if, as and when required pursuant to Section 8.3, (b) any liability for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or (c) any liability for intentional fraud or a Willful Breach of any covenant or other agreement contained in this Agreement. Notwithstanding the foregoing, in no event shall the General Partner or the Partnership have any liability for any matter set forth in the proviso of the preceding sentence for any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives at the direction of Parent, any of its Subsidiaries or any of their respective Representatives. For purposes of this Agreement, “Willful Breach” shall mean a material breach of this Agreement that is a consequence of a deliberate act or a deliberate failure to act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would (i) cause a material breach of this Agreement and (ii)  prevent or materially delay the Closing.

Section 8.3    Termination Fees; Expenses.

(a)    In the event this Agreement is terminated (i) by the Partnership or Parent pursuant to Section 8.1(b)(v) (Partnership Adverse Recommendation Change), (ii) by Parent pursuant to Section 8.1(c)(ii) (Breach of Non-Solicit), (iii) by the Partnership or Parent pursuant to Section 8.1(b)(iii) (Failed Partnership Equityholder Approval) in a case where a Partnership Adverse Recommendation Change has occurred, (iv) by the Partnership pursuant to Section 8.1(b)(i) (Outside Date) and, at the time of such termination under this clause (iv), (A) the Partnership Equityholder Approval shall not have been obtained and (B) Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(b)(v) (Partnership Adverse Recommendation Change) or (v) by the Partnership pursuant to Section 8.1(d)(ii) (Superior Proposal), then the Partnership shall

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pay to Parent a termination fee equal to $36,500,000 (the “Partnership Termination Fee”) within two Business Days after the date of termination.

(b)    In the event of termination of this Agreement by (i) the Partnership or Parent pursuant to Section 8.1(b)(iii) (Failed Partnership Equityholder Approval) or (ii) Parent pursuant to Section 8.1(c)(i) (Partnership or General Partner Uncured Breach), then the Partnership shall promptly, but in no event later than two Business Days after receipt of an invoice (with supporting documentation) therefor from Parent, pay Parent’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Parent and its Affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $10 million (the “Parent Expense Reimbursement”).

(c)    In the event of termination of this Agreement by (i) the Partnership or Parent pursuant to Section 8.1(b)(iv) (Failed Parent Shareholder Vote) or (ii) the Partnership pursuant to Section 8.1(d)(i) (Parent Uncured Breach), then Parent shall promptly, but in no event later than two Business Days after receipt of an invoice (with supporting documentation) therefor from the Partnership, pay the Partnership’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by the Partnership and its Affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $10 million (the “Partnership Expense Reimbursement”); provided, that the Partnership Expense Reimbursement shall not exceed the maximum amount, if any, that the Partnership reasonably determines can be paid to the Partnership without causing the Partnership to fail the gross income requirement in Section 7704(c)(2) of the Code, treating the Partnership Expense Reimbursement as non-qualifying income and after taking into consideration all other sources of non-qualifying income of the Partnership, unless the Partnership receives an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the Partnership’s receipt of the Partnership Expense Reimbursement will either constitute qualifying income (as defined in Section 7704(d) of the Code) or be excluded from gross income for purposes of Section 7704 of the Code.

(d)    Each of the parties hereto acknowledges that the Partnership Termination Fee, Parent Expense Reimbursement and Partnership Expense Reimbursement are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate the other party, as applicable, in the circumstances in which such amounts are due and payable and which do not involve fraud or Willful Breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall a party be entitled to more than one payment of the Partnership Termination Fee, Parent Expense Reimbursement and Partnership Expense Reimbursement, as applicable, in connection with a termination of this Agreement pursuant to which such amounts are payable.

(e)    The parties acknowledge that the provisions of this Section 8.3 are an integral part of the transactions contemplated hereby and that, without these agreements, none of the Partnership, the General Partner, Parent, EQM LP or Merger Sub would enter into this Agreement. Accordingly, in the event that the Partnership shall fail to pay the Partnership Termination Fee required pursuant to this Section 8.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 5%. In addition, if the Partnership shall fail to pay the Partnership Termination Fee when due, the Partnership shall also pay all of Parent’s reasonable costs and expenses (including fees and expenses of counsel) in connection with efforts to collect such fee.

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ARTICLE IX

MISCELLANEOUS

Section 9.1    No Survival, Etc. The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the Effective Time or, except as otherwise provided in Section 8.2 or Section 8.3, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article I, Article II, Article III, the last sentence of Section 6.6, Section 6.8 and Article IX and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

Section 9.2    Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Partnership Equityholder Approval and the Parent Shareholder Approval, by written agreement of the parties, by action taken or authorized by the Parent Board and the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved by the Conflicts Committee; provided, further, that (i) following receipt of the Parent Shareholder Approval, there shall be no amendment or change to the provisions of this Agreement which by applicable Laws, the Parent Organizational Documents or stock exchange rule would require further approval by Parent Shareholders and (ii) following receipt of the Partnership Equityholder Approval, there shall be no amendment or change to the provisions of this Agreement which by applicable Laws, the Partnership Agreement or stock exchange rule would require further approval by the Limited Partners.

Section 9.3    GP Board Consent. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval, consent, waiver or agreement of the Partnership or the General Partner is required pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article VIII or to enforce the terms of this Agreement (including Section 9.9)), such determination, decision, approval or consent must be authorized by the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee.

Section 9.4    Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto, (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions or (d) make or grant any consent under this Agreement; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Partnership, the General Partner, Parent, EQM LP or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.5    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.5 shall be null, void and ineffective.

Section 9.6    Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the

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other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.7    Entire Understanding; No Third-Party Beneficiaries. This Agreement, the Partnership Disclosure Schedule, the Parent Disclosure Schedule and any certificates delivered by any party pursuant to this agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b) of this sentence, (i) the right of a holder of Public Common Units to receive the Merger Consideration (a claim by any holder of Public Common Units with respect to which may not be made unless and until the Closing shall have occurred), the right of a holder of a Partnership LTIP Award to receive the Merger Consideration (a claim by any holder of Partnership LTIP Award with respect to which may not be made unless and until the Closing shall have occurred) and (ii) the provisions of Section 6.7 and Section 9.12.

Section 9.8    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b)    Each of the parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto consents to service being made through the notice procedures set forth in Section 9.10, irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Laws, any claim that (A) the suit, action or Proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 9.8(b) is solely for the purpose referred to in this Section 9.8(b) and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.

(c)    EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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Section 9.9    Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the Delaware Court of Chancery or any other state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the parties hereto from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.10    Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to Parent, EQM LP or Merger Sub, to:

Equitrans Midstream Corporation

2200 Energy Drive

Canonsburg, PA 15317

Attention:	Kirk R. Oliver
Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention:	Ryan J. Maierson
Nick S. Dhesi
Email:	ryan.maierson@lw.com
nick.dhesi@lw.com

If to the Partnership or the General Partner, to:

EQM Midstream Partners, LP

2200 Energy Drive

Canonsburg, PA 15317

Attention:	Kirk R. Oliver
Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

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with copies (which shall not constitute notice) to:

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Attention:	Srinivas M. Raju
Gregory W. Ladner
Email:	Raju@RLF.com
Ladner@RLF.com

Notices will be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

Section 9.11    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Laws in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.12    Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, equityholder, agent, attorney, financing source, Representative or Affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.12 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

EQUITRANS MIDSTREAM CORPORATION

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	Chief Executive Officer

EQM LP:

EQM LP CORPORATION

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	Chief Executive Officer

MERGER SUB:

LS MERGER SUB, LLC

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

PARTNERSHIP:

EQM MIDSTREAM PARTNERS, LP

By:	EQGP SERVICES, LLC,
its general partner

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

GENERAL PARTNER:

EQGP SERVICES, LLC

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Agreement and Plan of Merger

ANNEX B

THE PREFERRED RESTRUCTURING AGREEMENT

[See attached]

Execution Version

PREFERRED RESTRUCTURING AGREEMENT

This PREFERRED RESTRUCTURING AGREEMENT (this “Agreement”), dated as of February 26, 2020, is made and entered into by and among Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”), EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the investors set forth on Schedule I hereto (collectively, the “Investors”). The Company, the Partnership and each of the Investors are referred to herein individually as a “Party” and collectively as the “Parties.” All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Partnership Agreement (as defined below).

R E C I T A L S

WHEREAS, on March 13, 2019, the Partnership entered into that certain Convertible Preferred Unit Purchase Agreement (the “Preferred Purchase Agreement”) with the purchasers party thereto (the “Initial Series A Purchasers”), pursuant to which, among other things, the Partnership agreed to issue and sell Series A Perpetual Convertible Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) to the Initial Series A Purchasers;

WHEREAS, on March 18, 2019, the Partnership entered into those certain Joinder Agreements to the Preferred Purchase Agreement (collectively, the “Joinder Agreements”) with the purchasers identified therein (the “Joinder Series A Purchasers” and, together with the Initial Series A Purchasers, the “Series A Preferred Unitholders”), pursuant to which, among other things, the Partnership agreed to issue and sell Series A Preferred Units to the Joinder Series A Purchasers;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, EQM LP Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“EQM LP”), LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of EQM LP (“Merger Sub”), the Partnership, and EQGP Services, LLC, a Delaware limited liability company and the general partner of the Partnership, are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Partnership (the “Merger”), with the Partnership surviving the Merger as an indirect wholly owned subsidiary of the Company;

WHEREAS, the consummation of the Merger will constitute a “Series A Change of Control” and “Partnership Rollup Event” (each as defined in the Partnership Agreement);

WHEREAS, the Investors constitute all of the Series A Preferred Unitholders as of the date of this Agreement;

WHEREAS, pursuant to Section 5.11(b)(vi)(B) of the Partnership Agreement, upon a Series A Change of Control that constitutes a Partnership Rollup Event, each Series A Preferred Unitholder is entitled to elect the treatment of their Series A Preferred Units (the “Series A CoC Options”);

WHEREAS, in lieu of electing a Series A CoC Option as set forth in the Partnership Agreement, and upon performance in full of the Company’s and the Partnership’s obligations hereunder at the Closing (as defined below), in full satisfaction of each Series A Preferred Unitholder’s right to elect a Series A CoC Option under the Partnership Agreement upon the Series A Change of Control and Partnership Rollup Event resulting from the Merger, the Parties desire for (i) the Partnership to redeem in cash from each Investor the number of Series A Preferred Units set forth opposite such Investor’s name under “Redeemed Series A Preferred Units” on Schedule I (the “Redemption”) and (ii) each Investor to exchange (together with the Redemption, the “Restructuring”) the

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total number of Series A Preferred Units such Investor owns, after giving effect to the Redemption, for the number of Series A Preferred Shares (as defined below) set forth opposite such Investor’s name under “Series A Preferred Shares” on Schedule I (each such Series A Preferred Share constituting a “Series A Substantially Equivalent Unit” as defined in the Partnership Agreement), in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Investors and the Partnership’s management have discussed the reasons for the Merger and the potential benefits to the unitholders of the Partnership that may result therefrom, and based on such discussions and the terms of the Merger, the Investors desire to support the Merger as more fully described in this Agreement; and

WHEREAS, the Parties are entering into this Agreement to reflect the agreements between the Parties in connection with the Restructuring.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants, and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)    “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Investor shall be considered an Affiliate of the Company or the Partnership, and no Investor or any of its Affiliates shall be considered Affiliates of any other Investor or any of such other Investor’s Affiliates, in either case, solely by virtue of such Investor’s ownership of the Series A Preferred Shares. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, (a) the Company Entities and the Partnership Entities, on the one hand, and any Investor, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by an Investor or its Affiliates, shall be considered an Affiliate of such Investor.

(b)    “Affiliate Group” means, with respect to each Investor, collectively, such Investor and each of its Affiliates who is also a holder of Series A Preferred Units.

(c)    “Assets” means all of the assets that are owned and operated by the Company Entities or the Partnership Entities, as applicable.

(d)    “Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or any other day on which banking institutions in the State of New York or the Commonwealth of Pennsylvania are authorized or required by Law or other governmental action to close.

(e)    “Certificate of Designations” means the Certificate of Designations establishing the Series A Preferred Shares, in the form attached hereto as Exhibit B.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

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(g)    “Common Shares” means the shares of common stock, no par value, of the Company.

(h)    “Company Articles” means the Amended and Restated Articles of the Company, as amended.

(i)    “Company Disclosure Schedule” has the meaning set forth in the lead-in to Article III.

(j)    “Company Entities” means the Company and its subsidiaries; provided, however, that none of the Partnership or its subsidiaries shall be considered a Company Entity for purposes of this Agreement.

(k)    “Company Schedule” has the meaning set forth in the lead-in to Article III.

(l)    “Enforceability Exceptions” means (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law) and (ii) public policy, applicable Law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(m)    “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(n)    “GAAP” means generally accepted accounting principles in the United States of America in effect as of the date hereof; provided, that for the financial statements of the Company prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

(o)    “Governmental Authority” means any federal, state, provincial, local or foreign court, tribunal, arbitrator, administrative body or other governmental or quasi-governmental entity, including any head of a government department, body or agency, with competent jurisdiction.

(p)     “Knowledge” means, with respect to the Company, the actual knowledge of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company after reasonable inquiry.

(q)    “Laws” means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the New York Stock Exchange).

(r)    “Lead Investors” means the Investors listed on Exhibit E.

(s)    “Liens” means any lien (statutory or otherwise), encumbrance, security interest, security agreement, pledge, mortgage, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, easement, servitude, restriction on transfer or other encumbrance upon or with respect to any property of any kind.

(t)    “Material Adverse Effect” means any event, circumstance, occurrence, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on (a) the Assets, liabilities, condition (financial or otherwise), business, results of operations, affairs or prospects of the Company Entities taken as a whole; (b) the ability of the Company Entities taken as a whole to carry on their respective business as such business is conducted as of the date hereof or on the ability of the Company Entities taken as a whole to meet their obligations under the Restructuring Documents on a timely basis; or (c) the ability of the Company or the Company Entities to consummate the transactions contemplated by the Restructuring Documents; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or is attributable to (i) a general deterioration in the economy or changes in the general state of the industries in which

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the Company Entities operate, except, with respect to this clause (i), to the extent that the Company Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, hurricane, flood, tornado, earthquake or other natural disaster, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (iii) any change in applicable Law or GAAP or the interpretation or enforcement thereof applicable to any of the Company Entities, (iv) any change in the credit rating of any of the Company Entities or any of their securities (it being understood that the facts and circumstances giving rise to such change in the credit rating may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i) through (v) of this definition), or (v) any change resulting or arising from (A) the taking of any action by the Company or any of its Affiliates required or otherwise expressly contemplated by this Agreement or consented to or requested by the Investors in writing or (B) the abstaining by the Company or any of its Affiliates from taking any action that is prohibited by this Agreement or which abstention is otherwise requested by the Investors.

(u)    “NYSE” means the New York Stock Exchange.

(v)    “Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

(w)    “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 10, 2019, as amended by the First Amendment thereto, dated as of October 9, 2019, and the Second Amendment thereto, dated as of February 26, 2020.

(x)    “Partnership Disclosure Schedule” has the meaning set forth in the lead-in to Article IV.

(y)    “Partnership Entities” has the meaning ascribed to such term in the Preferred Purchase Agreement.

(z)    “Partnership Schedule” has the meaning set forth in the lead-in to Article IV.

(aa)    “Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

(bb)    “Proceeding” means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority or otherwise.

(cc)    “Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

(dd)    “Restructuring Documents” means, collectively, this Agreement, the Certificate of Designations (as defined below), the Registration Rights Agreement and any and all other agreements or instruments executed and delivered by the Company, the Partnership or the Investors hereunder or thereunder.

(ee)    “Rules and Regulations” means the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

(ff)    “SEC Documents” means the Company’s registration statements, reports, schedules and statements required to be filed by it with the Commission under the Exchange Act or the Securities Act and filed prior to the date hereof.

(gg)    “Securities Act” means the Securities Act of 1933, as amended.

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(hh)    “Series A Preferred Shares” means the class of shares of the Company designated as “Series A Perpetual Convertible Preferred Shares” with the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations as set forth in the Certificate of Designations.

(ii)    “Tax Return” means any return, report or similar filing (including attached schedules, statements and exhibits) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

(jj)    “Taxes” means any foreign, federal, state, local or other taxes of any kind whatsoever (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem, value added and production or severance taxes.

(kk)    “Treasury Regulations” means the Treasury regulations promulgated under the Code.

1.2    Other Definitional and Interpretative Provisions.

(a)    The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein,” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (iii) “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation.”

(b)    In the event that any date on which any action is required to be taken hereunder by any of the Parties that can only be taken on a Business Day, but such date does not fall on a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party’s permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an “Exhibit” followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions. Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the Parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II

SERIES A RESTRUCTURING

2.1    Restructuring.

(a)    The Parties hereby acknowledge and agree that in connection with the occurrence of a Series A Change of Control pursuant to the Merger, at the Closing (and further conditioned upon, in the case of the

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Investors, delivery by the Company and the Partnership, substantially concurrently with the Closing, of the deliverables set forth in Sections 2.10 and 2.11, as applicable) (i) the Partnership will redeem in cash from each Investor the number of Series A Preferred Units set forth opposite such Investor’s name under “Redeemed Series A Preferred Units” on Schedule I (subject to Section 2.1(b)) at a price per Series A Preferred Unit equal to 101% of the sum of (i) the Series A Accrued Amount of such Series A Preferred Unit as of the Closing plus (ii) any Series A Partial Period Distributions on such Series A Preferred Unit as of the Closing (such cash payment as to each Investor, the “Redemption Payment”), and (ii) each Investor will exchange each remaining Series A Preferred Unit, after giving effect to the Redemption, such Investor owns for 2.44 Series A Preferred Shares issued by the Company. In consideration for the foregoing, each Investor hereby waives its rights (including, without limitation, in respect of any notice requirement) granted to such Investor in the Partnership Agreement to elect a Series A CoC Option with respect to the Merger (provided, that for the avoidance of doubt, the foregoing shall not limit any Investor in exercising any such right to make any Series A CoC Option election with respect to any applicable transaction following any termination of this Agreement). Effective as of the Closing, (a) each Investor hereby agrees to surrender for cancellation to the transfer agent of the Partnership (the “Partnership Transfer Agent”), free and clear of any and all Liens other than those arising under the Partnership Agreement, the number of Series A Preferred Units set forth opposite such Investor’s name under the heading “Series A Preferred Units” on Schedule I hereto and (b) upon such surrender, (1) the Partnership hereby agrees to cause the Partnership Transfer Agent to pay to such Investor such Investor’s Redemption Payment in accordance with Section 2.11(a) and (2) the Company hereby agrees to cause the transfer agent of the Company (the “Company Transfer Agent”) to issue to such Investor, free and clear of any and all Liens, the number of Series A Preferred Shares set forth opposite such Investor’s name under the heading “Series A Preferred Shares” on Schedule I hereto. Each Investor hereby acknowledges and agrees that each Series A Preferred Share it receives pursuant to this Agreement and the Certificate of Designations shall constitute a “Series A Substantially Equivalent Unit” as defined in the Partnership Agreement and hereby waives any right to bring any Proceeding against the Partnership or its Affiliates claiming the contrary.

(b)    Notwithstanding anything to the contrary in this Agreement, each Investor shall have the right, by delivering written notice to the Company and the Partnership not less than five Business Days prior to the Closing, to re-allocate among the Investors in such Investor’s Affiliate Group the number of Series A Preferred Units to be redeemed from each Investor in such Affiliate Group (and the corresponding Redemption Payment to be made to each such Investor) in the Redemption; provided, that such new allocations shall not result in any change to the aggregate number of Series A Preferred Units to be redeemed from all Investors in such Affiliate Group in the Redemption as set forth on Schedule I.

2.2    Closing. Upon the terms and subject to the conditions hereof, the consummation of the Restructuring (the “Closing”) shall take place on the same date (the “Closing Date”) as, and concurrently with, the closing of the Merger, at the offices of Latham & Watkins LLP at 811 Main Street, Suite 3700, Houston, Texas 77002.

2.3    No Further Rights in Series A Preferred Units. Each Investor hereby acknowledges and agrees that, upon surrender of such Investor’s Series A Preferred Units to the Partnership Transfer Agent and receipt of both the Redemption Payment and Series A Preferred Shares in accordance with the terms hereof, such Investor’s rights pursuant to Section 2.1 of this Agreement and Section 5.11(b)(vi) of the Partnership Agreement will be deemed to have been satisfied, and any rights, preferences and privileges afforded to the Investor in the Partnership Agreement as a holder of Series A Preferred Units shall also be automatically canceled and cease to exist.

2.4    NYSE. The Company hereby acknowledges and agrees that, prior to the consummation of the Restructuring, the New York Stock Exchange shall have authorized, upon official notice of issuance, the listing of the Common Shares issuable upon conversion of the Series A Preferred Shares in accordance with the Certificate of Designations (the “Conversion Shares”).

2.5    Support of Merger. In accordance with Section 5.11(b)(ii)(C)(1) of the Partnership Agreement, each Investor hereby acknowledges and agrees that such Investor will vote, or cause to be voted, all Series A Preferred

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Units owned (beneficially or of record) by such Investor in favor of the Merger and the Merger Agreement at the special meeting of the limited partners of the Partnership for the purposes of considering and voting upon approval of the Merger and the Merger Agreement; provided, however, that no Investor shall be required to comply with the provisions of this Section 2.5 if (a) the Partnership is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) under any provision of its Organizational Documents or this Agreement or (b) the Company or the Partnership is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) under any of the Restructuring Documents, except, in the case of clauses (a) and (b), where such breaches, violations or defaults, individually or in the aggregate, would not reasonably be likely to materially impair the ability of the Company or the Partnership to consummate the transactions contemplated by the Merger Agreement or this Agreement.

2.6    Restrictions on Transfer. Until the earlier of (i) the Closing and (ii) the termination of this Agreement, each Investor shall not transfer any of its Series A Preferred Units unless (a) such transfer complies with the terms and conditions of the Partnership Agreement and (b) any assignee of such transferred Series A Preferred Units executes a Joinder Agreement to this Agreement in the form attached hereto as Exhibit F. Notwithstanding anything to the contrary herein, in the event that prior to the Closing any lender, other creditor or counterparty under any Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing (A) exercises any rights or remedies under such Permitted Loan on foreclosure or other exercise of remedies or rights in respect of any pledged Series A Preferred Units and (B) converts any or all of such pledged Series A Preferred Units into Series A Conversion Units in accordance with Section 5.11(b)(v)(A) of the Partnership Agreement, then Section 3.2(b) and Schedule I of this Agreement shall each be appropriately adjusted to reflect such reduction in the number of outstanding Series A Preferred Units and corresponding reduction in the Series A Preferred Shares to be issued at the Closing. In the event any such lender, creditor or counterparty converts less than all Series A Preferred Units held by such Person, the resulting reduction to the number of “Redeemed Series A Preferred Units” and “Series A Preferred Units Not Redeemed” as set forth opposite the applicable Investor’s name on Schedule I shall be made pro rata.

2.7    Registration Rights Agreement. Each Investor, the Partnership and the Company, as applicable, hereby agree that, if the Closing occurs and the Series A Preferred Shares are issued to the Investors, then (a) effective as of the Closing, their respective rights under that certain Registration Rights Agreement, dated as of April 10, 2019, by and among the Partnership and the Investors shall terminate without any further action on the part of the Partnership or any Investor, and (b) on the Closing, the Company and each of the Investors shall execute and deliver a Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

2.8    DTC Eligibility. The Company will cooperate with the Investors and use its commercially reasonable efforts to cause the Series A Preferred Shares to be eligible for clearance and settlement through the facilities of DTC by the earlier of the twentieth (20th) Business Day following the Closing or the time by which the Series A Preferred Shares have been registered under the Securities Act.

2.9    Certificate of Designations. Immediately following the Closing, the Company shall file with the Secretary of State of Pennsylvania a Statement with Respect to Shares amending the Company Articles to establish the Series A Preferred Stock as contemplated by the Certificate of Designations, which shall be attached to such Statement with Respect to Shares. The Certificate of Designations shall set forth the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations of the Series A Preferred Shares in accordance with Section 1.1 of the Amended and Restated Articles of the Company.

2.10    Deliverables of the Company. At the Closing, the Company shall deliver, or cause to be delivered, to each Investor:

(a)    a duly executed Certificate of Designations;

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(b)    a counterpart of the Registration Rights Agreement duly executed by the Company;

(c)    evidence of the Series A Preferred Shares being credited to book-entry accounts maintained by the Company Transfer Agent, bearing the legend set forth in Section 10(a)(iii) of the Certificate of Designations;

(d)    an opinion from McGuireWoods LLP, Pennsylvania counsel for the Company, in substantially the form attached hereto as Exhibit C, which shall be addressed to the Investors and dated the Closing Date;

(e)    an opinion from Latham & Watkins LLP, counsel for the Company, in substantially the form attached hereto as Exhibit D, which shall be addressed to the Investors and dated the Closing Date;

(f)    a certificate of the Secretary of State of the State of Pennsylvania, dated as of the Closing Date or a recent date prior thereto, to the effect that the Company is in good standing in the State of Pennsylvania;

(g)    a certificate signed by an authorized signatory of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company set forth in Article III hereto are true and correct, both when made and as of the Closing Date and (ii) the Company has performed in all material respects all of the covenants required to be performed by the Company hereunder on or prior to the Closing Date; and

(h)    a certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of the Company certifying as to (i) the Company Articles, (ii) the bylaws of the Company, as amended, (iii) resolutions of the board of directors of the Company authorizing the execution and delivery of the Restructuring Documents and the consummation of the transactions contemplated thereby, including the Restructuring, and (iv) the incumbency of the officers authorized to execute the Restructuring Documents on behalf of the Company, setting forth the name and title and bearing the signatures of such officers, each as in effect as of the Closing.

2.11    Deliverables of the Partnership. At the Closing, the Partnership shall deliver, or cause to be delivered, to each Investor:

(a)    payment of such Investor’s Redemption Payment, payable by wire transfer of immediately available funds to an account designated at least five Business Days in advance of the Closing Date by such Investor;

(b)    a certificate signed by an authorized signatory of the Partnership, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Partnership set forth in Article IV hereto are true and correct, both when made and as of the Closing Date and (ii) the Partnership has performed in all material respects all of the covenants required to be performed by such Investor hereunder on or prior to the Closing Date; and

(c)    a certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of the General Partner certifying as to (i) resolutions of the board of directors of the General Partner authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Restructuring, and (ii) the incumbency of the officers authorized to execute this Agreement on behalf of the Partnership, setting forth the name and title and bearing the signatures of such officers, each as in effect as of the Closing.

2.12    Deliverables of the Investors. At the Closing, each Investor shall deliver, or cause to be delivered, to the Company:

(a)    a counterpart of the Registration Rights Agreement duly executed by such Investor;

(b)    a duly executed Internal Revenue Service Form W-9 from such Investor;

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(c)    a properly executed affidavit prepared in accordance with Treasury Regulations Section 1.1445-2(b) certifying such Investor’s non-foreign status;

(d)    instructions and/or other instruments of transfer, in form and substance reasonably satisfactory to the Partnership Transfer Agent, duly executed by such Investor, surrendering the number of Series A Preferred Units set forth opposite such Investor’s name under the heading “Series A Preferred Units” on Schedule I hereto to the Partnership Transfer Agent; and

(e)    a certificate signed by an authorized signatory of such Investor, dated as of the Closing Date, to the effect that (i) the representations and warranties of such Investor set forth in Article V hereto are true and correct, both when made and as of the Closing Date and (ii) such Investor has performed in all material respects all of the covenants required to be performed by such Investor hereunder on or prior to the Closing Date.

2.13    Withholding. Each of the Company, the Partnership, the Company Transfer Agent and the Partnership Transfer Agent are entitled to deduct and withhold from any amounts payable in cash or property pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold under applicable Law with respect to the making of such payment; provided, however, that the Company and the Partnership shall use commercially reasonable efforts to notify such Person in advance of any such deduction and withholding and cooperate with such Person, at such Person’s expense, to reduce or eliminate any such deduction and withholding. Such deduction and withholding may be taken in securities, in which case the Company, the Partnership, the Company Transfer Agent or the Partnership Transfer Agent, as applicable, shall be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale as reasonably determined by the Company, the Partnership, the Company Transfer Agent or the Partnership Transfer Agent, as applicable. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate Governmental Authority, such amounts (including securities) will be treated for all purposes of this Agreement as having been paid or issued to the Person in respect of which such deduction and withholding was made.

2.14    Tax Treatment. For U.S. federal income Tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income Tax treatment), the Parties agree (1) to treat the Redemption as a distribution described in Section 731 of the Code, (2) to treat the exchange of Series A Preferred Units for Series A Preferred Shares as a taxable sale of the Series A Preferred Units by the Investors to the Company and (3) not to treat the Series A Preferred Shares as “preferred stock” under Section 305 of the Code and the Treasury Regulations thereunder. Following the Closing, the Parties shall cooperate in good faith to determine the fair market value of the Series A Preferred Shares received by the Investors. The Parties will prepare and file all Tax Returns consistent with the agreed treatment set forth in this Section 2.14 and the fair market value determination pursuant to the foregoing sentence and will not take any inconsistent position on any Tax Return, or during the course of any proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the schedules accompanying this Agreement (each, a “Company Schedule” and, collectively, the “Company Disclosure Schedule”), the Company represents and warrants to the Investors that:

3.1    Formation and Qualification of the Company Entities. Each of the Company Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the Laws of its jurisdiction of organization with all requisite power and authority, in the case of the Company, to enter into and perform its obligations under this Agreement, and to consummate the

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transactions contemplated hereby. Each of the Company Entities has all requisite power and authority to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the Laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

3.2    Capitalization; Issuance.

(a)    As of February 25, 2020, the Company has no capital stock or other equity securities outstanding other than 254,968,290 Common Shares. All such Common Shares have been duly authorized and validly issued in accordance with the Company Articles and are fully paid (to the extent required under the Company Articles) and nonassessable.

(b)    As of the Closing, after giving effect to the Merger and the Restructuring, the Company shall have capital stock or other equity securities outstanding in an aggregate amount no more than the sum of 30,018,446 Series A Preferred Shares issued to the Investors under this Agreement, 254,968,290 Common Shares issued and outstanding as the date hereof, and any capital stock or equity securities (i) to be issued as consideration to unitholders of the Partnership in connection with the Merger and (ii) permitted to be issued by the Company pursuant to Section 6.2(b) of the Merger Agreement.

(c)    The Series A Preferred Shares will be duly authorized by the Company pursuant to the Company Articles prior to the Closing and the Certificate of Designations as of the Closing, and, when issued and delivered to the Investors in exchange for the applicable Series A Preferred Units in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transferability that may be imposed by federal or state securities Laws or contained in the Company Articles, the Certificate of Designations or this Agreement and (ii) such Liens as are created by the Investors.

(d)    Except (i) for the Series A Preferred Shares to be issued pursuant to this Agreement, (ii) as expressly provided in the Company Articles or (iii) as disclosed in the SEC Documents or as have been awarded pursuant to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan or the Equitrans Midstream Corporation Directors’ Deferred Compensation Plan, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Company are outstanding.

(e)    The Certificate of Designations sets forth the rights, preferences and priorities of the Series A Preferred Shares, and the holders of the Series A Preferred Shares will have the rights set forth in the Certificate of Designations upon the Closing.

3.3    Authority and Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Restructuring Documents and perform its respective obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Series A Preferred Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Certificate of Designations.

3.4    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the other Restructuring Documents has been duly and validly authorized and has been or, with respect to the Restructuring Documents to be delivered at the Closing, will be, validly executed and delivered by the Company. Each of the Restructuring Documents constitutes, or will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions.

3.5    No Conflicts. None of the issuance or sale by the Company of the Series A Preferred Shares, the execution, delivery and performance of this Agreement or the other Restructuring Documents by the Company,

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or the consummation of any other transactions contemplated thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Company Entities, (ii) assuming the amendments, restatements, amendments and restatements, replacement, terminations, waivers, consents and/or modifications referred to in Section 3.5 of the Company Disclosure Schedules are effective, conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, accelerate payment or rights under, or will result in the creation or imposition of any Lien upon any property or Assets of any of the Company Entities under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound or (iii) violates or will violate any statute, Law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Company Entities or any of their properties in a proceeding to which any of them or their property is a party, or any rule of regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Restructuring Documents.

3.6    Organizational Documents. The Organizational Documents of each of the Company Entities have been, and in the case of the Certificate of Designations, at the Closing will be, duly authorized and validly executed and delivered by the parties thereto and are, and in the case of the Certificate of Designations, at the Closing will be, valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided, that, with respect to each Organizational Document described in this Section 3.6, the enforceability thereof may be limited by the Enforceability Exceptions.

3.7    No Integration. Neither the Company nor any of its Affiliates, nor, to the Company’s Knowledge, any Representative of the foregoing has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security of the Company, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration under the Securities Act.

3.8    No Consents. No permit, consent, waiver, license, written exemption from, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body or any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) having jurisdiction over any of the Company Entities or any of their properties or Assets or approval of the security holders of the Company Entities, is required in connection with the issuance by the Company of the Series A Preferred Shares, the execution, delivery and performance of the Restructuring Documents by the Company or the consummation of the transactions contemplated by the Restructuring Documents by the Company, other than consents (a) required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, (b) required by the shareholders of the Company in connection with the Merger pursuant to the rules of the NYSE, (c) required under state securities or “Blue Sky” Laws, (d) that have been, or prior to the Closing Date will be, obtained and (e) that, the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect.

3.9    SEC Documents. Since January 1, 2019, all the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. Since the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in

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order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be.

3.10    Financial Statements.

(a)    The historical financial statements and schedules of the Company (together with its consolidated or combined subsidiaries) included in or incorporated by reference in the SEC Documents present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements under the Securities Act and the Exchange Act and have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial information of the Company Entities, including non-GAAP financial measures, if any, contained or incorporated by reference in the SEC Documents has been derived from the accounting records of the Company Entities and fairly presents in all material respects the information purported to be shown thereby. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects as of the date of such information. There are no financial statements (historical or pro forma) that are required to be included in or incorporated by reference in the SEC Documents that are not so included as required; other than as set forth in Section 3.10(a) of the Company Disclosure Schedules, the Company Entities do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Documents; and all disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Exchange Act, to the extent applicable.

(b)    Since the date of the most recent balance sheet of the Company audited by the Company’s auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects and (ii) based on an annual evaluation of disclosure controls and procedures, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

3.11    Independent Registered Public Accounting Firm. Ernst & Young LLP, which has audited and certified certain financial statements of the Company and its consolidated or combined subsidiaries (including the related notes thereto), included in or incorporated by reference in the SEC Documents is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Company as required by the Exchange Act and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

3.12    Investment Company. None of the Company Entities is now, and immediately following the issuance of the Series A Preferred Shares to be issued by the Company hereunder and application of the net proceeds from such sale, none will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.13    No Unlawful Payment. No Company Entity nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of any Company Entity, has (i) used any funds for any unlawful

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contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company Entities, and to the Knowledge of the Company, the Affiliates of the Company have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption Laws.

3.14    Money Laundering Laws. The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Company Entity with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

3.15    No Conflicts with Sanctions Laws. No Company Entity nor, to the Knowledge of the Company, any director, officer, employee or Affiliate of any Company Entity, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Company Entity located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Company Entities will not directly or indirectly use the proceeds of the sale of the Series A Preferred Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, none of the Company Entities have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

3.17    NYSE Listing. The Common Shares are listed on the NYSE, and the Company has not received any notice of delisting. The issuance and sale of the Series A Preferred Shares hereunder and issuance of Common Shares upon conversion of the Series A Preferred Shares do not contravene NYSE rules and regulations.

3.18    No Investor Side Agreements. Except as previously disclosed in writing to each Person who is an Investor as of the date hereof or as set forth in Section 3.18 of the Company Disclosure Schedules, there are no binding agreements by, among or between the Company Entities or any of their Affiliates, on the one hand, and any Investor or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby, other than the Restructuring Documents.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

Except as set forth in the schedules accompanying this Agreement (each, a “Partnership Schedule” and, collectively, the “Partnership Disclosure Schedule”), the Partnership represents and warrants to the Investors that:

4.1    Authority and Authorization. The Partnership has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to redeem in cash the Series A Preferred Units. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Redemption.

4.2    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership or the General Partner, as the case may be. This Agreement constitutes, or will constitute, the legal, valid and binding obligation of the Partnership or the General Partner, as the case may be, enforceable in accordance with its terms; provided, that, with respect to such agreement, the enforceability thereof may be limited by the Enforceability Exceptions.

4.3    No Consents. No permit, consent, waiver, license, written exemption from, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body or any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) having jurisdiction over any of the Partnership Entities or any of their properties or Assets or approval of the security holders of the Partnership Entities, is required in connection with the Redemption, the execution, delivery and performance of the Restructuring Documents by the Partnership or the consummation of the transactions contemplated by this Agreement by the Partnership, other than consents (a) that have been, or prior to the Closing Date will be, obtained and (b) consents, the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Preferred Purchase Agreement).

4.4    No Investor Side Agreements. Except as previously disclosed in writing to each Person who is an Investor as of the date hereof or as set forth in Section 4.4 of the Partnership Disclosure Schedules, there are no binding agreements by, among or between the Partnership Entities or any of their Affiliates, on the one hand, and any Investor or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby, other than the Restructuring Documents.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors, severally but not jointly, represents and warrants to the Company and the Partnership that:

5.1    Existence. Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted.

5.2    Authority. Such Investor has all requisite power and authority to enter into, deliver and perform its obligations under the Restructuring Documents, and has the right to vote and dispose of, all of the Series A Preferred Units set forth opposite such Investor’s name under the heading “Series A Preferred Units” on Schedule I hereto. All corporate, limited liability company or partnership action required to be taken by such Investor or any of its members or partners for the consummation of the transactions contemplated by the Restructuring Documents has been validly taken. The Restructuring Documents, as applicable, have been or will

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be duly executed and delivered by such Investor and constitute, or with respect to Restructuring Documents to be executed following the date hereof, will constitute legal, valid and binding obligations of such Investor, enforceable in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions.

5.3    No Conflicts. The execution, delivery and performance of the Restructuring Documents to which such Investor is a party by such Investor and the consummation by such Investor of the transactions contemplated thereby will not (i) conflict with, or constitute a violation of or require the consent of any Person under, any of the terms, conditions or provisions of the Organizational Documents of such Investor, (ii) conflict with, or constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Investor is a party or by which it or any of its properties may be bound, (iii) violate any statute, Law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Investor or any of its properties in a proceeding to which it is a party or by which any of its property is subject or (iv) result in the creation or imposition of any Lien upon any property of such Investor, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could materially impair the ability of such Investor to perform its obligations under the Restructuring Documents or consummate the transactions contemplated thereby.

5.4    Litigation. There is no action, suit or proceeding before or by any federal or state court, commission, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of such Investor, threatened, to which such Investor is or may be a party or to which the business or property of such Investor is or may be subject that is reasonably likely to (i) individually or in the aggregate have a material adverse effect on the business, prospects, financial condition or results of operations of such Investor, taken as a whole, (ii) prevent the consummation of the transactions contemplated by the Restructuring Documents or (iii) in any manner draw into question the validity of the Restructuring Documents.

5.5    Unregistered Securities.

(a)    Investment Intent. Such Investor is acquiring the Series A Preferred Shares for its own account with the present intention of holding Series A Preferred Shares for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities Laws. Other than with respect to any transfers of Series A Preferred Shares as may be made to Affiliates of such Investor after the date hereof in accordance with the terms and conditions of the Certificate of Designations, such Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to such Series A Preferred Shares.

(b)    Accredited Investor Status; Sophisticated Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in such Series A Preferred Shares and the Conversion Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(c)    Information. Such Investor and its Representatives have been furnished with all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the Series A Preferred Shares and the Conversion Shares that such Investor has requested. Such Investor and its Representatives have been afforded the opportunity to ask questions of and speak with members of management of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by such Investor and its Representatives shall modify, amend or affect such Investor’s right (i) to rely on the Company’s representations and warranties contained in Article III or (ii) to indemnification or any other remedy based on, or

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with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Investor has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Shares.

(d)    Securities Not Registered. Such Investor acknowledges that the Series A Preferred Shares and the Conversion Shares are not currently registered under the Securities Act or any applicable state securities law and might not be registered in the future, and that such Series A Preferred Shares and, upon their conversion, the Conversion Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

(e)    Legends. Such Investor understands that, until such time as the Series A Preferred Shares have been registered pursuant to the provisions of the Securities Act, or the Series A Preferred Shares are otherwise eligible for resale under the Securities Act (including pursuant to Rule 144 promulgated thereunder) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Series A Preferred Shares will bear a restrictive legend. Such Investor understands that, until such time as the Conversion Shares have been registered pursuant to the provisions of the Securities Act, or the Conversion Shares are otherwise eligible for resale under the Securities Act (including pursuant to Rule 144 promulgated thereunder) without restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares will bear a restrictive legend.

(f)    Reliance by the Company. Such Investor understands that the Company is offering the Series A Preferred Shares in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Series A Preferred Shares and the Conversion Shares issuable upon conversion thereof.

5.6    Series A Preferred Units. Such Investor is the holder (record or beneficial) of, and has the right to vote and dispose of, all of the Series A Preferred Units set forth opposite such Investor’s name under the heading “Series A Preferred Units” on Schedule I hereto.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

6.1    Indemnification by the Company. Subject to the limitations set forth in this Agreement, the Company agrees to indemnify each Investor and its Affiliates and Representatives (collectively, “Investor Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, Taxes, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein; provided, that any such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty (it being understood that (x) for purposes of determining when an indemnification claim has been made, the date upon which an Investor Related Party has given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made and (y) the aggregate liability of the Company (i) to each Investor pursuant to this Section 6.1 shall

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not exceed the amount of such Investor’s respective Funding Obligation (as defined in the Preferred Purchase Agreement) and (ii) to all Investors pursuant to this Section 6.1 shall not exceed the Total Funding Obligation (as defined in the Preferred Purchase Agreement)); provided, further, that no Investor Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages.

6.2    Indemnification by the Investors. Subject to the limitations set forth in this Agreement, each Investor agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Investor contained herein; provided, that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty (it being understood that (x) for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party has given notice (stating in reasonable detail the basis of the claim for indemnification) to such Investor shall constitute the date upon which such claim has been made and (y) the liability of each such Investor shall not exceed the amount equal to the sum of such Investor’s respective Funding Obligation (as defined in the Preferred Purchase Agreement), plus any distributions paid to such Investor with respect to the Series A Preferred Units, Series A Preferred Shares and any Conversion Shares); provided, further, that no Company Related Party shall be entitled to recover special, indirect, exemplary, incidental, speculative or punitive damages.

6.3    Indemnification Procedures.

(a)    Promptly after any Company Related Party or Investor Related Party (hereinafter, the “Indemnified Party”) discovers facts giving rise to a claim for indemnification hereunder, including receipt by it of notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding. Failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known and shall include a formal demand for indemnification under this Agreement. The Indemnifying Party shall have the right to defend and settle any such matter, at its own expense and by its own counsel (provided, that such counsel is reasonably satisfactory to the Indemnified Party), as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such matter, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such matter and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party within 30 days of when the Indemnified Party has provided written notice of the claim for indemnification or (B) if the defendants in any

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such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(b)    Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

(c)    Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any third party indemnity claim (but shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such third party indemnity claim) if the third party indemnity claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the third party indemnity claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

6.4    Survival of Provisions. All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any Party; provided, that the representations and warranties set forth in Article III, Article IV and Article V shall terminate and expire on the date that is 60 days following the date on which the Company files with the Commission its Annual Report on Form 10-K for fiscal year 2020, except (a) the representations and warranties of the Company set forth in Section 3.1 (Formation and Qualification of the Company Entities), Section 3.2 (Capitalization; Issuance), Section 3.3 (Authority and Authorization), Section 3.4 (Authorization of this Agreement), Section 3.6 (Organizational Documents) and Section 3.14 (Money Laundering Laws) (b) the representations and warranties of the Partnership set forth in Section 4.1 (Authority and Authorization) and Section 4.2 (Authorization of this Agreement) and (c) the representations and warranties of each Investor set forth in Section 5.1 (Existence) and Section 5.2 (Authority) shall survive indefinitely. After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to this Article VI on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VI to indemnification on the basis of that representation and warranty prior to its termination and expiration; provided, that in the case of each representation and warranty that shall terminate and expire as provided in this Section 6.4, no claim presented in writing for indemnification pursuant to this Article VI on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration. The covenants or agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed in accordance with the terms of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1    Further Assurances. Each of the Company, the Partnership and the Investors agree to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement will require any Party hereto to hold separate or make any divestiture of any asset or otherwise

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agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any required consent or approval or other clearance.

7.2    Publicity. Each Investor consents to and authorizes the Company and the Partnership to include and disclose in any registration statement, prospectus, current report, proxy statement, or information statement that is filed with the Commission in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the Commission or otherwise publicly disclosed, as the Company and the Partnership reasonably determine to be necessary or appropriate, the identity of the Investors, the ownership of the Series A Preferred Shares and the nature of the Parties’ respective commitments, arrangements, and understandings pursuant to this Agreement and the other Restructuring Documents only after providing the Lead Investors a reasonable opportunity to review and comment (but only with respect to any disclosure relating to any such Lead Investor) on any such registration statement, prospectus, current report, proxy statement, or information statement that is filed with the Commission in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the Commission or otherwise publicly disclosed in connection with the Merger; provided, however, that nothing in this Section 7.2 shall delay any required filing or other disclosure with the Commission or otherwise hinder the Company’s or the Partnership’s ability to timely comply with all Laws or rules and regulations of the Commission.

7.3    Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, via email, or personal delivery to the following addresses:

if to the Investors, to the addresses set forth on Schedule I hereto.

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, TX 77002
Attention:	John D. Pitts, P.C.
David Thompson
Email:	john.pitts@kirkland.com
david.thompson@kirkland.com

If to the Company:

Equitrans Midstream Corporation
2200 Energy Drive
Canonsburg, PA 15317
Attention:	Kirk R. Oliver
Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention:	Ryan J. Maierson
Nick S. Dhesi
Email:	ryan.maierson@lw.com
nick.dhesi@lw.com

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If to the Partnership:

EQM Midstream Partners, LP
2200 Energy Drive
Canonsburg, PA 15317
Attention:	Kirk R. Oliver
Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention:	Ryan J. Maierson
Nick S. Dhesi
Email:	ryan.maierson@lw.com
nick.dhesi@lw.com

or to such other address as the Company, the Partnership or the Investors may designate to each other in writing from time to time. All notices and communications shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered, (b) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (c) upon actual receipt of the email, if sent via email and (d) upon actual receipt when delivered to an air courier guaranteeing overnight delivery. The Company and the Partnership shall promptly notify all Investors in writing upon (A) the granting of any consent or waiver, or the execution and delivery of any amendment, modification or termination of any provision of this Agreement or the Merger Agreement or (B) the termination of this Agreement by any Investor with respect to such Investor pursuant to Section 7.5.

7.4    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by the Company, the Partnership and each of the Lead Investors (for the avoidance of doubt, such amendment, waiver, consent, modification or termination shall require the consent of only one member of each Lead Investor’s Affiliate Group); provided, that no amendment or other modification which adversely affects the rights under this Agreement of any Investor in a disproportionate manner relative to any other Investor shall be effective unless consented to in writing by such affected Investor; provided, further, that no amendment or modification which modifies the type or amount of consideration to be received by an Investor hereunder shall be effective unless consented to in writing by such Investor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Partnership or an Investor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

7.5    Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company, the Partnership and each of the Lead Investors (for the avoidance of doubt, such termination shall require the written consent of only one member of each Lead Investor’s Affiliate Group); (b) by either the Company and the Partnership, on one hand, or an Investor, with respect to itself but not any other

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Investor, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Restructuring Documents and such order, decree, ruling or other action is or shall have become final and nonappealable, and (c) by an Investor, with respect to itself but not any other Investor, if the Merger is not consummated in accordance with the Merger Agreement on or prior to August 26, 2020 (as such date may be extended by mutual agreement of the Company, the Partnership and the Lead Investors); provided, that any such extension to a date later than February 26, 2021 shall require the consent of each Investor. This Agreement shall terminate automatically upon any termination of the Merger Agreement.

7.6    Expenses. The Partnership will pay the reasonable out-of-pocket fees and expenses of the primary outside lead legal counsel and one regulatory counsel incurred by the Investors collectively in connection with the transactions contemplated hereby; provided, however, that the Partnership’s obligations pursuant to this sentence shall not exceed $300,000. Each Party will otherwise be responsible for its own out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby.

7.7    Entire Agreement; Disclaimer of Reliance. This Agreement, the other Restructuring Documents and the other agreements and documents referred to herein are intended by the Parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Company nor the Partnership nor any Investor has relied upon, restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the other Restructuring Documents with respect to the rights and obligations of the Company, the Partnership, the Investors or any of their respective Affiliates hereunder or thereunder, and each of the Company, the Partnership and the Investors expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement or the Certificate of Designations. This Agreement, the Restructuring Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the Parties with respect to such subject matter.

7.8    Binding Effect; Assignment. This Agreement shall be binding upon the Company, the Partnership each of the Investors and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns. Without the written consent of the Company and the Partnership, no portion of the rights and obligations of the Investor under this Agreement may be assigned or transferred by the Investor to a Person that is not an Affiliate of the Investor. No portion of the rights and obligations of the Company or the Partnership under this Agreement may be transferred or assigned (including by merger or operation of Law) without the prior written consent of the Investors.

7.9    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than for purposes of Section 7.10 only, any member, partner, shareholder, unitholder, Affiliate or Representative of the Company, the Partnership or the Investors, or any member, partner, shareholder, unitholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws that might otherwise require the application of the Laws of any other jurisdiction. Any action against any Party relating to the foregoing shall be brought in any federal or state court

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of competent jurisdiction located within the State of Delaware (the “Chosen Courts”), and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

7.11    Specific Performance. Irreparable damage would occur and each Party would not have an adequate remedy at Law in the event that the other Party fails to consummate the Restructuring concurrently with the closing of the Merger. Accordingly, each Party shall be entitled to seek one or more injunctions to cause the consummation of the Restructuring or to prevent any breach of any such obligation or covenant and to enforce specifically this Agreement in the Chosen Courts, in addition to any other remedy to which such Party may be entitled at Law or in equity. Each Party agrees not to dispute or resist any such application for relief on the basis that any other Party to this Agreement has an adequate remedy at Law or that damage arising from such non-performance or breach is not irreparable.

7.12    No Recourse Against Others.

(a)    All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as inducement to, this Agreement), may be made only against (and are expressly limited to) the Company, the Partnership and the Investors. No Person other than the Company, the Partnership or the Investors, including no member, partner, shareholder, unitholder, Affiliate or Representative thereof, nor any member, partner, shareholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each of the Company, the Partnership and each Investor hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

(b)    Without limiting the foregoing, to the maximum extent permitted by Law, (i) the Company, the Partnership and each Investor hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) the Company, the Partnership and each Investor disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

7.13    Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

7.14    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of this Agreement is

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held to be invalid, illegal, or unenforceable in any respect under any applicable Laws in any jurisdiction by any applicable Governmental Authority, (a) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (c) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (d) to the extent that the Governmental Authority does not modify such provision, each of the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

7.15    Damages. Anything to the contrary in this Agreement notwithstanding, in no event shall a Party be liable hereunder for (a) any remote, exemplary, or punitive damages or (b) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

7.16    Amendment of Merger Agreement; Interim Actions.

(a)    Notwithstanding anything to the contrary in the Restructuring Documents, neither Company, nor the Partnership shall, and each shall cause each of its respective Affiliates not to, amend or modify the Merger Agreement or amend, modify or waive any right under, or the satisfaction of any condition in, the Merger Agreement, in each case, in any manner or respect that would materially and adversely affect any Investor without the prior written consent of each Lead Investor (for the avoidance of doubt, such prior written consent shall require the consent of only one member of each Lead Investor’s Affiliate Group). The Company and the Partnership shall provide the Investors with reasonable updates regarding the status of the transactions contemplated by the Merger Agreement, including with respect to (i) prompt notice of all material developments with respect thereto and (ii) to the extent not duplicative with preceding clause (i), true, correct and complete copies of any written notice given by or to the Company or the Partnership or any of their Affiliates under the Merger Agreement promptly following their receipt or delivery, as applicable.

(b)    Notwithstanding anything to the contrary in the Restructuring Documents, during the term of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not take any action described under Section 4(d) or 4(e) of the Certificate of Designations, in each case, without the prior written consent of the Investors who, as of the Closing (as set forth on Schedule I, as may be amended), will hold at least 66 2/3% of the Series A Preferred Shares.

7.17    Effect on the Partnership Agreement. Except as expressly set forth in this Agreement, prior to the Closing, (a) all of the terms and conditions of the Partnership Agreement shall continue in full force and effect and remain unchanged and (b) nothing in this Agreement shall be deemed to be an amendment, modification or waiver of any of the rights, preferences and privileges afforded to the Investors in the Partnership Agreement as holders of Series A Preferred Units.

7.18    Removal of Legend. In connection with a sale of the Series A Preferred Shares or Conversion Shares by an Investor in reliance on Rule 144 promulgated under the Securities Act, the applicable Investor or its broker shall deliver to the Company and the Company Transfer Agent a broker representation letter providing to the Company and the Company Transfer Agent any information the Company deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that the applicable Investor is not an Affiliate of the Company and regarding the length of time the Series A Preferred Shares or Conversion Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct the Company Transfer Agent to remove the legend referred to in Section 5.5(e) from the appropriate book-entry accounts maintained by the Company Transfer Agent, and the Company shall bear all

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costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the Company Transfer Agent to be rendered in connection with the removal of such legend). After an Investor or its permitted assigns have held the Series A Preferred Shares or Conversion Shares for such time as non-Affiliates are permitted to sell without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Series A Preferred Shares or Conversion Shares and without volume or manner of sale restrictions under Rule 144, if the book-entry accounts for such Series A Preferred Shares or Conversion Shares still bear the restrictive legend referred to in Section 5.5(e), the Company agrees, upon request of such Investor or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 5.5(e) therefrom, and the Company shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the Company Transfer Agent to be rendered in connection with the removal of such legend), regardless of whether the request is made in connection with a sale or otherwise, so long as such Investor or its permitted assigns provide to the Company any information the Company deems necessary to determine that the legend is no longer required under the Rules and Regulations or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the placing of an appropriate restrictive legend on the applicable Series A Preferred Shares in such case) and regarding the length of time the Series A Preferred Shares or Conversion Shares have been held. The Company shall cooperate with the Investors to effect the removal of the legend referred to in Section 5.5(e) at any time such legend is no longer appropriate.

7.19    Tax Information. Reasonably promptly following the Closing, the Company shall deliver to each Investor a reasonable projection of the portion of the Cash Dividends (as defined in the Certificate of Designations) for the current taxable year and the succeeding two taxable years that will be treated as a dividend for U.S. federal income tax purposes. The Company shall use commercially reasonable efforts to deliver, prior to December 15 of each taxable year, to each Investor that owns Series A Preferred Shares as of such date a reasonable projection of the portion of the Cash Dividends (as defined in the Certificate of Designations) for the immediately succeeding taxable year that will be treated as a dividend for U.S. federal income tax purposes.

7.20    Transfer Taxes. The Company shall be responsible for any transfer Taxes or other similar Taxes required to be paid and shall comply with associated Tax reporting requirements, in each case, in connection with the Restructuring.

7.21    No Relationship Among Investors. Notwithstanding anything to the contrary herein, the duties and obligations of the Investors under this Agreement shall be several, not joint. None of the Investors shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other or any other Party. No prior history, pattern or practice of sharing confidence among or between any of the Investors and/or the Company or the Partnership shall in any way affect or negate this understanding and agreement. The Investors have no agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any securities of any of the Company or the Partnership and do not constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. For the avoidance of doubt: (1) each Investor is entering into this Agreement directly with the Company and the Partnership and not with any other Investor, (2) no other Investor shall have any right to bring any action against any other Investor with respect to this Agreement (or any breach thereof) and (3) no Investor shall, nor shall any action taken by an Investor pursuant to this Agreement, be deemed to be acting in concert or as any group with any other Investor with respect to the obligations under this Agreement nor shall this Agreement create a presumption that the Investors are in any way acting as a group. All rights under this Agreement are separately granted to each Investor by the Company and the Partnership, as applicable, and vice versa. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently by each Investor.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

EQUITRANS MIDSTREAM CORPORATION

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

EQM MIDSTREAM PARTNERS, LP

By:	EQGP Services, LLC, its general partner

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Preferred Restructuring Agreement

INVESTORS:

INVESTMENT PARTNERS V (II), LLC

By:	BAA Co-Investment Fund (GenPar), LLC, its sole member

By:	BlackRock Financial Management, Inc., its sole member

By:	/s/ Bryan J. Smith
Name:	Bryan J. Smith
Title:	Managing Director

GEPIF III EQM HOLDINGS, L.P.

By:	GEPIF III EQM Holdings GP, LLC, its general partner

By:	/s/ Mark Saxe
Name:	Mark Saxe
Title:	President

GSO EQUITABLE FINANCE LP

By:	GSO Equitable Finance Holdings LLC, its general partner

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

Signature Page to Preferred Restructuring Agreement

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP EOF II IP LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP ENERGY MASTER FUND LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Signature Page to Preferred Restructuring Agreement

MAGNETAR STRUCTURED CREDIT FUND, LP

By:	Magnetar Financial LLC, its general partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MAGNETAR CONSTELLATION FUND V LLC

By:	Magnetar Financial LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MAGNETAR LONGHORN FUND LP

By:	Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

By:	Magnetar Financial LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

Signature Page to Preferred Restructuring Agreement

BSOF QMODEM (M) 2 L.P.

By:	Magnetar Financial LLC, its advisor

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP EMERALD FUND LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

CEQM HOLDINGS, LLC

By:	/s/ Todd Triller
Name:	Todd Triller
Title:	Managing Director

NB BURLINGTON AGGREGATOR LP

By:	/s/ David Lyon
Name:	David Lyon
Title:	Authorized Signatory

KAYNE ANDERSON MLP/MIDSTREAM INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, its manager

By:	/s/ James C. Baker
Name:	James C. Baker
Title:	Managing Director

Signature Page to Preferred Restructuring Agreement

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:	KA Fund Advisors, LLC, its manager

By:	/s/ James C. Baker
Name:	James C. Baker
Title:	Managing Director

TORTOISE DIRECT OPPORTUNITIES FUND II, LP

By:	Tortoise Direct Opportunities GP II LLC, its general partner

By:	/s/ Michelle Johnston
Name:	Michelle Johnston
Title:	Director

PORTCULLIS PARTNERS, LP

By:	/s/ Duane Kelley
Name:	Duane Kelley
Title:	Vice President

CENTAURUS CAPITAL LP

By:	Centaurus Holdings, LLC, its general partner

By:	/s/ John D. Arnold
Name:	John D. Arnold
Title:	Manager

Signature Page to Preferred Restructuring Agreement

Exhibit A

Form of Registration Rights Agreement

[See attached.]

Exhibit A

Preferred Restructuring Agreement

Final Form

EQUITRANS MIDSTREAM CORPORATION

and

THE PURCHASERS NAMED ON SCHEDULE A

HERETO

FORM OF

REGISTRATION RIGHTS AGREEMENT

Dated [ 🌑 ], 2020

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [ 🌑 ], 2020 (this “Agreement”), is entered into by and among Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, in connection with the closing of that certain Preferred Restructuring Agreement, dated as of February 26, 2020, by and among the Company, EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the Purchasers (the “Restructuring Agreement”), $600.0 million of the Partnership’s Series A Perpetual Convertible Preferred Units (each, a “Series A Preferred Unit”) issued and outstanding immediately prior to the closing of the transactions contemplated by the Restructuring Agreement were redeemed by the Partnership at a price equal to $[ 🌑 ]1 per Series A Preferred Unit and the remaining portion of the Series A Preferred Units issued and outstanding immediately prior to the closing of the transactions contemplated by the Restructuring Agreement were exchanged for newly issued Series A Preferred Shares (as defined below) of the Company; and

WHEREAS, pursuant to the terms of the Restructuring Agreement, the Company and each of the Purchasers agreed to execute and deliver an agreement governing registration and other rights among the parties thereto as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Series A Preferred Shareholder shall be considered an Affiliate of the Company or its subsidiaries, and no Series A Preferred Shareholder or any of its Affiliates shall be considered Affiliates of any other Series A Preferred Shareholder or any of such other Series A Preferred Shareholder’s Affiliates, in either case, solely by virtue of such Series A Preferred Shareholder’s ownership of the Series A Preferred Shares. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, (a) the Company and its subsidiaries, on the one hand, and any Series A Preferred Shareholder, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Series A Preferred Shareholder or its Affiliates, shall be considered an Affiliate of such Series A Preferred Shareholder.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, dated as of November 12, 2018.

“BlackRock” means, collectively, the Purchasers listed on Annex A hereto under the heading “BlackRock”, and their permitted assignees.

[1]	To be calculated in accordance with the Preferred Restructuring Agreement.

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“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Company relating to Series A Preferred Shares, dated [ 🌑 ], 2020, as it may be amended from time to time in accordance therewith.

“Change of Control” has the meaning set forth in the Certificate of Designations.

“Commission” means the United States Securities and Exchange Commission.

“Common Share Registrable Securities” means (a) the shares of Common Stock issuable upon conversion of the Purchased Shares and (b) any other securities issued or issuable with respect to or in exchange for the shares of Common Stock issuable upon conversion of the Purchased Shares, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Common Stock” means the shares of common stock, no par value, of the Company, with the rights and obligations specified in the Articles of Incorporation, or any other security issued or issuable with respect to or in exchange for Common Stock, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Restructuring Event” has the meaning set forth in the Certificate of Designations.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“EQT RRA” means that certain shareholder and registration rights agreement, dated as of November 12, 2018, by and between EQT Corporation and the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GSO” means, collectively, the Purchasers listed on Annex A hereto under the heading “GSO”, and their permitted assignees.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Initiating Holder” has the meaning specified in Section 2.03(d).

“Lead Investors” means collectively, BlackRock, GSO, Magnetar and, solely for purposes of Section 2.02(b), Investment Partners V (II), LLC.

“Liquidated Damages” has the meaning specified in Section 2.01(b).

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“Liquidated Damages Multiplier” means the product of (a) the Purchased Share Price and (b) the number of Registrable Securities then held by the applicable Holder and to be included on the applicable Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Magnetar” means, collectively, the Purchasers listed on Annex A hereto under the heading “Magnetar”, and their permitted assignees.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“National Securities Exchange” means either the New York Stock Exchange, the Nasdaq Stock Market, an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) or any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) on which shares of Common Stock are then listed.

“Other Holder” has the meaning specified in Section 2.02(a).

“Partnership” has the meaning set forth in the Recitals of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Purchased Share Price” means $19.99 per share.

“Purchased Shares” means the Series A Preferred Shares to be issued and delivered to the Purchasers pursuant to the Restructuring Agreement.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Share Registrable Securities and the Series A Preferred Share Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities voting together as a single class, including the Series A Preferred Share Registrable Securities on an as-converted basis to Common Share Registrable Securities.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Restructuring Agreement” has the meaning set forth in the Recitals of this Agreement.

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“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Series A Preferred Share Registrable Securities” means the (a) Purchased Shares and (b) any other securities issued or issuable with respect to or in exchange for the Purchased Shares, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise, all of which are subject to the rights of Series A Preferred Share Registrable Securities provided herein until such time as such securities either (i) convert into shares of Common Stock pursuant to the terms of the Certificate of Designations or (ii) cease to be Registrable Securities pursuant to Section 1.02.

“Series A Preferred Shares” means the Company’s Series A Perpetual Convertible Preferred Shares, no par value, with the rights and obligations specified in the Certificate of Designations.

“Series A Preferred Shareholder” means a record holder of Series A Preferred Shares.

“Series A Preferred Unit” has the meaning set forth in the recitals.

“Target Effective Date” has the meaning specified in Section 2.01(a).

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Series A Preferred Shares or shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or any of its direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the second anniversary of the date on which all Series A Preferred Shares have been converted into shares of Common Stock.

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ARTICLE II.

REGISTRATION RIGHTS

Section 2.01    Shelf Registration.

(a)    Shelf Registration. The Company shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act to permit the resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective no later than twenty (20) Business Days following the date hereof (the “Target Effective Date”). The Company will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which there are no longer any Registrable Securities outstanding and (B) the second anniversary of the date on which all Series A Preferred Shares have been converted into shares of Common Stock (in each case of clause (A) or (B) the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, if the Company is then eligible, it shall file such Registration Statement on Form S-3 and, if eligible, pursuant to an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three (3) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of such Registration Statement. The Company shall not be obligated to have more than one effective Registration Statement at any given time pursuant to this Section 2.01.

(b)    Failure to Become Effective. If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, of (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within ten (10) Business Days after the end of each such 30-day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than thirty (30) days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c)    Waiver of Liquidated Damages. If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of at least the Registrable Securities Required Voting Percentage, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d)    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement,

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suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company or any of its Affiliates has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. For the avoidance of doubt, the provisions of this Section 2.01(d) shall apply to any Underwritten Offering undertaken pursuant to Section 2.03.

Section 2.02    Piggyback Registration.

(a)    Participation. If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on behalf of any other Person who has or has been granted registration rights related to an Underwritten Offering (the “Other Holder”), or (ii) a prospectus supplement relating to the sale of shares of Common Stock by any Other Holders to an effective registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Common Share Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of shares of Common Stock by Other Holders in an Underwritten Offering, then the Company shall give not less than four (4) Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder that, together with its Affiliates, owns at least $15 million of Common Share Registrable Securities and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering for Other Holders such number of Common Share Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (A) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $15 million of Common Share Registrable Securities, in the aggregate (determined by multiplying the number of Common Share Registrable Securities owned by the average of the closing price on the National Securities Exchange for the shares of Common Stock for the ten (10) trading days preceding the date of such notice), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, or (B) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter that the inclusion of Common Share Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the shares of Common Stock in such Underwritten Offering, then the amount of Common Share Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the Holders until either (x) such proposed Underwritten Offering has been publicly announced by the Company or (y) the Holders have received notice from the Company that such proposed Underwritten Offering has been abandoned, which the Company shall provide to the Holders reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. Each such Holder will have four (4) Business Days (or two (2) Business Days in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing to the Company the inclusion of Common Share Registrable Securities in the Underwritten Offering for Other Holders. If no request for inclusion from a Holder is received by the Company within the specified time or if a

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Holder states in its response to the Piggyback Notice that it declines the opportunity to include Registrable Securities in the Underwritten Offering, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of the Company’s intention to undertake an Underwritten Offering for Other Holders and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Common Share Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one (1) Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering for Other Holders; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings for Other Holders pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder. The Holders listed on Schedule B shall each be deemed to have delivered a Piggyback Opt-Out Notice as of the date hereof.

(b)    Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering for Other Holders advise the Company that the total amount of Common Share Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Share Registrable Securities offered or the market for the shares of Common Stock, then the Company shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) in the event that the Person that initiated such Underwritten Offering is the Company or any of the Company’s subsidiaries, (A) first, to the Company or the Company’s subsidiaries, (B) second, pro rata among the members of the Parent Group (as defined in the EQT RRA) exercising registration rights pursuant to Section 2.02 of the EQT RRA related to such offering, (C) third, pro rata among any Holders who are Lead Investors and exercising piggyback registration rights pursuant to this Section 2.02 related to such offering, (D) fourth, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning shares of Common Stock, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(i)(C) and exercising such piggyback registration rights and (E) fifth, pro rata among any Persons owning shares of Common Stock having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights and (ii) in the event that any Person other than the Company or any of the Company’s subsidiaries initiated such Underwritten Offering, (A) first, the Person that initiated such Underwritten Offering, (B) second, pro rata among the members of the Parent Group (as defined in the EQT RRA) exercising registration rights pursuant to Section 2.02 of the EQT RRA related to such offering, (C) third, to any Holders who are Lead Investors and exercising piggyback registration rights pursuant to this Section 2.02 related to such offering, (D) fourth, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning shares of Common Stock, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(ii) and exercising such piggyback registration rights and (E) fifth, pro rata among the Company or any of the Company’s subsidiaries (to the extent that such Person was not the Person initiating the Underwritten Offering on its own behalf) and Persons owning shares of Common Stock, having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights (pro rata, as used in this Section 2.02, based, for each such Person or Holder, as applicable, on the percentage derived by dividing (x) the number of shares of Common Stock proposed to be sold by such Person or Holder, as applicable,

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in such offering by (y) the aggregate number of shares of Common Stock proposed to be sold by the Persons sharing in the same tier of pro rata allocation).

Section 2.03    Underwritten Offering.

(a)    Common Share Registration. Subject to the limitation set forth in Section 2.03(c) below, in the event that any of BlackRock, GSO or Magnetar elects to dispose of Common Share Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $65 million from such Underwritten Offering (together with any Common Share Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) or (ii) reasonably expects gross proceeds of at least $30 million from such Underwritten Offering (together with any Common Share Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) and such Common Share Registrable Securities represent 100% of the then outstanding Common Share Registrable Securities held by the applicable Selling Holder and Affiliates, the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Lead Investor initiating such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Common Share Registrable Securities.

(b)    Preferred Share Registration. Subject to the limitation set forth in Section 2.03(c) below, in the event that any of BlackRock, GSO or Magnetar, individually, or Holders holding at least 66 2⁄3% of the outstanding Series A Preferred Share Registrable Securities not held by the Lead Investors at such time, collectively, elects to dispose of Series A Preferred Share Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $65 million from such Underwritten Offering or (ii) reasonably expects gross proceeds of at least $30 million from such Underwritten Offering and such Series A Preferred Share Registrable Securities represent 100% of the then outstanding Series A Preferred Share Registrable Securities held by the applicable Selling Holder and Affiliates, the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Lead Investor initiating such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Series A Preferred Share Registrable Securities.

(c)    Limitations on Registration. The Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, for more than (i) two Underwritten Offerings pursuant to Section 2.03(a) hereof at the request of BlackRock, (ii) two Underwritten Offerings pursuant to Section 2.03(a) hereof at the request of GSO, (iii) two Underwritten Offerings pursuant to Section 2.03(a) hereof at the request of Magnetar, (iv) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of BlackRock, (v) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of GSO, (vi) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of Magnetar and (vii) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of Holders holding at least 66 2⁄3% of the outstanding Series A Preferred Share Registrable Securities not held by the Lead Investors at such time; provided, further, that none of the foregoing Underwritten Offerings in clauses (i) through (vii) above shall occur within 180 days of each other; provided, further, that if the Company or its Affiliates are conducting or actively pursuing a securities offering of the Company’s Common Stock and/or Series A Preferred Shares with anticipated gross offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holder’s right to require the Company to conduct an

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Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Company may only suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period.

(d)    General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a) or Section 2.03(b), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the shares of Common Stock or Series A Preferred Shares, and the amount of Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) or Section 2.03(b) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Company at least one (1) Business Day prior to the time of pricing of such Underwritten Offering, in which case the Company will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.04    Further Obligations. In connection with its obligations under this Article II, the Company will:

(a)    promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such

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information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)    if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)    in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the Underwriters, dated as of the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated as of the pricing date of such Underwritten Offering and a letter of like kind dated as of the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form

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and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such Underwriters may reasonably request;

(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j)    make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)    (i) use its commercially reasonable efforts to cause all Common Share Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed and (ii) upon the written request of Purchasers holding a majority of the Series A Preferred Share Registrable Securities (which majority must include two of the three Lead Investors), use its best efforts to cause all Series A Preferred Share Registrable Securities registered pursuant to this Agreement to be listed on the securities exchange or nationally recognized quotation system on which Common Share Registrable Securities are then listed;

(l)    use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)    provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o)    if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)    if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q)    if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a

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“Holder Underwriter Registration Statement”), then reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter”, dated as of such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Company. The Company will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05    Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) or Section 2.03(b) if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering agrees to enter into a customary letter agreement with Underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than

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the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.07    Expenses.

(a)    Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b)    Expenses. The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08    Indemnification.

(a)    By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder

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Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus supplement or final prospectus, or amendment or supplement thereto, or any free writing prospectus relating thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such

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indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)    so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $30 million of Registrable Securities, calculated on the basis of the Purchased Share Price or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11    Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any

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registration statement filed by the Company for Other Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Common Share Registrable Securities hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a) or Section 2.03(b).

Section 2.12    Limitation on Obligations for Series A Preferred Share Registrable Securities. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall be construed to require the Company to provide any Holder of Series A Preferred Share Registrable Securities any rights to include any Series A Preferred Share Registrable Securities in any underwritten offering relating to the sale by the Company or any other Person of any securities of the Company.

Section 2.13    Obligation to Obtain Rating for Series A Preferred Shares. If requested by any of the Lead Investors, the Company shall use commercially reasonable efforts to obtain and maintain a rating from a nationally recognized rating agency (chosen by such Holders) with respect to the Series A Preferred Shares until the date on which all Series A Preferred Shares have been converted into shares of Common Stock. The Company shall be entitled to reimbursement from the Holders holding Series A Preferred Shares for all direct costs paid to the applicable rating agency by the Company in obtaining the initial rating, which costs shall be shared by such Holders pro rata (based, for each such Holder on the percentage derived by dividing (x) the number of Series A Preferred Shares held by each such Holder, by (y) the aggregate number of Series A Preferred Shares outstanding at the time such rating is obtained). After the date on which a rating has been obtained for the Series A Preferred Shares, if requested by the Holders of 75% of the Series A Preferred Shares then outstanding, the Company shall use commercially reasonably efforts to cause such rating on the Series A Preferred Shares to be withdrawn.

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ARTICLE III.

MISCELLANEOUS

Section 3.01    Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Shares to the Purchasers) email to the following addresses:

(a)    If to the Purchasers, to the addresses set forth on Schedule A.

(b)    If to the Company:

Equitrans Midstream Corporation

2200 Energy Drive

Canonsburg, Pennsylvania 15317

Attention: Kirk Oliver

Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston TX 77002

Attention: Ryan J. Maierson

Nick S. Dhesi
Email:	ryan.maierson@lw.com nick.dhesi@lw.com

or to such other address as the Company or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02    Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns, including binding upon (i) in the case of the Company, any Person that will be a successor to the Company, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise and (ii) in the case of the Purchasers, subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03    Assignment of Rights. Except as provided in Section 2.10 and as contemplated by Section 3.02, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04    Recapitalization, Exchanges, Etc. Affecting Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor

17

or assign of the Company (whether in connection with a Change of Control or Company Restructuring Event or by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement. As a condition to the effectiveness of any transaction discussed in the prior sentence, the Company shall make provision to ensure that any successor or assign of the Company either (i) acknowledges, adopts and assumes in full the Company’s obligations pursuant to this Agreement or (ii) enters into a new registration rights agreements with the holders of the Series A Preferred Shares providing for the same rights set forth herein.

Section 3.05    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08    Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF

18

A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10    Entire Agreement. This Agreement, the Restructuring Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Restructuring Agreement with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Restructuring Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11    Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12    No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 3.14    Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any

19

reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Equitrans Midstream Corporation

By:
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

INVESTMENT PARTNERS V (II), LLC

By:	BAA Co-Investment Fund (GenPar), LLC, its sole member

By:	BlackRock Financial Management, Inc., its sole member

By:
Name:
Title:

GEPIF III EQM HOLDINGS, L.P.

By:	GEPIF III EQM Holdings GP, LLC, its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

GSO EQUITABLE FINANCE LP

By:	GSO Equitable Finance Holdings LLC, its general partner

By:
Name:
Title:

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

MTP EOF II IP LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

MTP ENERGY MASTER FUND LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

MAGNETAR STRUCTURED CREDIT FUND, LP

By:	Magnetar Financial LLC, its general partner

By:
Name:
Title:

MAGNETAR CONSTELLATION FUND V LLC

By:	Magnetar Financial LLC, its manager

By:
Name:
Title:

MAGNETAR LONGHORN FUND LP

By:	Magnetar Financial LLC, its investment manager

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

By:	Magnetar Financial LLC, its manager

By:
Name:
Title:

BSOF QMODEM (M) 2 L.P.

By:	Magnetar Financial LLC, its advisor

By:
Name:
Title:

MTP EMERALD FUND LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

CEQM HOLDINGS, LLC

By:

Name:
Title:

NB BURLINGTON AGGREGATOR LP

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

KAYNE ANDERSON MLP/MIDSTREAM INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, its manager

By:
Name:
Title:

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:	KA Fund Advisors, LLC, its manager

By:
Name: Title:

TORTOISE DIRECT OPPORTUNITIES FUND II, LP

By:	Tortoise Direct Opportunities GP II LLC, its general partner

By:
Name:
Title:

PORTCULLIS PARTNERS, LP

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

CENTAURUS CAPITAL LP

By:	Centaurus Holdings, LLC, its general partner

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

SCHEDULE A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
BlackRock
GEPIF III EQM HOLDINGS, L.P.

C/O BlackRock Financial Management, Inc.

609 Main Street

Houston, TX 77002

Attention: Mark Saxe

Email: mark.saxe@blackrock.com

With copy to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: David Maryles and Jelena Napolitano

Email: legaltransactions@blackrock.com

GSO
GSO EQUITABLE FINANCE LP	GSO Equitable Finance LP c/o GSO Capital Partners LP 345 Park Avenue, 31st Floor New York, NY 10154 Attention: Robert Horn Email: robert.horn@gsocap.com; GSOLegal@gsocap.com

A-1

Magnetar
MTP ENERGY OPPORTUNITIES FUND II LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MTP EOF II IP LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MTP ENERGY MASTER FUND LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MAGNETAR STRUCTURED CREDIT FUND, LP	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MAGNETAR CONSTELLATION FUND V LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MAGNETAR LONGHORN FUND LP	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
SERIES V, A SERIES OF ASTRUM PARTNERS LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
BSOF QMODEM (M) 2 L.P.	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MTP EMERALD FUND LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

A-2

Other
CEQM HOLDINGS, LLC	CEQM Holdings, LLC 520 Madison Avenue, 38th Floor New York, NY 10022 Attention: Arleen Spangler; Emily Chang Email: Arleen.Spangler@carlyle.com; Emily.Chang@carlyle.com
NB BURLINGTON AGGREGATOR LP

NB Burlington Aggregator LP

c/o David Lyon

Neuberger Berman

1290 Avenue of the Americas 43rd Floor

New York, NY 10104

David.lyon@nb.com

With copies to

Dean Winick

Neuberger Berman

1290 Avenue of the Americas 24th Floor

New York, NY 10104

Dean.winick@nb.com

INVESTMENT PARTNERS V (II), LLC

C/O BlackRock Financial Management, Inc.

40 East 52nd Street

New York, NY 10022

Attention: Stephen Kavulich

Email: GroupBAACorePM@blackrock.com

With copy to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: David Maryles and Jelena Napolitano

Email: legaltransactions@blackrock.com

TORTOISE DIRECT OPPORTUNITIES FUND II, LP	C/O Tortoise Capital Advisors 5100 W. 115th Place Leawood, KS 66211
KAYNE ANDERSON MLP/MIDSTREAM INVESTMENT COMPANY	KA Fund Advisors, LLC Attention: James C. Baker 811 Main Street, 14th Floor Houston, TX 77002

A-3

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.	KA Fund Advisors, LLC Attention: James C. Baker 811 Main Street, 14th Floor Houston, TX 77002
CENTAURUS CAPITAL LP	1717 West Loop South, Suite 1800 Houston, TX 77027
PORTCULLIS PARTNERS, LP	Portcullis Partners, LP 11 Greenway Plaza, Suite 2000 Houston, TX 77046 duanekelley@wvmorgan.com (713) 877-8033

A-4

SCHEDULE B

PURCHASERS DEEMED TO HAVE DELIVERED THE PIGGYBACK OPT-OUT NOTICE

1.	None

B-1

Exhibit B

Form of Certificate of Designations

[See attached.]

Exhibit B

Preferred Restructuring Agreement

Final Form

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF EQUITRANS MIDSTREAM CORPORATION

Pursuant to Section 1522 of the Pennsylvania Business Corporation Law (the “Pennsylvania BCL”):

EQUITRANS MIDSTREAM CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, certifies that pursuant to the authority contained in Article Fifth of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and in accordance with the provisions of Section 1522 of the Pennsylvania BCL, the Board of Directors duly approved and adopted on February 26, 2020 the following resolution, which resolution remains in full force and effect on the date hereof, and that the aggregate number of shares of such class or series established and designated by such resolution, all prior statements, if any, filed under Section 1522 of the Pennsylvania BCL or corresponding provisions of prior law with respect thereto and any other provision of the Articles of Incorporation is [●] shares:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Company (which authorize 50,000,000 shares of preferred stock, without par value), and the authority thereby vested in the Board of Directors, a series of preferred stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Articles of Incorporation and herein:

SECTION 1 Designation and Amount; Ranking.

(a) There shall be created from the 50,000,000 shares of preferred stock, no par value, of the Company authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “Series A Perpetual Convertible Preferred Shares,” no par value (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be [●] shares. Shares of the Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of Common Stock, shall be cancelled, shall revert to authorized but unissued shares of preferred stock of the Company undesignated as to series.

(b) The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

SECTION 2 Definitions.

As used herein, the following terms shall have the following meanings:

“Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid dividends on such share from, and including, the Issue Date to, but not including, such date (including for the avoidance of doubt, any Partial Period Dividends).

“Adjustment Date” shall have the meaning set forth in the definition of “Closing Sale Price.”

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise. Notwithstanding anything to the contrary provided herein, for purposes of this Certificate of Designations, no Holder shall be considered an Affiliate of the Company or its Subsidiaries, and no Holder or any of its Affiliates shall be considered Affiliates of any other Holder or any of such other Holder’s Affiliates, in either case, solely by virtue of such Holder’s ownership of shares of Series A Preferred Stock. Notwithstanding anything in this definition to the contrary, for purposes of this Certificate of Designations, (a) the Company and its Subsidiaries, on the one hand, and any Holder, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Holder or its Affiliates, shall be considered an Affiliate of such Holder. For the avoidance of doubt, EQT Corporation shall not be considered an Affiliate of the Company for purposes of this Certificate of Designations.

“Amended and Restated Bylaws” shall mean the Second Amended and Restated Bylaws of the Company.

“Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company, as modified by this Certificate of Designations, as further amended or restated in accordance with applicable law and this Certificate of Designations.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board Observer” shall have the meaning set forth in Section 4(k).

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the Commonwealth of Pennsylvania shall not be regarded as a Business Day.

“Cash Change of Control” shall mean the occurrence of a Change of Control that involves consideration payable to the Company, or in respect of the Company’s Common Stock, that is comprised of at least 90% cash.

“Cash Dividend Catch-Up” shall have the meaning set forth in Section 4(j).

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Certificated Series A Preferred Stock” shall have the meaning set forth in Section 10(b)(i).

“Change of Control” shall mean the occurrence of any of the following:

(i) any acquisition (including, without limitation, any merger, consolidation or business combination), the result of which is that any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), excluding any Person that is an Affiliate of the Company as of the Issue Date and immediately prior to such acquisition, becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Securities of the Company (measured by voting power rather than number of shares, units or the like) and such Voting Securities provide such Person or “group” the right to designate more than 50% of the members of the Board of Directors;

(ii) any sale, lease, transfer, conveyance or other disposition by the Company or its Subsidiaries, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person (other than a direct or indirect Subsidiary of the Company);

(iii) (a) any sale, lease, transfer, conveyance or other disposition by the Partnership or its Subsidiaries, in a single transaction or series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any other Person (other than a direct or indirect Subsidiary of the Company) or (b) the Company fails to own, directly or indirectly, all of the equity securities of the Partnership;

2

(iv) the Common Stock is no longer listed or admitted to trading on a National Securities Exchange; or

(v) more than half of the members of the Board of Directors, as of any time of determination, are not Continuing Directors;

provided, however, that notwithstanding anything to the contrary contained in this Certificate of Designations, a Company Restructuring Event shall not constitute a Change of Control.

“close of business” shall mean 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock. If the Ex-Date for any distribution, the effective date for any subdivision, combination or reclassification or the Effective Date of any Pro Rata Repurchase (as used in this definition, the “Adjustment Date”) that requires (or, but for the second sentence of Section 6(e)(vii) or Section 6(f)(i), would have required) an adjustment to the Conversion Rate pursuant to Section 6(e) occurs on or after the first Trading Day in the 10 Trading Day period used to calculate “MP0” in the formula in Section 6(e)(vi), the Closing Sale Price for each Trading Day prior to such Adjustment Date shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required (or would have been required) to be adjusted pursuant to Section 6(e) as a result of such event.

“Common Stock” shall mean the common stock, no par value, of the Company.

“Company” shall mean Equitrans Midstream Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.

“Company Restructuring Event” shall mean any merger, consolidation or other business combination of the Company with another Person immediately following which (a) the beneficial owners of Voting Securities of the Company as of immediately prior to the consummation of such Company Restructuring Event (i) beneficially own more than 50% of the Voting Securities of the surviving entity and (ii) have the right to designate (by ownership of Voting Securities) more than 50% of the surviving entity’s directors, (b) the common equity of such surviving entity remains listed or admitted to trading on a National Securities Exchange following such transaction and (c) either (i) the Series A Preferred Stock remains outstanding at the surviving entity or (ii) each Holder of Series A Preferred Stock has received a Substantially Equivalent Security of the surviving entity in respect of each share of its Series A Preferred Stock beneficially owned.

“Continuing Directors” means individuals who, on the Issue Date, constitute the members of the Board of Directors; provided that any individual becoming a member of the Board of Directors subsequent to the Issue Date whose election or nomination for election to the Board of Directors was approved by a vote of at least a majority of the Continuing Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be a Continuing Director.

“Conversion Date” shall mean the Optional Conversion Date, and the Forced Conversion Date, as applicable.

“Conversion Rate” shall mean the number of shares of Common Stock issuable upon the conversion of each share of Series A Preferred Stock, which shall be equal to (a) in all cases other than a Change of Control, the quotient of (i) the sum of (x) the Liquidation Preference plus (y) Accrued Dividends as of such date divided by (ii) the Issue Price (as such Conversion Rate may be adjusted as set forth in Section 6(e)); and (b) in the case of a Change of Control, the greater of (i) the amount set forth in clause (a) above and (ii) the quotient of (1) the sum of (A) (x) the Issue Price, multiplied by (y) 110%, plus (B) all Accrued

3

Dividends on such share of Series A Preferred Stock on such date, divided by (2) the VWAP of the shares of Common Stock for the 30-day period ending immediately prior to the execution of definitive documentation relating to the Change of Control (as such Conversion Rate may be adjusted as set forth in Section 6(e) or Section 8); provided, however, that for purposes of Section 8(c)(i), the Conversion Rate shall be the amount determined pursuant to clause (a) above.

“Dividend Adjustment Date” shall mean March 31, 2024.

“Dividend Payment Date” shall mean the date that is the earlier of (a) forty-five (45) days after the end of each fiscal quarter of the Company and (b) the payment date of dividends, if any, on any Parity Stock and Junior Stock. If the Company establishes an earlier Dividend Record Date for any dividend to be made by the Company on other capital stock in respect of any fiscal quarter, then the Dividend Record Date for shares of Series A Preferred Stock shall be such earlier Dividend Record Date.

“Dividend Rate” shall mean, as of the date of the determination, (a) for each fiscal quarter ending on or before the Dividend Adjustment Date, a rate per annum of 9.75% and (b) for each fiscal quarter ending after the Dividend Adjustment Date, a rate per annum equal to the sum of (i) Three-Month LIBOR as of the LIBOR Determination Date in respect of the applicable quarter and (ii) 8.15%, provided that the Dividend Rate per share of Series A Preferred Stock in this clause (b) shall not be less than 10.50% per annum. For the avoidance of doubt, the Dividend Rate set forth in clause (a) and (b) shall each be subject to any increase pursuant to Section 4(j).

“Dividend Record Date” shall mean, with respect to any fiscal quarter and applicable Dividend Payment Date, the record date (which shall be a Business Day) set by the Board of Directors for holders eligible to receive any dividend declared for such fiscal quarter.

“Dividend Trigger Event” shall mean the occurrence of a Dividend Payment Date on which the Company has failed to pay to the Holders the Cash Dividend in respect of the fiscal quarter corresponding to such Dividend Payment Date for any reason, regardless of whether such Cash Dividend was declared by the Board of Directors or whether there were sufficient funds legally available for payment of such Cash Dividend.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“Ex-Date” shall mean, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion Date” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(b).

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Series A Preferred Stock.

“Issue Date” shall mean the original date of issuance of the Series A Preferred Stock, which shall be the date on which this Certificate of Designations becomes effective with the Secretary of State of the Commonwealth of Pennsylvania.

“Issue Price” shall mean $19.99 per share of Series A Preferred Stock.

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“Junior Stock” shall mean the Company’s common stock, no par value, and each other series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that the dividend rights and rights upon the liquidation, winding-up or dissolution of the Company for such series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Lead Investors” means, collectively, GSO Capital Partners LP, Magnetar Financial LLC and Blackrock, Inc.

“LIBOR Determination Date” shall mean the second London Banking Day prior to the beginning of the applicable fiscal quarter.

“Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, the Issue Price.

“Market Value” shall mean the Average VWAP during a 10 consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date of determination. If the Ex-Date for any distribution, the effective date for any subdivision, combination or reclassification or the Effective Date of any Pro Rata Repurchase (as used in this definition, “Adjustment Date”) that requires (or, but for the second sentence of Section 6(e)(vii) or Section 6(f)(i), would have required) an adjustment to the Conversion Rate pursuant to Section 6(e) occurs on or after the first Trading Day in the 10 Trading Day period used to calculate Market Value for a date of determination, the VWAP for each Trading Day prior to such Adjustment Date shall be adjusted by multiplying such VWAP by the same fraction by which the Conversion Rate is so required (or would have been required) to be adjusted pursuant to Section 6(e) as a result of such event.

“MOIC Shares” shall have the meaning set forth in Section 8(c)(ii).

“MOIC Value” means a value per converted share of Series A Preferred Stock calculated as follows: (i) the number of MOIC Shares into which such share of Series A Preferred Stock will be converted, multiplied by (ii) the lesser of (x) 95% of the VWAP of the Common Stock for the 20-day period immediately preceding the consummation of such Change of Control and (y) the Closing Sale Price of one share of Common Stock on the Trading Day immediately preceding the date of the consummation of such Change of Control.

“National Securities Exchange” shall mean an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Notice of Issuance” shall have the meaning set forth in Section 4(e).

“Officer” shall mean the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Corporate Secretary or any Assistant Corporate Secretary of the Company.

“opening of business” shall mean 9:00 a.m. (New York City time).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(c).

“Optional Redemption Price” shall have the meaning set forth in Section 7(b).

“Ownership Notice” shall mean a written notice containing the information required to be provided to registered owners of capital stock of the Company within a reasonable time after the issuance or transfer of uncertificated shares, which notice contains the information required to be set forth or stated on certificates

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pursuant to Section 1528 of the Pennsylvania BCL and, in the case of an issuance of shares of Series A Preferred Stock by the Company, in substantially the form attached hereto as Exhibit B.

“Parity Stock” shall mean any series of preferred stock established after the Issue Date by the Board of Directors in accordance with the Articles of Incorporation, the terms of which expressly provide that the dividend rights and rights upon the liquidation, winding-up or dissolution of the Company for such series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Partial Period Dividends” shall mean, with respect to a conversion, redemption or liquidation of a share of Series A Preferred Stock, an amount equal to the (a)(i) Issue Price multiplied by (ii) the Dividend Rate multiplied by (b) a fraction, the numerator of which is the number of days elapsed in the fiscal quarter in which such conversion, redemption or liquidation occurs and the denominator of which is the total number of days in such fiscal quarter.

“Partnership” shall mean EQM Midstream Partners, LP, a Delaware limited partnership.

“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Series A Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.

“Pennsylvania BCL” shall have the meaning set forth in the recitals.

“Permitted Loan” shall mean any bona fide loans or other extensions of credit entered into by a Holder or any of its respective Affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in shares of Series A Preferred Stock and/or related assets and/or cash, cash equivalents and/or letters of credit.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preemptive Rights Holder” shall have the meaning set forth in Section 4(e).

“Pro Rata” shall mean, (a) when used with respect to the Series A Preferred Stock, apportioned among all Holders in accordance with the relative number or percentage of shares of Series A Preferred Stock held by each such Holder and (b) when used with respect to the Common Stock and the Series A Preferred Stock on an as-converted basis, apportioned among all holders of record in accordance with the relative number of shares of Common Stock that would be held by each if the shares of Series A Preferred Stock were converted to shares of Common Stock at the then-applicable Conversion Rate immediately prior to such determination.

“Pro Rata Repurchases” shall mean any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other tender offer available to substantially all holders of Common Stock, in the case of both (a) and (b), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Series A Preferred Stock is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of a purchase with respect to any Pro Rata Repurchase.

“Restructuring Agreement” shall mean that certain Preferred Restructuring Agreement, dated as of February 26, 2020, by and among the Company, EQM Midstream Partners, LP, and the investors party thereto.

“SEC” shall mean the Securities and Exchange Commission.

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“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that the dividend rights and rights upon the liquidation, winding-up or dissolution of the Company for such series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof.

“Subsidiary” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests or more than 50% of the general partner interest of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substantially Equivalent Security” shall have the meaning set forth in Section 8(c)(ii).

“Three-Month LIBOR” shall mean, as of any LIBOR Determination Date, the London interbank offered rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three-months in amounts of at least $1,000,000, as that rate appears on Reuters Page LIBOR01 (or any successor or replacement page) at 11:00 a.m. (London time) on such LIBOR Determination Date. Notwithstanding the foregoing, if (a) the Board of Directors determines in good faith that Three-Month LIBOR has been discontinued, and such discontinuance is unlikely to be temporary, or that Three-Month LIBOR is no longer being published, or (b) the supervisor for the administrator of the London Interbank Offered Rate has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans, then the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors will negotiate in good faith to (i) designate a substitute or successor reference rate, including any spread with respect thereto, taking into account general comparability to Three-Month LIBOR, acceptance as a market-based benchmark interest rate and any other commercially reasonable adjustments or factors as such holders and the Board of Directors deem appropriate (the “Alternative Rate”), and (ii) determine any necessary changes to the LIBOR Determination Date to be used and any other relevant methodology for calculating the substitute or successor interest rate, including any adjustment factor needed to make such substitute or successor reference rate comparable to Three-Month LIBOR (“Adjustments”), in a manner that is consistent with industry accepted practices for such substitute or successor reference rate. Any such designation and determination agreed to by the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors shall be final and conclusive absent manifest error, and the Board of Directors shall cause this Certificate of Designations to be amended as necessary to effectuate the substitute or successor reference rate. Notwithstanding the foregoing, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock fail to determine in good faith an Alternative Rate and any Adjustments, the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors shall select and mutually engage in good faith an independent financial advisor (“IFA”) to determine the Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Board of Directors, the Company and the Holders. For any such designation and determination by the IFA of an Alternative Rate and any Adjustments, the Board of Directors shall cause this Certificate of Designations to be amended as necessary

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to effectuate the substitute or successor reference rate. If the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors are unable to agree upon an independent financial advisor to serve as the IFA within ten (10) Business Days after either sends written notice to the other requesting that the IFA be engaged pursuant to the preceding sentence, then each will select one independent financial advisor of established national reputation and such two independent financial advisors shall select a third independent financial advisor of established national reputation to serve as the IFA. From the earlier of (A) the date that Three-Month LIBOR has been discontinued or is no longer being published as described in clause (a) above and (B) the specific date referred to in clause (b) above (such earlier date, the “LIBOR Discontinuance Date”) until the holders of the Series A Preferred Stock and the Board of Directors make such designation and determination (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), “Three-Month LIBOR” shall be deemed to mean the rate that was the Three Month LIBOR in effect during the fiscal quarter immediately preceding the LIBOR Discontinuance Date.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company; provided that, if at any time no such Person is appointed as transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock, the Company shall act as the Transfer Agent.

“Transfer Restricted Securities” shall mean each share of Common Stock received upon conversion of a share of Series A Preferred Stock until (a) such shares of Common Stock shall be freely tradable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder, or (b) the resale of such shares of Common Stock has been registered under the Securities Act under an effective Shelf Registration Statement, in each case unless otherwise agreed to by the Company and the Holder thereof.

“Trigger Event” shall have the meaning set forth in Section 6(e)(ix).

“Voting Securities” means, with respect to a specified Person as of any date of determination, the capital stock and preferred stock of such Person that is at such date entitled to vote in the election of the managers, directors, trustees or other Persons serving in a similar capacity with respect to such Person.

“VWAP” per share of Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “ETRN: US” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

SECTION 3 Dividends.

(a) Holders shall be entitled to receive, with respect to each share of Series A Preferred Stock, prior to any distributions made in respect of any Junior Stock in respect of the same fiscal quarter, out of funds legally available for the payment of dividends under Pennsylvania law, cash dividends (“Cash Dividends”) on the Issue Price, computed on the basis of a 365-day year, at the Dividend Rate, compounded quarterly and payable on each Dividend Payment Date. To the extent the Board of Directors so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the immediately preceding fisc

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al quarter ending prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date), to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Subject to Section 3(c), dividends on the Series A Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Company to fail to comply with the laws and regulations applicable to the Company. Dividends on the Series A Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis, whether or not declared, from the last day of the most recent fiscal quarter (or with respect to the fiscal quarter in which the Issue Date occurs, from the Issue Date) until Cash Dividends are paid pursuant to this Section 3(a) or Section 3(c) in respect of such accumulated amounts. Notwithstanding anything to the contrary herein, with respect to the first Dividend Payment Date following the Issue Date, in addition to the Cash Dividend which has accrued for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date in accordance with this Section 3(a), each Holder shall be entitled to receive as part of the Cash Dividend payable to such Holder on such Dividend Payment Date an amount in cash equal to $[●]1 with respect to each share of Series A Preferred Stock held by such Holder.

(b) Notwithstanding anything to the contrary herein, upon any conversion of any shares of Series A Preferred Stock in accordance with this Certificate of Designations, the Accrued Dividends with respect to such shares of Series A Preferred Stock, at the Company’s option, shall either (i) be paid in cash on or prior to the date of such conversion or (ii) not be paid in cash and instead be treated in accordance with the provisions of this Certificate of Designations pursuant to which such shares of Series A Preferred Stock were converted. The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(c) Notwithstanding anything to the contrary herein, if the Company fails to pay in full in cash to the Holders a Cash Dividend on the Dividend Payment Date for a fiscal quarter for any reason (whether or not declared and whether or not there were sufficient funds legally available for payment under Pennsylvania law or otherwise), then (i) the amount of such shortfall will continue to be owed by the Company to the Holders and will accumulate and accrue (and shall remain Accrued Dividends) until paid in full in cash and (ii) to the extent provided for in this Certificate of Designations, each Holder shall have all rights under this Certificate of Designations as a result of such nonpayment, including in accordance with Section 3 and Section 4, together with any other rights which such Holder is entitled to under any contract or agreement at any time and any other rights that such Holder may have pursuant to applicable law. Any such accumulated and unpaid dividends on shares of Series A Preferred Stock for any past dividend periods may be declared and paid at any time to Holders.

(d) So long as any share of the Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on, and no redemption or repurchase shall be agreed to or consummated of, Parity Stock, Common Stock or any other shares of Junior Stock, unless all accumulated and unpaid dividends on the shares of Series A Preferred Stock for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid in cash in full (including any Accrued Dividends); provided, however, that the foregoing limitation shall not apply to (i) a dividend payable on Common Stock or other Junior Stock in shares of Common Stock or other Junior Stock, (ii) the acquisition of shares of Common Stock or other Junior Stock in exchange for shares of Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or

[1]	Note to Draft: To represent amount of accrued and unpaid Series A Preferred Distributions (including Series A Partial Period Distributions) as of the Issue Date on each Series A Preferred Unit.

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share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (v) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock. Notwithstanding the preceding, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid Pro Rata so that amounts of dividends declared per share on the Series A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

(e) Subject to Section 4(d), each share of Series A Preferred Stock will have the right to share in any special or non-recurring dividends by the Company of cash, securities or other property Pro Rata with the Common Stock or any other Junior Stock, on an as-converted basis, provided that special dividends shall not include regular quarterly dividends paid in the normal course of business on the Common Stock. No adjustments pursuant to Section 6(e) shall be made with respect to a special dividend in which the shares Series A Preferred Stock participate Pro Rata with the shares of Common Stock, on an as-converted basis, pursuant to this Section 3(e) and subject to Section 4(d).

SECTION 4 Special Rights.

(a) Holders shall be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided herein, in the Articles of Incorporation (including, in any other certificate of designations), or by law, the Holders shall vote together with the holders of shares of Common Stock as a single class. As of any record date or other determination date, each Holder shall be entitled to a number of votes equal to the number of votes such Holder would have had if all shares of Series A Preferred Stock held by such Holder on such date had been converted into shares of Common Stock immediately prior thereto; provided, however, that shares of Series A Preferred Stock that are held by any Affiliates of the Company shall not be considered outstanding or be entitled to vote on any matter on which the shares of Series A Preferred Stock are entitled to vote (whether voting as a separate class or on an as converted basis with the shares of Common Stock).

(b) Except as provided in Section 4(c) and Section 4(d), so long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the Pennsylvania BCL or the Articles of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating an amendment to this Certificate of Designations or to the Articles of Incorporation (including by merger or otherwise), that is adverse (other than in a de minimis manner) to any of the rights, preferences and privileges of the shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such an adverse impact that is not de minimis if such amendment would:

(i) reduce the Dividend Rate, change the form of payment of dividends on the shares of Series A Preferred Stock, defer the date from which distributions on the shares of Series A Preferred Stock will accrue, cancel any accrued and unpaid distributions on the shares of Series A Preferred Stock or any interest accrued thereon (including any Accrued Dividends), or change the seniority rights of the Holders as to the payment of distributions in relation to the holders of any other class or series of capital stock;

(ii) reduce the amount payable or change the form of payment to the Holders upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Company, or change the seniority of the liquidation preferences of the Holders in relation to the rights of the

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holders of any other class or series of capital stock of the Company upon the liquidation, dissolution and winding up of the Company; or

(iii) make the shares of Series A Preferred Stock redeemable or convertible at the option of the Company other than as set forth herein.

Notwithstanding the foregoing, neither a Change of Control of the Company undertaken in compliance with Section 8 nor a Company Restructuring Event shall be restricted or limited by or require any approval of the Holders pursuant to Section 4(b) solely by reason of such transaction (provided that, for the avoidance of doubt, the foregoing shall not entitle the Company to take any action described in clauses (i)-(iii) above in connection with such transaction). Notwithstanding anything to the contrary herein, with respect to effecting or validating an amendment to this Certificate of Designations or the Articles of Incorporation (including by merger or otherwise) that adversely affects (other than in a de minimis manner) any of the rights, preferences, and privileges of a holder of Series A Preferred Stock in a disproportionate manner relative to any other holder of Series A Preferred Stock, the affirmative vote or consent of such affected holder, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary therefor.

Notwithstanding the foregoing, any determination of an Alternative Rate and any Adjustments related to Three-Month LIBOR that are (i) agreed to by the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors, or (ii) made by the IFA, each pursuant to the terms of this Certificate of Designations, shall not require any approval of Holders pursuant to Section 4(b). Additionally, the Holders agree that any such determinations of an Alternative Rate and any Adjustments do not represent an adverse change under Section 1914(b) of the Pennsylvania BCL.

(c) Notwithstanding anything to the contrary herein, without the consent of the Holders, the Company, acting in good faith, may amend, alter, supplement or repeal any terms of the Series A Preferred Stock by amending or supplementing the Articles of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Series A Preferred Stock:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such instrument in a manner that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder;

(ii) to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder; or

(iii) to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder (other than any Holder that consents to such change).

(d) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the Pennsylvania BCL or the Articles of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for the Company to issue any (A) Senior Stock (or amend the provisions of any class of Equity Interests to make such class of Equity Interests a class of Senior Stock), (B) Parity Stock (or amend the provisions of any class of Equity Interests to make such class of Equity Interests a class of Parity Stock) or (C) Series A Preferred Stock; provided, however, that, without the consent of any holder of outstanding shares of Series A Preferred Stock (but without prejudice to their rights to vote on an as-converted basis to the extent that the shares of Common Stock are entitled to vote on any such matter), at any time on or following the Issue Date, the Company may issue a number of additional shares of Parity Stock (which may be in the form of additional shares of Series A Preferred Stock) with an aggregate purchase price of up to $100,000,000 across all

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such issuances; provided, further, that the Company may, without any vote of the Holders (but without prejudice to such Holders’ rights to vote on an as-converted basis to the extent the shares of Common Stock are entitled to vote on any such matter), create (by classification or otherwise) and issue shares of Junior Stock in an unlimited amount.

(e) Notwithstanding anything to the contrary herein, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to approve any special or non-recurring dividend.

(f) So long as a Holder or its Affiliates collectively own at least 50% or more of the shares of Series A Preferred Stock issued to such Holder or its Affiliates on the Issue Date (excluding shares of Common Stock into which such shares of Series A Preferred Stock have been converted) pursuant to the Restructuring Agreement (the “Preemptive Rights Holder”), prior to the issuance of Parity Stock, the Company shall, by written notice to the Preemptive Rights Holders (the “Notice of Issuance”), if any, offer to sell such Parity Stock to the Preemptive Rights Holders on terms and subject to conditions determined by the Board of Directors to be reasonable, which offer shall be made on a Pro Rata basis such that each Preemptive Rights Holder shall be entitled to purchase a portion of such Parity Stock equal to the quotient of (i) the number of shares of Series A Preferred Stock held by such Preemptive Rights Holder on the date of the Notice of Issuance divided by (ii) the aggregate number of shares of Series A Preferred Stock held by all Preemptive Rights Holders on the date of the Notice of Issuance; provided, that the offer of such Parity Stock shall not be on a basis less favorable to the Preemptive Rights Holders than is offered to any purchaser thereof who is not a Preemptive Rights Holder; provided, further that if any Preemptive Rights Holder fails to provide written notice of its intent to exercise its right to purchase Parity Stock within ten (10) Business Days of the Notice of Issuance, such Preemptive Rights Holder shall be deemed to have waived any and all rights to purchase such Parity Stock in such transaction. Notwithstanding the foregoing, in no event shall the Company be obligated to offer to sell Parity Stock to the Preemptive Rights Holders pursuant to this Section 4(f) in connection with any securities issued to the owners of another entity in connection with the acquisition of such entity by the Company or any Subsidiary of the Company by merger, consolidation, sale or exchange of securities, purchase of substantially all of the assets, or other reorganization whereby the Company directly or indirectly acquires more than 50% of the voting power or assets of such entity.

(g) Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock solely by virtue of holding the Series A Preferred Stock.

(h) In exercising the voting rights set forth in Sections 4(a), 4(b), 4(d) and 4(e), each share of Series A Preferred Stock shall be entitled to one vote.

(i) The rules and procedures for calling and conducting any meeting of the Holders (including the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by the Articles of Incorporation, the Amended and Restated Bylaws and the Pennsylvania BCL.

(j) If a Dividend Trigger Event occurs, then for so long as any Dividend Trigger Event remains outstanding, the then-applicable Dividend Rate will increase by 2.00% per annum until such time as all the accrued but unpaid Cash Dividends on the Series A Preferred Stock for the most recently completed fiscal quarter and all previously completed fiscal quarters are paid in full in cash. Upon the date that all unpaid Cash Dividends giving rise to all outstanding Dividend Trigger Events have been fully paid and are current (the “Cash Dividend Catch-Up”), the applicable Dividend Rate as set forth herein in the definition of “Dividend Rate” will once again apply from and after such date, unless and until a Dividend Trigger Event thereafter occurs and the Dividend Rate is once again increased in accordance with the terms of this Section 4(j).

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(k) Upon the occurrence of a Dividend Trigger Event that represents the fourth (4th) Dividend Trigger Event to occur while any Series A Preferred Stock remains outstanding (whether or not consecutive) and upon the occurrence of each Dividend Trigger Event thereafter, and lasting until such time as the Cash Dividend Catch-Up occurs with respect to all accrued and unpaid Cash Dividends or until the time there are no shares of Series A Preferred Stock outstanding, the Holders of a majority of the shares of outstanding Series A Preferred Stock (which shall include (i) Holders that are Affiliates of at least two of the Lead Investors if Affiliates of at least two of the Lead Investors are Holders as of such time and (ii) Holders that are Affiliates of the remaining Lead Investor if Affiliates of only one of the Lead Investors are Holders as of such time) shall be entitled to designate one natural person to attend all meetings of the Board of Directors or committees thereof (the “Board Observer”), in addition to the remedies set forth in Section 4(j). For as long as the Holders are entitled to designate a Board Observer, the Board Observer shall be entitled to attend all meetings (including telephonic meetings) of the Board of Directors and any committees thereof. The Company shall provide to the Board Observer any notices delivered to the members of the Board of Directors and a copy of all meeting materials concurrently with providing such notices and materials to the Board of Directors. The Board Observer shall not be a member of the Board of Directors and shall not have any voting rights with respect to any action brought before the Board of Directors or any committee thereof or count towards any quorum with respect to such actions. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board of Directors may exclude any Board Observer from access to any materials or meeting or portion thereof if the Board of Directors determines, in good faith, that (A) access would reasonably be expected to prevent the members of the Board of Directors or committee thereof from engaging in attorney-client privileged communication or result in a bona fide conflict of interest with the Company involving any arrangement or transaction (or potential arrangement or transaction) between the Company or its Subsidiaries, on the one hand, and Holders or any of their Affiliates, on the other hand (other than any redemption of or other transaction pertaining to the Series A Preferred Stock); provided that no such conflict shall be deemed to exist merely by virtue of the Holders or their Affiliates holding Series A Preferred Stock (provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion) or (B) such portion of a meeting is an executive session limited solely to independent director members of the Board of Directors, independent auditors and/or legal counsel, as the Board of Directors may designate, and the Board Observer (assuming such Board Observer were a member of the Board of Directors) would not meet the then-applicable standards for independence adopted by New York Stock Exchange, or such other exchange on which the Company’s securities are then traded.

SECTION 5 Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall be entitled to receive, in respect of such shares of Series A Preferred Stock, and to be paid out of the assets of the Company available for distribution to its shareholders, an amount equal to the greater of (i) the sum of (x) the Liquidation Preference plus (y) Accrued Dividends thereon and (ii) the amount such Holder would have received had such Holder, immediately prior to the commencement of such liquidation, winding-up or dissolution of the Company, converted each share of Series A Preferred Stock then held by such Holder into shares of Common Stock pursuant to Section 6(a) using the then-applicable Conversion Rate, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Series A Preferred Stock.

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(d) In the event the assets of the Company available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Series A Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6 Conversion.

(a) Beginning with the earlier of (i) April 10, 2021 and (ii) immediately prior to a liquidation of the Company, each Holder shall have the right to convert its shares of Series A Preferred Stock, in whole or in part, at any time and from time to time upon the request of such Holder, into that number of whole shares of Common Stock equal to the number of shares of Series A Preferred Stock to be converted multiplied by the Conversion Rate at such time; provided, however, that in no event shall the Company be obligated to honor such conversion request unless such conversion will involve an aggregate number of shares of Series A Preferred Stock with an underlying value of Common Stock equal to or greater than $20 million, taking into account and including any concurrent conversion requests by any Affiliates of such Holder, based on the Closing Sale Price on the Trading Day immediately preceding the Optional Conversion Notice Date (or a lesser underlying value if such conversion (i) will result in the conversion of all of the shares of Series A Preferred Stock held by such Holder or (ii) has been approved by the Board of Directors); provided, further, that each Holder and such Holder’s Affiliates shall together be entitled to a single conversion right per fiscal quarter. Notwithstanding anything to the contrary in this Section 6(a), if any lender, other creditor or counterparty under any Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies under such Permitted Loan on foreclosure or other exercise of remedies or rights in respect of any pledged shares of Series A Preferred Stock, then such pledged shares of Series A Preferred Stock may be immediately converted by such lender, creditor or counterparty into shares of Common Stock. To convert shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6(a), such Holder shall give written notice (the “Optional Conversion Notice” and the date of such notice, the “Optional Conversion Notice Date”) to the Secretary of the Company stating that such Holder elects to so convert shares of Series A Preferred Stock and shall state therein: (A) the number of shares of Series A Preferred Stock to be converted and (B) the name or names in which such Holder wishes the shares of Common Stock to be issued. If a Holder validly delivers an Optional Conversion Notice in accordance with this Section 6(a), the Company shall direct the Transfer Agent to issue the shares of Common Stock no later than two (2) Business Days thereafter (the date of issuance of such shares, the “Optional Conversion Date”).

(b) At any time after April 10, 2021, if the Holders have not elected to convert all of their shares of Series A Preferred Stock pursuant to Section 6(a), the Company shall have the right to cause the outstanding shares of Series A Preferred Stock to be converted, in whole and not in part into that number of whole shares of Common Stock equal to the number of shares of Series A Preferred Stock to be converted multiplied by the Conversion Rate at such time; provided, however, that in order for the Company to exercise such right, (i) the shares of Common Stock must be listed or admitted for trading on a National Securities Exchange, (ii) the Closing Sale Price of the Common Stock must exceed $27.99 for the twenty (20) consecutive Trading Days immediately preceding the Forced Conversion Notice Date, (iii) the average daily trading volume of the shares of Common Stock on the principal National Securities Exchange on which the shares of Common Stock are then listed or admitted to trading must exceed 1,000,000 shares of Common Stock (as such amount may be adjusted to reflect any Common Stock split, combination or similar event) for the twenty (20) consecutive Trading Days immediately preceding the Forced Conversion Notice Date, (iv) the Company must have an effective registration statement on file with the SEC covering resales of the underlying shares of Common Stock to be received by the applicable Holder upon any such conversion and (v) all prior accumulated and unpaid dividends (including, for the avoidance of doubt, Accrued Dividends) have been paid in cash in full. To convert shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6(b), the Company shall give written

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notice (the “Forced Conversion Notice” and the date of such notice, the “Forced Conversion Notice Date”) to each Holder stating that the Company elects to force conversion of such shares of Series A Preferred Stock pursuant to this Section 6(b) and shall state therein (A) the Company elects to so convert shares of Series A Preferred Stock pursuant to this Section 6(b) and (B) the number of shares of Series A Preferred Stock to be converted. If the Company validly delivers a Forced Conversion Notice in accordance with this Section 6(b), the Company shall issue the shares of Common Stock no later than five (5) Business Days thereafter (the date of issuance of such shares, the “Forced Conversion Date”).

(c) Upon conversion, each Holder shall provide the Transfer Agent a written instrument or instruments of transfer in form reasonably satisfactory to the Transfer Agent duly executed by the Holder or its duly authorized legal representative and (ii) transfer tax stamps or funds therefor, if required pursuant to Section 6(i).

(d) Immediately prior to the close of business on the Optional Conversion Date or the Forced Conversion Date, as applicable, with respect to a conversion, a Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. Except to the extent that a Holder is not able to convert its shares of Series A Preferred Stock into Common Stock as a result of the Company not having sufficient authorized capital under its Articles of Incorporation, on the Optional Conversion Date or the Forced Conversion Date, as applicable, dividends shall cease to accrue on the shares of Series A Preferred Stock so converted and all other rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted. As promptly as practical after the conversion of any shares of Series A Preferred Stock into shares of Common Stock, the Transfer Agent shall deliver to the applicable Holder an Ownership Notice identifying the number of full shares of Common Stock to which such Holder is entitled.

(e) The Conversion Rate shall be subject to the following adjustments (except as provided in Section 6(f)):

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to holders of the Common Stock, in their capacity as holders of Common Stock, then the Conversion Rate in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1 =

the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

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(ii) If the Company subdivides or splits the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Rate in effect immediately following the effective date of such share subdivision or split shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision or split; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision or split.

(iii) If the Company combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Rate in effect immediately following the effective date of such share combination or reclassification shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share combination or reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share combination or reclassification.

(iv) If the Company issues by reclassification of its shares of Common Stock any Equity Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Company is the surviving Person), then the Conversion Rate in effect immediately following the effective date of such reclassification shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share issuance by reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share issuance by reclassification.

(v) In the case the Company effects a Pro Rata Repurchase of Common Stock (in each case other than in connection with a Change of Control) then the Conversion Rate shall be adjusted to the rate determined by multiplying the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (A) the product of (1) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (2) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (B) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so

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repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(vi) Subject to clause (vii) below, if the Company issues to holders of shares of the Common Stock, in their capacity as holders of Common Stock, rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Conversion Rate in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y

where

OS0 =	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

(vii) If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clauses (i) above; any rights or warrants referred to in clause (vi) above; any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries referred to in clause (v) above and any dividend of shares of capital stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit in the case of certain spin-off transactions as described in (viii) below), then the Conversion Rate in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 – FMV

where

SP0 =	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment to the Conversion Rate, each holder of Series A Preferred Stock shall receive, for each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of such distributed assets that such holder would have received as if such holder owned a number of shares of Common Stock equal to the quotient of (x) the Liquidation Preference plus Accrued Dividends at such time and (y) the Conversion Rate at such time on the Record Date for the distribution.

(viii) In a spin-off, where the Company makes a dividend or distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar Equity Interests of, or relating to, a Subsidiary or other business unit where such capital stock or similar Equity Interests are, or will be when issued, listed or

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admitted for trading on a National Securities Exchange, the Conversion Rate shall be adjusted on the tenth Trading Day after the effective date of the distribution by dividing the Conversion Rate in effect immediately prior to such tenth Trading Day by the following fraction:

MP0 + MPS
MP0

where

MP0 =	the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the Ex-Date of such distribution; and

MPS =

the average of the Closing Sale Price of the capital stock or Equity Interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the Ex-Date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or Equity Interests representing the portion of the distribution applicable to one share of Common Stock on such Ex-Date as determined by the Board of Directors. Such Closing Sale Prices for the Trading Days in such 10 Trading Day period shall be adjusted in respect of transactions in respect of such capital stock or Equity Interests in like manner to the adjustment to “Closing Sale Price” specified in the second sentence of the definition of such term.

For purposes of determining the Conversion Rate in respect of any Conversion Date that occurs during the 10 Trading Days following, and including, the Ex-Date of any such spin-off, references within the previous sentence to 10 Trading Days or the 10th Trading Day shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Date of such distribution and such Conversion Date. In the event that such dividend or distribution described in clause (vii) or clause (viii) of this Section 6(e) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ix) Notwithstanding any other provisions of this Section 6(e), rights or warrants distributed by the Company to holders of Common Stock, in their capacity as holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(e) (and no adjustment to the Conversion Rate under this Section 6(e) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 6(e)(iii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect

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upon conversion of the Series A Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Series A Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Conversion Rate with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable shareholder rights plan or agreement to provide that upon conversion of the Series A Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable shareholder rights plan or agreement.

(f) Notwithstanding anything to the contrary in Section 6(e), no adjustment to the Conversion Rate shall be made with respect to: (i) any distribution or other transaction if the Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such event, without having to convert their shares of Series A Preferred Stock, (ii) any cash dividends made to holders of shares of Common Stock (unless made in breach of Section 3(e)), (iii) any issuance of Equity Interests or securities convertible into Equity Interests in exchange for cash, (iv) any grant of shares of Common Stock or options, warrants or rights to purchase or receive shares of Common Stock or the issuance of shares of Common Stock upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Company or its Affiliates, under compensation plans and agreements approved by the Board of Directors (including any long-term incentive plan), (v) any issuance of shares of Common Stock as all or part of the consideration to effect (A) the closing of any acquisition by the Company of assets or Equity Interests of a third party in an arm’s-length transaction, (B) the closing of any acquisition by the Company of assets or Equity Interests of any of its Affiliates or (C) the consummation of a merger, consolidation or other business combination of the Company with another entity in which the Company survives and the shares of Common Stock remain outstanding to the extent any such transaction set forth in clause (A), (B) or (C) above is approved by the Board of Directors or (vi) the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock or shares of Parity Stock.

(g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to shareholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(h) Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

(i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Series A Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Series A Preferred Stock for such certificates or Ownership Notice or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Series A Preferred Stock and the Company shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

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(j) Any shares of Common Stock delivered pursuant to this Section 6 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters of any state or federal law), free and clear or any liens, claims, rights or encumbrances other than those arising under the laws of the Commonwealth of Pennsylvania or this Certificate of Designations or created by the holders thereof.

(k) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required (including promptly calling and holding one or more special meetings of the Board of Directors and the shareholders of the Company until such increase is approved in accordance with applicable law and amending the Articles of Incorporation) to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock or the payment or partial payment of dividends (if any) declared on Series A Preferred Stock that are payable in Common Stock. If the Company does not at any time have reserved and available the number of shares of Common Stock described in the preceding sentence, the Company shall pay to the Holders (on a Pro Rata basis across all Holders based on their respective ownership of Series A Preferred Stock) an amount equal to $50,000 per month (pro-rated for partial months), payable in cash no later than 5 Business Days after the end of each month until the Company again has reserved and available such number of shares of Common Stock. For the avoidance of doubt and notwithstanding anything here to the contrary, if the Company does not have a sufficient number of authorized but unissued shares of Common Stock to cause the conversion of any shares of Series A Preferred Stock when required, such shares of Series A Preferred Stock which would otherwise have been converted into shares of Common Stock shall remain outstanding and shall continue to accumulate and compound dividends pursuant to Section 3 until such time as such shares of Series A Preferred Stock are actually converted.

SECTION 7 Optional Redemption.

(a) Subject to Section 7(d), at any time, and from time to time, on or after January 1, 2024, the Company shall have the right, subject to applicable law, to redeem the Holders’ shares of Series A Preferred Stock, in whole or in part, from any source of funds legally available for such purpose in accordance with this Section 7 and as permitted under Sections 1551 and 1552 of the Pennsylvania BCL. Any redemption by the Company pursuant to this Section 7 shall be subject to compliance with the provisions of any agreements governing the Company’s future or existing outstanding indebtedness. Any such redemption shall occur on a date set by the Company in its sole discretion (the “Optional Redemption Date”).

(b) Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7 by paying cash for each share of Series A Preferred Stock to be redeemed in an amount equal to the greater of (i) the sum of (1)(A) the Issue Price multiplied by (B) 110%, plus (2) the Accrued Dividends as of such date and (ii) the amount the Holder of such share of Series A Preferred Stock would receive if such Holder had converted such share of Series A Preferred Stock into shares of Common Stock pursuant to Section 6(a) using the then-applicable Conversion Rate and the Company liquidated immediately thereafter (the “Optional Redemption Price”).

(c) The Company shall give notice of its election to redeem the Series A Preferred Stock pursuant to this Section 7 not less than 15 days and not more than 90 days before the scheduled Optional Redemption Date, to the Holders of Series A Preferred Stock as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Such notice (the “Optional Redemption Notice”) shall state: (i) the Optional Redemption Date, (ii) the number of shares of Series A Preferred Stock to be redeemed from such Holder, (iii) the Optional Redemption Price and (iv) the place where any shares of Series A Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the Optional Redemption Price therefor.

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(d) If the Company elects to effect a partial redemption of the Series A Preferred Stock pursuant to this Section 7, the number of shares of Series A Preferred Stock to be redeemed shall be determined by the Company, but shall be no less than 100,000 shares of Series A Preferred Stock (it being understood that if the aggregate amount of shares of Series A Preferred Stock outstanding is less than 100,000 shares, then all of such shares shall be redeemed). In the event of a partial redemption of shares of Series A Preferred Stock, such redemption shall occur on a Pro Rata basis across all Holders based on their respective ownership of Series A Preferred Stock and the remaining shares of Series A Preferred Stock that are not redeemed shall remain outstanding. Notwithstanding anything to the contrary herein, the Company shall be entitled to redeem Series A Preferred Stock pursuant to this Section 7 no more than once per fiscal quarter.

(e) If the Company gives an Optional Redemption Notice, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Series A Preferred Stock as to which such Optional Redemption Notice shall have been given, no later than the open of business on the Optional Redemption Date, and the Company shall give the Paying Agent irrevocable instructions and authority to pay the Optional Redemption Price to the Holders to be redeemed upon surrender or deemed surrender of the certificates therefor as set forth in the Optional Redemption Notice. If the Optional Redemption Notice shall have been given, then from and after the Optional Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Optional Redemption Notice, all dividends on such shares of Series A Preferred Stock to be redeemed shall cease to accrue and all other rights with respect to the shares of Series A Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Optional Redemption Price. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Optional Redemption Price of the shares of Series A Preferred Stock to be redeemed), and the holders of any shares of Series A Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Series A Preferred Stock, that remain unclaimed or unpaid after two years after the Optional Redemption Date or other payment date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Optional Redemption Notice, there shall be no redemption of any shares of Series A Preferred Stock called for redemption until funds sufficient to pay the full Optional Redemption Price of such shares shall have been deposited by the Company with the Paying Agent.

SECTION 8 Change of Control.

(a) Promptly upon entry into a definitive agreement that provides for a Change of Control (but in no event less than 10 Business Days prior to consummating a Change of Control), the Company shall provide written notice thereof to the Holders.

(b) In the event of a Cash Change of Control, the Series A Preferred Stock shall automatically be converted into Common Stock at the applicable Conversion Rate on the date on which the Cash Change of Control occurs, with the conversion effective immediately prior to the consummation of the Change of Control.

(c) In the event of a Change of Control that is not a Cash Change of Control, then each Holder, with respect to all but not less than all of its shares of Series A Preferred Stock, by notice given to the Company within 10 Business Days of the date the Company provides written notice of the execution of definitive agreements that provide for such Change of Control, shall be entitled to elect one of the following (with the understanding that any Holder who fails to timely provide notice of its election to the Company shall be deemed to have elected the option set forth in clause (1) below):

(i) convert all, but not less than all, of such Holder’s outstanding shares of Series A Preferred Stock into shares of Common Stock at the then-applicable Conversion Rate on the date on which such Change of

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Control occurs, with the conversion effective immediately prior to the consummation of the Change of Control;

(ii) if the Company will not be the surviving Person upon the consummation of such Change of Control or the Company will be the surviving Person but its shares of Common Stock will no longer be listed or admitted to trading on a National Securities Exchange, require the Company to use its commercially reasonable efforts to deliver or to cause to be delivered to such Holder, in exchange for its shares of Series A Preferred Stock upon the consummation of such Change of Control, a security in the surviving Person or the parent of the surviving Person that has rights, preferences and privileges substantially equivalent to the shares of Series A Preferred Stock, including, for the avoidance of doubt, (A) the right to distributions equal in amount and timing to those provided in Section 4, (B) a conversion rate proportionately adjusted such that the conversion of such security in the surviving Person or parent of the surviving Person immediately following the consummation of such Change of Control would entitle the holder of record to the number of common securities of such Person (together with a number of common securities of equivalent value to any other assets received by a holder of shares of Common Stock in such Change of Control) which, if a share of Series A Preferred Stock had been converted into a share of Common Stock immediately prior to such Change of Control, such holder of record would have been entitled to receive immediately following such Change of Control and (C) structural protections (e.g., the definition of “Change of Control”) no less favorable to the Holders than the protections set forth in this Certificate of Designations (such security in the surviving Person, a “Substantially Equivalent Security”); provided, however, that, if the Company is unable to deliver or cause to be delivered a Substantially Equivalent Security to such Holder in connection with such Change of Control, each Holder (at such Holder’s election) shall be entitled to exercise the option provided in Section 8(c)(i) or Section 8(c)(iv) or require the Company to convert the shares of Series A Preferred Stock held by such Holder immediately prior to such Change of Control into a number of shares of Common Stock (the “MOIC Shares”) at a conversion ratio per share of Series A Preferred Stock owned by such Holder equal to: the quotient of (I) (a) the product of (i) 160% multiplied by (ii) the Issue Price less (b) the sum of (i) the aggregate cash distributions paid on such Series A Preferred Stock on or prior to the date of such Change of Control plus (ii) $[●]2 divided by (II) an amount equal to 95% of the VWAP of the Common Stock for the 20-day period immediately preceding the consummation of such Change of Control; provided, further, that such ratio shall in no event result in a share of Series A Preferred Stock that is being converted into MOIC Shares having a MOIC Value that (1) exceeds (x) 125% of the Issue Price, in the case of a Change of Control occurring prior to April 10, 2021; and (y) 135% of the Issue Price, in the case of a Change of Control occurring on or after April 10, 2021 but prior to April 10, 2022 or (2) irrespective of when such Change of Control occurs, is less than the sum of (A) (x) the Issue Price, multiplied by (y) 110%, plus (B) all Accrued Dividends on such share of Series A Preferred Stock on such date;

(iii) if the Company is the surviving Person upon the consummation of such Change of Control, continue to hold Holder’s respective shares of Series A Preferred Stock; or

(iv) require the Company to redeem all (but not less than all) of such Holder’s respective shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to 101% of the sum of (x) the Issue Price, plus (y) any Accrued Dividends on such Series A Preferred Stock as of such date. Any redemption pursuant to this clause (iv) shall, as determined by the Company, be paid in cash, in shares of Common Stock or in a combination thereof. If all or any portion of such redemption is to be paid in shares of Common Stock, the shares of Common Stock to be issued shall be valued at 95% of the VWAP for the 20-day period ending on the fifth Trading Day immediately preceding the consummation of such Change of Control; provided, that any Holder that requires the Company to redeem its shares of Series A Preferred Stock pursuant to this Section 8(c)(iv) shall have the right to withdraw such election with respect to all (but not less than all) of its shares of Series A Preferred Stock at any time prior to the fifth Trading Day immediately preceding the consummation of such Change of Control and instead elect to be treated in

[2]	Note to Draft: To equal the amount of per unit distributions actually paid in cash on the Series A Preferred Units prior to the Closing.

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accordance with any of clauses (i) through (iii) above. No later than three Trading Days prior to the consummation of such Change of Control, the Company shall deliver a written notice to the holders of record of the shares of Series A Preferred Stock stating the date on which the shares of Series A Preferred Stock will be redeemed and the Company’s computation of the amount of cash and/or shares of Common Stock to be received by the holder of record upon redemption of such shares of Series A Preferred Stock. If the Company shall be the surviving Person upon the consummation of such Change of Control and its shares of Common Stock will remain listed or admitted to trading on a National Securities Exchange, then no later than 5 Business Days following the consummation of such Change of Control, the Company shall remit the applicable cash and/or shares of Common Stock consideration to each holder of record of then outstanding shares of Series A Preferred Stock entitled to receive such cash or shares of Common Stock consideration pursuant to this clause (iv). If the Company will not be the surviving Person upon the consummation of such Change of Control or the Company will be the surviving Person but its shares of Common Stock will no longer be listed or admitted to trading on a National Securities Exchange, then the Company shall remit the applicable cash and/or shares of Common Stock consideration to such holders of record immediately prior to the consummation of such Change of Control. Any redemptions by the Company shall comply with Sections 1551 and 1552 of the Pennsylvania BCL. The holders of record shall deliver to the Company certificates representing the shares of Series A Preferred Stock, if any, as soon as practicable following such redemption. Holders of the shares of Series A Preferred Stock shall retain all of the rights and privileges thereof unless and until the consideration due to such Holders as a result of such redemption is paid in full in cash, shares of Common Stock or a combination of the foregoing, as applicable. After any such redemption, any such redeemed share of Series A Preferred Stock shall no longer constitute an issued and outstanding Equity Interest.

SECTION 9 No Fractional Shares.

The shares of Series A Preferred Stock shall be issuable only in whole shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Series A Preferred Stock. Instead, the Company shall round up to the next whole share the number of shares of Common Stock to be issued to any particular Holder upon conversion (and, for the avoidance of doubt, a 0.5 share of Common Stock shall be rounded to the next higher share of Common Stock).

SECTION 10 Uncertificated Shares; Certificated Shares.

(a) Uncertificated Shares.

(i) Form. Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Pennsylvania BCL. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii) Transfer. Transfers of Series A Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

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(iii) Legends. Each Ownership Notice issued with respect to a share of Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.”

(b) Certificated Shares.

(i) Form and Dating. When Series A Preferred Stock is in certificated form (“Certificated Series A Preferred Stock”), the Series A Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is

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subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(ii) Execution and Authentication. Two Officers shall sign each Series A Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii) Transfer and Exchange. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(2) if such Certificated Series A Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (x) a certification to that effect (in substantially the form of Exhibit C hereto) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 10(b)(iv).

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(iv) Legends.

(A) Each certificate evidencing Certificated Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each certificate issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.”

(B) Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.

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(v) Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(vi) Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Company. The Company may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Company has purchased or otherwise acquired.

(c) Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock as required pursuant to the provisions of this Section 10.

(ii) All shares of Series A Preferred Stock, whether or not Certificated Series A Preferred Stock, issued upon any registration of transfer or exchange of such shares of Series A Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv) No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Company or the Transfer Agent or upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock or Common Stock if the Person receiving shares in connection with such transfer or exchange is not the holder thereof.

(d) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) Removal of Legend. In connection with a sale of any Series A Preferred Stock or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in reliance on Rule 144 promulgated under the Securities Act, the applicable Holder or its broker shall deliver to the Company and its Transfer Agent a broker representation letter providing to the Company and its Transfer Agent any information the Company deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that the applicable Holder is not an Affiliate of the Company and regarding the length of time the

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Series A Preferred Stock or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been held. Upon receipt of such representation letter, the Company shall promptly direct its Transfer Agent to remove the applicable legend referred to in this Section 10 from the appropriate book-entry accounts maintained by the Transfer Agent or certificates, as applicable, and the Company shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the Transfer Agent to be rendered in connection with the removal of such legend). After a Holder or its permitted assigns have held the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock for such time as non-Affiliates are permitted to sell without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock and without volume or manner of sale restrictions under Rule 144, if the book-entry accounts for such Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock still bear the applicable restrictive legend referred to in this Section 10, the Company agrees, upon request of such Holder or permitted assignee, to take all steps necessary to promptly effect the removal of the applicable legend described in this Section 10 therefrom, and the Company shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the Transfer Agent to be rendered in connection with the removal of such legend), regardless of whether the request is made in connection with a sale or otherwise, so long as such Holder or its permitted assigns provide to the Company any information the Company deems necessary to determine that the legend is no longer required under the requirements of the Securities Act and the rules and regulations of the SEC thereunder or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the placing of an appropriate restrictive legend on the applicable Series A Preferred Stock in such case) and regarding the length of time the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock have been held. The Company shall cooperate with the Holders to effect the removal of the applicable legend referred to in this Section 10 at any time such legend is no longer appropriate.

SECTION 11 Other Provisions.

(a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Series A Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Pennsylvania) upon such reacquisition be automatically cancelled by the Company and shall not be reissued.

(c) The shares of Series A Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in

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accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(f) Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(g) Except as set forth in Section 4(b)(ii), the Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Company of any class.

(h) The Company shall distribute to the Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of the Common Stock, at such times and by such method as documents are distributed to such holders of such Common Stock.

(i) All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and any share of Common Stock issued upon the conversion or redemption of any share of Series A Preferred Stock) shall be subject to withholding and backup withholding of taxes to the extent required by applicable law, subject to applicable exemptions or reductions, and amounts withheld, if any, shall be treated as received by the Holders to the extent timely paid by the Company, the Transfer Agent or any of their respective agents or Affiliates to the appropriate taxing authority in accordance with applicable law.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [    ] day of [    ], 2020.

EQUITRANS MIDSTREAM CORPORATION
By:
Kirk R. Oliver
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS

EXHIBIT A

FORM OF SERIES A PREFERRED STOCK

FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

“BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.”

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[ ] Shares of Series A Preferred Stock

Series A Preferred Stock

of

EQUITRANS MIDSTREAM CORPORATION

EQUITRANS MIDSTREAM CORPORATION, a Pennsylvania corporation (the “Company”), hereby certifies that [                ] (the “Holder”) is the registered owner of [                ] fully paid and non-assessable shares of Series A Preferred Stock, no par value, of the Company designated as the Series A Perpetual Convertible Preferred Shares (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [                ], 2020, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this                  day of                 , 2020.

EQUITRANS MIDSTREAM CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:
Authorized Signatory

REVERSE OF SECURITY

Dividends on each share of Series A Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designations.

The shares of Series A Preferred Stock shall be convertible into the Company’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The shares of Series A Preferred Stock may be redeemed by the Company upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee: [3]

[3]

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OWNERSHIP NOTICE

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A PREFERRED STOCK OF THE COMPANY, THEN BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each shareholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Corporate Secretary of the Company.

The shares of capital stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:
Authorized Signatory

B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re: Series A Perpetual Convertible Preferred Shares (the “Series A Preferred Stock”) of Equitrans Midstream Corporation (the “Company”)

This Certificate relates to shares of Series A Preferred Stock held by (the “Transferor”) in */:

☐	book entry form; or

☐	definitive form.

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Series A Preferred Stock is being transferred to the Company;

☐	such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or

☐

such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/	Please check applicable box.

C-1

Exhibit C

Form of Opinion of McGuireWoods LLP

1.    Organizational Status. Based solely on the Corporate Status Certificate, the Company is a validly existing corporation under the laws of the Commonwealth of Pennsylvania and is subsisting under such laws.

2.    Power and Authority. The Company has the corporate power and authority to own its properties and to conduct its business in all material respects as described in the Company’s most recent Annual Report on Form 10-K.

3.    Equitrans L.P. Organizational Status. Based solely on the Corporate Status Certificate, Equitrans L.P., a limited partnership organized under the laws of the Commonwealth of Pennsylvania (“Equitrans L.P.”) is a validly existing limited partnership under the laws of the Commonwealth of Pennsylvania and is subsisting under such laws.

4.    Equitrans L.P. Power and Authority. Equitrans L.P. has the limited partnership power and authority to own its properties and to conduct its business in all material respects as described in the Company’s most recent Annual Report on Form 10-K.

5.    Series A Preferred Shares. When (a) the Series A Preferred Shares have been issued and delivered as contemplated by the Agreement, (b) the Company has received the consideration provided for in the Agreement, (c) such consideration per share is not less than the amount required by the Authorizing Resolutions, (d) the Certificate of Designations has been duly filed with the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations of the Commonwealth of Pennsylvania and (e) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Pennsylvania have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Series A Preferred Shares will be validly issued, fully paid and non-assessable.

6.    Common Stock. With respect to any Company Common Stock to be issued by the Company upon the conversion of the Series A Preferred Shares, when such Company Common Stock has been (a) issued and delivered upon conversion of the Series A Preferred Shares in accordance with the terms the Certificate of Designations, and (b) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the shares of such Company Common Stock are duly executed, countersigned, registered and delivered, if such Company Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Pennsylvania have been made in the share register of the Company, if such Company Common Stock is not represented by certificates, such Company Common Stock will be validly issued, fully paid and non-assessable.

7.    Execution and Delivery. The execution, delivery and performance of the Certificate of Designations, the Agreement and the Registration Rights Agreement (the “Subject Documents”) by the Company has been duly authorized by all necessary corporate action, and to the extent governed by Applicable Law, the Company has duly executed and delivered each Subject Document.

8.    Noncontravention. Neither the execution and delivery by the Company of any Subject Document to which it is a party, nor the performance by the Company of its obligations thereunder (including the issuance and delivery of the Series A Preferred Shares and the issuance and delivery of any Company Common Stock to be issued by the Company upon the conversion of the Series A Preferred Shares) (a) violates any provision of the Organizational Documents of the Company; or (b) violates any statute or regulation of Applicable Law that, in each case, is applicable to the Company.

Exhibit C

Preferred Restructuring Agreement

9.    Governmental Approvals. No consent, approval or authorization of, or filing with, any governmental authority of the Commonwealth of Pennsylvania pursuant to any statute or regulation of Applicable Law , that in each case, is applicable to the Company is required for the due execution and delivery by the Company of the Subject Documents or the performance by the Company of its obligations thereunder, except (a) as have been previously made or obtained, or (b) filings, consents or approvals under applicable state securities laws (including Blue Sky laws).

Exhibit C

Preferred Restructuring Agreement

Exhibit D

Form of Opinion of Latham & Watkins LLP

1.

The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business in all material respects as described in the SEC Reports[1]. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware.

2.

The General Partner is a limited liability company under the Delaware LLC Act, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership in all material respects as described in the SEC Reports. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware.

3.

Each of the subsidiaries of the Company listed on Annex B hereto (the “Material Subsidiaries”) has all requisite corporate, limited liability company or partnership power and authority, as applicable, to own its properties and to conduct its business in all material respects as its business is now being conducted as described in the SEC Reports. With your consent, based solely on certificates from public officials, we confirm that each of the Material Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

4.

The execution and delivery by the Company, the Partnership and the General Partner, as applicable, of the Operative Documents and the issuance by the Company of the Preferred Shares to you do not, on the date hereof:

(i)	result in the breach of or a default under any of the Specified Agreements[2];

(ii)	violate any federal or New York statute, rule or regulation applicable to the Company or the Delaware Laws[3]; or

(iii)

require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York statute, rule or regulation applicable to the Company or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

5.

The Company is not, and immediately after giving effect to the issuance of the Preferred Shares in accordance with the Preferred Restructuring Agreement, will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.

Assuming the accuracy of the representations and warranties of the Company and the Investors contained in the Preferred Restructuring Agreement, the issuance of the Preferred Shares by the Company to the Investors solely in the manner contemplated by the Preferred Restructuring Agreement, are exempt from the registration requirements of the Securities Act. We express no opinion, however, as to when or under what circumstances the Investors may reoffer or resell any Preferred Shares.

7.

Except as otherwise described in the Operative Documents[4], there are no restrictions upon the voting or transfer of any Preferred Shares or shares of common stock, no par value, of the Company issuable upon conversion of the Preferred Shares in accordance with the Certificate of Designations pursuant to the Specified Agreements.

[1]	Note to Draft: “SEC Reports” will be defined to mean ETRN’s and EQM’s reports filed under the Exchange Act since 1/1/2019.
[2]	Note to Draft: “Specified Agreements” will be defined to cover the material contracts filed as an exhibit to the ETRN and EQM 10-Ks.
[3]	Note to Draft: “Delaware Laws” will be defined to mean the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.
[4]	Note to Draft: “Operative Documents” will be defined to mean the Registration Rights Agreement and the Preferred Restructuring Agreement.

Exhibit D

Preferred Restructuring Agreement

Exhibit E

Lead Investors

GSO Equitable Finance LP

MTP Energy Opportunities Fund II LLC

MTP EOF II IP LLC

MTP Energy Master Fund LLC

Magnetar Structured Credit Fund, LP

Magnetar Constellation Fund V LLC

Magnetar Longhorn Fund LP

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

BSOF Qmodem (M) 2 L.P.

MTP Emerald Fund LLC

Investment Partners V (II), LLC

GEPIF III EQM Holdings, L.P.

Exhibit E

Preferred Restructuring Agreement

Exhibit F

Form of Joinder Agreement

This Joinder Agreement is executed by the undersigned pursuant to the Preferred Restructuring Agreement, dated as of February [•], 2020 (the “Agreement”), by and among Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”), EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the investors party thereto (the “Investors”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement. By the execution of this Joinder Agreement, the undersigned agrees as follows:

1.	The undersigned acknowledges that the undersigned is acquiring [●] Series A Preferred Units, subject to the terms and conditions of the Agreement (including the Schedules and Exhibits thereto).

2.	The undersigned hereby joins in, and agrees to be bound by and subject to, the Agreement, with the same force and effect as if the undersigned were originally an Investor party thereto.

3.	Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

4.

Each of the Company and the Partnership hereby acknowledge and agree that the undersigned shall be deemed an Investor under the Agreement with respect to the number of Series A Preferred Units set forth above and that such Investor shall be entitled to all of the rights and benefits, and subject to all of the obligations, of an Investor under the Agreement.

EXECUTED AND DATED as of this [●] day of [●], 2020.

EQUITRANS MIDSTREAM CORPORATION

By:
Name:
Title:

EQM MIDSTREAM PARTNERS, LP

By:	EQGP Services, LLC, its general partner

By:
Name:
Title:

[JOINING PARTY]

By:
Name:
Title:

Notice Address:

Exhibit F

Preferred Restructuring Agreement

ANNEX C

OPINION OF GUGGENHEIM SECURITIES, LLC

[See attached]

Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com

February 26, 2020

The Board of Directors

Equitrans Midstream Corporation

2200 Energy Drive

Canonsburg, PA 15317

Members of the Board:

We understand that Equitrans Midstream Corporation (“Parent”), EQM Midstream Partners, LP (the “Partnership”), EQM LP Corporation, a wholly owned subsidiary of Parent (“EQM LP”), LS Merger Sub, LLC, a wholly owned subsidiary of EQM LP (“Merger Sub”), and EQGP Services, LLC, the general partner of the Partnership (the “General Partner”), intend to enter into an Agreement and Plan of Merger to be dated as of February 26, 2020 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Partnership (the “Merger”) and the Partnership will become a wholly owned indirect subsidiary of Parent. Pursuant to the Merger Agreement, each of the issued and outstanding common units of the Partnership (collectively, the “Common Units”) (other than Common Units owned by Parent and its subsidiaries immediately prior to the effective time of the Merger) will be converted into 2.44 shares of common stock, without par value, of Parent (the “Parent Shares” and such ratio, the “Exchange Ratio”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

We further understand that in connection with the Merger:

•

Parent, the Partnership and the holders of Series A preferred units of the Partnership (collectively, the “Series A Preferred Units” and such holders, the “Investors”) will enter into a Preferred Restructuring Agreement to be dated as of the date of the Merger Agreement, pursuant to which the Partnership will redeem certain Series A Preferred Units owned by the Investors and each Investor will elect to exchange all of the Series A Preferred Units owned by such Investor that are not redeemed for shares of a new series of convertible preferred stock of Parent (the “Preferred Restructuring”),

•

Parent and EQT Corporation (“EQT”), or certain of their affiliates, will enter into a Gas Gathering and Compression Agreement to be dated as of the date of the Merger Agreement and, in connection therewith, Parent will acquire 25,299,752 Parent Shares owned by EQT (collectively, the “EQT Transaction”), and

•

Parent and the Partnership will reduce their dividend/distribution to the holders of Parent Shares and Common Units, respectively (the “Dividend/Distribution Reduction” and collectively with the Preferred Restructuring and the EQT Transaction, the “Related Transactions”).

You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Parent.

In connection with rendering our opinion, we have:

•	Reviewed an execution version of the Merger Agreement dated as of February 26, 2020;

•	Reviewed certain publicly available business and financial information regarding each of Parent and the Partnership;

•	Reviewed certain non-public business and financial information regarding Parent’s and the Partnership’s respective businesses and future prospects (including certain financial projections for

The Board of Directors

Equitrans Midstream Corporation

February 26, 2020

each of Parent, the Partnership and the pro forma combined company (the “Combined Company”) for the years ending December 31, 2020 through December 31, 2023), all as prepared and approved for our use by Parent’s senior management;

•

Discussed with Parent’s senior management their strategic and financial rationale for the Merger as well as their views of Parent’s, the Partnership’s and the Combined Company’s business, operations, historical and projected financial results and future prospects and the commercial, competitive, regulatory and capital markets dynamics in the midstream energy sector;

•	Reviewed the historical prices and trading activity of the Parent Shares and the Common Units;

•

Compared the financial performance of Parent and the Partnership and the trading multiples and trading activity of the Parent Shares and the Common Units with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating Parent, the Partnership and the Combined Company;

•	Reviewed the financial metrics of certain simplification/roll-up transactions that we deemed relevant in evaluating the Merger;

•

Performed discounted adjusted distributable cash flow analyses for Parent and the Combined Company based on the financial projections, all as prepared and approved for our use by Parent’s senior management;

•	Reviewed the pro forma financial results, financial condition and capitalization of the Combined Company, all as prepared and approved for our use by Parent’s senior management; and

•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:

•

We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, any financial projections, any other estimates and any other forward-looking information) provided by or discussed with Parent or obtained from public sources, data suppliers and other third parties.

•

We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, any financial projections, any other estimates and any other forward-looking information), (ii) express no view or opinion regarding the reasonableness or achievability of any financial projections, any other estimates and any other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of Parent’s senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, any financial projections, any other estimates and any other forward-looking information) incomplete, inaccurate or misleading.

•

Specifically, with respect to (i) any financial projections, any other estimates and any other forward-looking information provided by or discussed with Parent, (a) we have been advised by Parent’s senior management, and we have assumed, that such financial projections, such other estimates and such other forward-looking information utilized in our analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Parent’s senior management as to the expected future performance of Parent, the Partnership and the Combined Company and (b) we have assumed that such financial projections, such other estimates and such other forward-looking information have

The Board of Directors

Equitrans Midstream Corporation

February 26, 2020

been reviewed by Parent’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) any financial projections, any other estimates and/or any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Parent, the Partnership, the Combined Company or any other entity or the solvency or fair value of Parent, the Partnership, the Combined Company or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, oil and gas engineering, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of Parent’s senior management and Parent’s other professional advisors with respect to such matters. We are not expressing any view or rendering any opinion regarding the tax consequences of the Merger to Parent, the Partnership, the Combined Company or their respective securityholders.

In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) the final executed form of the Merger Agreement will not differ from the execution version that we have reviewed, (ii) Parent, the Partnership, EQM LP, Merger Sub and the General Partner will comply with all terms and provisions of the Merger Agreement and (iii) the representations and warranties of Parent, the Partnership, EQM LP, Merger Sub and the General Partner contained in the Merger Agreement are true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on the Merger (including its contemplated benefits) in any way meaningful to our analyses or opinion.

Given that the Parent Shares and the Common Units reflect a financial interest in the same underlying businesses and assets, our opinion is largely based on the relative values of the Parent Shares and the Common Units. In rendering our opinion, we do not (i) express any view or opinion as to the price or range of prices at which the Parent Shares, the Common Units, the Series A Preferred Units, the Class B Units of the Partnership (together with the Common Units and the Series A Preferred Units, the “Partnership

Units”) or other securities or financial instruments of or relating to Parent, the Partnership or the Combined Company may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger or (ii) address, take into consideration or give effect to any rights, preferences, restrictions or limitations or other attributes of any such securities.

We have acted as a financial advisor to Parent in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is payable upon consummation of the Merger and a portion of which is payable upon the earlier of (i) the rendering of our opinion or (ii) execution of a definitive agreement with respect to the Merger. In addition, at the sole discretion of Parent, a discretionary fee may be payable to us upon consummation of the Merger. In connection with our engagement, Parent has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

As previously disclosed, in addition to our current engagement by Parent, during the past two years we have been engaged by Parent and the Partnership to provide financial advisory or investment banking services in connection with various matters unrelated to the Merger, for which we have received (or expect to receive) compensation. Specifically, during the past two years, we have acted as Parent’s financial advisor in connection with its

The Board of Directors

Equitrans Midstream Corporation

February 26, 2020

simplification transaction involving EQGP Holdings, LP and as a joint lead arranger of Parent’s term loan financing associated therewith, both of which closed in February 2019. In addition, we acted as financial advisor to Parent and the Partnership in connection with the acquisition of certain interests in Eureka Midstream Holdings, LLC and in Hornet Midstream Holdings, LLC, which closed in April 2019, and as a joint placement agent on the preferred equity financing associated therewith. We also have worked with Parent and the Partnership on their consideration of various strategic and financial alternatives. We may seek to provide Parent, the Partnership, the Combined Company and their respective affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services we would expect to receive compensation.

We and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, we and our affiliates and related entities may (i) provide such financial services to Parent, the Partnership, the Combined Company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates, for which services we and our affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to Parent, the Partnership, the Combined Company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates. Furthermore, we and our affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Parent, the Partnership, the Combined Company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates.

Consistent with applicable legal and regulatory guidelines, we have adopted certain policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Parent, the Partnership, the Combined Company, EQT, other participants in the Merger or the Related Transactions or their respective affiliates or the Merger or the Related Transactions that differ from the views of our investment banking personnel.

Our opinion has been provided to Parent’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of Parent Shares and to the holders of Partnership Units in connection with the Merger.

Our opinion and any materials provided in connection therewith do not constitute a recommendation to Parent’s Board of Directors with respect to the Merger or the Related Transactions, nor does our opinion or any summary of our underlying analyses constitute advice or a recommendation to any holder of Parent Shares or of Partnership Units as to how to vote or act in connection with the Merger, the Related Transactions or otherwise. Our opinion does not address (i) Parent’s underlying business or financial decision to pursue or effect the Merger, (ii) the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Parent, (iii) the Preferred Restructuring, (iv) the EQT Transaction, (v) the Dividend/Distribution Reduction or (vi) the effects of any other transaction in which Parent might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio to Parent. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without

The Board of Directors

Equitrans Midstream Corporation

February 26, 2020

limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or the Related Transactions or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of Parent or the Partnership. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Parent’s or the Partnership’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Exchange Ratio or otherwise.

Our opinion has been authorized for issuance by our Fairness Opinion and Valuation Committee. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets, commodities markets and other conditions, and the information made available to us, as of the date hereof. As Parent is aware, global economic conditions, the global capital markets and the global commodities markets have been experiencing and remain subject to significant volatility, and we express no view or opinion as to any potential effects of such volatility on Parent, the Partnership, the Combined Company, the Merger or the Related Transactions. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Parent.

Very truly yours,

GUGGENHEIM SECURITIES, LLC

ANNEX D

OPINION OF EVERCORE GROUP L.L.C.

[See attached]

February 26, 2020

Conflicts Committee of the Board of Directors

of EQGP Services, LLC,

the general partner of EQM Midstream Partners, LP

2200 Energy Drive

Canonsburg, Pennsylvania 15317

Members of the Committee:

We understand that Equitrans Midstream Corporation, a Pennsylvania corporation (“Parent”), EQM LP Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“EQM LP”), LS Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of EQM LP (“Merger Sub”), EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EQGP Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall merge with and into the Partnership and each common unit representing a limited partner interest in the Partnership (the “EQM Common Units”), other than EQM Common Units owned by Parent and its Subsidiaries or the Partnership and its Subsidiaries, shall be converted into the right to receive 2.44 shares of common stock, without par value (“Parent Common Stock”), of Parent (the “Exchange Ratio” and such transaction, the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement and defined terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

The Conflicts Committee of the Board of Directors of the General Partner (the “Committee”) has asked us whether, in our opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Partnership and the Public Common Unitholders. For purposes of the opinion contained herein, “Public Common Unitholders” means the holders of EQM Common Units other than Parent, the General Partner and their respective Affiliates.

In connection with rendering our opinion, we have, among other things:

(i)

reviewed certain publicly available historical operating and financial information relating to the Partnership that we deemed relevant, including as set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and certain of the Partnership’s Current Reports on Form 8-K, in each case as filed with or furnished to the Securities and Exchange Commission (the “SEC”);

(ii)

reviewed certain publicly available historical operating and financial information relating to Parent that we deemed relevant, including as set forth in Parent’s Registration Statement on Form 10, Parent’s Annual Report on Form 10-K for the year ended December 31, 2018, Parent’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and certain of Parent’s Current

55 EAST 52ND STREET NEW YORK, NY 10055 TEL: 212.857.3100 FAX: 212.857.3101

Conflicts Committee of the Board of Directors

of EQGP Services, LLC

February 26, 2020

Reports on Form 8-K, in each case as filed with or furnished to the Commission;

(iii)

reviewed certain non-public historical financial and operating data and assumptions relating to the Partnership and Parent, as applicable, as prepared and furnished to us by management of the General Partner and Parent, respectively;

(iv)	reviewed certain non-public projected financial and operating data relating to the Partnership and Parent as prepared and furnished to us by management of the General Partner and Parent, respectively;

(v)

discussed the current operations of the Partnership, and the historical and projected financial and operating data relating to the Partnership, with management of the General Partner (including management’s views on the risks and uncertainties associated therewith);

(vi)

discussed the current operations of Parent, and the historical and projected financial and operating data relating to Parent, with management of Parent (including management’s views on the risks and uncertainties associated therewith);

(vii)	compared the financial performance of the Partnership and Parent and their stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)	performed discounted distribution analyses for the Partnership and Parent based on projected financial data and other data provided by management of the General Partner and Parent, respectively;

(ix)

compared the financial performance of the Partnership and Parent and the valuation multiples related to the Proposed Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(x)	reviewed the financial terms of the draft Merger Agreement and exhibits dated February 26, 2020; and

(xi)	performed such other analyses and examinations, held such other discussions, and considered such other factors and information that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, (i) without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with or reviewed by us, and we assume no liability therefor, and (ii) the assurances of the management of the General Partner that they are not aware of any relevant information that

Conflicts Committee of the Board of Directors

of EQGP Services, LLC

February 26, 2020

has been omitted or that remains undisclosed to us. With respect to the projected financial and operating data relating to Parent and the Partnership referred to above, we have assumed with your consent that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent or the General Partner, as applicable, as to the future financial performance of Parent and the Partnership and the other matters covered thereby (including the completion and impact of other transactions expected to be completed among the parties or their affiliates in connection with the Proposed Transaction (“Related Transactions”) on which the standalone and pro forma financial projections are based). We express no view as to any projected financial or operating data or any judgments, estimates or assumptions (including with respect to Related Transactions) on which any of the foregoing are based, nor do we express any view as to the projected financial and operating results of Parent or the Partnership beyond the periods covered in such projections.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement and other documents relating to the Proposed Transaction will not differ from the draft Merger Agreement and such other documents reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the transactions contemplated by the Merger Agreement will be satisfied without material waiver or modification thereof. Except as otherwise explicitly stated herein, we have assumed, in all respects material to our opinion, that the transactions contemplated by the Merger Agreement will be consummated as contemplated by the Merger Agreement. We have assumed that any modification to the structure of the Proposed Transaction will not vary in any respect material to our analysis. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transactions contemplated by the Merger Agreement (including Partnership Equityholder Approval) will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or the consummation of the transactions contemplated by the Merger Agreement or any material reduction in the benefits of the transactions contemplated by the Merger Agreement to the Partnership.

We have relied, at the direction of the Committee, upon the assessments of management of the General Partner as to (i) the potential impact on the Partnership of market and other trends and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil and gas industry, including commodity pricing and supply and demand for oil and gas, (ii) the potential impact of the Proposed Transaction or Related Transactions on the operations, results and prospects of the Partnership, and (iii) existing and future contracts and relationships, agreements and arrangements with third parties that are necessary or desirable for the operation of the Partnership. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Partnership or its affiliates is or may be a party or is or may be subject. We also assumed, and management of the General Partner has confirmed for us, that there were no material changes in the liabilities, financial condition, results of operations, business or prospects of or relating to the Partnership since the date of the latest information relating to the Partnership made available to us. We have not conducted a physical inspection of the properties and facilities of the Partnership or Parent, and we have not made or assumed any responsibility for making

Conflicts Committee of the Board of Directors

of EQGP Services, LLC

February 26, 2020

any independent valuation or appraisal of the assets or liabilities of the Partnership or Parent, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency, financial condition or fair value of the Partnership or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated by us on the date hereof. It is understood that subsequent developments or information of which we are not aware may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness, from a financial point of view, to the Partnership and the Public Common Unitholders of the Exchange Ratio. We do not express any view on, and our opinion does not address, the fairness of the Proposed Transaction to, or any consideration received in connection therewith by, the holders of securities, creditors or other constituencies of the Partnership (other than the Public Common Unitholders), including the holders of class B units representing limited partner interests in the Partnership (the “Class B Units”) and the holders of series A preferred units representing limited partner interests in the Partnership (the “Preferred Units”), or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Our opinion does not address any term of, or the relative merits of, the Proposed Transaction as compared to other transactions or business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Proposed Transaction or use the Exchange Ratio. Our opinion does not address any issuances of equity by the Partnership or later refinancing of debt and, to the extent our analyses based on information provided by management of the General Partner or Parent reflect any such anticipated financing transactions, we express no view or opinion thereon. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to any business combination or other extraordinary transaction involving the Partnership, nor did we consult with the Public Common Unitholders. This letter, including our opinion, does not constitute a recommendation to the Committee, the GP Board, the unitholders of the Partnership or to any other persons in respect of the Proposed Transaction, including as to how any holder of EQM Common Units, Class B Units or Preferred Units should vote or act in respect of the Proposed Transaction. We are not legal, regulatory, accounting or tax experts and have assumed in all respects material to our opinion the accuracy and completeness of assessments by the Partnership, Parent and their respective advisors with respect to legal, regulatory, accounting, audit and tax matters. We express no opinion herein as to the price or volume at which the EQM Common Units, Parent Common Stock or any other securities will trade at any time. We express no view or opinion as to historical and projected distribution coverage ratios on EQM Common Units or the tax impact of the Proposed Transaction on any person or entity. Our opinion does not constitute a tax opinion and cannot be used by any taxpayer for the purpose of avoiding tax penalties. We (i) make no conclusion on the valuation or pricing for tax purposes or the effects of federal income tax laws on any party and (ii) have assumed that the Partnership’s intended tax treatment of the Proposed Transaction will be respected. Each person should seek legal, regulatory, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the

Conflicts Committee of the Board of Directors

of EQGP Services, LLC

February 26, 2020

evaluation and impact of any transactions or matters described herein. Without limiting the generality of the foregoing, our opinion does not reflect the impact of any regulatory action, unasserted claims or litigation to which Parent, the Partnership or any of their respective affiliates may be subject in the future.

We have accrued an initial fee for our services and will receive an additional fee upon rendering this opinion (against which the initial fee will be credited), which is not contingent on the consummation of the Proposed Transaction or the conclusions reached herein, and an additional fee upon consummation of the Proposed Transaction. The Partnership has also agreed to reimburse our reasonable expenses and to indemnify us against certain liabilities arising out of our engagement. In 2013, 2014, 2015 and 2016, we provided advisory services to the Committee in connection with evaluating four dropdown transactions for which we received fees and reimbursement of expenses. In addition, in 2018 and 2019, we provided advisory services to the Committee in connection with evaluating the Partnership’s acquisition of another publicly traded company and with evaluating the Partnership’s cancellation of its incentive distribution rights and its restructuring of the economic General Partner interest, respectively, for which we also received fees and reimbursement of expenses. Except as set forth above, during the two-year period prior to the date hereof, no other material relationship existed between Evercore Group L.L.C. or any of its affiliates, on the one hand, and the Partnership, Parent, EQT Corporation or any of their respective affiliates, on the other hand, pursuant to which compensation was or is intended to be received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Partnership, Parent, and their respective affiliates in the future and may receive compensation in connection therewith.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Partnership, Parent and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, including the opinion expressed herein, is addressed to, and is solely for the information and benefit of, the Committee (in its capacity as such) in connection with its evaluation of the Proposed Transaction and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Committee. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This letter, including the opinion expressed herein, may not be disclosed, quoted, referred to, published or communicated (in whole or in part) to, made available to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever, except (i) with our prior written consent or (ii) as permitted by the letter agreement, dated February 12, 2020, among the Committee, the Partnership and Evercore Group, L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Partnership and the Public Common Unitholders.

Conflicts Committee of the Board of Directors

of EQGP Services, LLC

February 26, 2020

Very truly yours,
EVERCORE GROUP L.L.C.
By:
Raymond B. Strong III
Senior Managing Director